    As filed with the Securities and Exchange Commission on February 8, 2000
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                      GEMSTAR INTERNATIONAL GROUP LIMITED
             (Exact name of registrant as specified in its charter)

     British Virgin Islands                    3651                       N/A
  (State or other jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization)   Classification Code Number)    Identification No.)

                     135 North Los Robles Avenue, Suite 800
                           Pasadena, California 91101
                                 (626) 792-5700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
                          Stephen A. Weiswasser, Esq.
                  Executive Vice President and General Counsel
                      Gemstar International Group Limited
                     135 North Los Robles Avenue, Suite 800
                           Pasadena, California 91101
                                 (626) 792-5700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                   Copies to:
 David A. Krinsky, Esq.    Elizabeth Markowski, Esq.  Francis R. Wheeler, Esq.
   J. Jay Herron, Esq.       Baker & Botts, L.L.P.    Holme Roberts & Owen LLP
 Karen K. Dreyfus, Esq.      599 Lexington Avenue,    1700 Lincoln, Suite 4100
  O'Melveny & Myers LLP           Suite 2900           Denver, Colorado 80203
   610 Newport Center         New York, New York           (303) 861-7000
    Drive, 17th Floor             10022-6030
     Newport Beach,             (212) 705-5000
    California 92660
     (949) 760-9600
                                --------------
   Approximate date of commencement of proposed sale to the public. With respect to the shares relating to the domestication of Gemstar International Group Limited, a British Virgin Islands corporation, as a domestic corporation under the laws of the State of Delaware, upon the effective date of the domestication. With respect to the shares to be issued in connection with the merger of a subsidiary of the Registrant with and into TV Guide, Inc. ("TV Guide"), as soon as practicable after the completion of the merger.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                             Proposed       Proposed
                                             Amount          Maximum         Maximum         Amount of
        Title of each Class of               to be        Offering Price    Aggregate       Registration
     Securities to be Registered         Registered(1)     Per Share(2)  Offering Price      Fee(2)(3)
--------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share...............................  414,245,832 shares Not Applicable $20,063,412,141(2)  $4,140,234
--------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights......  414,245,832 rights      (4)             (4)              (4)
========================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Gemstar common stock"), with Preferred Stock Purchase Rights, issuable by the Registrant (a) upon conversion of the currently outstanding ordinary shares of Gemstar International Group Limited, a British Virgin Islands
    corporation upon its domestication as a corporation under the laws of the State of Delaware, (b) upon completion of the merger of a subsidiary of the Registrant with and into TV Guide, Inc. ("TV Guide"), and (c) upon exercise of TV Guide options which will be converted into options to purchase
    Gemstar common stock in connection with the merger.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) based on the sum of (1) $13,261,702,215, which represents the product of (A) $64.125, the average of the reported high and low sales prices of a share of Gemstar common stock on the Nasdaq National Market on February 7, 2000 and (B)
    206,810,171, the maximum number of shares of Gemstar common stock that may be converted in the domestication, (2) $6,075,491,971, which represents the product of (A) $36.6875, the average of the reported high and low sales prices of a share of TV Guide Class A common stock on the Nasdaq National Market on February 7, 2000 and (B) 165,601,144, the maximum number of shares of TV Guide Class A common stock, including shares issuable upon exercise of outstanding options to purchase TV Guide Class A common stock, that may be received in the merger and (3) $726,217,955, which represents the book value of the 149,986,352 outstanding shares of TV Guide Class B common stock at December 31, 1999.
(3) In accordance with Rule 457(b), the total registration fee of $5,296,741 has been reduced by $1,156,507 which was previously paid pursuant to
    Section 14(g) of the Securities Exchange Act of 1934, in connection with filings by Gemstar and TV Guide on December 2, 1999 of preliminary proxy materials in connection with the merger.
(4) The Preferred Stock Purchase Rights of Gemstar initially are carried and traded with the shares of the Gemstar common stock being registered hereby. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Gemstar common stock.
                                --------------
   The Registrant hereby amends this Registration Statement of such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Dear Gemstar Stockholder:

   As you may already know, Gemstar International Group Limited and TV Guide, Inc. have agreed to merge. The boards of directors of each of Gemstar and TV Guide believe that the merger advances the vision we share of creating a preeminent advertising and transaction business based on our interactive program guide platforms.

   In the merger, TV Guide will become a wholly owned subsidiary of Gemstar, and TV Guide stockholders will receive 0.6573 of a share of Gemstar common stock for each share of TV Guide common stock outstanding at the time of the merger. The merger will not change the aggregate number of shares of Gemstar common stock held by Gemstar stockholders before the merger, but Gemstar stockholders' ownership percentage of the total shares outstanding will decrease as a result of the merger. Gemstar stockholders will own approximately 50.8% and TV Guide stockholders will own approximately 49.2% of the outstanding Gemstar common stock after the merger, based on the number of shares of Gemstar common stock and TV Guide common stock outstanding on January 25, 2000. On a fully diluted basis (assuming the exercise of all vested and unvested options), Gemstar stockholders will own approximately 55.4% and TV Guide stockholders will own approximately 44.6% of the combined company's common stock after the merger, based on the number of shares of Gemstar common stock and TV Guide common stock and options to purchase such shares (both vested and unvested) outstanding on January 25, 2000. Gemstar common stock is listed on the Nasdaq National Market under the symbol "GMST."

   We are very enthusiastic about the merger, about the combined company's prospects and about the benefits it will bring to Gemstar's stockholders. The merger cannot be completed, however, unless Gemstar stockholders approve the issuance of Gemstar common stock to TV Guide stockholders in the merger. Similarly, the merger cannot be completed unless TV Guide stockholders approve and adopt the merger agreement.

   We have scheduled a special meeting of Gemstar stockholders to vote on the issuance of Gemstar common stock to TV Guide stockholders in the merger. The special meeting will be held on March 17, 2000, at 10 a.m., local time, at 2-29-18 Nishi-Ikebukuro, Toshima-ku, Tokyo 171, Japan.

   The board of directors of Gemstar has unanimously approved the merger and the transactions necessary to effect the merger and is seeking your approval of the specific proposal that will allow the merger to take place.

   Please see pages 17 through 33 for a description of risk factors pertaining to the merger and the combined company that you should consider.

   Gemstar's board of directors also has unanimously approved an amendment to the Gemstar International Group Limited 1994 Stock Incentive Plan and is seeking your approval of the amendment.

   The affirmative vote of a majority of the shares voted at the special meeting, in person or by proxy, is required to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger. The affirmative vote of a majority of the shares voted at the special meeting, in person or by proxy, is required to approve the plan amendment.

   Four stockholders of Gemstar who in the aggregate own approximately 31.6% of Gemstar's outstanding common stock as of January 25, 2000, have agreed to vote for the issuance of Gemstar common stock to TV Guide stockholders in the merger.

   Before February 23, 2000, Gemstar will adopt a new certificate of incorporation in the form attached as Annex B to this joint proxy statement/prospectus and bylaws and change its place of incorporation from the British Virgin Islands to the State of Delaware. Upon completion of the merger, Gemstar's bylaws will be automatically amended and replaced with new bylaws in the form attached as Annex C to this joint proxy statement/prospectus. The change in Gemstar's place of incorporation is a condition to the obligation of TV Guide to close the merger but the change in place of incorporation does not require the approval of Gemstar stockholders.

   This document provides you with detailed information about the merger and the plan amendment. We encourage you to read this document carefully in its entirety.

   We believe the merger offers Gemstar significant opportunities to expand its business in exciting new ways. We urge you to vote FOR the proposals described above.

                                        Sincerely yours,

                                        Henry C. Yuen
                                        Chairman of the Board, Chief Executive
                                        Officer and President

--------------------------------------------------------------------------------
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of Gemstar common stock to be issued in the merger or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such offer or solicitation would be illegal.
--------------------------------------------------------------------------------

   This joint proxy statement/prospectus is dated February 7, 2000, and will be first mailed to stockholders on February 11, 2000.

                      GEMSTAR INTERNATIONAL GROUP LIMITED
                     135 North Los Robles Avenue, Suite 800
                           Pasadena, California 91101

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 17, 2000

                               ----------------

   NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Gemstar International Group Limited will be held on March 17, 2000, at 10 a.m., local time, at 2-29-18 Nishi-Ikebukuro, Toshima-ku,Tokyo 171, Japan, for the following purposes:

  1. To consider and vote upon a proposal to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger contemplated by the Agreement and Plan of Merger, dated as of October 4, 1999, as amended, among Gemstar International Group Limited, G Acquisition Subsidiary Corp., a wholly owned subsidiary of Gemstar, and TV Guide, Inc. A copy of the merger agreement, as amended, is attached to the accompanying joint proxy statement/prospectus as Annex A.

  2. To consider and vote upon a proposal to amend the Gemstar International Group Limited 1994 Stock Incentive Plan to increase the number of shares of Gemstar common stock available for issuance from 80,000,000 shares to 110,000,000 shares.

  3. To transact such other business as may properly come before the special meeting of stockholders or any adjournment or postponement thereof.

   The close of business on February 10, 2000 has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting of stockholders and at any and all adjournments or postponements thereof.

   The board of directors of Gemstar unanimously recommends that stockholders vote FOR the proposals listed above. The affirmative vote of a majority of the shares voted at the special meeting, in person or by proxy, is required to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger. The affirmative vote of a majority of the shares voted at the special meeting, in person or by proxy, is required to approve the plan amendment.

   The accompanying joint proxy statement/prospectus gives you more information about the proposals listed above. We have enclosed a proxy card for you to cast your vote.

   Whether or not you plan to attend the special meeting of stockholders, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. You may revoke your proxy in writing or in person at any time before the special meeting of stockholders in accordance with the instructions in the accompanying joint proxy statement/prospectus. If your proxy card is signed, dated and returned without specifying your choice, your shares will be voted as recommended by the directors.

                                          By order of the board of directors

                                          Stephen A. Weiswasser
                                          Secretary

Pasadena, California
February 7, 2000

                        [LOGO OF TV GUIDE APPEARS HERE]

Dear TV Guide Stockholder:

   As you may already know, TV Guide, Inc. and Gemstar International Group Limited have agreed to merge. The boards of directors of each of TV Guide and Gemstar believe that the merger advances the vision we share of creating a preeminent advertising and transaction business based on our interactive program guide platforms.

   In the merger, TV Guide will become a wholly owned subsidiary of Gemstar, and TV Guide stockholders will receive 0.6573 of a share of Gemstar common stock for each share of TV Guide common stock outstanding at the time of the merger. TV Guide stockholders will own approximately 49.2% and Gemstar stockholders will own approximately 50.8% of the outstanding Gemstar common stock after the merger, based on the number of shares of TV Guide common stock and Gemstar common stock outstanding on January 25, 2000. On a fully diluted basis (assuming the exercise of all vested and unvested options), TV Guide stockholders will own approximately 44.6% and Gemstar stockholders will own approximately 55.4% of the combined company's common stock after the merger, based on the number of shares of TV Guide common stock and Gemstar common stock and options to purchase such shares (both vested and unvested) outstanding on January 25, 2000. Gemstar common stock is listed on the Nasdaq National Market under the symbol "GMST."

   We are very enthusiastic about the merger. The merger cannot be completed, however, unless TV Guide stockholders approve and adopt the Agreement and Plan of Merger, dated as of October 4, 1999, as amended, among Gemstar, G Acquisition Subsidiary Corp., a wholly owned subsidiary of Gemstar, and TV Guide. Adoption of the merger agreement will constitute approval of the merger and the other transactions contemplated by the merger agreement. Similarly, the merger cannot be completed unless Gemstar stockholders approve the issuance of Gemstar common stock to TV Guide stockholders in the merger.

   We have scheduled a special meeting of TV Guide stockholders to vote on the approval and adoption of the merger agreement. The special meeting will be held on March 17, 2000, at
10 a.m., local time, at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma.

   The board of directors of TV Guide has unanimously approved the merger and the transactions necessary to effect the merger and is seeking your approval of the specific proposal that will allow the merger to take place.

   Please see pages 17 through 33 for a description of risk factors pertaining to the merger and the combined company that you should consider.

   TV Guide's board of directors also has unanimously approved amendments to the TV Guide, Inc. Equity Incentive Plan and is seeking your approval of these amendments.

   The affirmative vote of a majority of the combined voting power of the outstanding shares of TV Guide Class A and Class B common stock, voting together as a single class, is required to approve and adopt the merger agreement. The affirmative vote of a majority of the combined voting power of the shares of TV Guide Class A and Class B common stock present in person or represented by proxy at the special meeting and entitled to vote, voting together as a single class, is required to approve the plan amendments.

   The two largest stockholders of TV Guide, Liberty Media Corporation and The News Corporation Limited, who together beneficially own TV Guide shares representing approximately 97.7% of the total voting power of the TV Guide common stock have agreed to vote for the merger and have stated they intend to vote for the plan amendments.

   This document provides you with detailed information about the merger and the plan amendments. We encourage you to read this document carefully in its entirety.

   We believe the merger offers TV Guide significant opportunities to expand its business in exciting new ways. We urge you to vote FOR the proposals described above.

   Sincerely yours,

   Joachim Kiener
   Chairman and Chief Executive Officer

   Peter C. Boylan III
   President and Chief Operating Officer
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of Gemstar common stock to be issued in the merger or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such offer or solicitation would be illegal.

   This joint proxy statement/prospectus is dated February 7, 2000, and will be first mailed to stockholders on February 11, 2000.

                                 TV GUIDE, INC.
                            7140 South Lewis Avenue
                           Tulsa, Oklahoma 74136-5422

                                ---------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 17, 2000

                                ---------------

   NOTICE IS HEREBY GIVEN that a special meeting of stockholders of TV Guide, Inc. will be held on March 17, 2000, at 10 a.m., local time, at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma, for the following purposes:

  1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 4, 1999, as amended, among Gemstar International Group Limited, G Acquisition Subsidiary Corp., a wholly owned subsidiary of Gemstar, and TV Guide, Inc. Adoption of the merger agreement will constitute approval of the merger and the other transactions contemplated by the merger agreement. A copy of the merger agreement, as amended, is attached to the accompanying joint proxy statement/prospectus as Annex A.

  2. To consider and vote upon a proposal to amend the TV Guide, Inc. Equity Incentive Plan to increase the number of shares of Class A common stock available for issuance from 16,000,000 to 24,000,000 and to increase the maximum aggregate number of shares of Class A common stock that may be granted under the plan to any one employee from 3,200,000 shares to 6,000,000 shares.

  3. To transact such other business as may properly come before the special meeting of stockholders or any adjournment or postponement thereof.

   The close of business on January 25, 2000 has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting of stockholders and at any and all adjournments or postponements thereof.

   The board of directors of TV Guide unanimously recommends that stockholders vote FOR the proposals listed above. The affirmative vote of a majority of the combined voting power of the outstanding shares of TV Guide Class A and Class B common stock, voting together as a single class, is required to approve and adopt the merger agreement. The affirmative vote of a majority of the combined voting power of the shares of TV Guide Class A and Class B common stock present in person or represented by proxy at the special meeting and entitled to vote, voting together as a single class, is required to approve the plan amendments.

   The accompanying joint proxy statement/prospectus gives you more information about the proposals listed above. We have enclosed a proxy card for you to cast your vote.

   Whether or not you plan to attend the special meeting of stockholders, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. You may revoke your proxy in writing or in person at any time before the special meeting of stockholders in accordance with the instructions in the accompanying joint proxy statement/prospectus. If your proxy card is signed, dated and returned without specifying your choice, your shares will be voted as recommended by the directors.

                                      By order of the board of directors

                                      Joachim Kiener
                                      Chairman and Chief Executive Officer

                                      Peter C. Boylan III
                                      President and Chief Operating Officer

Tulsa, Oklahoma
February 7, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   i

WHO CAN HELP ANSWER YOUR QUESTIONS........................................  vi

SUMMARY...................................................................   1

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA...........................  10

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA......................  12

HISTORICAL AND PRO FORMA PER SHARE DATA...................................  13

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION...............  14

RISK FACTORS..............................................................  15

RISKS RELATING TO THE MERGER..............................................  15
  The exchange ratio is determined in advance, and fluctuations in the market price of Gemstar common stock will affect the value of the merger consideration to be received by TV Guide stockholders...........  15
  The holdings of Gemstar stockholders will be diluted by the merger......  15
  Substantial stockholders of Gemstar and TV Guide have entered into a stockholders agreement that will significantly affect control of the combined company following the completion of the merger................  15
  Our corporate governance structure following the merger will be unusual, will continue Gemstar's and TV Guide's current management and will require stockholders and directors of the combined company to meet specified voting requirements before taking certain actions............  16
  Anti-takeover defense provisions may make it more difficult for a third party to acquire control of the combined company.......................  17
  Regulatory agencies may impose conditions on the merger.................  18
  We may have difficulties in combining the operations of Gemstar and TV
   Guide and may not achieve strategic and other benefits.................  19
  Gemstar's and TV Guide's directors and executive officers may have interests different from or in addition to those of stockholders generally..............................................................  19
  If we fail to complete the merger, the stock price and future business and operations of Gemstar and/or TV Guide could be negatively impacted...............................................................  22

RISKS RELATING TO THE COMBINED COMPANY....................................  23
  After the merger, the combined business may experience slower growth and decreased profit margins and require greater capital expenditures than the present business of Gemstar........................................  23
  TV Guide Magazine, which is a significant business, has experienced significant declines in circulation and EBITDA.........................  23
  TV Guide's C-band business, which is a significant business, is rapidly declining..............................................................  24
  Growth of VCR Plus+ revenues may be limited.............................  24
  Leverage may impair our financial condition.............................  24
  Paper and postal price increases can materially raise TV Guide's costs..  25
  The interests of the combined company may diverge from those of substantial stockholders...............................................  25
  New products and rapid technological change may affect our operations...  26
  Our interactive program guides may not be accepted by the market........  26
  Our business may be affected by changes in the consumer electronics market.................................................................  26
  After the merger, we will face competition in many areas................  27
  The stock prices of Gemstar and TV Guide have each been volatile; such volatility may continue after the merger...............................  27
  Any infringement by us on patent rights of others could result in litigation.............................................................  27


                                     TOC-1

                                                                           Page
                                                                           ----
RISKS RELATING TO THE CHANGE IN GEMSTAR'S PLACE OF INCORPORATION..........  28
  The rights of Gemstar stockholders under the new certificate of incorporation and bylaws and under Delaware law will be different than under Gemstar's current governing documents and under British Virgin
   Islands law............................................................  28

FORWARD-LOOKING STATEMENTS................................................  29

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...............  30

THE SPECIAL MEETINGS......................................................  38
  Times and Places; Purposes..............................................  38
  Record Dates; Voting Rights.............................................  38
  Votes Required..........................................................  39
  Quorum..................................................................  39
  Proxies; Revocation of Proxies..........................................  39
  Solicitation of Proxies.................................................  41
  Security Ownership of Certain Beneficial Owners and Management..........  42

INFORMATION ABOUT GEMSTAR.................................................  45

INFORMATION ABOUT TV GUIDE................................................  46

THE MERGER................................................................  48
  Background of the Merger................................................  48
  Gemstar Board of Directors' Reasons for the Merger......................  54
  Recommendation of Gemstar's Board of Directors..........................  56
  TV Guide Board of Directors' Reasons for the Merger.....................  57
  Recommendation of TV Guide's Board of Directors.........................  59
  Opinion of Financial Advisor to Gemstar's Board of Directors............  59
  Opinion of Financial Advisor to TV Guide's Board of Directors...........  68
  Interests of Certain Persons in the Merger..............................  73
  Anticipated Accounting Treatment........................................  76
  Regulatory Approvals....................................................  77
  Percentage Ownership Interest of TV Guide Stockholders After the
   Merger.................................................................  78
  Nasdaq National Market Listing..........................................  78
  Consequences of the Merger on TV Guide Common Stock.....................  78
  No Appraisal or Dissenters' Rights......................................  78
  Federal Securities Laws Consequences; Stock Transfer Restriction
   Agreements.............................................................  78
  Cross License Agreement.................................................  79
  Cross Option Agreements.................................................  79

TERMS OF THE MERGER AGREEMENT.............................................  82
  Structure of the Merger.................................................  82
  Merger Consideration....................................................  82
  No Fractional Shares....................................................  82
  Completion of the Merger................................................  82
  Conversion of Shares in the Merger......................................  82
  Exchange Agent; Procedures for Exchange of Certificates.................  83
  Representations and Warranties..........................................  83
  Conduct of Business Pending the Merger..................................  84
  Other Covenants.........................................................  86
  Conditions to the Merger................................................  89
  Indemnification of Directors and Officers...............................  90
  Termination.............................................................  90

                                     TOC-2

                                                                            Page
                                                                            ----
  Fees and Expenses.......................................................   91
  Termination Fee.........................................................   91
  Amendment...............................................................   92
  Extension and Waiver....................................................   93

TERMS OF THE VOTING AGREEMENTS............................................   94

TERMS OF THE STOCKHOLDERS AGREEMENT.......................................   95
  Directors...............................................................   95
  Officers................................................................   95
  Standstill..............................................................   96
  Non-competition.........................................................   96
  Registration Rights.....................................................   96
  Rights of First Refusal.................................................   97

SUMMARY OF THE COMBINED COMPANY'S CERTIFICATE OF INCORPORATION AND
 BYLAWS...................................................................   98
  Board of Directors......................................................   98
  Board Meetings..........................................................  102
  Fundamental Decisions...................................................  103
  Executive Officers......................................................  104
  Stockholder Meetings....................................................  105
  Stockholder Proposals...................................................  105
  Supermajority Vote......................................................  105
  Amendment...............................................................  106
  Fiscal Year.............................................................  106

SUMMARY OF AMENDMENTS TO RIGHTS AGREEMENT.................................  107

COMPARISON OF THE RIGHTS OF GEMSTAR AND TV GUIDE STOCKHOLDERS.............  108

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER......  109
  Tax Consequences of the Merger..........................................  109
  Tax Treatment to Non-United States Persons Holding Gemstar Common Stock
   After the Change in Gemstar's Place of Incorporation and the Merger....  110
  Backup Withholding and Information Reporting on Dividends and
   Dispositions of Gemstar Common Stock...................................  111

1994 STOCK INCENTIVE PLAN PROPOSAL........................................  112
  Summary Description of the 1994 Stock Incentive Plan....................  112
  Federal Income Tax Consequences.........................................  115
  Specific Benefits.......................................................  116
  Certain Executive Compensation Information..............................  116
  Required Vote...........................................................  121
  Recommendation of Gemstar's Board of Directors..........................  121

SUMMARY OF AMENDMENTS TO TV GUIDE EQUITY INCENTIVE PLAN...................  122
  Reasons for the Proposed Amendment......................................  122
  New Plan Benefits.......................................................  122
  Description of the Equity Incentive Plan................................  122
  Federal Income Tax Consequences of Issuance and Exercise of Options.....  125
  Certain Compensation Information........................................  127
  Recommendation of TV Guide's Board of Directors.........................  129

CHANGE IN GEMSTAR'S PLACE OF INCORPORATION FROM THE BRITISH VIRGIN ISLANDS
 TO THE STATE OF DELAWARE.................................................  130
  Reasons for Changing Gemstar's Place of Incorporation...................  130

                                     TOC-3

  Effect of Changing Gemstar's Place of Incorporation....................... 130
  Change in Governing Corporate Law......................................... 130
  Change in Governing Documents............................................. 135
  Tax Consequences.......................................................... 138
EXPERTS..................................................................... 141

LEGAL OPINIONS.............................................................. 141

STOCKHOLDER PROPOSALS....................................................... 141

OTHER MATTERS............................................................... 142

WHERE YOU CAN FIND MORE INFORMATION......................................... 142

 ANNEX A Agreement and Plan of Merger, as amended
 ANNEX B Certificate of Incorporation
 ANNEX C Bylaws
 ANNEX D Opinion of Lazard Freres & Co. LLC
 ANNEX E Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
 ANNEX F Comparison of the Rights of Gemstar and TV Guide Stockholders
         Comparison of the Rights of Gemstar (BVI) and Gemstar (Delaware)
 ANNEX G Stockholders

                                     TOC-4

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:  What will happen to Gemstar and TV Guide if the merger is approved?

A:  TV Guide will become a wholly owned subsidiary of Gemstar.

Q:  What happens to my shares?

A: Gemstar stockholders: If the merger is completed, you will retain the same number of Gemstar shares you currently own. Before February 23, 2000, Gemstar will change its place of incorporation from the British Virgin Islands to the State of Delaware. For simplicity, your ordinary shares of Gemstar are referred to in this joint proxy statement/prospectus as "common stock."

   TV Guide stockholders: If the merger is completed, you will be entitled to receive 0.6573 of a share of Gemstar common stock in exchange for each share of TV Guide common stock you own. You will not receive any fractional shares of Gemstar common stock. Instead, you will receive a cash payment equal to the market value of the fractional share (determined by multiplying the fractional share interest to which such TV Guide stockholder would otherwise be entitled by the average closing price for a share of Gemstar common stock on the Nasdaq National Market, as reported in The Wall Street Journal, during the 20 consecutive trading days ending on the third trading day before the completion of the merger). For example, assume the average closing price of Gemstar's common stock is $70.00. If a TV Guide stockholder owns 10 shares of TV Guide common stock, he or she will receive six shares of Gemstar common stock (10 shares multiplied by the exchange ratio of 0.6573) and a check for the value of 0.573 fractional share, which will be $40.11 (0.573 fractional share multiplied by $70.00).

Q: Will holders of TV Guide Class A common stock be treated differently from holders of TV Guide Class B common stock?

A: No. Each will be entitled to receive 0.6573 of a share of Gemstar common stock in exchange for each share of TV Guide Class A common stock or TV Guide Class B common stock.

Q: Will TV Guide stockholders receive shares of common stock in a British Virgin Islands corporation?

A: No. Gemstar will change its place of incorporation from the British Virgin Islands to the State of Delaware before February 23, 2000, and after completion of the merger TV Guide stockholders will be entitled to receive shares of common stock in Gemstar, which at that time will be a Delaware corporation.

Q:  As a stockholder, how will the merger affect me?

A: Gemstar stockholders: After the merger, each share of Gemstar common stock that you own will represent a smaller ownership percentage of a larger company that will own the assets of both Gemstar and TV Guide.

   TV Guide stockholders: After the merger, you will own shares of a company that will own the assets of both Gemstar and TV Guide.

Q: What percentage of Gemstar common stock will be received by TV Guide stockholders?

A: Based on the number of outstanding shares of TV Guide common stock and Gemstar common stock outstanding on January 25, 2000, we anticipate that TV Guide stockholders will receive approximately 200.1 million shares (207.4 million shares assuming the exercise of all vested and unvested options) of Gemstar common stock in the merger. Based on that number, the former TV Guide stockholders will hold immediately after the merger an aggregate equity interest in the combined company of approximately 49.2% (44.6% assuming the exercise of all vested and unvested options).

Q: Why must Gemstar change its place of incorporation?

A: Gemstar must change its place of incorporation for two reasons. First, on January 24, 2000, final Treasury regulations affecting the tax consequences of the change in place of incorporation were published in the Federal Register. These regulations become effective on

   February 23, 2000. If Gemstar changes its place of incorporation on or after February 23, 2000, the change in place of incorporation will be a taxable event for certain United States persons that are stockholders of Gemstar on the date of the change in place of incorporation. Second, if Gemstar does not change its place of incorporation before the completion of the merger, Gemstar might be a "controlled foreign corporation," as that term is defined in the U.S. Internal Revenue Code of 1986, as amended. If Gemstar were a controlled foreign corporation, the holders of 10% or more of its outstanding stock following the completion of the merger who are also United States persons would suffer adverse tax consequences. The stockholders potentially facing adverse tax consequences are Henry C. Yuen, Liberty Media Corporation and the U.S. subsidiary of The News Corporation Limited that holds the TV Guide common stock beneficially owned by News Corp.

Q:  What effect does the change in place of incorporation have on Gemstar?

A: Gemstar will be subject to the laws of the State of Delaware instead of the laws of the British Virgin Islands. This process is called domestication. Gemstar will not, however, be relieved of any obligations or liabilities it incurred before changing its place of incorporation.

   After the change in place of incorporation, Gemstar's effective corporate tax rate may increase. See the summary of tax consequences of the change in place of incorporation beginning on page 149.

Q: What effect does Gemstar's change in place of incorporation have on me as a stockholder?

A: Gemstar stockholders: Your rights as a Gemstar stockholder will be governed by the laws of the State of Delaware and Gemstar's new certificate of incorporation and bylaws (which bylaws will be automatically amended and replaced upon the completion of the merger with new bylaws in the form attached as Annex C to this joint proxy statement/prospectus), as opposed to the laws of the British Virgin Islands and Gemstar's existing governing documents. We have prepared and included summaries of Gemstar's new certificate of incorporation and bylaws (which will be in effect following Gemstar's change in place of incorporation) on pages 128 through 140 and a comparison of the corporate laws of the British Virgin Islands and Delaware on pages 143 through 148 for your review. We have also prepared and included a summary of Gemstar's new certificate of incorporation and bylaws which will be in effect following the completion of the merger on pages
   through      for your review.

   TV Guide stockholders: Your rights as a TV Guide stockholder are not affected by Gemstar's change in place of incorporation.

Q:  Who will manage Gemstar after the merger?

A: Before completing the merger, Gemstar will amend and restate its bylaws, and upon completion of the merger, certain provisions in Gemstar's new certificate of incorporation will become effective. As a result of these changes in Gemstar's governing documents, Gemstar's board of directors will be expanded from 9 to 12 directors after the merger. Six of the directors will be designated by Gemstar, and six of the directors will be designated by TV Guide.

   Henry C. Yuen will continue to serve as Chairman of the Board and Chief Executive Officer of Gemstar. Elsie Ma Leung will continue to serve as the Chief Financial Officer of Gemstar and will serve as co-President and co-Chief Operating Officer in charge of existing operations of Gemstar. Joachim Kiener, TV Guide's Chairman and Chief Executive Officer, and Peter C. Boylan III, TV Guide's President and Chief Operating Officer, will each serve as co-President and co-Chief Operating Officer in charge of existing operations of TV Guide. Ms. Leung and Messrs. Kiener and Boylan will join the newly formed Office of the Chief Executive with Mr. Yuen. Stephen A. Weiswasser will continue to serve as the Executive Vice President and General Counsel of Gemstar.

   The governing structure of the combined company after the merger is an important part of the merger. We recommend that you read carefully the
   complete explanation of this structure on pages    through   , as well as
   the complete text of the combined company's certificate of incorporation and bylaws attached as Annexes B and C, respectively, to this joint proxy statement/prospectus.

Q:  Will there be a controlling stockholder following the merger?

A: No. However, Henry C. Yuen, Liberty Media Corporation, The News Corporation Limited and Gemstar have entered into a stockholders agreement, which will be effective upon the completion of the merger. Immediately following the merger, Mr. Yuen will own approximately 3.0%, Liberty will beneficially own approximately 21.5% and News Corp. will beneficially own approximately 21.5% of Gemstar's outstanding common stock based on the number of shares of Gemstar common stock and TV Guide common stock outstanding on January 25, 2000. On a fully diluted basis (assuming the exercise of all vested and unvested options), Mr. Yuen will own approximately 10.0%, Liberty will beneficially own approximately 18.8% and News Corp. will beneficially own approximately 18.8% of Gemstar's common stock based on the number of shares of Gemstar common stock and TV Guide common stock and options to purchase such shares outstanding on January 25, 2000.

   The terms of the stockholders agreement are an important part of the merger. We recommend that you read carefully the explanation of the stockholders agreement on pages 121 through 124.

Q:  What will Gemstar's name be after the merger?

A:  TV Guide International, Inc.

Q: What effect do the merger agreement and the merger have on the pending litigation between Gemstar and TV Guide?

A: The parties will seek to have the litigation placed in abeyance until either the merger is completed or the merger agreement is terminated. If the merger is completed, the litigation will cease permanently. If the merger agreement is terminated, the litigation may be re-activated, unless the cross license agreement between Gemstar and TV Guide becomes effective. The cross license agreement is described below on page 99.

Q: What are the tax consequences of the merger to Gemstar and TV Guide stockholders?

A: Gemstar stockholders will not be taxed as a result of the merger. TV Guide stockholders will be taxed as a result of the exchange of TV Guide common stock for Gemstar common stock in the merger only to the extent they receive a cash payment for fractional shares.

   A summary of the material U.S. federal income tax consequences of the merger is included in the section "Material United States Federal Income Tax Consequences of the Merger" beginning on page 149.

Q:  What are the tax consequences of changing Gemstar's place of incorporation?

A: Gemstar believes that, under current regulations, neither Gemstar stockholders nor TV Guide stockholders will be taxed as a result of changing Gemstar's place of incorporation from the British Virgin Islands to the State of Delaware if the change occurs before February 23, 2000. After the change in place of incorporation, Gemstar's effective corporate tax rate may increase. See the summary of tax consequences of the change in Gemstar's place of incorporation beginning on page 149.

Q:  What am I being asked to vote on?

A: Gemstar stockholders: You are being asked to vote on the following two proposals:

  . to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger; and

  . to approve an amendment to the Gemstar International Group Limited 1994 Stock Incentive Plan.

  Gemstar's board of directors has determined that the merger and the plan amendment are in the best interests of Gemstar, has unanimously approved the proposals listed above and unanimously recommends that you vote in favor of the proposals. Four stockholders of Gemstar have agreed to vote in favor of the first proposal listed above. See "Terms of the Voting Agreements" on page
  120. These stockholders own an aggregate of approximately 31.6% of Gemstar's outstanding common stock as of January 25, 2000.

   TV Guide stockholders: You are being asked to vote on the following two proposals:

  .  to approve and adopt the merger agreement; and

  .  to approve amendments to the TV Guide, Inc. Equity Incentive Plan.

  TV Guide's board of directors has determined that the merger and the plan amendments are in the best interests of TV Guide, has unanimously approved the merger agreement, the merger and the plan amendments and unanimously recommends that you vote in favor of the proposals.

  Liberty Media Corporation and The News Corporation Limited together have approximately 97.7% of the voting power of the outstanding TV Guide common stock as of January 25, 2000. Each of Liberty and News Corp. has agreed to vote for the approval and adoption of the merger agreement. See "Terms of the Voting Agreements" on page 120. Accordingly, the required TV Guide stockholder approval on this matter will be obtained.

  Liberty and News Corp. have each indicated their intention to vote to approve the plan amendments, thereby assuring their approval.

Q:  When do you expect to complete the merger?

A: We expect to complete the merger as soon as possible after the stockholders' meetings, if we obtain the required stockholder approvals at these meetings. Because the merger is subject to governmental approvals, we cannot predict when we will complete the merger. Either company can terminate the merger agreement if we do not complete the merger by March 31, 2000 (except that this date will be extended to September 30, 2000 if regulatory waiting periods have not expired or if the Department of Justice has instituted an action seeking to challenge or enjoin the merger).

Q:  What do I need to do now?

A: Gemstar stockholders: After carefully reading and considering the information contained in this joint proxy statement/prospectus, indicate on the enclosed proxy card how you want to vote, and sign and submit it in the enclosed return envelope as soon as possible so that your shares may be represented at the Gemstar special stockholders' meeting.

   TV Guide stockholders: After carefully reading and considering the information contained in this joint proxy statement/prospectus, indicate on the enclosed proxy card how you want to vote, and sign and submit it in the enclosed return envelope as soon as possible so that your shares may be represented at the TV Guide special stockholders' meeting.

Q:  How will my shares be voted if I return a blank proxy card?

A: If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote in favor of the proposals submitted at your stockholders' meeting.

Q:  When are the special stockholders' meetings?

A: The Gemstar special stockholders' meeting will take place on March 17, 2000. The TV Guide special stockholders' meeting will take place on March 17, 2000.

Q:  Can I vote my shares in person?

A: Yes. You may attend your stockholders' meeting and vote your shares in person rather than signing and mailing your proxy card.

Q:  Can I revoke my proxy and change my vote?

A: Yes. You may revoke your proxy on or before the day of your stockholders' meeting by following the directions on pages 50 through 52. Then you can either change your vote or attend your stockholders' meeting and vote in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Brokers who hold shares of Gemstar common stock as nominees will not have discretionary authority to vote the shares on the proposals to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger or the plan amendment in the absence of instructions from the beneficial owners. Brokers who hold shares of TV Guide common stock as nominees will not have discretionary authority to vote the shares on the merger proposal in the absence of instructions from the beneficial owners, but generally will have discretionary authority to vote the shares on the plan amendment proposal.

Q:  Should I send in my share or stock certificates now?

A: Gemstar stockholders: No. Your stock certificates will continue to represent your shares of Gemstar common stock after the change in Gemstar's place of incorporation and your shares of the combined company's common stock after the merger.

   TV Guide stockholders: No. Gemstar will appoint an exchange agent to coordinate the exchange of your shares of TV Guide common stock for shares of Gemstar common stock after the merger is completed. The exchange agent will send you written instructions on how to exchange your stock certificates.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

                 If you have more questions you should contact:

 Gemstar International Group Limited                 TV Guide, Inc.
         Investor Relations                        Investor Relations
 135 North Los Robles Avenue, Suite              7140 South Lewis Avenue
                 800                           Tulsa, Oklahoma 74136-5422
     Pasadena, California 91101                      (918) 488-4000
           (626) 792-5700

   If you would like additional copies of this document or if you have other questions about the merger, you may contact Gemstar's proxy solicitor:

        [LOGO OF GEORGESON SHAREHOLDER COMMUNICATIONS INC. APPEARS HERE]

                                17 State Street
                                   10th Floor
                            New York, New York 10004
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: (800) 223-2064

                                    SUMMARY

   This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the terms of the merger fully and for a more complete description of these terms, you should read carefully this joint proxy statement/prospectus, including the annexes and the documents we have referred you to. See "Where You Can Find More Information" on page 130.

   Except as otherwise indicated, all share and per share numbers in the following summary have been adjusted to reflect the two-for-one stock splits effected in the form of stock dividends by Gemstar and TV Guide in December 1999.

The Companies
(see page 44)

Gemstar International Group Limited
135 North Los Robles Avenue, Suite 800
Pasadena, California 91101

   Gemstar develops, markets and licenses proprietary technologies and systems that simplify and enhance the viewing and recording of video and television programming. Gemstar licenses its technology and intellectual property to major companies in the consumer-electronics and service provider industries.

TV Guide, Inc.
7140 South Lewis Avenue
Tulsa, Oklahoma 74136-5422

   TV Guide is a media and communications company that provides print, passive and interactive program listings guides to households, distributes programming to cable television systems and direct-to-home satellite providers and markets satellite-delivered programming to C-band satellite dish owners.

The Gemstar Special Meeting
(see page 37)

   The special meeting of Gemstar stockholders will be held at 2-29-18 Nishi-Ikebukuro, Toshima-ku, Tokyo 171, Japan on March 17, 2000, at 10 a.m. local time.

   At the Gemstar special meeting, holders of Gemstar common stock will consider and vote upon proposals to:

  . approve the issuance of Gemstar common stock to TV Guide stockholders in the merger; and

  . approve an amendment to the Gemstar International Group Limited 1994 Stock Incentive Plan.

   The affirmative vote of a majority of the shares voted at the special meeting, in person or by proxy, is required to approve the issuance of Gemstar common stock in the merger. The affirmative vote of a majority of the shares voted at the special meeting, in person or by proxy, is required to approve the plan amendment.

   Only Gemstar stockholders who hold Gemstar common stock at the close of business on the Gemstar record date, February 10, 2000, will be entitled to notice of and to vote at the Gemstar special meeting. As of January 25, 2000, directors and executive officers of Gemstar and their affiliates beneficially owned approximately 25.4% of the outstanding shares of Gemstar common stock.

   In conjunction with the execution of the merger agreement, Henry C. Yuen, Chairman of the Board, Chief Executive Officer, President and a director of Gemstar, Elsie Ma Leung, Chief Financial Officer and a director of Gemstar, Dynamic Core Holdings Limited, of which Thomas Lau (a director of Gemstar) is the sole stockholder, and THOMSON multimedia S.A. each entered into agreements with TV Guide to vote all Gemstar common stock that they are entitled to vote in favor of the merger. These stockholders collectively have voting control, or the ability to influence the vote, with respect to over 65,287,420 shares of Gemstar common stock, which represented approximately 31.6% of the outstanding shares of Gemstar common stock as of January 25, 2000.

   As of January 25, 2000, Gemstar had a total of 206,788,370 shares of common stock outstanding.

The TV Guide Special Meeting
(see page 37)

   The special meeting of TV Guide stockholders will be held at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma on March 17, 2000, at 10 a.m. local time.

   At the TV Guide special meeting, holders of TV Guide common stock will consider and vote upon the proposals to:

  .  approve and adopt the merger agreement; and

  .  approve amendments to the TV Guide, Inc. Equity Incentive Plan.

   The proposal to approve the merger agreement requires the affirmative vote of a majority of the combined voting power of the outstanding shares of TV Guide Class A and Class B common stock voting together as a single class. Holders of shares of TV Guide Class A common stock are entitled to one vote for each share of Class A common stock held and holders of shares of TV Guide Class B common stock are entitled to ten votes for each share of Class B common stock held on all matters submitted to a vote of TV Guide stockholders. The proposal to approve the plan amendments requires the affirmative vote of a majority of the combined voting power of the shares of TV Guide Class A and Class B common stock present in person or represented by proxy at the special meeting and entitled to vote, voting together as a single class.

   Only TV Guide stockholders who hold TV Guide common stock at the close of business on the TV Guide record date, January 25, 2000, will be entitled to notice of and to vote at the TV Guide special meeting. As of January 25, 2000, directors and executive officers of TV Guide and their affiliates (other than Liberty Media Corporation and The News Corporation Limited) beneficially owned less than 1% of the outstanding shares of TV Guide common stock, representing less than 1% of the total voting power of the TV Guide common stock.

   In conjunction with the execution of the merger agreement, Liberty Media Corporation and The News Corporation Limited each entered into agreements with Gemstar to vote all TV Guide common stock that they are entitled to vote in favor of the merger. Each of Liberty and News Corp. has voting control over 58,075,040 shares of TV Guide's Class A common stock and 74,993,176 shares of TV Guide's Class B common stock, which collectively represented approximately 87.4% of the outstanding shares and 97.7% of the total voting power of TV Guide common stock as of January 25, 2000.

   As of January 25, 2000, TV Guide had a total of 154,512,896 shares of Class A common stock and 149,986,352 shares of Class B common stock outstanding.

Interests of Certain Gemstar
Directors and Executive Officers
in the Merger
(see page 72)

   When considering the recommendation of Gemstar's board of directors regarding the merger, you should be aware of the interests that Henry C. Yuen, Chairman of the Board, Chief Executive Officer, President and a director of Gemstar, and Elsie Ma Leung, Chief Financial Officer and a director of Gemstar, have in the merger that may be different from your and their interests as stockholders:

  . Mr. Yuen will, pursuant to the combined company's bylaws, continue to be Chairman of the Board and Chief Executive Officer of Gemstar for five years after the completion of the merger unless he earlier dies or resigns or his employment is earlier terminated for disability or for cause in accordance with his employment agreement.

  . Mr. Yuen has entered into a stockholders agreement with Liberty Media Corporation, The News Corporation Limited and Gemstar under which Liberty and News Corp. have agreed (1) to vote for, or to use their best efforts to cause their respective designees on the board of directors to vote for, Mr. Yuen's election as a director and appointment as Chairman of the Board and Chief Executive Officer until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar other than as a result of his termination without cause and (2) to vote for the election to the board of five other persons (including two independent directors) designated by Mr. Yuen until the earlier of the fifth anniversary of the completion of the merger and the date
     Mr. Yuen ceases to be Chief Executive Officer of Gemstar other than as a result of his termination without cause, provided that if Mr. Yuen should die or become disabled during such five-year period Liberty and News Corp. have each agreed, for the remainder of the five-year period, to continue to vote for the election to the board of the directors formerly designated by Mr. Yuen or their successors (including Mr. Yuen's successor) and to vote against their removal except for cause.

  . Mr. Yuen has entered into an amendment to his existing employment agreement, which, subject to the completion of the merger, extends the overall term of his employment.

  . Liberty and News Corp. have agreed to use their respective best efforts to cause their designees to the Gemstar board of directors to vote for the election of Ms. Leung (and any successor to her chosen by Mr. Yuen) as co-President, co-Chief Operating Officer, a member of the Office of the Chief Executive and Chief Financial Officer, for five years after the completion of the merger unless her employment is earlier terminated for cause.

Interests of Certain TV Guide
Directors and Executive Officers
in the Merger
(see page 73)

   When considering the recommendation of TV Guide's board of directors regarding the merger, you should be aware of the interests that the following TV Guide directors and executive officers have in the merger that may be different from your and their interests as stockholders:

  . Joachim Kiener, TV Guide's Chairman and Chief Executive Officer, and Peter C. Boylan III, TV Guide's President and Chief Operating Officer, are entering into new employment agreements with TV Guide. Gemstar will assume these new agreements in the merger. These agreements will generally provide for increased benefits and a longer term of employment after the completion of the merger. See pages 24, 25 and 94 for more detail.

  . Under the terms of existing stock option agreements, if the merger is completed, stock options outstanding as of January 25, 2000 to purchase an aggregate of 2,943,552 shares of TV Guide common stock will become exercisable immediately, including stock options to purchase 2,164,400 shares of TV Guide common stock held by directors and executive officers of TV Guide. Each stock option will become an option to purchase Gemstar common stock (as adjusted in accordance with the merger agreement).

  . Options granted to each of Messrs. Kiener and Boylan to purchase 1,521,376 shares of TV Guide common stock (which options will each represent the right to purchase 1,000,000 shares of Gemstar common stock following the completion of the merger), subject to TV Guide stockholder approval of the plan amendments, will vest and become exercisable ratably on each of the first through the sixth anniversaries of the completion of the merger, rather than vesting at one time on September 30, 2009.

  . The parties have agreed to continue the indemnification currently in effect for TV Guide's directors, officers, employees and agents for a period of six years after the completion of the merger. See page 114 for more details.

  . Messrs. Kiener and Boylan will join Gemstar after the completion of the merger in the positions of co-Presidents and co-Chief Operating Officers in charge of the businesses of TV Guide.

  . Up to seven executive officers of TV Guide, including Messrs. Kiener and Boylan, will enter into tax protection agreements with TV Guide before the completion of the merger. These agreements will obligate TV Guide to compensate them for the effects of United States federal excise taxes that may become payable because of the acceleration of the vesting of their stock options in connection with the completion of the merger.

Opinion of Financial Advisor to Gemstar's Board of Directors
(see page 58)

   In deciding to approve the merger, Gemstar's board of directors considered the opinion of Lazard Freres & Co. LLC, financial advisor to Gemstar's board of directors, as to the fairness of the exchange ratio from a financial point of view to Gemstar's stockholders. This opinion is attached as Annex D to this document. We encourage you to read it in its entirety and consider it. See pages 75 through 84 for a summary of the opinion.

Opinion of Financial Advisor to TV Guide's Board of Directors
(see page 67)

   In deciding to approve the merger, TV Guide's board of directors considered the opinion of TV Guide's financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, that, as of October 3, 1999 and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair from a financial point of view to TV Guide's stockholders, other than Liberty Media Corporation, The News Corporation Limited, Gemstar and their respective affiliates. This opinion is attached as Annex E to this document. We encourage you to read it in its entirety and consider it. See pages 85 through 92 for a summary of the opinion.

The Merger

   The merger agreement, as amended, is attached as Annex A to this document. We encourage you to read the merger agreement because it is the legal document that governs the merger.

Conditions to the Merger
(see page 87)

   We will not complete the merger until we have satisfied numerous conditions. Some of the conditions are listed below:

  . Gemstar stockholders must approve the issuance of Gemstar common stock to TV Guide stockholders in the merger;

  . Gemstar must adopt a new certificate of incorporation and bylaws in the forms attached as Annexes B and C, respectively, to this joint proxy statement/prospectus and change its place of incorporation from the British Virgin Islands to the State of Delaware;

  .  TV Guide stockholders must approve and adopt the merger agreement;

  .  there must be no law or court order prohibiting the merger;

  . the federal antitrust authorities must complete their review of the merger and not seek to prohibit the merger;

  . the shares of Gemstar common stock issuable to TV Guide stockholders must be listed on the Nasdaq National Market; and

  . the stockholders of Gemstar immediately before the completion of the merger must own more than 50% of the combined company's outstanding common stock immediately after the merger is completed.

Regulatory Approvals
(see page 75)

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Gemstar and TV Guide must furnish information and materials to the Department of Justice (known as the DOJ) and the Federal Trade Commission (known as the FTC) and wait a specified period of time before they can complete the merger. The DOJ or the FTC has the authority to challenge the merger on antitrust grounds before or after Gemstar and TV Guide complete the merger. Gemstar and TV Guide filed pre-merger notification forms with the DOJ and the FTC on November 12, 1999. In addition, Liberty Media Corporation and The News Corporation Limited, the two largest beneficial owners of TV Guide common stock, filed or, in the case of Liberty, caused its ultimate parent entity to file, on November 23, 1999 pre-merger notification forms with the DOJ and the FTC.

   The DOJ, which has been assigned as the reviewing agency, issued requests to Gemstar and TV Guide on December 10, 1999 and to Liberty's ultimate parent entity and News Corp. on December 23, 1999 for additional information and documentary material (each known as a second request). As soon as there is substantial compliance with each second request, a 20-day waiting period begins during which the DOJ has an opportunity to review the merger. Such waiting periods must expire or terminate before the merger may be completed. Gemstar, TV Guide, Liberty (and its ultimate parent entity) and News Corp. are currently preparing responses to the second requests.

   Under U.S. federal communications laws, the merger will result in a transfer of control to Gemstar of licenses held by TV Guide. The transfer of these licenses will require the prior approval of the Federal Communications Commission (known as the FCC). Both Gemstar and TV Guide have requested the required approval in applications to the FCC.

   Both companies also may be required to file a notice with the Committee on Foreign Investment in the United States seeking approval of the United States Government for the merger. See "The Merger--Regulatory Approvals."

   Both companies may be required to make filings with or obtain approvals from other domestic or international regulatory authorities in connection with the merger. Some governmental authorities may impose conditions on the merger before granting approval. We cannot predict whether we will obtain the required regulatory approvals within the time frame specified in the merger agreement or on conditions that would not be detrimental to either of us or the combined company.

Non-Solicitation Agreements
(see page 85)

   Neither Gemstar nor TV Guide may solicit or initiate or encourage or participate in discussions or negotiations with or provide any information to any third party concerning any merger, consolidation, purchase of assets, tender offer, share exchange or other business combination or similar transaction or an acquisition of 10% or more of its equity or a substantial portion of its assets.

   The restriction above will not prevent Gemstar's board of directors, in the exercise of its fiduciary duties (after consultation with and not inconsistent with advice of its legal counsel), from engaging in negotiations with a third party who makes an unsolicited, written, bona fide acquisition proposal for 50% or more of Gemstar's equity that is financially superior to the merger and for which financing is capable of being obtained; provided, however:

  . Gemstar's board of directors consults with its financial advisors, and receives an opinion from them that the unsolicited offer is financially superior to the merger;

  . in considering any such unsolicited offer, Gemstar's board of directors takes into consideration the strategic benefits of the merger and the resolution of the litigation between Gemstar and TV Guide; and

  . TV Guide is given at least five business days to amend the merger agreement to offer terms no less favorable than the unsolicited superior offer.

   After complying with these conditions, Gemstar's board of directors may withdraw its recommendation to Gemstar's stockholders that they approve the issuance of Gemstar common stock to TV Guide stockholders in the merger. Even if Gemstar's board of directors withdraws its recommendation, Gemstar must submit the foregoing proposal to a vote of its stockholders unless the merger agreement is earlier terminated. For more a more detailed description of these non-solicitation provisions, see pages 110 through 112.

Termination of the Merger Agreement
(see pages 88 and 89)

   The boards of directors of both companies can jointly agree to terminate the merger agreement at any time without completing the merger. In addition, either company can terminate the merger agreement if we do not complete the merger by March 31, 2000 (except that this date will be extended to September 30, 2000 if regulatory waiting periods have not expired or the Department of Justice or Federal Trade Commission has instituted an action seeking to challenge or enjoin the merger) or the stockholders of either company fail to approve their respective proposals related to the merger. Both companies have additional termination rights more specifically described in the section "Terms of the Merger Agreement--Termination" beginning on page 114.

   Gemstar must pay TV Guide a termination fee of $205 million if Gemstar's stockholders do not approve the issuance of Gemstar common stock to TV Guide stockholders in the merger.

   If the Gemstar stockholders fail to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger and

  . before the Gemstar stockholders' meeting there is an unsolicited proposal by a third party for a merger, consolidation, purchase of assets, tender offer, share exchange or other business combination or similar transaction involving Gemstar or any of its subsidiaries or an acquisition of 35% or more of the total equity interests in or voting securities of Gemstar or any of its subsidiaries or a substantial portion of the assets of Gemstar or any of its subsidiaries or any public announcement of or agreement to engage in the foregoing, or

  . Gemstar's board of directors withdraws or modifies its recommendation of the proposal to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger,

then Gemstar must pay TV Guide an additional amount of $204 million as liquidated damages.

   If the Gemstar stockholders fail to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger and at any time within 12 months following termination of the merger agreement Gemstar enters into a definitive agreement for, or consummates a transaction that if proposed before termination of the merger agreement would have constituted an unsolicited proposal by a third party for

  . a merger, consolidation, purchase of assets, tender offer, share exchange or other business combination or similar transaction involving Gemstar or any of its subsidiaries,

  . an acquisition of 10% or more of the total equity interests in or voting securities of Gemstar or any of its subsidiaries,

  . a substantial portion of the assets of Gemstar or any of its subsidiaries, or

  .  any public announcement of or agreement to engage in the foregoing,

then Gemstar must pay TV Guide an additional amount of $204 million as liquidated damages unless it already paid that amount in accordance with the preceding paragraph.

   Alternatively, Gemstar must pay TV Guide $409 million if TV Guide terminates the merger agreement for any of the following reasons and is not then in material breach of its representations, warranties or covenants:

  . an inaccuracy at the time of signing the merger agreement of any representation or warranty of Gemstar that would have a material adverse effect on Gemstar;

  . the unenforceability of certain ancillary agreements to the merger agreement, including the stockholders agreement, against Gemstar, its subsidiaries and Henry C. Yuen; or

  . a breach of the covenants made by Gemstar in the merger agreement, unless in the case of certain of the covenants the breach would not have a material adverse effect on Gemstar.

   TV Guide must pay Gemstar $409 million if Gemstar terminates the merger agreement for any of the following reasons and is not then in material breach of its representations, warranties or covenants:

  . an inaccuracy at the time of signing the merger agreement of any representation or warranty of TV Guide that would have a material adverse effect on TV Guide;

  . the unenforceability of certain ancillary agreements to the merger agreement, including the stockholders agreement, against TV Guide, its subsidiaries, Liberty Media Corporation and The News Corporation Limited;

  . a breach of the covenants made by TV Guide in the merger agreement, unless in the case of certain of the covenants the breach would not have a material adverse effect on TV Guide,

  . the stockholders of Gemstar immediately before the completion of the merger would not in the aggregate own more than 50% of the combined company's outstanding common stock immediately after the merger is completed, using Gemstar's representations as to its capital stock and assuming in general that shares repurchased remained outstanding, or

  .  the TV Guide stockholders do not approve the merger.

Cross License Agreement
(see page 77)

   If the merger agreement is terminated for any of the following reasons, Gemstar and TV Guide will, at the election of TV Guide, each grant a non-exclusive license to the other of its patent rights with respect to interactive program guides:

  . the merger is not completed by March 31, 2000 (except that this date will be extended to September 30, 2000 if regulatory waiting periods have not expired or the Department of Justice or Federal Trade Commission has instituted an action seeking to challenge or enjoin the merger);

  . TV Guide terminates the merger agreement because Gemstar's representations and warranties were inaccurate at the time of signing the merger agreement, except where the inaccuracy would not have a material adverse effect on Gemstar;

  . TV Guide terminates the merger agreement because of a breach of covenants in the merger agreement by Gemstar, unless in the case of certain of the covenants the breach would not have a material adverse effect on Gemstar;

  . either Gemstar or TV Guide terminates the merger agreement because a governmental entity issues an order prohibiting the merger, and such order is final and non-appealable; and

  . either Gemstar or TV Guide terminates the merger agreement because the Gemstar stockholders fail to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger.

Cross Option Agreements
(see page 78)

   Gemstar and TV Guide each granted the other an option to purchase 14.9% of its common stock at the market price before the announcement of the merger agreement. The options granted become exercisable in full upon either of the following triggering events:

  . if at any time before termination of the merger agreement (1) a third party makes with respect to the company granting the option a proposal regarding a merger, consolidation, purchase of assets, tender offer, share exchange or other business combination or similar transaction or the acquisition of 35% or more of the total equity interests in or voting securities of the company granting the option, or publicly announces an intention to make such a proposal, and (2) stockholders of the company granting the option subsequently fail to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger, in the case of Gemstar, or the merger agreement, in the case of TV Guide; or

  . the grantee of the option learns of a breach by the grantor of any of the following covenants in the merger agreement: (1) the covenant relating to non-solicitation; (2) the covenant relating to preparation of the proxy statement, the holding of stockholders' meetings and the recommendation of the board of directors to stockholders; (3) the covenant to make filings with appropriate governmental entities; or (4) with respect to TV Guide, Gemstar's covenant to list the shares of Gemstar common stock to be issued in the merger for trading on the Nasdaq National Market.

   Each grantee of an option has registration rights with respect to the shares issued pursuant to the option.

Accounting Treatment
(see page 74)

   The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Accordingly, Gemstar's cost to acquire TV Guide will be allocated to the assets acquired and liabilities assumed based on their fair values, with any excess being treated as goodwill and amortized over its estimated useful life.

Treatment of TV Guide Stock Options
(see page  )

   When the merger is completed, all outstanding TV Guide stock options granted before January 1, 1999, and 400,000 TV Guide stock options granted to each of Joachim Kiener and Peter C. Boylan III on or after January 1, 1999 and 50,000 TV Guide stock options granted to others on or after January 1, 1999 will accelerate and remain exercisable for the balance of their term. Gemstar will assume all TV Guide stock options on substantially the same terms and conditions as they were granted under the TV Guide stock option plans, except that the number of shares subject to such options and the exercise price will
be adjusted as described on page   and the vesting schedule for options to
purchase 1,521,376 shares of TV Guide common stock granted to each of Messrs. Kiener and Boylan will change as described on page .

No Appraisal Rights
(see page 76)

   Neither Gemstar stockholders nor TV Guide stockholders have a right to an appraisal of the value of their shares in connection with the merger.

Change in Gemstar's Place of Incorporation (see page   )

   Gemstar is currently a British Virgin Islands corporation. Before February 23, 2000, Gemstar will change its place of incorporation from the British Virgin Islands to the State of Delaware. For a comparison of the rights of stockholders of Gemstar as a British Virgin Islands corporation and of stockholders of Gemstar as a Delaware corporation see "Change in Gemstar's Place of Incorporation From the British Virgin Islands to the State of
Delaware" beginning on page    and Annex G.

Comparison of the Rights of Gemstar and TV Guide Stockholders
(see page   )

   When the merger is completed, TV Guide stockholders will become Gemstar stockholders. For a comparison of the rights of Gemstar stockholders and of TV Guide stockholders see "Comparison of the Rights of Gemstar and TV Guide Stockholders" beginning on page 142 and Annex F.

Risk Factors
(see page 15)

   There are risks relating to the merger and the combined company that both Gemstar and TV Guide stockholders should consider in evaluating how to vote. These risks include the following, as well as others, which are more fully discussed in the section "Risk Factors" on pages 17 through 33:

  . the exchange ratio is determined in advance, and fluctuations in the market price of Gemstar common stock will affect the value of the merger consideration to be received by TV Guide stockholders;

  .  the holdings of Gemstar stockholders will be diluted by the merger;

  . substantial stockholders of Gemstar and TV Guide have entered into a stockholders agreement that will significantly affect control of the combined company following the completion of the merger;

  . the combined company's corporate governance structure following the merger will be unusual, will continue Gemstar's and TV Guide's current management and will require stockholders and directors of the combined company to meet specified voting requirements before taking certain actions;

  .  regulatory agencies may impose conditions on the merger;

  . Gemstar and TV Guide may encounter difficulties in combining their operations; and

  . after the merger, the combined business may experience slower growth and decreased profit margins and require greater capital expenditures than the present business of Gemstar.

Recommendation of Gemstar's Board of Directors
(see page 55)

   After careful consideration, Gemstar's board of directors believes that approving the issuance of Gemstar common stock to TV Guide stockholders in the merger and the plan amendment are advisable and are in your best interest and unanimously recommends that you vote FOR these proposals.

Recommendation of TV Guide's Board of Directors
(see page 58)

   TV Guide's board of directors believes that approving and adopting the merger agreement and the plan amendments are advisable and are in your best interest and unanimously recommends that you vote FOR these proposals.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

   Gemstar and TV Guide stockholders should read the selected consolidated historical financial data presented below in conjunction with the consolidated financial statements and related notes thereto of Gemstar and TV Guide incorporated by reference into this joint proxy statement/prospectus.

Gemstar

   The following selected consolidated historical financial data for Gemstar as of September 30, 1999 and for the six months ended September 30, 1999 and 1998 are derived from the unaudited condensed consolidated financial statements of Gemstar included in Gemstar's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, incorporated by reference into this joint proxy statement/prospectus, and include all adjustments (consisting only of normal, recurring adjustments) which management considers necessary for a fair presentation of the results of such periods. The following selected consolidated historical financial data for Gemstar as of March 31, 1999 and 1998 and for each of the years in the three-year period ended March 31, 1999 are derived from the audited consolidated financial statements of Gemstar included in Gemstar's Annual Report on Form 10-K for the year ended March 31, 1999, incorporated by reference into this joint proxy statement/prospectus. The following selected consolidated historical financial data for Gemstar as of March 31, 1997, 1996 and 1995 and for each of the years in the two-year period ended March 31, 1996 are derived from the consolidated financial statements of Gemstar not included or incorporated by reference into this joint proxy statement/prospectus. The selected consolidated historical financial data presented below (in thousands, except per share data) should be read in conjunction with the consolidated financial statements and related notes thereto of Gemstar incorporated by reference into this joint proxy statement/prospectus.

                            Six Months
                              Ended
                          September 30,              Year Ended March 31,
                         ---------------- --------------------------------------------
                          1999   1998 (1) 1999 (1) 1998 (2)  1997     1996    1995 (3)
                         ------- -------- -------- -------- -------  -------  --------
Statement of Operations
 Data:
Revenues................ $90,303 $70,931  $166,456 $126,552 $82,997  $55,365  $41,814
Operating income
 (loss).................  51,224  35,785    95,364   51,781  (4,771) (56,182) (27,152)
Net income (loss).......  41,865  28,445    73,915   38,707  (7,984) (59,029) (23,245)
Earnings (loss) per
 share (4):
  Basic.................    0.21    0.15      0.38     0.20   (0.04)   (0.35)   (0.15)
  Diluted...............    0.18    0.13      0.33     0.19   (0.04)   (0.35)   (0.15)

                                                    March 31,
                          Sept. 30, ------------------------------------------
                            1999      1999     1998     1997    1996    1995
                          --------- -------- -------- -------- ------- -------
Balance Sheet Data:
Total assets............. $331,365  $253,164 $186,078 $131,276 $96,513 $64,457
Long-term debt...........      --        --       --       --      --      --
Net shareholders' equity
 (5).....................  255,834   183,971  103,482   53,717  34,246  39,916

--------
(1) The consolidated operating results for the year ended March 31, 1999 and for the six months ended September 30, 1998 include nonrecurring expenses of $1.9 million incurred in defending Gemstar against a hostile takeover.
(2) The consolidated operating results for the year ended March 31, 1998 include nonrecurring expenses of $11.7 million incurred as a result of the acquisition of StarSight Telecast, Inc.
(3) The consolidated operating results for the year ended March 31, 1995 include income from discontinued operations of $5.2 million.
(4) Earnings (loss) per share have been adjusted for the two-for-one stock split effected in the form of a stock dividend in December 1999.
(5) A cash dividend of $0.03 per share, as adjusted for the stock split, was declared in the year ended March 31, 1995.

TV Guide

   The following selected consolidated historical financial data for TV Guide as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 are derived from the unaudited condensed consolidated financial statements of TV Guide included in TV Guide's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, incorporated by reference into this joint proxy statement/prospectus, and includes all adjustments (consisting only of normal, recurring adjustments) which management considers necessary for a fair presentation of the results of such periods. The following selected consolidated historical financial data for TV Guide as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are derived from the audited consolidated financial statements of TV Guide included in TV Guide's Current Report on Form 8-K filed December 30, 1999, incorporated by reference into this joint proxy statement/prospectus. These consolidated financial statements became the historical consolidated financial statements of TV Guide on March 1, 1999, the date TV Guide acquired certain businesses from Liberty Media Corporation in a transaction that was accounted for as a combination of entities under common control, similar to a pooling of interests. The following selected consolidated historical financial data for TV Guide as of December 31, 1996, 1995 and 1994 and for each of the years in the two-year period ended December 31, 1995 are derived from the consolidated financial statements of TV Guide not included or incorporated by reference into this joint proxy statement/prospectus. The selected consolidated historical financial data presented below (in thousands, except per share data) should be read in conjunction with the consolidated financial statements and related notes thereto of TV Guide incorporated by reference into this joint proxy statement/prospectus.

                            Nine Months
                               Ended
                           September 30,             Year Ended December 31,
                         ----------------- --------------------------------------------
                         1999 (1) 1998 (2) 1998 (2)   1997   1996 (3)   1995     1994
                         -------- -------- -------- -------- -------- -------- --------
Statement of Operations
 Data:
Revenues................ $817,439 $460,639 $621,940 $530,420 $484,713 $262,919 $196,679
Operating income........   80,570   81,579  108,619  101,126   69,364   38,416   26,364
Net income..............   23,916   77,937  102,059   67,435   46,302   23,172   16,307
Earnings per share (4):
  Basic.................     0.09     0.45     0.59     0.39     0.28     0.16     0.12
  Diluted...............     0.09     0.45     0.59     0.39     0.27     0.16     0.11

                                                    December 31,
                         Sept. 30,  --------------------------------------------
                            1999      1998     1997     1996     1995     1994
                         ---------- -------- -------- -------- -------- --------
Balance Sheet Data:
Total assets............ $3,331,476 $412,506 $303,142 $259,004 $185,880 $147,048
Long-term debt..........    625,321   13,007   17,207   20,718   23,992   26,542
Net stockholders'
 equity.................  1,490,880  199,844  120,781   70,859   69,093   43,128

--------
(1) Effective March 1, 1999, TV Guide's consolidated operating results include the operating results of certain corporations which own and publish TV Guide Magazine, publish cable-based television listing guides, operate the web site now known as TV Guide Online and hold certain other assets. These corporations were acquired from an indirect subsidiary of The News Corporation Limited in a transaction accounted for as a purchase.
(2) Effective February 1, 1998, TV Guide's consolidated operating results include the operating results of Turner Vision Inc.'s retail C-band business. Turner Vision contributed its retail C-band business to Superstar/Netlink Group LLC, a joint venture formed to combine the retail C-band business of TV Guide's Superstar division and Liberty's Netlink USA division, in return for an approximate 20% interest in Superstar/Netlink Group LLC.
(3) Effective April 1, 1996, TV Guide's consolidated operating results include the operating results of Superstar/Netlink Group LLC. Before the formation of Superstar/Netlink Group LLC, Superstar's retail C-band business operated as a division of TV Guide.
(4) Earnings per share have been adjusted for the two-for-one stock split effected in the form of a stock dividend in December 1999.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

   The following selected unaudited pro forma combined financial data gives effect to the merger. The operating data assumes that the merger was completed on April 1, 1998 and the balance sheet data assumes that the merger was completed on September 30, 1999. The selected unaudited pro forma combined financial data do not reflect any cost savings and other synergies which may result from the merger and are not necessarily indicative of the results of operations or the financial position which would have occurred had the merger been completed on the dates indicated, nor is it necessarily indicative of future results or financial position. The selected unaudited pro forma combined financial data presented below (in thousands, except per share data) should be read in conjunction with the historical consolidated financial statements and related notes thereto of Gemstar and TV Guide incorporated by reference into this joint proxy statement/prospectus and the Unaudited Pro Forma Condensed Combined Financial Statements and related notes thereto included in this joint proxy statement/prospectus.

                                             Six Months Ended     Year Ended
                                              Sept. 30, 1999  March 31, 1999 (2)
                                             ---------------- ------------------
Statement of Operations Data:
Revenues....................................    $ 705,900         $1,466,991
Operating loss..............................     (147,030)          (245,328)
Net loss....................................     (170,063)          (278,211)
Loss per share (1):
  Basic.....................................        (0.43)             (0.70)
  Diluted...................................        (0.43)             (0.70)
Other Data:
EBITDA (3)..................................      173,145            386,887

                                                                  Sept. 30, 1999
                                                                  --------------
Balance Sheet Data:
Total assets.....................................................  $10,920,125
Long-term debt...................................................      605,321
Net shareholders' equity.........................................    8,117,646

--------
(1) Loss per share has been adjusted for the two-for-one stock split effected in the form of a stock dividend in December 1999.
(2) The pro forma combined financial data for the year ended March 31, 1999 is based on Gemstar's operating results for that period and those of TV Guide for the year ended December 31, 1998.
(3) EBITDA means operating loss before depreciation and amortization. EBITDA is presented supplementally as management believes it is an appropriate measure for evaluating operating performance and is a standard measure commonly reported and widely used by analysts, investors and others associated with the media and entertainment industry. However, EBITDA does not take into account substantial costs of doing business, such as income taxes and interest expense. Accordingly, it should be considered in addition to, but not as a substitute for, operating income, net income, cash flow from operations and other measures of financial performance prepared in accordance with generally accepted accounting principles which are presented in the consolidated financial statements incorporated by reference into this joint proxy statement/prospectus. Additionally, Gemstar's calculation of EBITDA may be different than the calculation used by other companies and therefore, comparability may be affected.

                    HISTORICAL AND PRO FORMA PER SHARE DATA

   We have summarized below the per share information of Gemstar and TV Guide on a historical, pro forma combined and pro forma equivalent basis. The information should be read in conjunction with the historical consolidated financial statements and related notes thereto of Gemstar and TV Guide that are incorporated by reference into this joint proxy statement/prospectus and the Unaudited Pro Forma Condensed Combined Financial Statements and related notes thereto included in this joint proxy statement/prospectus. For information on where you can find more information about Gemstar and TV Guide, see pages 170 through 172.

   You should be aware that the pro forma information may not be indicative of what actual results will be in the future or what results would have been had Gemstar and TV Guide been merged for the periods presented.

                                            Six Months Ended     Year Ended
                                             Sept. 30, 1999  March 31, 1999 (1)
                                            ---------------- ------------------
Basic earnings (loss) per share (2):
Gemstar historical.........................      $0.21             $0.38
TV Guide historical........................       0.04              0.30
Gemstar pro forma combined.................      (0.43)            (0.70)
TV Guide pro forma equivalent (3)..........      (0.28)            (0.46)
Diluted earnings (loss) per share (2):
Gemstar historical.........................       0.18              0.33
TV Guide historical........................       0.04              0.30
Gemstar pro forma combined.................      (0.43)            (0.70)
TV Guide pro forma equivalent (3)..........      (0.28)            (0.46)
                                             Sept. 30, 1999
                                             --------------
Book value per share (2):
Gemstar historical.........................      $1.27
TV Guide historical........................       4.90
Gemstar pro forma combined.................      20.26
TV Guide pro forma equivalent (3)..........      13.32

--------
(1) Earnings per share for TV Guide are for the year ended December 31, 1998 on a pro forma basis for TV Guide's acquisitions of News America Publications Inc. and TVSM, Inc.
(2) Per share amounts have been adjusted for the Gemstar and TV Guide two-for-one stock splits effected in the form of stock dividends in December 1999.
(3) Amount is calculated by multiplying the Gemstar pro forma combined amount by the exchange ratio of 0.6573.
(4) No cash dividends were paid by Gemstar or TV Guide during the periods presented.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

   Gemstar common stock is traded on the Nasdaq National Market under the symbol "GMST." TV Guide Class A common stock is traded on the Nasdaq National Market under the symbol "TVGIA."

   The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of Gemstar common stock and TV Guide Class A common stock each as reported on the Nasdaq National Market and, in the case of Gemstar common stock, as adjusted for the two-for-one stock splits, effected in the form of stock dividends, on May 14, 1999 and December 13, 1999 and, in the case of the TV Guide Class A common stock, as adjusted for the two-for-one stock splits, effected in the form of stock dividends, on August 21, 1998 and December 17, 1999. The TV Guide Class B common stock is not publicly traded and is beneficially owned by Liberty Media Corporation and The News Corporation Limited. All share numbers and share prices in this joint proxy statement/prospectus (other than share numbers and share prices in "The Merger--Background of the Merger," "The Merger--Opinion of Financial Advisor to Gemstar's Board of Directors," "The Merger--Opinion of Financial Advisor to TV Guide's Board of Directors," Annex E and Annex F) have been appropriately adjusted to reflect the foregoing stock splits as applicable.

                                                                     TV Guide
                                                        Gemstar       Class A
                                                     Common Stock  Common Stock
                                                     ------------- -------------
                                                     Market Price  Market Price
                                                     ------------- -------------
                                                      High   Low    High   Low
                                                     ------ ------ ------ ------
Year Ended December 31, 1998
  First Quarter..................................... $ 9.34 $ 5.19 $10.82 $ 6.69
  Second Quarter....................................  11.44   7.19  11.07   9.00
  Third Quarter.....................................  12.06   7.75  10.28   6.88
  Fourth Quarter....................................  17.30   9.63  13.38   5.13
Year Ended December 31, 1999
  First Quarter..................................... $18.97 $13.88 $20.75 $10.94
  Second Quarter....................................  33.81  18.00  25.13  17.39
  Third Quarter.....................................  40.56  24.63  20.82  12.82
  Fourth Quarter ...................................  79.50  33.31  48.50  19.31
Year Ended December 31, 2000
  First Quarter (through February 7, 2000).......... $88.50 $60.94 $50.00 $34.44

   On October 1, 1999, the last full trading day before the public announcement of the execution and delivery of the merger agreement, the closing price per share of: (1) Gemstar common stock was $41.81 and (2) TV Guide Class A common stock was $20.77. On February 7, 2000, the most recent practicable date before the date of this document, the closing price per share of: (1) Gemstar common stock was $63.38 and (2) TV Guide Class A common stock was $36.75. We urge stockholders to obtain current market quotations before making any decision with respect to the merger.

   Neither Gemstar nor TV Guide has declared a cash dividend on its securities since it became a public company. Gemstar intends to retain future earnings for use in its business and does not anticipate paying any dividends on Gemstar common stock in the foreseeable future. Under TV Guide's existing credit facilities, TV Guide is limited in the amount of cash dividends it can pay on TV Guide common stock.

   On February 7, 2000, there were approximately 266 holders of record of Gemstar common stock. There were approximately 111 holders of record of TV Guide common stock on the record date for the special meeting of TV Guide stockholders.

   After the change in Gemstar's place of incorporation from the British Virgin Islands to the State of Delaware and after the completion of the merger, shares of Gemstar common stock will continue to be traded on the Nasdaq National Market. After the completion of the merger, shares of TV Guide Class A common stock will cease to be traded on the Nasdaq National Market.

                                  RISK FACTORS

   You should consider the following risks in making your determination as to how to vote on the proposals relating to the merger and the transactions contemplated by the merger agreement. These matters should be considered along with the other information included or incorporated by reference in this joint proxy statement/prospectus. We have separated the risks into three groups:

   .  risks relating to the merger;

   .  risks relating to the combined company; and

   .  risks relating to the change in Gemstar's place of incorporation.

RISKS RELATING TO THE MERGER

   The exchange ratio is determined in advance, and fluctuations in the market price of Gemstar common stock will affect the value of the merger consideration to be received by TV Guide stockholders

   As a result of the merger, each outstanding share of TV Guide common stock will be converted into the right to receive 0.6573 of a share of Gemstar common stock. The merger agreement does not provide for adjustment of this exchange ratio if the market price of Gemstar common stock fluctuates. As a result, TV Guide stockholders will not be compensated for decreases in the market price of Gemstar common stock which could occur before the completion of the merger. If the market price of Gemstar common stock decreases before the completion of the merger, the value at the completion of the merger of the Gemstar common stock to be received by TV Guide stockholders in the merger would correspondingly decrease. In addition, because the merger will be completed only after all the conditions to the merger are satisfied or waived, including the receipt of regulatory approvals, there is no way to be sure that the price of Gemstar common stock at the time the merger is completed will be the same as its price on the date of the special meetings. Changes in the business, operations or prospects of Gemstar, regulatory considerations, general market and economic conditions and other factors may affect the price of Gemstar common stock. Many of those factors are beyond our control. You are encouraged to obtain current market quotations for Gemstar common stock. No assurance can be given as to the market price of Gemstar common stock at any time before the completion of the merger or as to the market price of Gemstar common stock at any time thereafter.

The holdings of Gemstar stockholders will be diluted by the merger

   The merger will dilute the ownership position of the present stockholders of Gemstar. Based on the number of shares of TV Guide common stock outstanding at January 25, 2000 and an exchange ratio of 0.6573, Gemstar would issue to TV Guide stockholders approximately 200.1 million shares (207.4 million shares assuming the exercise of all vested and unvested options) of Gemstar common stock in the merger. As a result, based on the number of shares of Gemstar common stock outstanding at January 25, 2000, TV Guide stockholders would hold approximately 49.2% (44.6% on a fully diluted basis assuming the exercise of all vested and unvested options) of the outstanding shares of Gemstar common stock immediately after the completion of the merger.

   Substantial stockholders of Gemstar and TV Guide have entered into a stockholders agreement that will significantly affect control of the combined company following the completion of the merger

   Immediately following the completion of the merger, Henry C. Yuen will own approximately 3.0%, Liberty Media Corporation will beneficially own approximately 21.5% and The News Corporation Limited will beneficially own approximately 21.5% of the outstanding shares of Gemstar common stock based on the number of shares of Gemstar common stock and TV Guide common stock outstanding on January 25, 2000. On a fully diluted basis (assuming the exercise of all vested and unvested options), Mr. Yuen will own approximately 10.0%, Liberty will beneficially own approximately 18.8% and News Corp. will beneficially own approximately 18.8% of Gemstar's common stock based on the number of shares of Gemstar common stock and TV Guide common stock and options to purchase such shares outstanding on January 25, 2000. These stockholders and Gemstar have entered into a stockholders agreement, which will be effective upon the completion of the merger. The stockholders agreement provides, among other things, for the following:

  . Each of Liberty and News Corp. will vote their shares of Gemstar common stock for the election to the combined company's board of directors of Mr. Yuen and five persons (including two independent directors) designated by Mr. Yuen. For purposes of the stockholders agreement, six of the combined company's initial directors selected by Gemstar are deemed selected by Mr. Yuen.

  . Mr. Yuen will vote his shares of Gemstar common stock for the election to the combined company's board of directors of three persons (including one independent director) designated by Liberty and three persons (including one independent director) designated by News Corp. For purposes of the stockholders agreement, three of the combined company's initial directors selected by TV Guide are deemed selected by Liberty and three of the combined company's initial directors selected by TV Guide are deemed selected by News Corp.

  . Liberty and News Corp. have agreed to use their respective best efforts to cause their designees to the combined company's board of directors to vote for the election of Mr. Yuen as Chairman of the Board and Chief Executive Officer and Elsie Ma Leung (and any successor to her chosen by Mr. Yuen) as co-President, co-Chief Operating Officer, a member of the Office of the Chief Executive and Chief Financial Officer for five years after the completion of the merger unless her employment is earlier terminated for cause.

  . Mr. Yuen has agreed to use his best efforts to cause his designees to the combined company's board of directors to vote for (1) the election of Joachim Kiener (and any successor to him chosen by News Corp.) as co-President, co-Chief Operating Officer and a member of the Office of the Chief Executive, and (2) the election of Peter C. Boylan III (and any successor to him chosen by Liberty) as co-President, co-Chief Operating Officer and a member of the Office of the Chief Executive.

   Except as stated above, the arrangements described above will be in effect until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar other than as a result of his termination without cause. Additionally, if Mr. Yuen should die or become disabled during such five-year period, Liberty and News Corp. have each agreed, for the remainder of the five-year period, to continue to vote for the election to the combined company's board the directors formerly designated by Mr. Yuen or their successors (including Mr. Yuen's successor) and to vote against their removal except for cause.

   The arrangements created by the stockholders agreement, together with the provisions of the combined company's bylaws discussed below, will have the effect of continuing the present management of Gemstar and TV Guide in office for five years. Such documents will also ensure that six directors selected by Mr. Yuen (two of whom will be independent directors), three directors selected by Liberty (one of whom will be an independent director) and three directors selected by News Corp. (one of whom will be an independent director) will comprise the combined company's board of directors for five years after the completion of the merger.

   The terms of the stockholders agreement are an important part of the merger. We recommend that you read carefully the explanation of the stockholders agreement on pages 121 through 124.

   Our corporate governance structure following the merger will be unusual, will continue Gemstar's and TV Guide's current management and will require stockholders and directors of the combined company to meet specified voting requirements before taking certain actions

   Gemstar and TV Guide have agreed to a variety of corporate governance arrangements that will differ significantly from the manner in which the two companies are currently managed.

   First, the combined company's bylaws will provide that Henry C. Yuen will be Chairman of the Board (so long as he is a director) and Chief Executive Officer for five years after the completion of the merger unless he earlier dies or resigns or his employment is earlier terminated for disability or for cause in accordance with his employment agreement. This bylaw requirement can only be changed with the approval of nine of the twelve members of the board of directors or by the affirmative vote of 66 2/3% or more of the voting power of Gemstar's stock. It is unlikely that any such amendment to the bylaws will be made, however, because:

  .  Mr. Yuen is entitled to select six members of the board of directors;
     and

  . Liberty Media Corporation and The News Corporation Limited (who will collectively beneficially own approximately 43.0% of Gemstar's outstanding common stock immediately after the completion of the merger based on the number of shares of Gemstar common stock and TV Guide common stock outstanding on January 25, 2000) have each agreed to vote their shares of Gemstar common stock for, or to use their best efforts to cause their respective designees on the board of directors to vote for, the election of Mr. Yuen as a director, the appointment of Mr. Yuen as Chairman of the Board and Chief Executive Officer and the election of five other designees of Mr. Yuen as directors.

   Second, the combined company's certificate of incorporation will require the affirmative vote of at least 66 2/3% of the voting power of Gemstar's stock to approve certain actions. See "Summary of the Combined Company's Certificate of Incorporation and Bylaws--Supermajority Vote." As a result, Liberty and News Corp., if they voted together, would be able to prevent the combined company from taking such actions.

   Third, the combined company's bylaws will require approval of seven of the twelve members of the board of directors for certain itemized fundamental decisions. As a result, if all six directors designated by Mr. Yuen or all six directors designated by Liberty and News Corp. vote to oppose any fundamental decision identified in the bylaws, then the combined company will not be able to take such action.

   Fourth, the combined company's bylaws provide that, except for matters delegated to the Compensation Committee, the Audit Committee or the Special Committee, matters identified in the bylaws as "fundamental decisions" and matters that require approval by supermajority vote of stockholders, if a matter is brought before the board of directors and if there is a tie vote with respect to such matter, then the exclusive power to approve or disapprove that matter will generally be exercised by the Tie-breaking Committee (of which Mr. Yuen will be the sole member) until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar. Thereafter, until the third annual board of directors' meeting following (1) the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar or, if later, (2) the fifth anniversary of the completion of the merger, the TVG Director Committee, the members of which will be directors designated by TV Guide immediately before the merger or their successors, will generally have the ability to resolve tie votes. See "Summary of Certificate of Incorporation and Bylaws--Board of Directors."

   There is no assurance that the arrangements contained in the combined company's certificate of incorporation or bylaws will prove to be a successful model for managing the combined company.

   The combined company's governance structure following the completion of the merger is an important part of the merger. We recommend that you read carefully the complete explanation of this structure in the "Summary of the Combined Company's Certificate of Incorporation and Bylaws," as well as the complete text of the proposed form of certificate of incorporation and bylaws attached as Annexes B and C, respectively, to this joint proxy statement/prospectus.

Anti-takeover defense provisions may make it more difficult for a third party to acquire control of the combined company

   After the change in Gemstar's place of incorporation from the British Virgin Islands to the State of Delaware and the completion of the merger, the combined company's new certificate of incorporation and bylaws will contain certain provisions substantially similar to those provisions in Gemstar's current governing documents that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the combined company. These provisions impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. For example, the combined company's certificate of incorporation will provide that directors will be elected and retired in rotation. Directors will be elected to three-year terms, and only one-third of the directors will stand for election in a given year.

   Additionally, after the completion of the merger, the combined company will continue the effectiveness of Gemstar's rights agreement commonly known as a "poison pill," with certain amendments. Under the rights agreement, holders of Gemstar's common stock are entitled to one preferred share purchase right for each share of common stock they hold. The rights are triggered if a third party acquires beneficial ownership of 15% or more of Gemstar's common stock. Once triggered, the rights entitle stockholders (other than the third party causing such rights to be triggered) to purchase Gemstar common stock at a discount. As a result, the rights have the anti-takeover effect of causing substantial dilution to a person or group that attempts to acquire a significant amount of Gemstar common stock on terms not approved by Gemstar's board of directors. The purpose of the rights agreement is to ensure that any potential acquiror of Gemstar must negotiate with the board of directors before an acquisition. The rights agreement, as amended, will also discourage each of Liberty Media Corporation and The News Corporation Limited from increasing their respective ownership positions in the combined company after the completion of the merger, except for certain permitted purchases of Gemstar common stock. See "Summary of Amendments to Rights Agreement."

   The foregoing provisions may now and could in the future limit the price that certain investors might be willing to pay for shares of Gemstar common stock or may discourage offers for Gemstar, even those in the best interests of Gemstar's stockholders.

Regulatory agencies may impose conditions on the merger

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Gemstar and TV Guide were required to file pre-merger notification and report forms with the Antitrust Division of the Department of Justice (known as the DOJ) and the Federal Trade Commission (known as the FTC), and a waiting period must expire or terminate before the merger may be completed. The DOJ or the FTC could take action under the antitrust laws to enjoin the merger or require divestiture of assets or businesses of Gemstar or TV Guide. We also do not know whether a third party will challenge the merger on antitrust grounds or what the result of a third party challenge might be.

   Gemstar and TV Guide filed pre-merger notification forms with the DOJ and the FTC on November 12, 1999. In addition, Liberty Media Corporation and The News Corporation Limited, the two largest beneficial owners of TV Guide common stock, filed or, in the case of Liberty, caused its ultimate parent entity to file, on November 23, 1999 pre-merger notification forms with the DOJ and the FTC. The DOJ, which has been assigned as the reviewing agency, issued requests to Gemstar and TV Guide on December 10, 1999 and to Liberty's ultimate parent entity and News Corp. on December 23, 1999 for additional information and documentary material (each known as a second request). As soon as there is substantial compliance with each second request, a 20-day waiting period begins during which the DOJ has an opportunity to review the merger. Such waiting periods must expire or terminate before the merger may be completed. Gemstar, TV Guide, Liberty (and its ultimate parent entity) and News Corp. are currently preparing responses to the second requests.

   It is possible that one or more individual states could investigate and challenge the merger under either federal law or their own state law, although states have no notification and waiting period requirements. Depending on the nature of any of these challenges, and any conditions imposed as a result, these challenges and conditions could delay the completion of the merger or lessen the anticipated benefits of the merger.

   In addition, approval by the Federal Communications Commission (known as the FCC) is required for the transfer of control to Gemstar of a small number of licenses which authorize TV Guide to use facilities to transmit programming to satellites. Applications have been filed requesting such approval, which are subject to public comment.

   The merger agreement requires us to take all steps necessary to avoid or eliminate each and every impediment to the merger and to obtain all consents or waivers under any antitrust, competition, communications or broadcast law that may be asserted by any governmental authority so as to enable us to complete the merger as expeditiously as possible (including, among other things, the sale or disposition of assets or businesses as may be required). The merger agreement does not, however, obligate either of us to divest assets on which our respective electronic program guide businesses are dependent if such divestiture would have a material adverse effect on such business or take any other action that materially and adversely impacts our respective abilities to participate in the electronic program guide business.

We may have difficulties in combining the operations of Gemstar and TV Guide and may not achieve strategic and other benefits

   We may not be able to combine successfully the operations of Gemstar and TV Guide. Among the factors considered by Gemstar's board of directors and TV Guide's board of directors in connection with their respective approvals of the merger agreement and the merger were the opportunities for efficiencies that could result from the merger. Difficulties may be encountered in integrating the operations of Gemstar and TV Guide, and the benefits expected from such integration may not be realized. We cannot assure you that we will retain our key personnel or that we will realize any of the other anticipated benefits of the merger.

   The merger will permit integrating Gemstar's and TV Guide's product offerings and coordinating our research and development and sales and marketing efforts. The difficulties of such integration and coordination may be increased by the fact that:

  . our executive officers are not anticipated to be located in one place, and

  .  our personnel do not have the same business backgrounds.

   In addition, the process of integrating Gemstar and TV Guide will require substantial attention from management and could cause the interruption of, or a loss of momentum in, our business activities, which could have an adverse effect on our combined operations. See "Unaudited Pro Forma Combined Financial Statements." Also, any delays or increased costs of combining the two companies could adversely affect us and disrupt our operations.

Gemstar's and TV Guide's directors and executive officers may have interests different from or in addition to those of stockholders generally

   When considering the recommendation of Gemstar's board of directors to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger, you should be aware that the directors and executive officers of Gemstar identified below may have interests in the merger that are different from or in addition to your and their interests as stockholders:

  . Henry C. Yuen, Chairman of the Board, Chief Executive Officer, President and a director of Gemstar:

    . will, pursuant to the combined company's bylaws, continue to be Chairman of the Board (so long as he is a director) and Chief Executive Officer of Gemstar for five years after the completion of the merger unless he earlier dies or resigns or his employment is earlier terminated for disability or for cause in accordance with his employment agreement;

    . will, pursuant to the combined company's bylaws, be the sole member of the Tie-breaking Committee of the Gemstar board with the power to resolve tie votes of the Gemstar board and the Executive Committee (except for matters delegated to the Compensation Committee, the Audit Committee or the Special Committee, matters identified in the bylaws as "fundamental decisions" and matters that require approval by supermajority vote of stockholders) until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar;

    . has entered into a stockholders agreement with Liberty Media Corporation, The News Corporation Limited and Gemstar under which Liberty and News Corp. have agreed (1) to vote for, or to use their best efforts to cause their respective designees on the board of directors to vote for, Mr. Yuen's election as a director and appointment as Chairman of the Board and Chief Executive Officer until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar other than as a result of his termination without cause and
       (2) to vote for the election to the board of five other persons (including two independent directors) designated by Mr. Yuen until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar other than as a result of his termination without cause, provided that if Mr. Yuen should die or become disabled during such five-year period Liberty and News Corp. have each agreed, for the remainder of the five-year period, to continue to vote for the election to the board of the directors formerly designated by Mr. Yuen or their successors (including Mr. Yuen's successor) and to vote against their removal except for cause; and

    . has entered into an amendment to his existing employment agreement, which, subject to the completion of the merger, extends the overall term of his employment.

  . Liberty and News Corp. have agreed to use their respective best efforts to cause their designees to the Gemstar board of directors to vote for the election of Elsie Ma Leung (and any successor to her chosen by Mr.
     Yuen), as co-President, co-Chief Operating Officer, a member of the Office of the Chief Executive and Chief Financial Officer, for five years after the completion of the merger unless her employment is earlier terminated for cause.

   Gemstar stockholders should consider whether these interests may have influenced Gemstar's directors and executive officers to support or recommend the proposal to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger.

   When considering the recommendation of TV Guide's board of directors to approve and adopt the merger agreement, you should be aware that the directors and executive officers of TV Guide identified below may have interests in the merger that are different from or in addition to your and their interests as stockholders:

  . Joachim Kiener, TV Guide's Chairman and Chief Executive Officer, and Peter C. Boylan III, TV Guide's President and Chief Operating Officer, are entering into new employment agreements with TV Guide, effective as of March 1, 1999, for a term of four years expiring on March 1, 2003. Gemstar will assume these agreements in the merger. The employment agreements will provide for Messrs. Kiener and Boylan to receive the following increased benefits subject to completion of the merger:

    . The term of employment for each of Messrs. Kiener and Boylan will be extended to the sixth anniversary of the completion of the merger.

    . After the sixth anniversary of the completion of the merger, the employment agreements for each of Messrs. Kiener and Boylan will be automatically renewed for a term of three additional years unless either party elects not to renew. If such agreements are not renewed or if the terms of such renewal are not agreed upon, such failure to renew or agree will be treated as a termination without cause under the employment agreements, in which case Mr. Kiener or Mr. Boylan, as the case may be, will be entitled to three times his annual base salary.

    . Mr. Kiener's base compensation will increase, but the guaranteed portion of his bonus will be eliminated, resulting in a net decrease of Mr. Kiener's guaranteed annual cash compensation.

    . Provisions in the employment agreements relating to the procedure for and effect of terminating the employment of Messrs. Kiener and Boylan for cause will become more favorable to the employee and will require that Mr. Kiener or Mr. Boylan, as the case may be, receives notice of any proposed termination and an opportunity to be heard by a majority of the board of directors before any such termination.

    . If either Mr. Kiener or Mr. Boylan is terminated without cause or has been constructively terminated, Mr. Kiener or Mr. Boylan, as the case may be, will be entitled to a lump sum payment equal to the greater of three times his annual base salary or the amount equal to the product of his annual base salary multiplied by the number of years remaining (rounded up) in the term of employment under his employment agreement and will be entitled to the continuation of the additional benefits provided for in his employment agreement (such as participation in medical, disability and life insurance plans) for 60 months from the last date of employment. If either Mr. Kiener or Mr. Boylan is terminated without cause or is constructively terminated, all stock options and other stock incentive awards previously granted to him will immediately vest in full and become fully exercisable for their full term and all previously vested stock options and other stock incentive awards will remain fully exercisable for their full term.

    . At any time after the eighteenth month following the completion of the merger, each of Messrs. Kiener and Boylan will be entitled to terminate his employment with Gemstar without reason and receive a lump sum payment equal to his current annual base salary. All previously vested stock options and other stock incentive awards shall remain fully exercisable for their full term rather than a maximum period of three months in the event of such termination.

    . The definition of "change of control" in the employment agreements will be broader following the completion of the merger, and in the event of a change of control, each of Mr. Kiener or Mr. Boylan will have the right to terminate his employment within 90 days of notice of a change of control and receive a lump sum payment of five times his current base salary and the continuation of all other elements of his compensation for 60 months from the last date of employment. In such event, all unvested stock options and other stock incentive awards previously granted to each of Mr. Kiener or Mr. Boylan, as the case may be, will immediately vest in full and such options and awards and all previously vested stock options and other stock incentive awards shall remain fully exercisable for their full term.

    . Each of Messrs. Kiener and Boylan will be released from certain post-employment covenants relating to competing with, soliciting employees of and cooperating with Gemstar.

    . Gemstar may not terminate (1) Mr. Kiener's employment without the consent of the Gemstar board members designated by The News Corporation Limited (other than Mr. Kiener and any independent director) or (2) Mr. Boylan's employment without the consent of the Gemstar board members designated by Liberty Media Corporation (other than Mr. Boylan and any independent director).

    . The amount that Messrs. Kiener and Boylan will be entitled to be reimbursed for certain benefits will be increased to offset the tax effect of receiving such benefits.

  . Pursuant to the merger agreement, all outstanding TV Guide stock options granted before January 1, 1999, and 400,000 TV Guide stock options granted to each of Messrs. Kiener and Boylan on or after January 1, 1999 and 50,000 TV Guide stock options granted to others on or after January 1, 1999 will accelerate and remain exercisable for the balance of their term. Also, options granted to each of Messrs. Kiener and Boylan to purchase 1,521,376 shares of TV Guide common stock (which options will each represent the right to purchase 1,000,000 shares of Gemstar common stock following the completion of the merger), subject to TV Guide stockholder approval of the plan amendments, will vest and become exercisable ratably on each of the first through the sixth anniversaries of the merger, rather than vesting at one time on September 30, 2009. Each of the foregoing stock options will become an option to purchase Gemstar common stock (as adjusted in accordance with the merger agreement). As of January 25, 2000, the number of shares of TV Guide common stock subject to options held by

    .  Mr. Kiener was 2,121,376, and

    .  Mr. Boylan was 4,134,584.

       Additionally, other directors or executive officers of TV Guide have TV Guide stock options. As of January 25, 2000, the number of shares of TV Guide common stock subject to options held by directors and executive officers other than Messrs. Kiener and Boylan was 1,128,000.

  . The parties have agreed to continue the indemnification currently in effect for TV Guide's directors, officers, employees and agents for a period of six years after the completion of the merger.

  . Mr. Kiener will join Gemstar after the completion of the merger in the position of co-President and co-Chief Operating Officer in charge of certain businesses of TV Guide, and Mr. Boylan will join Gemstar after the completion of the merger in the position of co-President and co-Chief Operating Officer in charge of certain businesses of TV Guide.

  . Up to seven executive officers of TV Guide, including Messrs. Kiener and Boylan, will enter into tax protection agreements with TV Guide before the completion of the merger. These agreements will obligate TV Guide to compensate them for the effects of United States federal excise taxes that may become payable because of the acceleration of the vesting of their stock options in connection with the completion of the merger.

  . TV Guide may enter into severance arrangements with certain of its executive officers which would entitle such executive officers to a lump sum payment equivalent to 24 months of salary if such officers are terminated without cause within 24 months after the completion of the merger.

   TV Guide stockholders should consider whether these interests may have influenced TV Guide's directors and executive officers to support or recommend the merger.

If we fail to complete the merger, the stock price and future business and operations of Gemstar and/or TV Guide could be negatively impacted

   If we do not complete the merger for any reason, each company may be subject to a number of material risks, including the following:

  . either Gemstar or TV Guide may be required to pay the other a termination fee of up to $409 million. See "Terms of the Merger Agreement--Termination Fee."

  . TV Guide may elect to effectuate the non-exclusive cross license between Gemstar and TV Guide of patent rights with respect to interactive program guides. See "The Merger--Cross License."

  . The option to purchase 14.9% of Gemstar common stock granted to TV Guide by Gemstar may become exercisable. See "The Merger--Cross Options."

  . The option to purchase 14.9% of TV Guide common stock granted to Gemstar by TV Guide may become exercisable. See "The Merger--Cross Options."

  . The price of Gemstar common stock and/or TV Guide common stock may decline to the extent that the current market price of each stock is greater than it would have been in the absence of the merger.

  . The pending litigation between Gemstar and TV Guide may not be resolved unless the cross license agreement between Gemstar and TV Guide described below on page 99 becomes effective.

  . Certain costs related to the merger, such as financial advisor, attorney and accountant fees, must be paid even if the merger is not completed.

   In addition, customers of Gemstar and TV Guide may, in response to the announcement of the merger, delay or defer purchasing products or services offered by the companies. Any delay or deferral in such purchases could have a material adverse effect on the respective businesses of Gemstar or TV Guide, regardless of whether the merger is ultimately completed. Similarly, current and prospective TV Guide employees may experience uncertainty about their future role with Gemstar until Gemstar's strategies with regard to TV Guide are announced or executed. This may adversely affect TV Guide's ability to attract and retain key management, marketing and technical personnel.

   If the merger agreement is terminated and the board of directors of either Gemstar or TV Guide seeks another merger or business combination, there can be no assurance that Gemstar will be able to find as attractive a merger candidate or that TV Guide will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger. In addition, while the merger agreement is in effect and subject to limited exceptions
described on page   of this joint proxy statement/prospectus, Gemstar and TV
Guide are prohibited from soliciting, initiating, encouraging or participating in negotiations regarding transactions, such as a merger, consolidation or other business combination, with any party other than each other.

RISKS RELATING TO THE COMBINED COMPANY

After the merger, the combined business may experience slower growth and decreased profit margins and require greater capital expenditures than the present business of Gemstar

   In recent fiscal years, Gemstar has experienced significant increases in its revenues and has earned substantial profit margins. For example, Gemstar's revenues were $83.0 million for fiscal 1997, $126.6 million for fiscal 1998 and $166.5 million for fiscal 1999, representing an increase in revenues of 52% in fiscal 1998 and 32% in fiscal 1999. Gemstar's net income of $38.7 million in fiscal 1998 and $73.9 million in fiscal 1999 represented 30.6% and 44.4% of Gemstar's total revenues for such fiscal years. While TV Guide's total revenues are significantly greater than Gemstar's, its profit margins are substantially lower. Thus, while we expect the combined company's revenues to be greater, its profit margins will probably be lower than those earned by Gemstar before the completion of the merger. Further, we do not expect the combined company to experience, in percentage terms, the rapid revenue growth that Gemstar experienced before the completion of the merger.

   In addition, the merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. The cost to acquire TV Guide will be allocated by Gemstar to the assets acquired and liabilities assumed based on their fair values, with any excess being treated as goodwill and amortized over the useful life of such assets and liabilities. The combined company's net income will be adversely affected by the amortization of goodwill and other intangible assets following the completion of the merger.

TV Guide Magazine, which is a significant business, has experienced significant declines in circulation and EBITDA

   TV Guide provides TV Guide Magazine to households and newsstands and customized monthly program guides for cable and satellite operators. These businesses constitute a significant portion of TV Guide's operations. If TV Guide had acquired TV Guide Magazine on January 1, 1999, TV Guide Magazine would have represented approximately 52% of TV Guide's revenues and approximately 60% of its operating income before depreciation and amortization (known as EBITDA) for the nine months ended September 30, 1999. TV Guide Magazine has seen circulation decline significantly. These declines have been steady since the late 1980s and continued through the most recent period. The primary causes of these declines have been the continued effects of increased competition from television listings included in local newspapers, free television listings supplements in Sunday newspapers, electronic program guides and other sources. EBITDA for TV Guide Magazine has also declined significantly, from $203 million in fiscal 1994 to $151 million in fiscal 1998. These declines are largely due to the effects of lower circulation for TV Guide Magazine on the financial performance of the related business. Declines in TV Guide Magazine's circulation and EBITDA may continue, and the declines could be significant.

TV Guide's C-band business, which is a significant business, is rapidly declining

   TV Guide markets entertainment services to C-band satellite dish owners in the United States through its approximately 80% owned subsidiary, Superstar/Netlink Group. It faces significant competition in this business and has experienced a significant decline in subscribers in recent years. Although the C-band satellite industry experienced rapid growth during the early 1990s, the C-band satellite industry is shrinking with the continued expansion of cable systems and the introduction of direct broadcast satellite services. C-band satellite dishes are substantially larger and less attractive than direct broadcast satellite dishes, which are small and less obtrusive. Recently enacted legislation may permit direct broadcast satellite programmers to offer more attractive programming than Superstar/Netlink Group.

   At December 31, 1999, TV Guide had approximately 1.0 million C-band subscribers as compared to 1.2 million subscribers at December 31, 1998. Superstar/Netlink Group represented 31% of TV Guide's consolidated revenues and 29% of EBITDA for the nine months ended September 30, 1999 on a pro forma basis assuming the acquisition of TV Guide Magazine had occurred on January 1, 1999. TV Guide expects the decline in the C-band industry to continue.

   In November 1999, TV Guide announced an exclusive direct broadcast satellite marketing alliance agreement with EchoStar, Inc. to convert the existing and inactive C-band customers of Superstar/Netlink Group to the high power (small satellite dish) DISH Network service. Under the conversion process, EchoStar will compensate Superstar/Netlink Group on a per subscriber basis, both upon successful conversion and with residual payments over time. It is anticipated that implementation of this agreement will accelerate the subscriber decline in its C-band business.

Growth of VCR Plus+ revenues may be limited

   While VCR Plus+ license fees have increased in each year since Gemstar's inception, future growth of revenues derived from VCR Plus+ may be limited by the fact that virtually all major VCR and television manufacturers have licensed the VCR Plus+ technology and the fact that Gemstar has already expanded into most major markets worldwide. Any further growth in VCR Plus+ license revenues will come only from further penetration of increasingly saturated markets. Accordingly, the combined company's future success depends to a significant extent upon its ability to develop, market and license emerging and new products and services, including Gemstar's interactive program guide technologies.

Leverage may impair our financial condition

   As of September 30, 1999, TV Guide had approximately $625.3 million of long-term debt. TV Guide's debt is significant and could have important consequences to the combined company's stockholders. Potential consequences to the combined company include the following:

  . the ability to obtain any necessary financing in the future for working capital, capital expenditures, acquisitions, debt service requirements and other purposes may be limited;

  . a significant amount of the combined company's earnings may be dedicated to the payment of interest on debt and therefore would be unavailable for financing operations and other business activities;

  . the debt level and the covenants contained in the debt instruments could limit flexibility in planning for, or reacting to, changes in business because certain financing options may be limited or prohibited;

  . the degree of leverage may be more than that of competitors, placing the combined company at a competitive disadvantage; and

  . the debt level may make the combined company more vulnerable in the event of a downturn in its business or the economy in general.

   Most of TV Guide's long-term debt consists of its $400 million of principal amount of senior subordinated notes due 2009. Those notes provide that upon the occurrence of a change of control of TV Guide the noteholders have the right to require TV Guide to repurchase all or any part of their notes at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest through the repurchase date. Completion of the merger will constitute such a change of control. TV Guide anticipates that substantially all noteholders will require TV Guide to repurchase their notes if market interest rates do not decrease materially. The combined company may fund TV Guide's repurchase obligation with borrowings under TV Guide's existing bank credit facilities and with cash, although there can be no assurance that it will be able to negotiate such funding arrangements.

   TV Guide's bank credit facilities require it to maintain specified financial ratios and satisfy certain financial tests. After the completion of the merger, the combined company may be required to be subject to such financial ratios and tests. The combined company's ability to meet these financial ratios and tests may be affected by events beyond its control, and there is no assurance that it will be able to do so. In the event of a default under the bank credit facilities, the lenders could terminate their commitments and declare all amounts borrowed, together with accrued interest and other fees, to be due and payable. Borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable.

   Gemstar or the combined company may elect to refinance all or a portion of the outstanding debt of TV Guide. If Gemstar or the combined company elects to raise additional funds to repay the TV Guide debt through the issuance of equity or convertible debt securities, the percentage ownership of the existing stockholders will be reduced, and these securities may have rights, preferences or privileges senior to those of the existing stockholders.

Paper and postal price increases can materially raise TV Guide's costs

   The price of paper can be a significant factor affecting TV Guide Magazine's operating performance. TV Guide does not hedge against increases in paper costs. The price of paper began to rise around mid-year 1994 and continued to rise more dramatically in 1995 and early 1996. In mid-1996, paper prices began to fall, then increased moderately in 1997 and 1998. Although the combined company intends to continue TV Guide's use of The News Corporation Limited's bulk paper procurement services, paper prices may increase.

   If paper prices do increase and the combined company cannot pass these costs on to its customers, the increases may have a material adverse effect on the combined company. Postage for product distribution and direct mail solicitations will also be a significant expense to the combined company. Postal rates increased in January 1999 and may increase in the future.

The interests of the combined company may diverge from those of substantial stockholders

   Liberty Media Corporation, The News Corporation Limited and Henry C. Yuen will have significant influence over the combined company's business and affairs as a result of the stockholders agreement and their respective beneficial ownership of Gemstar common stock. Based on the market price of Gemstar's common stock on January 25, 2000, each of Liberty and News Corp.'s holdings of Gemstar common stock after the completion of the merger would have an approximate value of $6.6 billion. Due to the significant value of their respective investments in the combined company, it is unlikely that the interests of Liberty and News Corp. would diverge significantly from those of the combined company. Nevertheless, Liberty and News Corp. may have interests that differ from those of the combined company.

New products and rapid technological change may affect our operations

   The emergence of new entertainment products and technologies, changes in consumer preferences and other factors may limit the life cycle of our technologies and any future products and services we develop. Accordingly, our future performance depends on our ability to:

  .  identify emerging technological trends in our market;

  .  identify changing consumer needs, desires and tastes;

  . develop and maintain competitive technology, including new product and service offerings;

  . improve the performance, features and reliability of our products and services, particularly in response to technological changes and competitive offerings; and

  .  bring technology to the market quickly at cost-effective prices.

   We cannot assure you that we will be successful in developing and marketing new products and services that respond to technological and competitive developments and changing customer needs, or that such products and services will gain market acceptance and be incorporated into the technology or products of third parties. However, it is our view that the merger will enhance our ability to do so. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, would have a material adverse effect on our business, financial condition and operating results.

Our interactive program guides may not be accepted by the market

   The market for our interactive program guides has only recently begun to develop, is rapidly evolving and is increasingly competitive. Demand and market acceptance for our interactive program guides are subject to a high level of uncertainty and risk. We cannot predict whether, or how fast, this market will grow. We cannot guarantee either that the market for our interactive program guides will continue to develop or that demand for such guides can be sustained. If the market for our interactive program guides develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results will be materially and adversely affected.

Our business may be affected by changes in the consumer electronics market

   Gemstar derives a substantial majority of its revenues from manufacturer license fees for its VCR Plus+ and interactive program guide technologies. Such fees are largely assessed based on unit shipment volumes of VCRs, televisions and other devices incorporating Gemstar's technologies. Accordingly, our future operating results are substantially dependent on continued growth in the video entertainment products category, and any decline in sales of consumer electronics products employing our technologies would have an adverse impact on our operating results. Demand for new VCRs and televisions may be adversely affected by increasing market saturation, a decline in consumer interest due to a lack of desirable new product features, and a decreased need for unit replacement as the durability of consumer electronics products improves. Demand may also be adversely affected by consumer confusion because of the status of the broadcast industry's conversion to digital broadcast standards. Moreover, sales of consumer electronics devices incorporating Gemstar's technologies may be adversely impacted by the emergence of new product categories and consumer entertainment options. For example, even though Gemstar's VCR Plus+ technology has been licensed to be incorporated into DVD recorders, increased sales of non-recording DVD recorders or other non-recording video entertainment devices and widespread availability of video on demand or near-video on demand services from cable service providers may reduce demand for Gemstar's VCR Plus+ technology. The availability of alternative home entertainment options such as the Internet may also reduce consumer spending on VCRs and televisions.

After the merger, we will face competition in many areas

   After the completion of the merger, we will face competition from a wide range of other companies in the communications, advertising, entertainment, information, media, Internet services, software and technology fields. Some competitors may have greater financial, technical, sales and marketing resources than the combined company. The competitive environment could have a variety of adverse effects on the combined company. For example, it could:

  . require price reductions and increased spending on marketing and product development;

  .  limit our ability to develop new products and services;

  .  limit our ability to expand our customer base; and

  .  result in attrition in our customer base.

   Any of the foregoing events could have an adverse impact on revenues or result in an increase in costs as a percentage of revenues, either of which could have a material adverse effect on our business, financial condition and operating results.

The stock prices of Gemstar and TV Guide have each been volatile; such volatility may continue after the merger

   The market price of Gemstar common stock and TV Guide common stock, each of which is traded on the Nasdaq National Market, have historically been volatile, and it is likely that the market price of the combined company's common stock following the completion of the merger will be subject to significant fluctuations. We believe that future announcements concerning us, our competitors or our principal customers, including technological innovations, new product introductions, governmental regulations, litigation or changes in earnings estimated by analysts, may cause the market price of the combined company's common stock following the completion of the merger to fluctuate substantially in the future. Sales of substantial amounts of outstanding common stock in the public market could materially adversely affect the market price of our common stock. Further, in recent years the stock market has experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of high technology companies. Such price and volume fluctuations often have been unrelated to the operating performance of those companies. These fluctuations as well as general economic, political and market conditions, such as recessions, international currency fluctuations, or tariffs and other trade barriers, may materially and adversely affect the market price of the combined company's common stock following the completion of the merger.

Any infringement by us on patent rights of others could result in litigation

   Patents of third parties may have an important bearing on our ability to offer certain of our products and services. Many of our competitors as well as other companies and individuals have obtained, and may be expected to obtain in the future, patents that concern products or services related to the types of products and services we plan to offer. We cannot assure you that we will be aware of all patents containing claims that may pose a risk of infringement by our products and services. In addition, patent applications in the United States are generally confidential until a patent is issued and so we cannot evaluate the extent to which our products and services may be covered or asserted to be covered by claims contained in pending patent applications. In general, if one or more of our products or services were to infringe patents held by others, we may be required to stop developing or marketing the products or services, to obtain licenses to develop and market the services from the holders of the patents or to redesign the products or services in such a way as to avoid infringing the patent claims. We cannot assess the extent to which we may be required in the future to obtain licenses with respect to patents held by others, whether the licenses would be available or, if available, whether we would be able to obtain the licenses on commercially reasonable terms. If we were unable to obtain the licenses, we may not be able to redesign our products or services to avoid infringement.

RISKS RELATING TO THE CHANGE IN GEMSTAR'S PLACE OF INCORPORATION

The rights of Gemstar stockholders under the new certificate of incorporation and bylaws (which bylaws will be automatically amended and replaced upon the completion of the merger with new bylaws in the form attached as Annex C to this joint proxy statement/prospectus) and under Delaware law will be different than under Gemstar's current governing documents and under British Virgin Islands law

   Before February 23, 2000, Gemstar will change its place of incorporation from the British Virgin Islands to the State of Delaware. For a comparison of the provisions of Gemstar's current amended and restated memorandum of association and amended and restated articles of association to the provisions of Gemstar's new certificate of incorporation and bylaws, see Annex G to this joint proxy statement/prospectus. The rights of stockholders under British Virgins Islands law are different than under Delaware law. For a comparison of British Virgin Islands and Delaware corporate laws, see "Change of Gemstar's Place of Incorporation From the British Virgin Islands to the State of Delaware--Change in Governing Corporate Law" beginning on page 143.

   In addition, after the change in place of incorporation, Gemstar's effective corporate tax rate may increase. See "Change in Gemstar's Place of Incorporation From the British Virgin Islands to the State of Delaware--Tax Consequences" beginning on page 113.

                           FORWARD-LOOKING STATEMENTS

   Certain statements about Gemstar, TV Guide and the combined company contained in this joint proxy statement/prospectus, including statements containing the words "believes," "anticipates," "intends," "expects," and words of similar import, constitute "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements involve numerous known or unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements, some of which are beyond the control of Gemstar, TV Guide or the combined company, include:

  .  continued declines in circulation and operating profits for TV Guide
     Magazine;

  .  increases in paper costs and postal rates;

  . changes in the regulation of cable television and/or satellite industries;

  . loss of the cable and/or satellite compulsory licenses provided by federal law;

  . the willingness of cable and satellite television systems to acquire and install new equipment that will allow us effectively to market our interactive technology;

  . our ability to keep pace with technological developments to protect our intellectual property rights and defend against claims by others asserting infringement of their intellectual property rights;

  .  a reduction in demand for advertising;

  . operating and financial risks related to integrating the Gemstar businesses and the TV Guide businesses;

  . general economic and business conditions, both nationally and internationally;

  .  uncertain demand for our products;

  .  rapid technological changes;

  .  competition;

  .  the ability to manage expanding operations;

  .  dependence on customers and suppliers; and

  . other factors referenced in this joint proxy statement/prospectus or in our reports incorporated by reference.

   Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factor or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following Unaudited Pro Forma Condensed Combined Financial Statements for Gemstar (the "Gemstar Pro Forma Statements") give effect to the merger using the purchase method of accounting as if the merger had been completed on September 30, 1999 for balance sheet purposes and on April 1, 1998 for statement of operations purposes, subject to the assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

   The pro forma adjustments contained in the Gemstar Pro Forma Statements, including the amounts used in the preliminary purchase price allocation, are based upon the best information available to management as of the date of this joint proxy statement/prospectus, in part utilizing preliminary assessments by independent valuation consultants. The pro forma adjustments are preliminary and have been made solely for purposes of developing such Gemstar Pro Forma Statements. In most cases, these estimates have relied heavily on assessments by TV Guide's current management in light of TV Guide's current business model. Following consummation of the merger, the business activities of the combined company will be evaluated by management of the combined company in light of facts and circumstances existing at that time. As a result of that assessment, there is a possibility that certain of the businesses of TV Guide could be substantially changed. As a result, the final allocation of the purchase price and the amounts and lives of the intangible assets, including goodwill, could be different from the amounts and lives used in the Gemstar Pro Forma Statements and such differences could be material to the results of operations of the combined company following the merger.

   The fiscal year ends for Gemstar and TV Guide are different. For purposes of preparing the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 1999, Gemstar's operating results for that period have been combined with the operating results of TV Guide for the year ended December 31, 1998, as further adjusted for TV Guide's acquisition of News America Publications Inc. and TVSM, Inc. on a pro forma basis. See Note 2. For purposes of preparing the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended September 30, 1999, Gemstar's operating results for that period have been combined with the operating results of TV Guide for the same period. Accordingly, TV Guide's results of operations for the three months ended March 31, 1999 have been excluded from the pro forma presentation.

   The Gemstar Pro Forma Statements have been derived from the historical consolidated financial statements of Gemstar and TV Guide, which are incorporated by reference into this joint proxy statement/prospectus, and are qualified in their entirety by reference to, and should be read in conjunction with, such historical consolidated financial statements and related notes thereto.

   The Gemstar Pro Forma Statements are presented for illustrative purposes only and do not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had occurred on the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The Gemstar Pro Forma Statements do not give effect to any cost savings or synergies which may result from the integration of the Gemstar and TV Guide operations.

                      GEMSTAR INTERNATIONAL GROUP LIMITED

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               September 30, 1999
                                 (in thousands)

                              Gemstar    TV Guide   Pro Forma
                             Historical Historical Adjustments      Pro Forma
                             ---------- ---------- -----------     -----------
ASSETS
Cash, cash equivalents and    $258,585  $  102,894 $  (27,500)(1)  $   312,379
 marketable securities.....                           (20,000)(2)
                                                       (1,600)(3)
Accounts receivable,
 prepaid expenses and other
 current assets............     14,412     340,262        --           354,674
                              --------  ---------- ----------      -----------
  Total current assets.....    272,997     443,156    (49,100)         667,053
Property, plant and
 equipment, net............      3,236      58,771        --            62,007
Intangible assets, net.....     17,780   2,801,539  7,306,384 (1)   10,125,703
Other assets, net..........     37,352      28,010        --            65,362
                              --------  ---------- ----------      -----------
                              $331,365  $3,331,476 $7,257,284      $10,920,125
                              ========  ========== ==========      ===========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Accounts payable, accrued
 expenses and current
 debt......................   $ 21,816  $  207,198 $      --       $   229,014
Deferred revenue...........     25,561     287,501        --           313,062
                              --------  ---------- ----------      -----------
  Total current
   liabilities.............     47,377     494,699        --           542,076
Deferred income taxes......     26,271     650,314    906,352 (1)    1,582,937
Long-term debt.............        --      625,321    (20,000)(2)      605,321
Other liabilities..........      1,883      70,262        --            72,145
Shareholders' equity:
  Capital stock............      2,035       3,042     (1,042)(1)        4,035
  Additional paid-in           260,455   1,283,490  6,577,922 (1)    8,120,267
   capital.................                            (1,600)(3)
  Accumulated other
   comprehensive income,
   net of tax..............         84       3,577     (3,577)(1)           84
  Retained earnings........     21,699     200,771   (200,771)(1)       21,699
  Treasury stock, at cost..    (28,439)        --         --           (28,439)
                              --------  ---------- ----------      -----------
    Net shareholders'
     equity................    255,834   1,490,880  6,370,932        8,117,646
                              --------  ---------- ----------      -----------
                              $331,365  $3,331,476 $7,257,284      $10,920,125
                              ========  ========== ==========      ===========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                      GEMSTAR INTERNATIONAL GROUP LIMITED

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      Six Months Ended September 30, 1999
                    (in thousands, except per share amounts)

                                 Gemstar    TV Guide   Pro Forma
                                Historical Historical Adjustments    Pro Forma
                                ---------- ---------- -----------    ---------
Revenues......................   $90,303    $615,597   $     --      $ 705,900
Operating expenses, excluding
 depreciation and
 amortization.................    36,618     496,137         --        532,755
Depreciation and
 amortization.................     2,461      70,893     246,821 (4)   320,175
                                 -------    --------   ---------     ---------
Operating income (loss).......    51,224      48,567    (246,821)     (147,030)
Interest expense..............       --      (24,652)        --        (24,652)
Other income (expense), net...     6,122      (3,419)        --          2,703
                                 -------    --------   ---------     ---------
Income (loss) before income
 taxes........................    57,346      20,496    (246,821)     (168,979)
Provision (benefit) for income    15,481       9,341     (31,422)(5)     1,084
 taxes........................                             7,684 (6)
                                 -------    --------   ---------     ---------
Net income (loss).............   $41,865    $ 11,155   $(223,083)    $(170,063)
                                 =======    ========   =========     =========
Earnings (loss) per share (a):
  Basic.......................   $  0.21                             $   (0.43)
  Diluted.....................   $  0.18                             $   (0.43)
Number of shares (a):
  Basic.......................   199,830                               399,807
  Diluted.....................   238,850                               399,807

--------
(a) Share and per share amounts have been adjusted for the two-for-one stock split effected in the form of a stock dividend in December 1999.


   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                      GEMSTAR INTERNATIONAL GROUP LIMITED

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                           Year Ended March 31, 1999
                    (in thousands, except per share amounts)

                             Gemstar     TV Guide     Pro Forma
                            Historical Pro Forma (a) Adjustments    Pro Forma
                            ---------- ------------- -----------    ----------
Revenues..................   $166,456   $1,300,535    $     --      $1,466,991
Operating expenses,
 excluding depreciation
 and amortization.........     66,558    1,013,546          --       1,080,104
Depreciation and
 amortization.............      4,534      134,039      493,642 (4)    632,215
                             --------   ----------    ---------     ----------
Operating income (loss)...     95,364      152,950     (493,642)      (245,328)
Gain on issuance of equity
 by subsidiary............        --        37,898          --          37,898
Interest expense..........        --       (49,791)         --         (49,791)
Other income, net.........      8,740       16,148          --          24,888
                             --------   ----------    ---------     ----------
Income (loss) before
 income taxes.............    104,104      157,205     (493,642)      (232,333)
Provision (benefit) for
 income taxes.............     30,189       66,492      (62,844)(5)     45,878
                                                         12,041 (6)
                             --------   ----------    ---------     ----------
Net income (loss).........   $ 73,915   $   90,713    $(442,839)    $ (278,211)
                             ========   ==========    =========     ==========
Earnings (loss) per share
 (b):
  Basic...................   $   0.38                               $    (0.70)
  Diluted.................   $   0.33                               $    (0.70)
Number of shares (b):
  Basic...................    195,097                                  395,074
  Diluted.................    224,973                                  395,074

--------
(a) Amounts presented for TV Guide Pro Forma are for the year ended December 31, 1998 on a pro forma basis for TV Guide's acquisitions of News America Publications Inc. and TVSM, Inc. See Note 2.
(b) Share and per share amounts have been adjusted for the two-for-one stock split effected in the form of a stock dividend in December 1999.


   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   All share and per share numbers in the Unaudited Pro Forma Condensed Combined Financial Statements and related notes thereto have been adjusted to reflect the two-for-one stock splits effected in the form of stock dividends by Gemstar and TV Guide in December 1999.

Note 1--Pro Forma Adjustments

   The Gemstar Pro Forma Statements give effect to the following pro forma adjustments:

  (1) To record the merger using the purchase method of accounting, reflecting the estimated purchase price and purchase price allocation noted below (in thousands, except share and per share amounts which have been adjusted for the two-for-one stock splits effected in the form of stock dividends by Gemstar and TV Guide in December 1999).

     Estimated Purchase Price:
       Shares of TV Guide common stock outstanding at September
        30, 1999.................................................. 304,239,576
       Exchange ratio per share...................................       .6573
                                                                   -----------
       Equivalent Gemstar shares.................................. 199,976,673
       Gemstar share price based on the average closing price for two days before and after the merger was agreed to and
        announced................................................. $     38.21
                                                                   -----------
       Consideration for TV Guide outstanding common stock........ $ 7,641,109
       Fair value of TV Guide stock options assumed by Gemstar....     222,303
       Estimated transaction costs................................      27,500
                                                                   -----------
         Total estimated purchase price........................... $ 7,890,912
                                                                   ===========
     Purchase Price Allocation:
       Historical net book value of TV Guide...................... $ 1,490,880
     Estimated fair value adjustments relating to:
       Contracts..................................................     838,938
       Patents and trademarks.....................................     633,301
       Customer subscriber lists..................................     980,675
       Deferred income taxes......................................    (906,352)
       Preliminary goodwill.......................................   4,853,470
                                                                   -----------
         Total.................................................... $ 7,890,912
                                                                   ===========

    On a pro forma basis as of September 30, 1999, intangible assets are comprised of the following amounts (in thousands) and estimated useful lives:

     Publishing rights................................   1,281,398   40 years
     Contracts........................................     838,938   10 years
     Patents and trademarks...........................   1,072,679 7 to 40 years
     Customer subscriber lists........................   1,089,475 3 to 15 years
     Goodwill.........................................   5,843,213 5 to 40 years
                                                       -----------
                                                       $10,125,703
                                                       ===========

    The above purchase price allocation and the lives assigned to the assets are preliminary and have been made solely for the purpose of developing the Gemstar Pro Forma Statements. After the closing of the merger, Gemstar, with the assistance of valuation consultants, will complete its evaluation of the fair value and the lives of the assets acquired. Accordingly, the allocation of the purchase price and the lives of the assets acquired, which are based on preliminary estimates, may differ from the final purchase price allocation and the final lives assigned to the assets.

    TV Guide has a secured bank credit facility comprised of a $300 million six-year revolving credit facility and a $300 million 364-day revolving credit facility that converts into a five-year term loan under which $215.3 million of borrowings are outstanding as of September 30, 1999. The credit facility bears interest, at the option of TV Guide, at a rate per annum equal to either (a) LIBOR for interest periods of 1, 2, 3 or 6 months plus an applicable margin based on TV Guide's then-existing leverage ratio or (b) the prime rate (or federal funds effective rate plus 0.5%, if greater) plus the applicable margin based on TV Guide's then existing leverage ratio. At September 30, 1999, the weighted average interest rate on the $215.3 million of borrowings outstanding under the credit facility was 6.3%. The credit facility contains provisions whereby borrowings under the facility are deemed to be in default upon the occurrence of a change in control, such as will result in the merger. The Gemstar Pro Forma Statements assume that TV Guide will be able to obtain a modification of the terms of the credit facility to allow the merger to occur and not result in a default under the credit facility. In the event that a modification to allow the merger to occur does not result, TV Guide will either repay the outstanding borrowings and cancel the facility or replace the facility. Additionally, the Gemstar Pro Forma Statements assume the interest rate provisions of this facility or a replacement facility remain unchanged from the historical provisions.

  (2) As of September 30, 1999, TV Guide has outstanding $400 million of 8.125% senior subordinated notes due 2009 that contain provisions whereby upon the occurrence of a change in control, such as will result in the merger, the noteholders will have the right to require TV Guide to repurchase all or any part of such noteholders' securities at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest through the repurchase date. The Gemstar Pro Forma Statements assume that the noteholders will require TV Guide to repurchase the notes and the cost of the repurchase in excess of the principal amount of the notes plus accrued interest, $4 million, has been included in the estimated transaction costs above. Additionally, the Gemstar Pro Forma Statements assume that TV Guide will finance the repurchase of the notes using the existing secured bank credit facility and $20 million in cash. However, TV Guide may elect to obtain financing to fund the repurchase from an alternate source or to fund all or additional amounts of the repurchase out of then available cash.

    An increase of 25 basis points in the historical interest rates, assuming $600 million of borrowings under the secured bank credit facility remain outstanding, would result in an additional interest expense of $1.5 million annually.

  (3) To reflect the costs of registering the Gemstar common stock to be issued in the merger.

  (4) To reflect the amortization of the identified intangible assets and preliminary goodwill resulting from the merger. The intangible assets and goodwill will be amortized on a straight-line basis over their estimated useful lives as described above. After the closing of the merger, Gemstar, with the assistance of valuation consultants, will complete its evaluation of the fair value and the lives of the assets acquired. Accordingly, the allocation of the purchase price and the lives of the assets acquired, which are based on preliminary estimates, may differ from the final purchase price allocation and the final lives assigned to the assets. Gemstar will continually evaluate the periods of amortization to determine whether later events and circumstances warrant revised estimates of useful lives.

  (5) To reflect the statutory tax effects of the pro forma adjustments.

  (6) To reflect the statutory tax effects of the domestication of Gemstar.

   The following information reconciles the number of shares used to compute Gemstar's historical basic and diluted earnings per share to pro forma basic and diluted earnings per share (in thousands):

                                            Six Months Ended      Year Ended
                                           September 30, 1999   March 31, 1999
                                           -------------------- ---------------
                                             Basic    Diluted    Basic  Diluted
                                           --------- ---------- ------- -------
   Weighted average number of shares--
    historical...........................    199,830   238,850  195,097 224,973
   Exclude historical dilutive potential
    shares of common stock as shares
    would be antidilutive................        --    (39,020)     --  (29,876)
   Common shares to be issued in
    connection with the merger...........    199,977   199,977  199,977 199,977
                                           --------- ---------  ------- -------
   Weighted average number of shares--pro
    forma................................    399,807   399,807  395,074 395,074
                                           ========= =========  ======= =======

Note 2--TV Guide Pro Forma Information for the Year Ended December 31, 1998

   On March 1, 1999, TV Guide (formerly United Video Satellite Group, Inc.) acquired all of the outstanding stock of News America Publications and TVSM which own and publish TV Guide Magazine, publish cable-based television listing guides, operate the web site now known as TV Guide Online and hold certain other assets, in exchange for 45,006,824 shares of TV Guide's Class A common stock, 74,993,176 shares of TV Guide's Class B common stock and $800 million in cash. The cash portion of the acquisition and related costs were funded with gross proceeds of $400 million from an offering of 8.125% senior subordinated notes due 2009, $185.3 million from initial borrowings under the bank credit facility, $130.7 million from the issuance of common stock to an indirect subsidiary of The News Corporation Limited and $100 million from existing cash balances. The acquisition was accounted for as a purchase.

   In June 1998, an indirect subsidiary of News Corp. acquired all of the outstanding capital stock of TVSM which owns and publishes monthly proprietary program listings for certain cable television systems and satellite programming distributors. The operating results of TVSM subsequent to June 26, 1998, the acquisition date, are included with those of News America Publications and not with the "TVSM Historical" financial information presented below.

   The Unaudited Pro Forma Condensed Combined Statement of Operations for TV Guide for the year ended December 31, 1998 (the "TV Guide Pro Forma Statement") has been derived from the historical consolidated financial statements of TV Guide, incorporated by reference into this joint proxy statement/prospectus, the historical combined financial statements of News America Publications, incorporated by reference into this joint proxy statement/prospectus, as adjusted to be presented on a calendar year basis, and the historical financial statements of TVSM, not included in this joint proxy statement/prospectus, and are qualified in their entirety by reference to, and should be read in conjunction with, such historical financial statements and related notes thereto.

   The TV Guide Pro Forma Statement was prepared as if the acquisitions of News America Publications and TVSM had occurred on January 1, 1998. The TV Guide Pro Forma Statement may not be indicative of the results that actually would have occurred if the acquisitions had occurred on the date indicated or which may be obtained in the future.

   The following presents the statement of operations for TV Guide for the year ended December 31, 1998 on a pro forma basis for TV Guide's acquisitions of News America Publications and TVSM.

                                 TV GUIDE, INC.
                 (FORMERLY UNITED VIDEO SATELLITE GROUP, INC.)

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1998
                    (in thousands, except per share amounts)

                                        News
                                      America
                            UVSG    Publications    TVSM     Pro Forma      TV Guide
                         Historical  Historical  Historical Adjustments    Pro Forma
                         ---------- ------------ ---------- -----------    ----------
Revenues................  $621,940   $ 642,406    $36,189    $    --       $1,300,535
Operating expenses,
 excluding depreciation
 and amortization.......   485,094     492,049     36,403         --        1,013,546
Depreciation and
 amortization...........    28,227     102,277        432       3,103 (a)     134,039
                          --------   ---------    -------    --------      ----------
Operating income
 (loss).................   108,619      48,080       (646)     (3,103)        152,950
Gain on issuance of
 equity by subsidiary...    37,898         --         --          --           37,898
Interest expense........    (1,629)   (259,065)      (358)    (47,804)(b)     (49,791)
                                                              259,065 (c)
Other income, net.......    16,148         --         --          --           16,148
                          --------   ---------    -------    --------      ----------
Income (loss) before
 income taxes...........   161,036    (210,985)    (1,004)    208,158         157,205
Provision (benefit) for
 income taxes...........    58,977     (27,368)       --       34,883 (d)      66,492
                          --------   ---------    -------    --------      ----------
Net income (loss).......  $102,059   $(183,617)   $(1,004)   $173,275      $   90,713
                          ========   =========    =======    ========      ==========
Earnings per share (e):
  Basic.................  $   0.59                                         $     0.30
  Diluted...............  $   0.59                                         $     0.30
Number of shares (e):
  Basic.................   171,916                                            304,984
  Diluted...............   173,771                                            306,839

--------
(a) To adjust amortization of the intangible assets associated with the acquisitions. These assets are being amortized on a straight-line basis over their estimated useful lives ranging from three to forty years.
(b) To reflect interest, at the rate of 8.125% and 6.54% per annum on the senior subordinated notes due 2009 and borrowings under the bank credit facility, respectively, which funded the acquisitions, commitment fees on the unused portion of the bank credit facility and amortization of related costs. The interest rate on the senior subordinated notes are fixed, however a change in the interest rate of 1/8 of a percent on borrowings under the bank credit facility would result in a change in interest expense of approximately $232,000 annually.
(c) To eliminate intercompany interest expense of News America Publications.
(d) To reflect income taxes resulting from the above pro forma adjustments.
(e) The following information reconciles the number of shares used to compute UVSG's historical basic and diluted earnings per share to pro forma basic and diluted earnings per share (in thousands) (Share and per share amounts have been adjusted for the two-for-one stock split effected in the form of a stock dividend by TV Guide in December 1999):

                                                                 Basic  Diluted
                                                                ------- -------
   Weighted average number of shares--historical............... 171,916 173,771
   Common shares issued in connection with the acquisitions.... 133,068 133,068
                                                                ------- -------
   Weighted average number of shares--pro forma................ 304,984 306,839
                                                                ======= =======

                              THE SPECIAL MEETINGS

   This joint proxy statement/prospectus is furnished in connection with the solicitation of proxies from Gemstar stockholders by the Gemstar board for use at the Gemstar special stockholders' meeting and TV Guide common stockholders by the TV Guide board for use at the TV Guide special stockholders' meeting.

Times and Places; Purposes

   Gemstar. The Gemstar special stockholders' meeting will be held on March 17, 2000, at 10 a.m., local time, at 2-29-18 Nishi-Ikebukuro, Toshima-ku, Tokyo 171, Japan. The purpose of the Gemstar special stockholders' meeting is to consider and vote upon the following matters:

  . A proposal to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger.

  . A proposal to amend the Gemstar International Group Limited 1994 Stock Incentive Plan to increase the number of shares of Gemstar common stock available for issuance from 80,000,000 shares to 110,000,000 shares.

  . The transaction of any other business which properly comes before the meeting or any adjournment or postponement.

   If the issuance of Gemstar common stock to TV Guide stockholders in the merger is approved, Gemstar will adopt amended and restated bylaws, in the form attached as Annex C to this joint proxy statement/prospectus, before completing the merger.

   TV Guide. The TV Guide special stockholders' meeting will be held on March 17, 2000, at 10 a.m., local time, at the Southern Hills Marriott Hotel, 1902 East 71st Street South, Tulsa, Oklahoma. The purpose of the TV Guide special stockholders' meeting is to consider and vote upon the following matters:

  . A proposal to approve and adopt the merger agreement, as amended. Adoption of the merger agreement will constitute approval of the merger and the other transactions contemplated by the merger agreement.

  . A proposal to amend the TV Guide, Inc. Equity Incentive Plan to increase the number of shares of Class A common stock available for issuance from 16,000,000 to 24,000,000 and to increase the maximum aggregate number of shares of Class A common stock that may be granted under the plan to any one employee from 3,200,000 shares to 6,000,000 shares.

  . The transaction of any other business which properly comes before the meeting or any adjournment or postponement.

Record Dates; Voting Rights

   Gemstar. Only holders of record of Gemstar common stock at the close of business on February 10, 2000 are entitled to receive notice of and to vote at the Gemstar special stockholders' meeting. At the close of business on January 25, 2000, there were 206,788,370 shares of Gemstar common stock outstanding. Each share of Gemstar common stock is entitled to one vote at the Gemstar special stockholders' meeting.

   TV Guide. Only holders of record of TV Guide common stock at the close of business on January 25, 2000 are entitled to receive notice of and to vote at the TV Guide special stockholders' meeting. At the close of business on January 25, 2000, there were 154,512,896 shares of TV Guide Class A common stock and 149,986,352 shares of TV Guide Class B common stock outstanding. Holders of shares of TV Guide Class A common stock are entitled to one vote for each share of Class A common stock held and holders of shares of TV Guide Class B common stock are entitled to ten votes for each share of Class B common stock held on all matters submitted to a vote of TV Guide stockholders.

Votes Required

   Gemstar. The rules governing companies listed on the Nasdaq National Market require companies to obtain stockholder approval before issuing additional shares of common stock in connection with an acquisition if the number of additional shares proposed to be issued exceeds 20% of the shares outstanding before the issuance. Gemstar will issue more than 20% of its outstanding common stock to TV Guide stockholders. Accordingly, Gemstar is seeking stockholder approval of the issuance of Gemstar common stock in the merger. The rules of the Nasdaq National Market require that such a stock issuance be approved by the affirmative vote of a majority of the shares voted at the special meeting, in person or by proxy.

   The affirmative vote of a majority of the shares voted at the special meeting, in person or by proxy, is required to approve the plan amendment.

   TV Guide. The affirmative vote of a majority of the combined voting power of the outstanding shares of TV Guide Class A and Class B common stock, voting together as a single class, is required to approve and adopt the merger agreement. The affirmative vote of a majority of the combined voting power of the shares of TV Guide Class A and Class B common stock present in person or represented by proxy at the special meeting and entitled to vote, voting together as a single class, is required to approve the plan amendments.

Quorum

   Gemstar. The presence in person or by proxy of the holders of at least 50% of Gemstar common stock issued, outstanding and entitled to vote at the Gemstar special stockholders' meeting will constitute a quorum for the transaction of business. The shares of Gemstar common stock present at the Gemstar special stockholders' meeting that abstain from voting or that are the subject of broker non-votes will be included for the purpose of determining a quorum. A broker non-vote occurs when a nominee holding stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to the matter and has not received voting instructions from the beneficial owner. If a quorum is not present at the Gemstar special stockholders' meeting, the Gemstar board will likely adjourn or postpone the meeting to solicit additional proxies.

   TV Guide. The presence in person or by proxy of the holders of a majority of the voting power of TV Guide Class A and Class B common stock issued, outstanding and entitled to vote at the TV Guide special stockholders' meeting will constitute a quorum for the transaction of business. The shares of TV Guide common stock present at the TV Guide special stockholders' meeting that abstain from voting or that are the subject of broker non-votes will be included for the purpose of determining a quorum. A broker non-vote occurs when a nominee holding stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to the matter and has not received voting instructions from the beneficial owner. Because each of Liberty Media Corporation and The News Corporation Limited has entered into the voting agreements described on page 120, a quorum will be present at the special meeting. See "Terms of the Voting Agreements."

Proxies; Revocation of Proxies

   Gemstar. The Gemstar board is soliciting proxies for the Gemstar special stockholders' meeting to enable its stockholders to vote upon the Gemstar proposals to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger and the plan amendment, whether or not they attend the Gemstar special stockholders' meeting. For all shares of common stock Gemstar represented by a properly executed proxy received before the Gemstar special stockholders' meeting, the proxy holders will vote in accordance with the instructions on the proxies. If no voting instructions are indicated on a proxy, then the proxy holders will vote the shares represented by the proxy in favor of the Gemstar proposals.

   In addition, the proxy holders will have discretion to vote on any other matters properly presented at the Gemstar special stockholders' meeting. If Gemstar proposes to adjourn the Gemstar stockholders' meeting, the proxy holders will vote all shares for which they have voting authority in favor of adjournment, except for those shares that were voted against the Gemstar proposal to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger. The Gemstar board requests Gemstar stockholders to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope. Brokers who hold shares of Gemstar common stock as nominees will not have discretionary authority to vote the shares on the proposals to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger or the plan amendment in the absence of instructions from the beneficial owners. If your shares are present at the special meeting and you abstain from voting on the proposals to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger or the plan amendment, it will have the same effect as voting against such proposals. Shares not present at the special meeting will have no effect on the vote on the proposals to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger and the plan amendment.

   A Gemstar stockholder may revoke his or her proxy at any time before the proxy is exercised by filing a revoking instrument with the Secretary of Gemstar or by executing another proxy bearing a later date. A Gemstar stockholder who executed a proxy may suspend the powers of the proxy holders with respect to his or her shares by attending the Gemstar special stockholders' meeting in person and voting or requesting the suspension. If a Gemstar stockholder executes two or more proxies with respect to the same shares, the proxy bearing the most recent date will be honored if otherwise valid. Attendance at the Gemstar special stockholders' meeting will not, in itself, revoke a proxy.

   If the Gemstar special stockholders' meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Gemstar special stockholders' meeting, the proxy holders will vote all shares represented by a proxy in the same manner as they would have been voted at the initial convening of the Gemstar special stockholders' meeting, even if they were voted on the same or any other matter at a previous meeting. However, the proxy holders will not vote those shares represented by a proxy which was revoked or withdrawn before the reconvened meeting.

   In connection with the Gemstar special stockholders' meeting, holders of Gemstar common stock should not return to Gemstar any stock certificates with their proxy cards. Your stock certificates will continue to represent your shares of Gemstar common stock after the change in Gemstar's place of incorporation and your shares of the combined company's common stock after the merger.

   TV Guide. The TV Guide board is soliciting proxies for the TV Guide special stockholders' meeting to enable its stockholders to vote upon the TV Guide merger and plan amendment proposals, whether or not they attend the TV Guide special stockholders' meeting. For all shares of TV Guide common stock represented by a properly executed proxy received before or at the TV Guide special stockholders' meeting, the proxy holders will vote in accordance with the instructions on the proxies. If no voting instructions are indicated on a proxy, then the proxy holders will vote the shares represented by the proxy in favor of the proposals to approve and adopt the merger agreement and to approve the plan amendments.

   In addition, the proxy holders will have discretion to vote on any other matters properly presented at the TV Guide special stockholders' meeting. If TV Guide proposes to adjourn the TV Guide stockholders' meeting, the proxy holders will vote all shares for which they have voting authority in favor of adjournment, except for those shares that were voted against the TV Guide merger or plan amendment proposal. The TV Guide board requests TV Guide stockholders to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope. Brokers who hold shares of TV Guide common stock as nominees will not have discretionary authority to vote the shares on the merger proposal in the absence of instructions from the beneficial owners, but generally will have discretionary authority to vote the shares on the plan amendment proposal. Broker non-votes will have the same effect as votes against the TV Guide merger proposal and the plan amendments. If your shares are present at the special meeting and you abstain from voting on the merger proposal or the plan amendments, it will have the same effect as voting against the merger proposal or the plan amendments. Shares not present at the special meeting will have no effect on the vote on the plan amendments, but will have the effect of voting against the merger proposal.

   A TV Guide stockholder may revoke his or her proxy at any time before the proxy is exercised by filing a revoking instrument with the Secretary of TV Guide or by executing another proxy bearing a later date. A TV Guide stockholder who executed a proxy may suspend the powers of the proxy holders with respect to his or her shares by attending the TV Guide special stockholders' meeting in person and voting or requesting the suspension. If a TV Guide stockholder executes two or more proxies with respect to the same shares, the proxy bearing the most recent date will be honored if otherwise valid. Attendance at the TV Guide special stockholders' meeting will not, in itself, revoke a proxy.

   If the TV Guide special stockholders' meeting is postponed or adjourned for any reason, at any subsequent reconvening of the TV Guide special stockholders' meeting, the proxy holders will vote all shares represented by a proxy in the same manner as they would have been voted at the initial convening of the TV Guide special stockholders' meeting, even if they were voted on the same or any other matter at a previous meeting. However, the proxy holders will not vote those shares represented by a proxy which was revoked or withdrawn before the reconvened meeting.

   In connection with the TV Guide special stockholders' meeting, holders of TV Guide common stock should not return to TV Guide any stock certificates with their proxy cards. We will inform you when and how to return your stock certificates after the completion of the merger.

Solicitation of Proxies

   Gemstar and TV Guide will each bear the cost of proxy solicitation for their respective special stockholders' meetings, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners. In addition to solicitation by mail, directors, officers and employees of Gemstar and TV Guide may solicit proxies personally or by telephone, facsimile transmission or otherwise. Gemstar and TV Guide will not pay additional compensation to these directors, officers and employees for their solicitation but may reimburse them for out-of-pocket expenses. We expect to incur nominal expenses, if any, to engage in such solicitation. Gemstar has retained Georgeson Shareholder Communications, Inc. to assist in solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. We will make arrangements with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward proxy solicitation materials to the beneficial owners of the stock held of record by such persons. We may reimburse these solicitors for reasonable out-of-pocket expenses.

Security Ownership of Certain Beneficial Owners and Management

   Gemstar. The following table sets forth certain information, as of January 25, 2000, regarding ownership of Gemstar common stock by (1) each person believed by Gemstar to be the beneficial owner of more than five percent of its outstanding common stock, (2) each director, the Chief Executive Officer and the four other most highly compensated executive officers of Gemstar for the fiscal year ended March 31, 1999, and (3) all current directors and executive officers of Gemstar as a group. Except as otherwise indicated, beneficial ownership includes voting and investment power with respect to the shares shown.

   All share numbers and percentages have been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend by Gemstar in December 1999.

                                      Number of Shares    Percentage of Shares
    Name                           Beneficially Owned (1)   Outstanding (1)
    ----                           ---------------------- --------------------
Thomas L. H. Lau (2)..............       40,000,000               19.3%
Henry C. Yuen (3).................       29,698,456               13.2
THOMSON multimedia S.A. (4).......       12,307,464                6.0
Elsie Ma Leung (5)................        4,639,996                2.2
Douglas B. Macrae (6).............          198,000                *
George F. Carrier (7).............           88,000                *
Teruyuki Toyama (7)...............           88,000                *
Perry A. Lerner (8)...............           40,000                *
Stephen A. Weiswasser.............                0                --
James E. Meyer....................                0                --
All current directors and
 executive officers as a group
 (9 persons) (9)..................       74,752,452               32.6

--------
NOTES:

 *  Less than 1%
(1) Applicable percentage of ownership is based on 206,788,370 shares of common stock outstanding as of January 25, 2000 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days following January 18, 2000 are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each of the shareholders named in this table has sole voting and dispositive power with respect to the shares of common stock shown as beneficially owned by such stockholder. The address for all directors and officers of Gemstar is c/o Gemstar International Group Limited, 135 North Los Robles Avenue, Suite 800, Pasadena, California 91101.
(2) Includes shares held by Dynamic Core Holdings Limited, of which Mr. Lau is the sole shareholder.
(3) Includes 17,518,496 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following January 25, 2000.
(4) The address for THOMSON multimedia S.A. is 46 Quai A. LeGallo, 92100 Boulogne, Republic of France. Reflects ownership as provided to Gemstar by a representative of THOMSON multimedia S.A.
(5) Includes 4,440,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following January 25, 2000.
(6) Includes 152,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following January 25, 2000.
(7) Includes 88,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following January 25, 2000.
(8) Includes 40,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following January 25, 2000.
(9) Includes 22,326,496 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following January 25, 2000.

   TV Guide. The following table sets forth certain information, as of January 25, 2000, regarding ownership of TV Guide common stock by (1) each person believed by TV Guide to be the beneficial owner of more than five percent of its outstanding common stock; (2) each director, the Chief Executive Officer and the four other most highly compensated executive officers of TV Guide for the fiscal year ended December 31, 1999; and (3) all current directors and executive officers of TV Guide as a group. Shares of Class B common stock are convertible at the option of the holder immediately into shares of Class A common stock on a one-for-one basis and, accordingly, holders of Class B common stock are deemed to own beneficially the same number of shares of Class A common stock. The table below does not reflect such beneficial ownership of Class A common stock or beneficial ownership of shares of Class A common stock that may be acquired upon the exercise of unvested stock options that will become exercisable upon the completion of the merger.

   All share numbers and percentages have been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend by TV Guide in December 1999.

                                 Class A             Class B
                              Common Stock        Common Stock      Percent of
                           ------------------- ------------------- Vote of All
                             Number   Percent    Number   Percent  Outstanding
    Beneficial Owner       of Shares  of Class of Shares  of Class Common Stock
    ----------------       ---------- -------- ---------- -------- ------------
Liberty Media Corporation
 (1).....................  58,075,040   37.6%  74,993,176   50.0%      48.8%
The News Corporation
 Limited (2).............  58,075,040   37.6%  74,993,176   50.0%      48.8%
Joachim Kiener (3).......     120,000    *            --     --         *
Peter C. Boylan III (4)..   1,482,072    *            --     --         *
Charles Butler Ammann
 (5).....................      90,800    *            --     --         *
Craig M. Waggy (6).......     133,600    *            --     --         *
Robert R. Bennett (7)....      24,000    *            --     --         *
Chase Carey..............         --     --           --     --         --
Peter Chernin............         --     --           --     --         --
Nicholas Donatiello,
 Jr......................         --     --           --     --         --
Gary S. Howard (8).......     160,000    *            --     --         *
Larry E. Romrell (9).....      36,000    *            --     --         *
J. David Wargo (9).......      36,000    *            --     --         *
All Directors and
 Executive Officers as a
 Group (11 persons)
 (10)....................   2,082,472    1.3%         --     --         *

--------
NOTES:

  *Less than 1%
 (1) The address for Liberty Media Corporation is 9197 South Peoria Street, Englewood, Colorado 80112. Liberty holds shares of common stock indirectly through its subsidiaries Liberty UVSG, Inc. and Liberty TVGIA, Inc. Liberty is a subsidiary of Tele-Communications, Inc., which in turn is a subsidiary of AT&T Corp.
 (2) The Class A common stock and Class B common stock reported as beneficially owned by The News Corporation Limited are directly owned by TVG Holdings, Inc., an indirect subsidiary of News Corp. and a direct subsidiary of News Publishing Australia Limited. Each of News Corp. and News Publishing Australia Limited, as persons who may be deemed to control TVG Holdings, Inc., may also be deemed to indirectly beneficially own such shares. By virtue of ordinary shares of News Corp. owned by (i) Mr. K. Rupert Murdoch and members of his family, (ii) Cruden Investments Pty. Limited, a private Australian investment company owned by Mr. Murdoch, members of his family and certain charities, and (iii) corporations which are controlled by trustees of settlements and trusts set up for the benefit of the Murdoch family, certain charities and other persons, and Mr. Murdoch's positions as Chairman and Chief Executive Officer of News Corp., Mr. Murdoch may be deemed to control the operations of News Corp., and may therefore be deemed to indirectly beneficially own such shares of TVG Holdings, Inc. The address of TVG Holdings, Inc. is 1300 North Market Street, Suite 404, Wilmington, Delaware 19801; the
    address of News Corp. is 2 Holt Street, Sydney, New South Wales 2010, Australia; the address of News Publishing Australia Limited is 1300 North Market Street, Suite 404, Wilmington, Delaware 19801; and the address of Mr. Murdoch is 10201 West Pico Boulevard, Los Angeles, California 90035.
 (3) Includes 120,000 shares of Class A common stock subject to options that will become exercisable within 60 days.
 (4) Includes 1,246,808 shares of Class A common stock subject to presently exercisable options and 200,000 shares of Class A common stock subject to options that will become exercisable within 60 days.
 (5) Includes 49,600 shares of Class A common stock subject to presently exercisable options and 41,200 shares of Class A common stock subject to options that will become exercisable within 60 days.
 (6) Includes 66,400 shares of Class A common stock subject to presently exercisable options and 51,200 shares of Class A common stock subject to options that will become exercisable within 60 days.
 (7) Includes 12,000 shares of Class A common stock subject to presently exercisable options and 12,000 shares of Class A common stock subject to options that will become exercisable within 60 days.
 (8) Includes 160,000 shares of Class A common stock subject to presently exercisable options.
 (9) Includes 36,000 shares of Class A common stock subject to presently exercisable options.
(10) Includes 1,606,808 shares of Class A common stock subject to presently exercisable options and 424,400 shares of Class A common stock subject to options that will become exercisable within 60 days.

                           INFORMATION ABOUT GEMSTAR

   Gemstar develops, markets and licenses proprietary technologies and systems that simplify and enhance consumers' interaction with electronics products and other platforms that deliver video, programming information and other data. Gemstar seeks to have its technologies widely licensed, incorporated and accepted as the technologies and systems of choice by consumer electronics manufacturers, service providers (such as owners or operators of cable systems, telephone networks, Internet service providers, direct broadcast satellite providers, wireless systems and other multi-channel video programming distributors), software developers and consumers.

   Gemstar's first proprietary system, VCR Plus+, was introduced in 1990. This system is widely accepted as a de facto industry standard for programming VCRs and is currently incorporated into virtually every major brand of VCR sold worldwide. VCR Plus+ enables consumers to record a television program by simply entering a proprietary code into a VCR or television equipped with the VCR Plus+ technology. These proprietary codes are printed next to television program listings in over 1,800 publications worldwide, with a combined circulation of over 330 million.

   During Gemstar's fiscal year 1999, Gemstar executed long-term renewals of license agreements with key licensees of the VCR Plus+ technology, including Sony Corporation and Thomson Consumer Electronics, Inc. Gemstar also continued its international expansion by launching VCR Plus+ in Mexico, the 40th country in which VCR Plus+ is offered.

   Gemstar has also developed and acquired a large portfolio of technologies and intellectual property for implementing its interactive program guides which enable consumers to navigate through, sort, select and record television programming. These technologies have been licensed for, or incorporated into, televisions, VCRs, TV-VCR combination units, cable set-top boxes, integrated satellite receiver decoders, personal computers, PCTVs and Internet appliances and interactive services provided thereon. Gemstar believes that with the increase in programming content and number of accessible channels, its technologies will become an increasingly important tool for assisting consumers in sorting, selecting and recording television programming.

   Gemstar also believes that its interactive program guides are an attractive vehicle for the delivery of advertising and other content to consumers.

   Gemstar's principal executive offices are located at 135 North Los Robles Avenue, Suite 800, Pasadena, California 91101 (telephone (626) 792-5700).

                           INFORMATION ABOUT TV GUIDE

   TV Guide is a media and communications company that provides print, passive and interactive program listings guides to households, distributes programming to cable television systems and direct-to-home satellite providers, and markets satellite-delivered programming to C-band satellite dish owners.

   On March 1, 1999, TV Guide acquired from Liberty Media Corporation 40% of Superstar/Netlink Group, thereby increasing TV Guide's interest in that company to 80%, and Liberty's Netlink Wholesale Division, which includes a business that provides six Denver-based television channels to cable systems and home satellite programming packagers and a separate business that sells programming packages to satellite master antenna television systems serving hotels and multi-unit dwellings. On that date, TV Guide also acquired from The News Corporation Limited the stock of certain corporations which publish TV Guide Magazine and other printed television program listings guides and distribute, through the Internet, an entertainment service now known as TV Guide Online.

   Liberty and News Corp. each beneficially own approximately 43.7% of TV Guide's common stock each representing approximately 48.8% of the total voting power of TV Guide's common stock.

   TV Guide is organized into three operating groups: TV Guide Magazine Group; TV Guide Entertainment Group; and United Video Group.

   The TV Guide Magazine Group provides TV Guide Magazine to households and newsstands. TV Guide Magazine is the most widely circulated paid weekly magazine in the United States. It is printed in over 200 separate editions and had circulation of approximately 11 million as of December 31, 1999. In addition, the TV Guide Magazine Group provides customized monthly program guides for cable and satellite operators.

   The TV Guide Entertainment Group supplies satellite-delivered on-screen program promotion and guide services, both nationally and internationally. Its customers are cable television systems and other multi-channel video programming distributors. Its services include:

  .  TV Guide Channel;

  .  Sneak Prevue;

  .  TV Guide Interactive; and

  .  TV Guide Online.

   TV Guide Channel is a passive program listing guide that reaches approximately 50 million households in more than 2,400 cable systems. Sneak Prevue promotes pay-per-view movies to over 34 million households in more than 850 cable systems. Currently reaching more than 2.7 million households, TV Guide Interactive provides a service that allows television viewers to retrieve on demand continuously updated program guide information through their cable television system. TV Guide Online is an Internet-based program listings guide.

   The United Video Group provides:

  .  direct-to-home satellite services;

  .  satellite distribution of video entertainment services;

  .  software development and systems integration services; and

  .  satellite transmission services for private networks.

   Through Superstar/Netlink Group, TV Guide markets satellite entertainment programming to approximately 1.0 million C-band direct-to-home satellite dish owners in North America. In November 1999, TV Guide announced an exclusive direct broadcast satellite marketing alliance agreement with EchoStar to convert the existing and inactive C-band customers of Superstar/Netlink Group to the high power (small satellite dish) DISH Network service. Under the conversion process, EchoStar will compensate Superstar/Netlink Group on a per subscriber basis, both upon successful conversion and with residual payments over time. TV Guide owns 80% of Superstar/Netlink Group. Through UVTV, TV Guide markets and distributes WGN (Chicago), KTLA (Los Angeles) and WPIX (New York), three independent satellite-delivered television "superstations" to cable television systems and other multi-channel video programming distributors. WGN reaches in excess of 46 million households. In addition, TV Guide offers six Denver-based television channels to cable television systems and home satellite programming packagers and provides programming packages to satellite master antenna television systems. Through ODS Technologies, TV Guide markets and distributes Television Games Network, a channel launched in August 1999 that is devoted to horse racing. Through SSDS, Inc., TV Guide provides software development and systems integration services to large organizations with complex computer needs. TV Guide owns 70% of SSDS, Inc. TV Guide's SpaceCom subsidiary provides satellite-delivered point-to-multipoint audio and data transmission services for various customers, including radio programmers, paging network operators, financial information providers, news services and other private business networks.

   TV Guide's principal executive offices are located at 7140 South Lewis Avenue, Tulsa, Oklahoma 74136-5422 (telephone (918) 488-4000).

                                   THE MERGER

Background of the Merger

   On October 19, 1993, TV Guide (which before March 1, 1999 was known as United Video Satellite Group, Inc.) brought suit in federal district court in Tulsa, Oklahoma against StarSight Telecast, Inc., a California corporation, which subsequently became a wholly owned subsidiary of Gemstar. The suit sought a declaratory judgment that TV Guide's interactive program guide products do not infringe certain patents issued to StarSight. StarSight counterclaimed charging patent infringement. Through subsequent motions, the litigation expanded to include additional patents to which StarSight claims rights and federal antitrust claims. A bench trial began in May 1996 with respect to whether one of TV Guide's interactive program guides for advanced analog set top devices infringed a StarSight patent, and the validity and enforceability of that patent. Proceedings on all other issues other than liability with respect to the patent had been previously stayed by the court.

   In August 1997, shortly after Gemstar acquired StarSight, Gemstar and TV Guide engaged in settlement negotiations with respect to the StarSight litigation. These negotiations led to the parties' announcement in January 1998 of an agreement to form a joint venture to provide interactive programming guides to cable television system operators and other multichannel video programming distributors (collectively referred to as Service Providers).

   In connection with the January 1998 agreement, Gemstar received warrants to purchase shares of TV Guide's Class A common stock and each of TV Guide and a subsidiary of Tele-Communications, Inc. received warrants to purchase shares of Gemstar common stock. At the time, TCI owned a majority of the voting and equity interests in TV Guide and certain intellectual property rights with respect to technology that would be incorporated in the joint venture's interactive program guides. These rights were subsequently transferred to TV Guide. Upon the closing of the formation of the joint venture, the StarSight litigation was to be dismissed and each of Gemstar and TV Guide was to cause one nominee of the other to be elected to its board of directors. The closing was subject to certain conditions, including the satisfactory completion of negotiations for a 10-year affiliation agreement between the joint venture and TCI for the deployment of the interactive program guide to digital cable customers of the cable systems of TCI's subsidiaries and agreement upon the initial specifications for the interactive program guide.

   Following the January 1998 announcement, the parties and their respective counsel continued to negotiate the terms of the agreements that were necessary to conclude the transaction. Because of the limited progress in this regard, in early March 1998, Gary S. Howard, then Chairman of the Board and Chief Executive Officer of TV Guide, and Peter C. Boylan III, President and Chief Operating Officer of TV Guide, first broached with Henry C. Yuen, President and Chief Executive Officer of Gemstar, the possibility of TV Guide's acquiring Gemstar.

   At a meeting at Gemstar's offices in Pasadena, California on March 13, 1998, Messrs. Howard and Boylan outlined the terms for a possible business combination of the companies. Under the proposal, TV Guide would acquire Gemstar by merger, and the stockholders of Gemstar would receive $40 for each share of Gemstar common stock.

   On March 20, 1998, TV Guide delivered a letter to Mr. Yuen and Thomas Lau, then Chairman of the Board of Gemstar, which proposed terms similar to those outlined at the March 13, 1998 meeting. On March 26, 1998, Gemstar publicly announced that the deadline for the satisfaction of the closing conditions for the formation of the joint venture with TV Guide had passed. Accordingly, the joint venture formation agreement lapsed and the previously granted warrants expired without vesting. Although the parties continued discussions following the announcement, they were unsuccessful in concluding the necessary agreements for the joint venture to proceed.

   During April and May 1998, Messrs. Howard and Boylan continued to explore a possible business combination with Gemstar, holding separate meetings with Messrs. Yuen and Lau. Respective counsel for the companies conferred by telephone regarding the tax consequences of various possible structures for a combination. Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to TV Guide, met with Gemstar's then financial advisors, Goldman Sachs & Co., Morgan Stanley & Co. and Lazard Freres & Co. LLC, and outlined revised terms for a proposed business combination at $45 per share of Gemstar common stock. Beginning in late May 1998, TV Guide also began discussions with Mr. Lau and with Gemstar stockholders, Viacom, Inc. and THOMSON multimedia S.A. concerning their willingness to enter into an agreement to vote in favor of the proposed merger and to grant TV Guide an option to purchase their Gemstar shares at $45 per share.

   By letter dated June 10, 1998, Mr. Howard transmitted to Gemstar's board of directors TV Guide's offer to acquire Gemstar in an all cash merger of $45 per share of Gemstar common stock. During June 1998, TV Guide also began to explore with its counsel and financial advisors the possibility of a tender offer for Gemstar's common stock and soliciting consents for amendments to Gemstar's governing instruments and for the election of TV Guide's nominees as directors. At the end of June, Messrs. Howard and Boylan also proposed to Mr. Lau, Viacom and THOMSON that they agree to tender their shares and submit their consents if a tender offer and consent solicitation were commenced. These discussions continued into early July but no agreements were entered into.

   TV Guide reiterated its June 10, 1998 offer in a letter dated July 2, 1998 to Mr. Yuen, in which TV Guide stated that if it did not receive a favorable response it was prepared to make the offer public. On July 6, 1998, TV Guide publicly announced the terms of its July 2, 1998 offer.

   On July 7, 1998, Gemstar announced that it was evaluating the July 2 proposal and that it had previously engaged Lazard Freres to act as its financial advisor. On July 12, 1998, Gemstar announced that its board of directors had adopted a rights agreement and a series of amendments to Gemstar's memorandum of association and articles of association. In connection with the adoption of the rights agreement, Gemstar's board of directors declared a dividend of one preferred share purchase right for each outstanding share of Gemstar common stock. On July 16, 1998, Gemstar announced that its board of directors had voted to reject TV Guide's unsolicited proposal. The announcement stated that in reaching its decision, the Gemstar board considered, among other things, the opinion of Lazard Freres that TV Guide's proposal was financially inadequate. On July 22, 1998, TV Guide announced that it would not increase its offer for Gemstar and, accordingly, withdrew its outstanding proposal.

   On July 24, 1998, Gemstar and StarSight filed an action in federal court in the Northern District of California against Prevue Networks, Inc., a subsidiary of TV Guide, claiming infringement of two patents by TV Guide's interactive program guide. The action was later amended to add TCI Communications, Inc. Subsequently the action was transferred to the court in Tulsa, Oklahoma hearing the StarSight litigation.

   On February 19, 1999, the Tulsa court ruled against TV Guide's defense that the StarSight patent then being considered by the court was unenforceable (on inequitable conduct grounds). The court did not then rule on the validity and infringement issues regarding that patent, but it referred the case to a magistrate judge to schedule settlement conferences.

   On March 4, 1999, TV Guide entered into a 10-year affiliation agreement with a subsidiary of TCI for the deployment of the TV Guide Interactive electronic program guide service to TCI's cable customers. On March 9, 1999, TCI, which is now known as AT&T Broadband and Internet Services, was acquired by AT&T Corp. The affiliation agreement remains in effect.

   On March 31, 1999, certain officers of TV Guide, including Mr. Boylan, certain officers of Gemstar, including its then general counsel, and the respective trial counsel for each party met in Tulsa, Oklahoma for a settlement conference with respect to the patent litigations. Another settlement conference was held on May 20, 1999 in Tulsa in which Mr. Yuen, Mr. Boylan, a representative of AT&T Broadband and their respective trial counsel participated. The participants discussed various alternatives to settle the litigations. Mr. Boylan proposed that TV Guide and Gemstar enter into cross-licensing arrangements with respect to their respective worldwide patents in the field of on-screen and on-line interactive program guides. Mr. Yuen indicated that Gemstar would consider only granting a license confined to the Service Provider sector and he discussed certain agreements Gemstar would require of any Service Provider, including AT&T Broadband, sublicensed to use an interactive program guide that included any of Gemstar's technology. Following the conference, Mr. Boylan sent Mr. Yuen an outline of the terms he was proposing for the patent cross license.

   Messrs. Yuen and Boylan met again at Gemstar's offices on June 10, 1999. Mr. Yuen rejected the proposed cross licenses and suggested instead that the parties reconsider forming a joint venture. Following that meeting, Mr. Yuen sent Mr. Boylan on June 13 an outline of a settlement proposal. This proposal contemplated that Gemstar and TV Guide would form a joint venture that would license each company's relevant intellectual property to Service Providers for interactive guides and related services. During June, Gemstar and TV Guide continued to discuss the terms of the proposed joint venture, including the terms on which each company would license its intellectual property to the joint venture and the terms on which the joint venture would provide its interactive program guide to Service Providers. Mr. Yuen, Mr. Boylan and Joachim Kiener, Chairman and Chief Executive Officer of TV Guide, participated in these discussions.

   The negotiations continued through July 1999. During this period, Messrs. Kiener and Boylan also discussed with AT&T Broadband the terms of a new affiliation agreement between the proposed joint venture and AT&T Broadband, which would replace the existing agreement between TV Guide and AT&T Broadband and, in particular, certain covenants that Gemstar would require from Service Providers as a condition of its license to the joint venture. Limited progress was made in negotiating these covenants with AT&T Broadband, and on July 30, 1999, Mr. Yuen wrote to the magistrate presiding over the settlement negotiations indicating that the apparent lack of TV Guide's progress on these issues had brought the joint venture negotiations to a standstill.

   At a meeting of the TV Guide board on August 6, 1999, the board discussed the proposed joint venture, and requested management to explore the possibility of broadening the scope of the proposed relationship with Gemstar. On August 12, 1999, Messrs. Kiener and Boylan met with Mr. Yuen at Gemstar's offices. They discussed numerous alternative transactions, including the acquisition of Gemstar by TV Guide, the acquisition of TV Guide by Gemstar, the purchase and sale of assets, and a significant TV Guide equity investment. Two of the alternatives discussed were of mutual interest. One alternative was to couple the completion of the joint venture with a substantial equity investment by TV Guide in Gemstar, in consideration for TV Guide common stock. The other alternative was the acquisition of TV Guide by Gemstar in a stock for stock merger. Messrs. Kiener and Boylan subsequently apprised the executive committee of the TV Guide board of the status of the discussions. Through the end of August and into September, Messrs. Kiener and Boylan also continued to seek to resolve the remaining issues relating to an affiliation agreement between the proposed joint venture and AT&T Broadband.

   Messrs. Kiener and Boylan met again with Mr. Yuen at Gemstar's offices on September 1 and September 2 to continue to explore a potential expanded relationship. At the end of the meeting, the parties agreed to focus their efforts on the merger option. On September 8, 1999, Mr. Boylan sent Mr. Yuen a term sheet outlining the structure for the acquisition of TV Guide by Gemstar in a tax-free stock for stock exchange, after giving effect to which former TV Guide stockholders would own 47-49%, and former Gemstar stockholders would own 51-53%, of the equity interests of the combined company on a fully diluted basis (assuming the exercise of all vested and unvested options). Gemstar would continue to have only one class of common stock, but certain governance procedures would be established to ensure meaningful representation of the interests of the former TV Guide stockholders. These procedures would include the TV Guide board's having the right to designate before the closing of the merger 50% of the members of the board of directors of the resulting combined company, certain rights to representation on committees of the board of directors, supermajority voting requirements applicable to specified fundamental decisions by the board of directors and by the stockholders, and the appointment of Messrs. Kiener and Boylan as co-Presidents and co-Chief Operating

Officers with Elsie Ma Leung. TV Guide also proposed that Gemstar change its place of incorporation from the British Virgin Islands to the State of Delaware to avoid potentially negative tax consequences to significant U.S. stockholders, including Mr. Yuen, Liberty Media Corporation, and a subsidiary of The News Corporation Limited. Mr. Yuen responded preliminarily to the term sheet on September 12 and suggested the principals meet again on September 20.

   Messrs. Yuen, Kiener and Boylan met at Gemstar's offices on September 20, 21 and 22 to negotiate the terms of the proposed merger. Respective outside counsel for TV Guide and Gemstar were briefed on the terms of the transaction on September 21 and instructed to prepare the necessary documentation. In a conference call on September 23, 1999, Messrs. Kiener and Boylan advised the executive committee of the TV Guide board of the outcome of the meetings. The executive committee authorized Messrs. Kiener and Boylan to continue the negotiations with Gemstar.

   From September 27 through October 3, 1999, the parties, assisted by their respective legal counsel and financial advisors, negotiated the definitive merger agreement and related transaction agreements. Mr. Yuen was represented by his own counsel, separate from the firm representing Gemstar, in the negotiation of the stockholders agreement among Mr. Yuen, Liberty, News Corp. and Gemstar and in the negotiation of certain amendments to Mr. Yuen's employment agreement. On September 30, Robert R. Bennett, President and Chief Executive Officer of Liberty, and Mr. Howard, Executive Vice President and Chief Operating Officer of Liberty, met with Mr. Yuen in Pasadena to discuss various potential issues involving the combined company.

   At a telephonic meeting of Gemstar's board of directors on September 30, 1999, Gemstar's senior management introduced and outlined the terms and structure of the proposed merger, including the change in Gemstar's place of incorporation, the accounting treatment of the proposed transaction, the proposed stockholders agreement and the amendments to Gemstar's governing documents. Gemstar's senior management discussed with Gemstar's board of directors the history of events leading to the proposed merger with TV Guide, the various business reasons for the contemplated merger and the potential risks of such a transaction. Representatives of Lazard Freres, financial advisor to Gemstar's board of directors, presented to Gemstar's board of directors the results of its due diligence regarding TV Guide, reviewed detailed financial analysis and pro forma and other information with respect to TV Guide, and advised Gemstar's board of directors regarding various financial aspects of the merger, including whether Lazard Freres was prepared to render a fairness opinion regarding the proposed financial terms of the merger. Gemstar's legal counsel, O'Melveny & Myers LLP, summarized for Gemstar's board of directors its fiduciary duties in connection with considering the proposed merger and presented an overview of the proposed transaction and the material terms of the proposed merger. Gemstar's senior management, financial advisors and legal counsel responded to questions regarding various aspects of the proposed merger. At the conclusion of the meeting, Gemstar's board of directors agreed that management should continue with the negotiations of the terms of the definitive merger agreement and related agreements. Immediately after the meeting, each member of Gemstar's board of directors was provided with written materials regarding TV Guide prepared by Gemstar's financial advisor and a written summary of the proposed transaction prepared by Gemstar's legal advisors.

   At a telephonic meeting of Gemstar's board of directors on October 1, 1999, Gemstar's senior management outlined in detail the terms and structure of the proposed merger and advised the members of Gemstar's board of directors of the status of the negotiations with TV Guide. Lazard Freres, O'Melveny & Myers LLP, Sullivan & Cromwell, Gemstar's legal co-counsel, Harney Westwood & Riegels, Gemstar's British Virgin Islands legal counsel, and Potter Anderson & Corroon, Gemstar's Delaware legal counsel, participated in the call. Gemstar's legal counsel again advised Gemstar's board of directors of its fiduciary duties in connection with considering the proposed merger. Gemstar's legal counsel also advised Gemstar's board of directors of the parties' positions on the principal open issues, including TV Guide's desire that Gemstar be restricted in its ability to consider alternative transactions, the circumstances under which Gemstar would be obligated to pay TV Guide a termination fee if the merger agreement were terminated and the size of the fee, and the terms of the stock options each company would grant to the other and the events that would trigger the right to exercise the options. Gemstar's financial advisor presented written materials to Gemstar's board of directors regarding the transaction, including an overview of the merger, an overview of TV Guide, a valuation analysis of Gemstar and TV Guide, an analysis of the pro forma impact of the merger, an analysis of the potential market reaction and a comparison of precedent transactions. Gemstar's senior management, legal counsel and financial advisors responded to questions regarding various aspects of the proposed merger. At the conclusion of the meeting, Gemstar's board of directors agreed again that management should continue with the negotiations of the terms of the definitive merger agreement and related agreements.

   At a telephonic meeting of the TV Guide board of directors on October 1, 1999, Messrs. Kiener and Boylan outlined the terms and structure of the proposed merger, including corporate governance and stockholder arrangements, and described the status of negotiations with respect to open issues. Baker Botts L.L.P., TV Guide's legal counsel on the transaction, and Merrill Lynch participated in the call. The principal open issues concerned TV Guide's insistence that Gemstar, like TV Guide, be restricted in its ability to consider alternative transactions, the circumstances under which Gemstar would be obligated to pay TV Guide a termination fee if the merger agreement were terminated and the size of the fee, and the terms of the stock options each company would grant to the other and the events that would trigger the right to exercise the options. Counsel reviewed with the TV Guide board each party's position on these issues, the legal bases for these positions and alternatives to be considered. Merrill Lynch discussed its preliminary financial analysis and the expected range for the exchange ratio, having been instructed by management to assume that former TV Guide stockholders would own 47-49% of the combined company on a fully diluted basis (assuming the exercise of all vested and unvested options).

   The negotiations continued through the weekend, focusing particularly on the calculation of the exchange ratio, which Gemstar and its financial advisors insisted be based on outstanding shares rather than fully diluted shares. The negotiations also focused on the issues surrounding the termination fee and the stock options, the agreements to vote for the transaction that TV Guide insisted be entered into by certain significant stockholders of Gemstar, the terms of the patent cross licenses and certain provisions of the stockholders agreement.

   On October 3, 1999, Gemstar's board of directors met at Gemstar's corporate offices in Pasadena, California, with two attendees participating by telephone conference call. At the meeting, Gemstar's senior management and legal and financial advisors discussed the following, among other matters:

  . the procedural and substantive requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the obligations imposed on Gemstar and TV Guide by applicable antitrust laws, the possibility that the Department of Justice or the Federal Trade Commission could take action under the antitrust laws to enjoin the merger or require divestiture of assets or businesses of Gemstar or TV Guide;

  . the status of the negotiations with TV Guide and the benefits and potential risks of the proposed transactions;

  .  the nature of the cable and consumer electronics industries;

  .  the exchange ratio and the basis on which it was determined;

  . TV Guide's insistence on a termination fee and an option on Gemstar's stock in the event the merger were not completed because of an adverse stockholder vote, together with the other circumstances in which a termination fee would be payable by Gemstar to TV Guide or by TV Guide to Gemstar upon termination of the merger agreement and the amount of such a fee;

  .  the covenant made by each company not to solicit other offers;

  . the limitations on TV Guide to consider alternative transactions and the ability of Gemstar's board of directors to withdraw its recommendation of the merger in the event Gemstar receives a superior proposal;

  . the terms of the stock options granted by Gemstar to TV Guide and TV Guide to Gemstar and the circumstances in which they would become exercisable;

  . the governance arrangements for the combined company provided for in the proposed amendments to Gemstar's governing documents;

  . the terms and conditions of the merger agreement, including the inability of the parties to avoid closing the merger because of a material adverse change in the other party;

  . the terms of the stockholders agreement among Mr. Yuen, Liberty, News Corp. and Gemstar;

  . the terms of the patent cross license agreement to be entered into by Gemstar and TV Guide the circumstances in which it would become effective;

  .  the stockholder vote required to approve proposed transactions;

  . the voting agreements that Liberty and News Corp. would enter into if TV Guide's board of directors approved the merger;

  . the voting agreements of Messrs. Yuen and Lau, Ms. Leung and THOMSON to vote their respective shares in favor of the merger;

  . the amendments that would be made to Gemstar's rights agreement in connection with the merger; and

  . the terms of the amendment to Mr. Yuen's employment agreement that would become effective upon the merger.

   Lazard Freres described the financial analyses performed in connection with its opinion, and rendered an oral opinion (which was subsequently confirmed in writing) that, as of that date and based upon and subject to the matters stated in its opinion, the exchange ratio was fair to Gemstar from a financial point of view. See "--Opinion of Financial Advisor to Gemstar's Board of Directors." After discussion and after concluding that the proposed merger and related transactions, including the change in Gemstar's place of incorporation and the adoption of a new certificate of incorporation and bylaws, were fair to and in the best interests of Gemstar and its stockholders, Gemstar's board of directors voted unanimously to approve, among other things, (1) the proposed merger and to authorize the execution of the merger agreement and the other transaction documents, (2) the change in Gemstar's place of incorporation from the British Virgin Islands to the State of Delaware and the adoption of a new certificate of incorporation and bylaws, and (3) the amendment to Gemstar's rights agreement, and to recommend that Gemstar's stockholders approve the issuance of Gemstar common stock to TV Guide stockholders in the merger.

   At a telephonic meeting of the TV Guide board on October 3, 1999, Mr. Kiener, Mr. Boylan and Baker Botts reviewed with the TV Guide board the terms of the merger agreement and other transaction documents, including:

  .  the fixed exchange ratio and the basis on which it had been determined;

  .  the covenant made by each company not to solicit other offers;

  . the inability of TV Guide and the limited ability of Gemstar to consider alternative transactions;

  . the circumstances under which a termination fee would be payable by TV Guide to Gemstar or by Gemstar to TV Guide upon termination of the merger agreement and the amount of such a fee;

  . the terms and conditions of the merger agreement, including the inability of the parties to avoid closing the merger because of a material adverse change in the other party;

  . the terms of the stock options granted by TV Guide to Gemstar and Gemstar to TV Guide and the circumstances under which they would become exercisable;

  . the terms of the patent cross license agreement to be entered into by TV Guide and Gemstar and the circumstances under which it would become effective;

  . the voting agreements that would be entered into by Liberty and News Corp. if the TV Guide board approved the merger, which would ensure approval of the transaction by TV Guide's stockholders;

  . the voting agreements that certain significant stockholders of Gemstar would enter into if the Gemstar board approved the merger;

  .  the governance structure of the combined company;

  . the terms of the stockholders agreement among Mr. Yuen, Liberty, News Corp. and Gemstar;

  . the amendments that would be made to Gemstar's rights agreement in connection with the merger; and

  . the terms of the amendment to Mr. Yuen's employment agreement that would become effective upon the merger.

   Merrill Lynch made a presentation as to the financial analyses performed in connection with its opinion, and rendered to the TV Guide board an oral opinion (which was subsequently confirmed in writing) to the effect that, as of that date and based upon and subject to the matters stated in its opinion, the exchange ratio was fair from a financial point of view to the holders of TV Guide's stock, other than Liberty, News Corp., Gemstar and their respective affiliates. See "--Opinion of Financial Advisor to TV Guide's Board of Directors." After discussion and after concluding that the proposed merger and related transactions were fair to and in the best interests of TV Guide and its stockholders, the TV Guide board of directors voted unanimously to approve the proposed merger, to authorize the execution of the merger agreement and the other transaction documents, and to recommend that TV Guide's stockholders approve the proposal.

   On October 4, 1999, Gemstar and TV Guide issued a joint press release announcing the execution of the merger agreement. For a discussion of the terms of the merger agreement and the other transaction documents see "Terms of the Merger Agreement," "Terms of the Voting Agreements" and "Terms of the Stockholders Agreement."

   On January 31 and February 7, 2000, the TV Guide board re-approved the terms of the merger agreement and certain amendments thereto in connection with their approval of the definitive proxy materials that are being sent to TV Guide stockholders.

   On February 7, 2000, the Gemstar board re-approved the terms of the merger agreement and certain amendments thereto in connection with their approval of the definitive proxy materials which are being sent to Gemstar stockholders. The Gemstar board also approved changing Gemstar's place of incorporation from the British Virgin Islands to the State of Delaware before February 23, 2000 rather than at the time of the merger.

Gemstar Board of Directors' Reasons for the Merger

   In reaching its decision to approve the merger and the adoption of a new certificate of incorporation and bylaws and recommend that the Gemstar stockholders approve the issuance of Gemstar common stock to TV Guide stockholders in the merger, Gemstar's board of directors consulted with:

  . Gemstar's management regarding the business and financial condition of TV Guide, trends and competitors in the industry, management's investigation of TV Guide and the terms and other considerations of the proposed merger;

  . Gemstar's legal counsel regarding the proposed terms of the merger agreement, the stockholders agreement, the certificate of incorporation, the bylaws, the governance provisions of the combined company generally, the obligations of the board of directors in its consideration of the proposed transaction and the review of certain legal matters with respect to TV Guide; and

  . Lazard Freres & Co. LLC, financial advisor to Gemstar's board of directors, regarding the financial aspects of the proposed transactions (including the assumptions and methodology underlying the financial information presented), trends and competitors in the industry and the written opinion of Lazard Freres regarding the fairness to Gemstar, from a financial point of view, of the consideration to be paid by Gemstar in the merger.

   In reaching its conclusion that the merger and the adoption of a new certificate of incorporation and bylaws are in the best interests of Gemstar and its stockholders, and in deciding to recommend that its stockholders approve the proposal to issue Gemstar common stock to TV Guide stockholders in the merger, Gemstar's board of directors considered the following information and factors:

  . the complementary relationship between Gemstar's global presence in the highly competitive consumer electronics industry and TV Guide's franchise and brand name;

  . the complementary relationship between Gemstar's association with broadcasters and consumer electronics manufacturers and TV Guide's relationship with publications, cable companies, programmers and content providers;

  . the effect that the merger will have on the resolution of litigation between Gemstar and TV Guide, permitting the combined company to focus on developing products that will better serve the two companies' partners, customers and end-users;

  . the technology, sales force and advertiser customer base of the combined company, which will be well positioned to compete in the highly competitive areas of advertising and e-commerce on a global basis;

  . the creation of a larger business with the high profile and branding strength to enable the combined company to attract more advertisers and strategic partners;

  . the rapid development and deployment of guide products throughout multiple business sectors and the enhanced speed at which the combined company can compete for consumer attention and against other entities for advertising revenues;

  . benefits from the potential financial and operating synergies that will result from integrating the systems and operations of their existing businesses;

  . the possibility of accelerating the adoption of advertising on Gemstar's and TV Guide's interactive program guides;

  . TV Guide's recognized brand name, with its strong connection to television content;

  . the historical market prices of Gemstar common stock and TV Guide common stock as compared with the proposed exchange ratio;

  . TV Guide's financial condition, competitive position and prospects for growth;

  . the representations, warranties, covenants and conditions in the merger agreement;

  . the circumstances under which Gemstar or TV Guide would have the right to terminate the merger agreement and the circumstances in which a termination fee would be payable in the event of a termination of the merger agreement;

  . the fact that the vote of certain Gemstar stockholders would be assured by reason of the voting agreements to be entered into by Henry C. Yuen, Elsie Ma Leung, Dynamic Core Holdings Limited and THOMSON multimedia S.A.;

  . the consequences of changing Gemstar's place of incorporation to the State of Delaware, including the material differences between British Virgin Islands corporate law and Delaware corporate law;

  . the terms of the stockholders agreement, the certificate of incorporation and the bylaws of the combined company after the merger;

  . the financial condition, cash flows and results of operations of Gemstar and TV Guide, on both a historical and prospective basis;

  . the impact of the merger on Gemstar's customers, suppliers and employees;

  .  current industry, economic and market conditions;

  .  the prospects of Gemstar as an independent company; and

  . the regulatory approvals required to complete the merger and the prospects for receiving those approvals.

   Gemstar's board of directors also considered the following potentially adverse consequences of the merger:

  . the limitations of the corporate governance arrangements provided for by the new certificate of incorporation and bylaws and the terms of the stockholders agreement;

  . the risk that the combined company will experience slower growth and decreased profit margins and require greater capital expenditures than Gemstar has in the past;

  . the impact of a change of control of TV Guide on certain material contracts, including the right of TV Guide public debt holders to put their bonds to TV Guide at a price of $101;

  .  the assumption of TV Guide's debt;

  . the possibility that regulatory agencies may oppose or impose conditions on the merger;

  . the possibility that substantial stockholders of TV Guide may have interests that are different from or in addition to those of other Gemstar stockholders following the completion of the merger;

  . the risk that the operations of Gemstar and TV Guide might not be successfully integrated;

  . the risk that potential benefits of the merger might not be fully realized; and

  .  the risk that Gemstar's effective corporate tax rate may increase.

   Gemstar's board of directors determined, however, that on balance, the positive aspects of the merger significantly outweigh any potentially adverse consequences. Gemstar's board of directors ultimately concluded that the merger, the adoption of a new certificate of incorporation and bylaws and the proposal to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger are advisable and in the best interests of Gemstar and its stockholders.

   The foregoing discussion of the information and factors considered by Gemstar's board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger agreement and the merger, Gemstar's board of directors did not find it practical to, nor did it attempt to, quantify, rank or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, Gemstar's board of directors did not undertake to make a specific determination as to whether any particular factor was favorable or unfavorable to the Gemstar board's ultimate determination or assign any particular weight to any factor, but rather conducted an overall analysis of the factors described above, including thorough discussion with and questioning of Gemstar's management and management's analysis of the merger based on information received from Gemstar's legal, financial and accounting advisors. In considering the factors described above, individual members of Gemstar's board of directors may have given different weights to different factors. Gemstar's board of directors considered all these factors as a whole, and considered the factors overall to be favorable to and to support its determination.

Recommendation of Gemstar's Board of Directors

   Gemstar's board of directors believes that the terms of the merger are fair to and in the best interests of Gemstar and its stockholders. Accordingly, Gemstar's board of directors unanimously recommends that Gemstar stockholders vote "FOR" the proposal to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger.

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

TV Guide Board of Directors' Reasons for the Merger

   In reaching its decision to approve the terms of the merger and recommend that the TV Guide stockholders approve and adopt the merger agreement, TV Guide's board of directors consulted with:

  . TV Guide's management regarding the business and financial condition of Gemstar, trends and competitors in the industry, management's investigation of Gemstar and the terms of the proposed merger;

  . TV Guide's legal counsel regarding the proposed terms of the merger agreement, the stockholders agreement and Gemstar's new certificate of incorporation and bylaws, the proposed governance of Gemstar after the merger, and the obligations of TV Guide's board of directors in considering the proposed merger transaction; and

  . Merrill Lynch, Pierce, Fenner & Smith Incorporated, TV Guide's financial advisor, regarding the financial aspects of the proposed merger transaction.

   In reaching its conclusion that the proposed merger is in the best interests of TV Guide and its stockholders, and in deciding to recommend that TV Guide's stockholders approve and adopt the merger agreement, TV Guide's board of directors considered the following information and factors:

  . the historical market prices, volatility, liquidity and trading information with respect to Gemstar's common stock and TV Guide's common stock and the premium to be received by TV Guide stockholders in the merger by virtue of the exchange ratio. In this regard, the TV Guide board noted that the exchange ratio represented, as of October 3, 1999, the date on which the TV Guide board approved the merger, approximately a 9.6% premium over the closing price per share of TV Guide Class A common stock on October 1, 1999;

  . the fact that the merger would resolve the litigation between Gemstar and TV Guide, permitting the entity resulting from the merger to focus on developing and licensing new products and services and improving existing products and services;

  . the fact that the merger should allow TV Guide's stockholders to exchange their shares of TV Guide common stock for shares of Gemstar common stock without recognition of taxable income by TV Guide's stockholders;

  . detailed financial analyses and other information with respect to TV Guide and Gemstar presented by Merrill Lynch in a presentation to the TV Guide board, including Merrill Lynch's oral opinion, which was subsequently confirmed in writing (and which opinion is attached to this joint proxy statement/prospectus as Annex E), that, based upon and subject to the factors and assumptions set forth in the opinion, as of the date of the opinion, the exchange ratio was fair, from a financial point of view, to TV Guide's stockholders, other than Liberty Media Corporation, The News Corporation Limited, Gemstar and their respective affiliates;

  .  the usefulness of Gemstar's significant portfolio of patents;

  . the revenue that Gemstar derives from licensing its intellectual property;

  . the strategic benefits to be derived from combining the businesses and assets of TV Guide and Gemstar, including the generation of potential economies of scale, diversification of revenues and efficiencies in marketing products and services;

  . the experience and accomplishments of Henry C. Yuen and other members of Gemstar's management;

  . the familiarity of the TV Guide board with Gemstar's financial condition, competitive position and prospects for growth;

  . the representations, warranties, covenants and conditions contained in the merger agreement;

  . the limited circumstances under which Gemstar would have the right to terminate the merger agreement, the circumstances in which a termination fee would be payable to TV Guide in the event the merger agreement is terminated in certain cases, and the protections afforded TV Guide by the cross license with Gemstar and the option for 14.9% of Gemstar's common stock in the event of a termination of the merger agreement;

  . the fact that Liberty and News Corp., the two largest stockholders of TV Guide (who in the aggregate have approximately 97.7% of the voting power of TV Guide), would enter into voting agreements to vote their shares of TV Guide common stock for the approval of the merger agreement;

  . the fact that each of Mr. Yuen, Elsie Ma Leung, Dynamic Core Holdings Limited, of which Thomas Lau (a director of Gemstar) is the sole stockholder, and THOMSON multimedia S.A. (who in the aggregate hold approximately 31.6% of Gemstar's outstanding common stock as of January 25, 2000) would enter into voting agreements to vote their shares of Gemstar common stock for the issuance of Gemstar common stock in connection with the merger;

  . the terms of the merger agreement, the stockholders agreement and Gemstar's new certificate of incorporation and bylaws;

  . the financial condition, cash flows and results of operations of TV Guide and Gemstar, on both a historical and prospective basis;

  .  current industry, economic and market conditions;

  .  TV Guide's prospects as an independent company;

  . the interests of certain directors and officers of TV Guide and Gemstar in the outcome of the merger; and

  . the regulatory approvals required to complete the merger and the prospects and timing for receiving those approvals.

   TV Guide's board of directors also considered the following potentially adverse consequences of the merger:

  . the fact that the exchange ratio is fixed, and the risk of a decline in the market value of Gemstar common stock during the period between signing the merger agreement and the completion of the merger;

  . the restrictions on TV Guide imposed by the merger agreement and the potential business opportunities that might be foregone due to those restrictions or the pendency of the merger generally;

  . the possibility that the merger might not be completed, the impact that the failure to complete the merger might have on TV Guide's businesses and assets, and TV Guide's ability to complete an alternative transaction to the merger on similar or equally advantageous terms;

  . the corporate governance arrangements provided for by Gemstar's new certificate of incorporation and bylaws and by the terms of the stockholders agreement, particularly the fact that the vote of seven of twelve directors after the completion of the merger will be required to decide matters that are classified as fundamental decisions in the proposed form of bylaws as described under "Summary of the Combined Company's Certificate of Incorporation and Bylaws--Fundamental Decisions";

  . the possibility that regulatory agencies may oppose or impose conditions on the merger;

  . the potentially lengthy period of time that may be required to complete the merger;

  . the risk that the operations of TV Guide and Gemstar might not be successfully integrated, and that, in attempting to complete the merger, management of both TV Guide and Gemstar might be diverted from other strategic opportunities and from operational matters for an extended period of time; and

  . the risk that potential benefits of the merger might not be fully realized.

   TV Guide's board of directors determined, however, that the positive aspects of the merger are significantly greater than the potentially adverse consequences, and ultimately concluded that the merger is advisable and in the best interests of TV Guide and its stockholders.

   The foregoing discussion of the information and factors considered by TV Guide's board of directors is not intended to be exhaustive, but includes the material factors considered by TV Guide's board of directors. In view of the wide variety of factors considered in connection with the TV Guide board's evaluation of the terms of the merger agreement and the proposed merger transaction, and the complexity of these matters, the TV Guide board evaluated these factors as a whole and did not find it practical to, nor did it attempt to, quantify, rank or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The TV Guide board also relied on the experience and expertise of Merrill Lynch for an analysis of the financial terms of the merger. In considering the factors described above, individual members of the TV Guide board may have given different weights to different factors.

Recommendation of TV Guide's Board of Directors

   TV Guide's board of directors believes that the terms of the merger agreement are fair to and in the best interests of TV Guide and its stockholders. Accordingly, TV Guide's board of directors unanimously recommends that TV Guide stockholders vote "FOR" the approval and adoption of the merger agreement.

Opinion of Financial Advisor to Gemstar's Board of Directors

   The following summary does not reflect the two-for-one stock split effected in the form of a stock dividend on December 13, 1999 to record holders of Gemstar common stock as of November 29, 1999.

   Gemstar's board of directors has retained Lazard Freres & Co. LLC to act as its financial advisor in connection with the merger. Lazard Freres was selected by the Gemstar board based on Lazard Freres' qualifications, expertise and reputation in transactions similar to the merger and its knowledge of the national and worldwide technology industry and the business and affairs of Gemstar. At the meeting of the Gemstar board on October 3, 1999, Lazard Freres rendered its oral opinion that as of such date, based upon and subject to the various considerations set forth therein, the exchange ratio was fair to Gemstar and its stockholders from a financial point of view. Lazard Freres subsequently confirmed its oral opinion by delivery of its written opinion dated October 3, 1999.

   The full text of the Lazard Freres opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Lazard Freres in rendering such opinion, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. The Lazard Freres opinion addresses only the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view as of the date of the Lazard Freres opinion, and does not address any other aspect of the merger or constitute a recommendation to any holder of Gemstar common stock as to how to vote with respect to the merger. The summary of the Lazard Freres opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the Lazard Freres opinion. Gemstar stockholders are urged to, and should, read the Lazard Freres opinion carefully and in its entirety in conjunction with this joint proxy statement/prospectus.

   In connection with rendering its opinion, Lazard Freres:

  .  reviewed the financial terms and conditions of the merger agreement;

  . analyzed certain publicly available historical business and financial information relating to Gemstar and TV Guide;

  . reviewed various data provided to Lazard Freres by Gemstar and TV Guide relating to their respective businesses and the benefits projected by Gemstar to be realized in connection with the merger;

  . held discussions with certain members of the senior management of each of Gemstar and TV Guide with respect to the businesses and prospects of Gemstar and TV Guide, respectively, the strategic objectives of each, the litigation that is pending between Gemstar and TV Guide and other litigation to which they are parties, possible benefits which might be realized following the completion of the merger and the consistency of publicly available research prepared by financial analysts with their own views;

  . reviewed the public information with respect to certain other companies in lines of businesses Lazard Freres believed to be generally comparable to the businesses of Gemstar and TV Guide;

  . reviewed the financial terms of certain business combinations involving companies in lines of businesses Lazard Freres believed to be generally comparable to those of Gemstar and TV Guide;

  . reviewed the historical stock prices and trading volumes of Gemstar common stock and TV Guide Class A common stock; and

  . conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate.

   Lazard Freres relied, with Gemstar's consent, upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for any independent verification of such information, nor did Lazard Freres make any independent valuation or appraisal of any of the assets or liabilities of Gemstar or TV Guide, or concerning the solvency or fair value of either Gemstar or TV Guide. With respect to the information received by Lazard Freres concerning the prospects of Gemstar and TV Guide, the benefits projected to be realized following the completion of the merger and the litigation referred to above, Lazard Freres assumed that this information reflected the best currently available estimates and judgments of the managements of Gemstar and TV Guide. Lazard Freres assumed no responsibility for and expressed no view as to such information or the assumptions on which they were based. Further, the Lazard Freres opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard Freres as of, the date of the Lazard Freres opinion.

   In rendering its opinion, Lazard Freres assumed that the merger would be completed on the terms described in the merger agreement, without any waiver of any material terms or conditions by Gemstar and that obtaining the necessary regulatory approvals for the merger would not materially affect Gemstar or TV Guide and that the projected benefits of the merger would be realized substantially in accordance with such projections.

   The following is a brief summary of the analysis performed by Lazard Freres in connection with its opinion.

 Historical Trading Analysis

   Lazard Freres' examination included the historical trading prices for Gemstar common stock and TV Guide Class A common stock in comparison to each other over various periods of time ended on October 1, 1999. Lazard Freres compared the price performance of Gemstar and TV Guide since 1997 and also computed exchange ratios of the trading prices of Gemstar common stock as compared to the trading prices of TV Guide Class A common stock for the same period, the results of which are summarized below.

                                                           2-Year Exchange Ratio
                                                           ---------------------
       2-Year High (4/2/98)...............................         1.43
       2-Year Low (8/31/99)...............................         0.40
       30-Day Average.....................................         0.48
       90-Day Average.....................................         0.53
       180-Day Average....................................         0.71
       12-Month Average...................................         0.70

 Pre-Tax Sum-of-the-Parts Analysis of TV Guide

   Lazard Freres prepared a pre-tax "sum-of-the-parts" analysis for TV Guide. Lazard Freres noted that TV Guide had several business segments with different operating and other financial characteristics. Accordingly, in preparing this analysis, Lazard Freres employed one or more of three analyses for each of the various segments and reviewed selected analyst commentary and studied other companies and industries and independent sources. The three analyses were a comparable publicly traded companies analysis, a selected precedent transaction analysis and a discounted cash flow analysis, each of which is described below.

   Lazard Freres used the comparable publicly traded companies analysis as the primary methodology for valuing TV Guide's Online segment and as an additional methodology for valuing TV Guide's Magazine, TV Games Network and Satellite segments. Lazard Freres used the selected precedent transaction analysis as the primary methodology for valuing TV Guide's Magazine, Preview Channels and Satellite segments. Lazard Freres used the discounted cash flow analysis as the primary methodology for valuing TV Guide's Interactive Programming Guide and TV Games Network segments and as an additional methodology for valuing TV Guide's Magazine segment.

   The pre-tax "sum-of-the-parts" analysis for TV Guide based on the projections provided by TV Guide's management indicated a range of $37.63 to $48.83 per share without giving effect to financial synergies and $39.65 to $58.87 per share including financial synergies. Lazard Freres noted that, in preparing this analysis, it had assumed that no explicit royalty would be payable by TV Guide to Gemstar for any future potential patent settlement and that, based on a per-subscriber fee plus 40% of advertising revenues, the present value of any such royalty could be between $1.2-1.5 billion.

   Lazard Freres noted that the assumed financial synergies were calculated on a discounted cash flow basis and included litigation savings, advertising agency/commission savings, general and administrative savings and revenue enhancements through the acceleration of the advertising plan. The assumed synergies did not include the potential impact of the merger on the discount rate and that a 250 basis point reduction in the discount rate for the Interactive Programming Guide segment from 17.5% to 15% would increase the value by approximately $600 million. Lazard Freres also noted that the assumed synergies did not include the potential negative tax effect of changing Gemstar's place of incorporation from the British Virgin Islands to the State of Delaware, which could reduce the discounted cash flow value of the synergies in the aggregate by $76 million to $434 million.

   Lazard Freres observed that analyses prepared by three buy side analysts in June and July 1999 had estimated a value of TV Guide of $47 to $53 per share in one case, $50 per share in another case and $46 to $56 per share in a third case.

   Comparable Publicly Traded Companies Analysis of TV Guide. Lazard Freres reviewed and compared certain actual and projected financial, operating and stock market information of companies in lines of business believed to be comparable to those of individual business segments of TV Guide for which Lazard Freres deemed this analysis to be relevant. Lazard Freres noted that, although there were no public companies with precisely the same mix of businesses and financial conditions as TV Guide, Lazard Freres believed the most relevant comparable company universes to TV Guide's individual segments to include:

   The Magazine and Newspaper Publishing Universe

  .  Meredith Corporation

  .  Penton Media, Inc.

  .  PRIMEDIA Inc.

  .  Readers Digest

  .  Scholastic Corporation

  .  Central Newspapers

  .  Dow Jones

  .  Gannett Co.

  .  Journal Register Co.

  .  Knight-Ridder

  .  McClatchy Newspapers

  .  New York Times Co.

  .  Pulitzer Publishing

  .  E.W. Scripps

  .  The Times Mirror Co.

  .  Tribune Co.

  .  Washington Post Co.

   The Internet "Thin Portal"/1/ Universe

  .  Looksmart Ltd.

  .  Xoom.com

  .  About.com

  .  Goto.com

  .  ZDNet Group

  .  iVillage
  --------
  /1/A "Thin Portal" is a World Wide Web site that is accessed for a specific topic area, but not for all topic areas. By contrast, an "Internet Portal" attempts to be the starting point for all topic areas on the World Wide Web.

  .  SportsLine

  .  Ask Jeeves

  .  TicketMaster City Search

  .  Go2Net

  .  C|Net

  .  TheGlobe.com

  .  Earthweb.com

  .  Salon.com

  .  Internet.com

  .  AlloyOnline

   The Electronic Gaming Universe

  .  Youbet.com

  .  Starnet Communications

  .  GalaxiWorld

  .  Online Gaming Systems

  .  Trackpower

  .  Multimedia Games

  .  Inland Entertainment

  .  PlayStar Wyoming

   Selected Precedent Transactions Analysis of TV Guide. Lazard Freres reviewed and analyzed selected financial, operating and stock market information relating to 21 selected acquisition transactions in the magazine publishing industry during the period 1994 through 1999 and noted the following:

  . the median and mean revenue multiples for these transactions were 1.9x and 2.1x; and

  . the median and mean EBITDA multiples for these transactions were 12.6x and 13.5x.

   Lazard Freres also reviewed and analyzed selected financial, operating and stock market information relating to 23 selected acquisition transactions in the cable network industry during the period 1991 through 1999 and noted the following:

  . the mean and median revenue multiples for these transactions were 4.31x and 4.25x;

  . the mean and median cash flow multiples for these transactions were 17.3x and 14.2x;

  .  the mean and median revenue per subscriber were $2.97 and $2.35; and

  . the mean and median transaction value per subscriber were $15.50 and $8.56.

   Lazard Freres noted that the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and the characteristics of such transactions and the companies involved were not directly comparable to the merger or to TV Guide.

   Discounted Cash Flow Analysis of TV Guide. Based upon forecasts provided by TV Guide's management, Lazard Freres estimated the net present value of the future cash flows of TV Guide for those of

TV Guide's business segments for which Lazard Freres viewed this analysis to be relevant. In the TV Guide Magazine segment, Lazard Freres utilized discount rates ranging from 9.0% to 11.0% and a terminal multiple of 2003 EBITDA at 9.0x, which resulted in an implied asset value range of $1,425-$1,526. In the TV Guide Interactive Programming Guide segment, Lazard Freres utilized discount rates ranging from 15.0% to 20.0% and a terminal multiple of 2005 EBITDA at 17.5x, which resulted in an implied asset value range of $2,181-$2,836. In the TV Games Network segment, Lazard Freres utilized discount rates ranging from 15.0% to 19.0% and a terminal multiple of 2005 EBITDA at 12.5x, which resulted in an implied asset value range of $1,003-$1,246. This analysis indicated an aggregate implied asset value for these segments ranging from $4.6 billion to $5.6 billion.

   Lazard Freres noted that the management projections used for this analysis were subject to various uncertainties and assumed that:

  . revenues and EBITDA for the TV Guide Magazine segment would grow from $620.6 million and $143.5 million in 1999 to $679.0 million and $183.7 million in 2003;

  . revenues and EBITDA for the TV Guide Interactive Programming Guide segment would grow from $9.7 million and $2.8 million in 1999 to $366.1 million and $123.2 million in 2003; and

  . revenues and EBITDA for the TV Guide Games Network segment would grow from $6.7 million and $34.5 million in 1999 to $240.0 million and $104.0 million in 2003.

 Discounted Cash Flow Analysis of Gemstar

   Based upon forecasts provided by Gemstar's management, Lazard Freres estimated the net present value of the future cash flows of Gemstar. Lazard Freres examined each of the various business segments of Gemstar utilizing discount rates ranging from 9.0% to 20.0% and terminal multiples of estimated EBITDA in the year 2005 ranging from 8.0x to 17.5x for Gemstar's business segments. This analysis indicated a total net present equity value reference range of $61.95 to $73.44 per share of Gemstar common stock. Lazard Freres noted that, in preparing this analysis, it had assumed that no explicit royalty would be payable by TV Guide to Gemstar for any future potential patent settlement and that, based on a per-subscriber fee plus 40% of advertising revenues, the present value of any such royalty could be between $1.2-1.5 billion, or $10.01 to $12.57 per share. This analysis is summarized below.

   Lazard Freres noted that the revenue and earning before interest and taxes ("EBIT") assumptions used for this analysis were that revenues and EBIT for the Gemstar business segments would grow from $270 million and $197 million for the fiscal year ending March 31, 2001 to $1,240 million and $963 million for the fiscal year ending March 31, 2005.

 Comparable Publicly Traded Companies Analysis of Gemstar

   Lazard Freres reviewed and compared certain actual and projected financial, operating and stock market information of companies in lines of business believed to be comparable to those of individual business segments of Gemstar for which Lazard Freres viewed this analysis to be relevant. Lazard Freres noted that, although there were no public companies with precisely the same mix of businesses and financial conditions as Gemstar, Lazard Freres believed the most relevant comparable companies to Gemstar's individual segments to include:

   The Public Licensing Segment

  .  ARM Holdings

  .  Avant Corp.

  .  Hi-Fn

  .  Macrovision Corporation

  .  Rambus

   The Internet Platform Business Segment

  .  Yahoo!

  .  America Online

  .  Lycos

  .  Inktomi Corporation

 Contribution Analysis

   Lazard Freres also considered the potential contribution of each of Gemstar and TV Guide to estimated sales, EBITDA and net income of the combined company following the completion of the merger, without taking into account any operating, financial or accounting impacts resulting from the merger, any cost savings or other benefits projected by Gemstar and TV Guide to be realized from the merger. This analysis used financial analyst research for Gemstar and TV Guide, as well as public information with respect to Gemstar and TV Guide, for projected fiscal years 1999 through 2001.

                         Contribution Analysis Summary

                                                                 % Contribution
                                                                ----------------
                                                                Gemstar TV Guide
                                                                ------- --------
   Estimated Sales
     1999......................................................   12%     88%
     2000......................................................   14%     86%
     2001......................................................   16%     84%
   Estimated EBITDA
     1999......................................................   28%     72%
     2000......................................................   35%     65%
     2001......................................................   38%     62%
   Net Income Before Amortization
     1999......................................................   40%     60%
     2000......................................................   52%     48%
     2001......................................................   53%     47%

   Lazard Freres discussed with the Gemstar board, based on the closing price of TV Guide Class A common stock on October 1, 1999, that upon the completion of the merger current holders of Gemstar common stock would own approximately 55% of the combined company on a fully diluted basis, based upon an estimated exchange ratio of 0.6573.

 Pro Forma Merger Analysis

   Lazard Freres considered the effect that the merger could have on the sales, EBITDA, net income before amortization and net income on both an aggregate and a per share basis of the combined company following the completion of the merger as compared with Gemstar and TV Guide on a stand-alone basis. Using forecasts for Gemstar and TV Guide provided by research analyst reports, as well as public information, and assuming an exchange ratio in the merger of
0.650 but assuming the realization of none of the potential synergies projected by the managements of Gemstar and TV Guide to be realized for the merger, this analysis indicated that the merger would be accretive to the stand-alone sales, EBITDA and net income before amortization of

Gemstar and be dilutive to the projected stand-alone net income per share of Gemstar in each of the years 1999, 2000 and 2001.

 Merger Of Equals Analysis

   Lazard Freres reviewed and analyzed selected financial, operating and stock market information relating to 30 selected "merger of equals" transactions. Lazard Freres noted the implied premium as compared to various dates before the completion of each such transaction and the subsequent stock market reaction to the announcement of each of the parties to the transaction. Lazard Freres' analysis showed that the implied premium paid versus the target's stock price one day prior ranged from a low of 16.1% to a high of 46.0%

   Lazard Freres also performed an analysis based on the average of all transactions as well as for transactions valued over $5 billion. Lazard Freres noted that the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and the characteristics of such transactions and the companies involved were not directly comparable to the merger or to Gemstar. A summary of the findings is set forth below.

                   Summary of Analysis of Selected Precedent
                     Merger of Equals Transactions Premiums

                                    Premium(a)
                             -------------------------
                              One   One  Three   Six      Price Change
                              Day  Month Months Months One Week After vs.
                             Prior Prior Prior  Prior     One Day Prior
                             ----- ----- ------ ------ ---------------------
All Transactions      Median 5.0%   5.2%  8.2%  11.3%  Acquiror       2.2%
                                                       Target         0.8%
                      Mean   5.4%   9.2% 12.0%  14.8%  Acquiror       3.3%
                                                       Target         2.8%
Transactions over $5
 billion              Median 9.0%  16.3% 15.6%  14.4%  Acquiror       6.6%
                                                       Target         4.0%
                      Mean   9.4%  14.9% 19.3%  19.3%  Acquiror       3.4%
                                                       Target         3.7%

--------
(a) Based on target's average closing price over period.

   Among other factors, Lazard Freres indicated that the merger and acquisition transaction environment varies over time because of macroeconomic factors, such as interest rate and equity market fluctuations, and microeconomic factors, such as industry results and growth expectations. As noted above, no transaction reviewed was identical to the merger and, accordingly, an assessment of the results of this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Gemstar and TV Guide and other factors that would affect the acquisition value of the companies to which Gemstar was compared.

 Special Considerations

   In connection with the review of the merger by the Gemstar board, Lazard Freres performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. While the foregoing summary describes the analyses and factors reviewed by Lazard Freres in connection with its opinion, it does not purport to be a complete description of all the analyses performed by Lazard Freres in arriving at its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth in this joint proxy statement/prospectus, without considering the analyses as a whole, could create an incomplete or a misleading view of the process underlying the Lazard Freres opinion. Lazard Freres did not attribute any particular weight to any analysis or factor considered by it. No company or transaction used in the analyses as a comparison is identical to Gemstar or TV Guide or the transaction contemplated by the merger agreement. The analyses were prepared solely for the purpose of Lazard Freres providing its opinion to the Gemstar board in connection with its consideration of the merger and do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than as set forth in the analyses. Similarly, any estimate of values or forecast of future results contained in the analyses is not necessarily indicative of actual values or actual results, which may be significantly more or less favorable than suggested by such analyses. In performing its analyses, Lazard Freres assumed that both Gemstar and TV Guide would perform substantially in accordance with earnings forecasts provided to Lazard Freres by the managements of Gemstar and TV Guide or their representatives and that the potential cost savings to be realized in connection with the merger would be realized substantially in accordance with the projections provided to Lazard Freres by Gemstar's management. The actual results achieved by the combined company following the completion of the merger could vary from any projected results and the variations may be material. See "Risk Factors" and "Forward-Looking Statements."

   The forecasts and other projections furnished to Lazard Freres and estimates of potential cost savings resulting from the merger were prepared by the management of Gemstar and constitute forward-looking statements within the meaning of the federal securities laws. As a matter of policy, Gemstar does not publicly disclose internal management forecasts, projections or estimates of the type furnished to Lazard Freres in connection with its analysis of the merger terms, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be in the control of the management of Gemstar, including, without limitation, factors related to the integration of Gemstar and TV Guide and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates. See "Risk Factors" and "Forward-Looking Statements."

   In performing these analyses, Lazard Freres made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of Gemstar or its advisors, neither Gemstar nor Lazard Freres or any other person assumes responsibility if future results or actual values are materially different from those forecasts or estimates contained in the analyses. Although, in connection with the delivery of its opinion, Lazard Freres also analyzed TV Guide, the opinion is not a valuation of TV Guide and does not represent Lazard Freres' view as to what the value of the TV Guide Class A common stock would be before or after the completion of the merger. In addition, Lazard Freres noted that, notwithstanding the fact that holders of TV Guide common stock will receive Gemstar common stock in the merger, the trading prices for TV Guide Class A common stock will be significantly affected by the results of operations and other factors, such as the realization of potential cost savings resulting from the merger, relating to both Gemstar and TV Guide. The opinion of Lazard Freres was one of many factors taken into consideration by the Gemstar board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Lazard Freres.

   Lazard Freres is an internationally recognized investment banking and advisory firm. Lazard Freres, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes. In the ordinary course of its business, Lazard Freres and its affiliates may actively trade in the securities of Gemstar for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

   Under a letter agreement dated July 3, 1998, as amended, Gemstar engaged Lazard Freres to act as its financial advisor in connection with the possible merger. According to the terms of this letter agreement, Gemstar has agreed to pay Lazard Freres for its financial advisory services in connection with the merger, including among other things, rendering the opinion of Lazard Freres discussed above, a transaction fee based on the outcome of the merger. Gemstar also has agreed to pay Lazard Freres periodic retainer fees for work performed before the completion of the merger. Gemstar also has agreed to reimburse Lazard Freres for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Lazard Freres and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Lazard Freres or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to Lazard Freres' engagement.

Opinion of Financial Advisor to TV Guide's Board of Directors

   The following summary does not reflect the two-for-one stock split effected in the form of a stock dividend on December 17, 1999 to record holders of TV Guide common stock as of December 3, 1999.

   TV Guide retained Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as its exclusive financial advisor in connection with a possible business combination. On October 3, 1999, Merrill Lynch rendered to TV Guide's board of directors its oral opinion that, as of such date and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair from a financial point of view to the holders, other than Liberty Media Corporation, The News Corporation Limited, Gemstar and their respective affiliates, of shares of TV Guide Class A common stock. Such opinion was confirmed in writing as of October 3, 1999, and again as of the date of this joint proxy statement/prospectus.

   The full text of Merrill Lynch's opinion, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch, is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of Merrill Lynch's opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Holders of TV Guide Class A common stock (other than Liberty, News Corp., Gemstar and their respective affiliates) are urged to read such opinion in its entirety. Merrill Lynch's opinion was provided to TV Guide's board of directors for its information and is directed only to the fairness from a financial point of view of the exchange ratio to the holders of TV Guide Class A common stock (other than Liberty, News Corp., Gemstar and their respective affiliates), does not address the merits of the underlying decision by TV Guide to engage in the merger and does not constitute a recommendation to any TV Guide stockholder as to how such stockholder should vote on the proposed merger or any matter related thereto.

   The exchange ratio was determined through negotiations between TV Guide and Gemstar and was approved by TV Guide's board of directors. Merrill Lynch provided advice to TV Guide during the course of such negotiations.

   The summary set forth below does not purport to be a complete description of the analyses underlying Merrill Lynch's opinion or the presentation made by Merrill Lynch to TV Guide's board of directors. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

   In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, TV Guide or Gemstar. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Merrill Lynch's opinion and Merrill Lynch's presentation to TV Guide's board of directors were among several factors taken into consideration by TV Guide's board of directors in making its determination to approve the merger agreement and the merger. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of TV Guide's board of directors or TV Guide's management with respect to the fairness of the exchange ratio.

   In arriving at its opinion, Merrill Lynch, among other things,

  . reviewed certain publicly available business and financial information relating to TV Guide and Gemstar that Merrill Lynch deemed to be relevant,

  . reviewed certain information, including financial forecast information relating to the business, earnings, cash flow, assets, liabilities and prospects of TV Guide and Gemstar furnished to Merrill Lynch by TV Guide (after having been reviewed by Gemstar, in the case of information relating to Gemstar),

  . conducted discussions with members of senior management of TV Guide and Gemstar concerning the matters described in the clauses above, as well as their respective businesses and prospects before and after giving effect to the merger,

  . reviewed the market prices and valuation multiples for TV Guide Class A common stock and Gemstar common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant,

  . reviewed the results of operations of TV Guide and Gemstar and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant,

  . compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant,

  . participated in certain discussions and negotiations among representatives of TV Guide and Gemstar and their financial and legal advisors,

  .  reviewed the potential pro forma impact of the merger,

  .  reviewed a draft of the merger agreement dated October 3, 1999, and

  . reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

   In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of TV Guide or Gemstar or been furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of TV Guide or Gemstar. With respect to the financial forecast information furnished to, discussed with or reviewed for Merrill Lynch by TV Guide or Gemstar, Merrill Lynch assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of TV Guide's or Gemstar's management as to the expected future financial performance of TV Guide or Gemstar, as the case may be. Merrill Lynch expressed no opinion as to such financial forecast information or the assumptions on which it was based. Merrill Lynch also assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also has not taken into account in arriving at its opinion any potential adverse effects

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of changing Gemstar's place of incorporation from the British Virgin Islands to the State of Delaware on the business, earnings, cash flow, assets, liabilities or prospects of Gemstar, including, without limitation, any potential adverse tax effects.

   Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of such opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger. For purposes of rendering its opinion, Merrill Lynch assumed, in all respects material to its analysis, that the representations and warranties of each party in the merger agreement and all related documents and instruments contained in the merger agreement were true and correct, that each party to such documents will perform all of the covenants and agreements required to be performed by such party under such documents and that all conditions to the completion of the merger will be satisfied without waiver of such conditions.

   In connection with the preparation of its opinion, Merrill Lynch was not authorized by TV Guide or TV Guide's board of directors to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of TV Guide. In addition, Merrill Lynch did not express any opinion as to the prices at which shares of TV Guide or Gemstar would trade following the announcement or the completion of the merger. Merrill Lynch also did not express any opinion with respect to the transactions contemplated by the stockholders agreement entered into among Henry C. Yuen, Liberty, News Corp. and Gemstar as of October 4, 1999, to be effective upon the completion of the merger, or with respect to any other agreement among Liberty, News Corp. and/or their respective affiliates not expressly referenced in Merrill Lynch's opinion. See "Terms of the Stockholders Agreement" for a description of the stockholders agreement.

   The following is a brief summary of the material analyses presented by Merrill Lynch to TV Guide's board of directors in connection with the rendering of Merrill Lynch's opinion:

 TV Guide Valuation

   Merrill Lynch calculated estimated per share equity valuation ranges for TV Guide by utilizing a historical stock price analysis, a research analyst price target comparison, a public market "sum-of-the-parts" valuation analysis and a discounted cash flow analysis.

   Historical Stock Price Analysis. Merrill Lynch reviewed publicly available information and found that the maximum, mean and minimum closing prices for TV Guide Class A common stock for the:

  .  3 years ending October 1, 1999 were $49.25, $18.89 and $6.75, respectively;

  .  12 months ending October 1, 1999 were $49.25, $30.27 and $11.50, respectively;

  .  3 months ending October 1, 1999 were $41.53, $32.59 and $26.38, respectively; and

  .  1 month ending October 1, 1999 were $41.53, $34.72 and $27.06, respectively.

   Research Analyst Price Target Comparison. Merrill Lynch compared the 12-month price targets of four research analysts covering the public market trading of TV Guide Class A common stock and found that such price targets ranged from a high of $57.00 to a low of $50.00, with a mean of $52.50.

   Public Market "Sum-of-the-Parts" Valuation Analysis. Merrill Lynch performed a "sum-of-the-parts" valuation analysis by:

  . using management's projections of estimated 2000 earnings before interest, taxes, depreciation and amortization for certain individual TV Guide business segments, management's projections of total subscribers in 2000 for certain other individual TV Guide business segments and management's

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

     projections of estimated 2000 revenues for another individual TV Guide business segment, and applying relevant market multiples of public companies with businesses comparable to such TV Guide business segments; and

  . using management's projections of estimated future cash flows for certain other individual TV Guide business segments, valuing such business segments based upon a discounted cash flow methodology and applying a public market discount to such intrinsic valuations, to arrive at a range of valuations for each such TV Guide business segment.

   Based upon the value of such TV Guide business segments in the aggregate, Merrill Lynch calculated a range of per share equity values for TV Guide of $35.01 to $47.94.

   No company utilized in the sum-of-the-parts analysis was identical to TV Guide. Accordingly, an analysis of the results of this comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable companies and other factors that could affect the value of such companies and TV Guide.

   Discounted Cash Flow Analysis. Using management's projections and a discounted cash flow methodology, Merrill Lynch calculated a range of per share value for TV Guide Class A common stock. Such discounted cash flow methodology calculations were based on terminal earnings before interest, taxes, depreciation and amortization multiples ranging from 15.0x to 17.0x and discount rates ranging from 14.0% to 18.0%. Using this analysis, Merrill Lynch calculated a range of per share equity values for TV Guide of $42.55 to $57.01.

   Gemstar Valuation

   Merrill Lynch calculated estimated per share equity valuation ranges for Gemstar by utilizing a historical stock price analysis, a research analyst price target comparison, a public market "sum-of-the-parts" valuation analysis and a discounted cash flow analysis.

   Historical Stock Price Analysis. Merrill Lynch reviewed publicly available information and found that the maximum, mean and minimum closing prices for Gemstar common stock for the:

  .  3 years ending October 1, 1999 were $83.63, $23.67 and $5.00, respectively;

  .  12 months ending October 1, 1999 were $83.63, $45.67 and $20.38, respectively;

  .  3 months ending October 1, 1999 were $83.63, $66.88 and $51.06, respectively; and

  .  1 month ending October 1, 1999 were $83.63, $69.59 and $61.25, respectively.

   Research Analyst Price Target Comparison. Merrill Lynch compared the 12-month price targets of five research analysts covering the public market trading of Gemstar common stock and found that such price targets ranged from a high of $100.00 to a low of $75.00, with a mean of $90.60.

   Public Market "Sum-of-the-Parts" Valuation Analysis. Merrill Lynch performed a "sum-of-the-parts" valuation analysis by:

  . using management's projections of estimated 2000 earnings before interest, taxes, depreciation and amortization for Gemstar's licensing business segment and applying relevant market multiples of public companies with businesses comparable to such Gemstar business segment; and

  . using management's projections of estimated future cash flows for Gemstar's advertising business segment, valuing such business segment based upon a discounted cash flow methodology and applying a public market discount to such intrinsic valuation, to arrive at a range of valuations for such Gemstar business segment.


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

   Based upon the value of such Gemstar business segments in the aggregate, Merrill Lynch calculated a range of per share equity values for Gemstar of $61.10 to $82.65.

   No company utilized in the sum-of-the-parts analysis was identical to Gemstar. Accordingly, an analysis of the results of this comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable companies and other factors that could affect the value of such companies and Gemstar.

   Discounted Cash Flow Analysis. Using management's projections and a discounted cash flow methodology, Merrill Lynch calculated a range of per share value for Gemstar common stock. Such discounted cash flow methodology calculations were based on terminal earnings before interest, taxes, depreciation and amortization multiples ranging from 18.0x to 20.0x and discount rates ranging from 15.0% to 19.0%. Using this analysis, Merrill Lynch calculated a range of per share equity values for Gemstar of $75.86 to $96.84.

 Exchange Ratio Analysis

   Historical Stock Price Analysis. Based upon the historical stock price analyses described above, Merrill Lynch calculated the historical ratios of the closing prices of TV Guide Class A common stock to the closing prices of Gemstar common stock and found that the maximum, mean and minimum implied exchange ratios resulting from such calculation for the:

  . 3 years ending October 1, 1999 were 1.738x, 0.954x and 0.402x, respectively;

  . 12 months ending October 1, 1999 were 1.120x, 0.701x and 0.402x, respectively;

  . 3 months ending October 1, 1999 were 0.545x, 0.488x and 0.402x, respectively; and

  . 1 month ending October 1, 1999 were 0.545x, 0.499x and 0.408x, respectively.

   Research Analyst Price Target Comparison. Based upon the research analyst price target comparisons described above, Merrill Lynch calculated the ratios of the 12-month price targets for TV Guide Class A common stock to the 12-month price targets for Gemstar common stock and found that the maximum, mean and minimum implied exchange ratios resulting from such calculation were 0.760x (based upon the highest price target for TV Guide Class A common stock and the lowest price target for Gemstar common stock), 0.579x (based upon the mean price target for TV Guide Class A common stock and the mean price target for Gemstar common stock) and 0.500x (based upon the lowest price target for TV Guide Class A common stock and the highest price target for Gemstar common stock), respectively.

   Public Market Sum-of-the-Parts Valuation Analysis. Based upon the public market "sum-of-the-parts" valuation analyses described above, Merrill Lynch calculated a range of implied exchange ratios by comparing the highest estimated valuation of TV Guide Class A common stock under such analyses to the lowest estimated valuation of Gemstar common stock under such analyses, and the lowest estimated valuation of TV Guide Class A common stock under such analyses to the highest estimated valuation of Gemstar common stock under such analyses, and found that the implied exchange ratio range was 0.785x to 0.424x.

   Discounted Cash Flow Analysis. Based upon the discounted cash flow valuation analyses described above, Merrill Lynch calculated a range of implied exchange ratios by comparing the highest estimated valuation of TV Guide Class A common stock under such analyses to the lowest estimated valuation of Gemstar common stock under such analyses, and the lowest estimated valuation of TV Guide Class A common stock under such analyses to the highest estimated valuation of Gemstar common stock under such analyses, and found that the implied exchange ratio range was 0.752x to 0.439x.

   Relative Contribution Analysis. Based upon management's projections, Merrill Lynch compared the relative contribution of TV Guide and Gemstar to the combined company's

  . earnings before interest, taxes, depreciation and amortization (adjusted for respective debt levels),

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

  .  after-tax cash flow, and

  .  net income for the years 1999 to 2004

and found that the implied exchange ratio ranges resulting from such comparisons were 2.008x to 0.650x, 1.991x to 0.656x and 0.530x to 0.418x,
respectively.

   Under a letter agreement between Merrill Lynch and TV Guide, dated as of March 15, 1998 and amended as of May 29, 1998, Merrill Lynch has provided advisory services and a fairness opinion in connection with the merger, and TV Guide has paid to Merrill Lynch a customary fee upon the execution of the merger agreement and has agreed to pay a customary fee to Merrill Lynch based on the aggregate value of the transaction if the merger is completed. Additionally, TV Guide agreed to reimburse Merrill Lynch for certain reasonable out-of-pocket expenses and to indemnify Merrill Lynch and certain related persons for certain liabilities related to or arising out of its engagement, including liabilities under the federal securities laws.

   TV Guide retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

   Merrill Lynch has, in the past, provided financial advisory and financing services to TV Guide and/or its affiliates and may continue to do so and has received, and may receive, fees for the rendering of such services. In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt and equity securities of TV Guide and Gemstar for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Persons in the Merger

   Gemstar. In considering the recommendations of Gemstar's board of directors regarding the merger, you should be aware of the interests that certain directors and executive officers have in the merger that are different from or in addition to the interests of Gemstar stockholders. In this regard, you should consider, among other things, the following information.

  . Henry C. Yuen, Chairman of the Board, Chief Executive Officer, President and a director of Gemstar:

    . will, pursuant to the combined company's bylaws, continue to be Chairman of the Board (so long as he is a director) and Chief Executive Officer of Gemstar for five years after the completion of the merger unless he earlier dies or resigns or his employment is earlier terminated for disability or for cause in accordance with his employment agreement;

    . will, pursuant to the combined company's bylaws, be the sole member of the Tie-breaking Committee of the Gemstar board with the power to resolve tie votes of the Gemstar board and the Executive Committee (except for matters delegated to the Compensation Committee, the Audit Committee or the Special Committee, matters identified in the bylaws as "fundamental decisions" and matters that require approval by supermajority vote of stockholders) until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar;

    . has entered into a stockholders agreement with Liberty Media Corporation, The News Corporation Limited and Gemstar under which Liberty and News Corp. have agreed (1) to vote for, or to use their best efforts to cause their respective designees on the board of directors to vote for, Mr. Yuen's election as a director and appointment as Chairman of the Board and Chief Executive Officer until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar other than as a result of his

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

       termination without cause and (2) to vote for the election to the board of five other persons (including two independent directors) designated by Mr. Yuen until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar other than as a result of his termination without cause, provided that if Mr. Yuen should die or become disabled during such five-year period Liberty and News Corp. have each agreed, for the remainder of the five-year period, to continue to vote for the election to the board of the directors formerly designated by Mr. Yuen or their successors (including Mr. Yuen's successor) and to vote against their removal except for cause; and

    . has entered into an amendment to his existing employment agreement, which, subject to the completion of the merger, extends the overall term of his employment.

  . Liberty and News Corp. have agreed to use their respective best efforts to cause their designees to the Gemstar board of directors to vote for the election of Elsie Ma Leung (and any successor to her chosen by Mr.
     Yuen), as co-President, co-Chief Operating Officer, a member of the Office of the Chief Executive and Chief Financial Officer, for five years after the completion of the merger unless her employment is earlier terminated for cause.

   See "Terms of the Stockholders Agreement" and "Summary of the Combined Company's Certificate of Incorporation and Bylaws."

   TV Guide. In considering the recommendations of TV Guide's board of directors regarding the merger, you should be aware of the interests that certain directors and executive officers have in the merger that are different from or in addition to the interests of TV Guide stockholders. In this regard, you should consider, among other things, the following information.

  . Joachim Kiener, TV Guide's Chairman and Chief Executive Officer, and Peter C. Boylan III, TV Guide's President and Chief Operating Officer, are entering into new employment agreements with TV Guide effective as of March 1, 1999, for a term of four years expiring on March 1, 2003. Gemstar will assume these agreements in the merger. The employment agreements will provide for Messrs. Kiener and Boylan to receive the following increased benefits subject to the completion of the merger:

    . The term of employment for each of Messrs. Kiener and Boylan will be extended to the sixth anniversary of the completion of the merger.

    . After the sixth anniversary of the completion of the merger, the employment agreements for each of Messrs. Kiener and Boylan will be automatically renewed for a term of three additional years unless either party elects not to renew. If such agreements are not renewed or if the terms of such renewal are not agreed upon, such failure to renew or agree will be treated as a termination without cause under the employment agreements, in which case Mr. Kiener or Mr. Boylan, as the case may be, will be entitled to three times his annual base salary.

    . Mr. Kiener's base compensation will increase, but the guaranteed portion of his bonus will be eliminated, resulting in a net decrease of Mr. Kiener's guaranteed annual cash compensation.

    . Provisions in the employment agreements relating to the procedure for and effect of terminating the employment of Messrs. Kiener and Boylan for cause will become more favorable to the employee and will require that Mr. Kiener or Mr. Boylan, as the case may be, receives notice of any proposed termination and an opportunity to be heard by a majority of the board of directors before any such termination;

    . If either Mr. Kiener or Mr. Boylan is terminated without cause or has been constructively terminated, Mr. Kiener or Mr. Boylan, as the case may be, will be entitled to a lump sum payment equal to the greater of three times his annual base salary or the amount equal to the product of his annual base salary multiplied by the number of years remaining (rounded up) in

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

       the term of employment under his employment agreement and will be entitled to the continuation of the additional benefits provided for in his employment agreement (such as participation in medical, disability and life insurance plans) for 60 months from the last date of employment. If either Mr. Kiener or Mr. Boylan is terminated without cause or is constructively terminated, all stock options and other stock incentive awards previously granted to him will immediately vest in full and become fully exercisable for their full term and all previously vested stock options and other stock incentive awards will remain fully exercisable for their full term.

    . At any time after the eighteenth month following the completion of the merger, each of Messrs. Kiener and Boylan will be entitled to terminate his employment with Gemstar without reason and receive a lump sum payment equal to his current annual base salary. All previously vested stock options and other stock incentive awards shall remain fully exercisable for their full term rather than a maximum period of three months in the event of such termination.

    . The definition of "change of control" in the employment agreements will be broader following the completion of the merger, and in the event of a change of control, each of Mr. Kiener or Mr. Boylan will have the right to terminate his employment within 90 days of notice of a change of control and receive a lump sum payment of five times his current base salary and the continuation of all other elements of his compensation for 60 months from the last date of employment. In such event, all unvested stock options and other stock incentive awards previously granted to each of Mr. Kiener or Mr. Boylan, as the case may be, will immediately vest in full and such options and awards and all previously vested stock options and other stock incentive awards shall remain fully exercisable for their full term.

    . Each of Messrs. Kiener and Boylan will be released from certain post-employment covenants relating to competing with, soliciting employees of and cooperating with Gemstar.

    . Gemstar may not terminate (1) Mr. Kiener's employment without the consent of the Gemstar board members designated by The News Corporation Limited (other than Mr. Kiener and any independent director) or (2) Mr. Boylan's employment without the consent of the Gemstar board members designated by Liberty Media Corporation (other than Mr. Boylan and any independent director).

    . The amount that Messrs. Kiener and Boylan will be entitled to be reimbursed for certain benefits will be increased to offset the tax effect of receiving such benefits.

  . Under the terms of existing stock option agreements, if the merger is completed, stock options outstanding as of January 25, 2000 to purchase an aggregate of 2,943,552 shares of TV Guide common stock will become exercisable immediately, including stock options held by the following directors and executive officers to purchase the following number of shares of TV Guide common stock:

         Joachim Kiener........................   400,000 shares
         Peter C. Boylan III................... 1,166,400 shares
         Charles Butler Ammann.................    86,400 shares
         Craig M. Waggy........................   145,600 shares
         Robert R. Bennett.....................    48,000 shares
         Nicholas Donatiello, Jr...............    30,000 shares
         Gary S. Howard........................   240,000 shares
         Larry E. Romrell......................    24,000 shares
         J. David Wargo........................    24,000 shares

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

    Each stock option will become an option to purchase Gemstar common stock (as adjusted in accordance with the merger agreement).

  . Options granted to each of Messrs. Kiener and Boylan to purchase 1,521,376 shares of TV Guide common stock (which options will each represent the right to purchase 1,000,000 shares of Gemstar common stock following the completion of the merger), subject to TV Guide stockholder approval of the plan amendments, will vest and become exercisable ratably on each of the first through the sixth anniversaries of the completion of the merger, rather than vesting at one time on September 30, 2009.

  . As of January 25, 2000, the number of shares of TV Guide common stock subject to options held by

    .  Mr. Kiener was 2,121,376, and

    .  Mr. Boylan was 4,134,584.

    Additionally, other directors or executive officers of TV Guide have TV Guide stock options. As of January 25, 2000, the number of shares of TV Guide common stock subject to options held by directors and executive officers other than Messrs. Kiener and Boylan was 1,128,000.

  . The parties have agreed to continue the indemnification currently in effect for TV Guide's directors, officers, employees and agents for a period of six years after the completion of the merger. For more information, see "Terms of the Merger Agreement--Indemnification of Directors and Officers."

  . Mr. Kiener will join Gemstar after the completion of the merger in the position of co-President and co-Chief Operating Officer in charge of certain business of TV Guide, and Mr. Boylan will join Gemstar after the completion of the merger in the position of co-President and co-Chief Operating Officer in charge of certain businesses of TV Guide.

  .  Under the stockholders agreement among Mr. Yuen, Liberty, News Corp. and
     Gemstar:

    . Mr. Kiener initially will be one of News Corp.'s designees to Gemstar's board of directors; and

    . Mr. Boylan initially will be one of Liberty's designees to Gemstar's board of directors.

  . Up to seven of the executive officers of TV Guide, including Messrs. Kiener and Boylan, will enter into tax protection agreements with TV Guide before the completion of the merger. These agreements will obligate TV Guide to compensate them for the effects of United States federal excise taxes that may become payable because of the acceleration of the vesting of their stock options in connection with the completion of the merger.

  . TV Guide may enter into severance arrangements with certain of its executive officers which would entitle such executive officers to a lump sum payment equivalent to 24 months of salary if such officers are terminated without cause within 24 months after the completion of the merger.

Anticipated Accounting Treatment

   The merger will be accounted for as a purchase for financial accounting purposes in accordance with generally accepted accounting principles. For purposes of preparing Gemstar's consolidated financial statements, Gemstar will establish a new accounting basis for the TV Guide assets and liabilities based upon their fair values, the merger consideration and the costs of the merger. Gemstar believes that any excess of cost over the fair value of the net tangible assets of TV Guide will be recorded as goodwill and other intangible assets. A final determination of the intangible asset lives and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements appearing elsewhere in this joint proxy statement/prospectus are preliminary and have been made solely for purposes of developing that pro forma information. Gemstar will determine the fair value of certain TV Guide assets and liabilities and will make appropriate purchase accounting adjustments, including adjustments to the amortization period of the intangible assets.

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Regulatory Approvals

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Gemstar and TV Guide have filed pre-merger notification and report forms with the Antitrust Division of the Department of Justice (known as the DOJ) and the Federal Trade Commission (known as the FTC), and a waiting period must expire or terminate before the merger may be completed. The DOJ or the FTC could take action under the antitrust laws to enjoin the merger or require divestiture of assets or businesses of Gemstar or TV Guide. We also do not know whether a third party will challenge the merger on antitrust grounds or what the result of a third party challenge might be.

   The initial filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 were made by Gemstar and TV Guide on November 12, 1999. In addition, Liberty Media Corporation and The News Corporation Limited, the two largest beneficial owners of TV Guide common stock, filed or, in the case of Liberty, caused its ultimate parent entity to file, on November 23, 1999 pre-merger notification forms with the DOJ and the FTC. The DOJ, which has been assigned as the reviewing agency, issued requests to Gemstar and TV Guide on December 10, 1999 and to Liberty's ultimate parent entity and News Corp. on December 23, 1999 for additional information and documentary material (each known as a second request). As soon as there is substantial compliance with each second request, a 20-day waiting period begins during which the DOJ has an opportunity to review the merger. Such waiting periods must expire or terminate before the merger may be completed. Gemstar, TV Guide, Liberty (and its ultimate parent entity) and News Corp. are currently preparing responses to the second requests.

   It is possible that one or more individual states could investigate and challenge the merger under either federal law or their own state law, although states have no notification and waiting period requirements. Depending on the nature of any of these challenges, and any conditions imposed as a result, these challenges and conditions could delay the completion of the merger or lessen the anticipated benefits of the merger.

   In addition, approval by the Federal Communications Commission (known as the FCC) is required for the transfer of control to Gemstar of a small number of licenses which authorize TV Guide to use facilities to transmit programming to satellites. Applications have been filed requesting such approval, which are subject to public comment.

   We will also make any other filings or submissions and seek the approval of all other applicable regulatory agencies for the transfer of any licenses or other regulatory approvals required in relation to the consummation of the transactions contemplated in the merger agreement.

   As a result of the proposed merger, a significant percentage of TV Guide's stock will be owned by foreign entities. TV Guide currently owns approximately 70% of SSDS, Inc., which contracts with the Defense Department and other agencies. Pursuant to 50 U.S.C.A. (S) 2170, the President of the United States has the power to halt any transaction by foreign entities which threatens to impair the national security. We may be required to file a notice with the Committee on Foreign Investment in the United States seeking approval of the United States Government for the merger, with appropriate security safeguards with respect to the management of SSDS, Inc.

   The merger agreement requires us to take all steps necessary to avoid or eliminate each and every impediment to the merger and to obtain all consents or waivers under any antitrust, competition, communications or broadcast law that may be asserted by any governmental authority so as to enable us to complete the merger as expeditiously as possible (including, among other things, the sale or disposition of assets or businesses as may be required). The merger agreement does not, however, obligate either of us to divest assets on which our respective electronic program guide businesses are dependent if such divestiture would have a material adverse effect on such business or take any other action that materially and adversely impacts our respective abilities to participate in the electronic program guide business.

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Percentage Ownership Interest of TV Guide Stockholders After the Merger

   In the merger, TV Guide stockholders will become stockholders of Gemstar. Based on the number of shares of Gemstar common stock, shares of TV Guide common stock and options to purchase shares of Gemstar common stock and shares of TV Guide common stock outstanding as of January 25, 2000 and an exchange ratio of 0.6573, we estimate that the Gemstar common stock to be issued to TV Guide stockholders will represent approximately 49.2% (44.6% on a fully diluted basis assuming the exercise of all vested and unvested options) of the outstanding Gemstar common stock after the merger.

Nasdaq National Market Listing

   As a condition to the merger, the shares of Gemstar common stock to be issued to the TV Guide stockholders in the merger must be listed on the Nasdaq National Market.

Consequences of the Merger on TV Guide Common Stock

   After the merger, TV Guide Class A common stock will no longer be traded on the Nasdaq National Market, will be deregistered under the Securities Exchange Act of 1934, as amended, and will not be publicly traded.

No Appraisal or Dissenters' Rights

   TV Guide is a Delaware corporation. Following the change in Gemstar's place of incorporation from the British Virgin Islands to the State of Delaware, Gemstar will be a Delaware corporation. Section 262 of the Delaware General Corporation Law provides appraisal or dissenters' rights under particular circumstances to stockholders of a Delaware corporation that is involved in a merger. In general, these rights confer on stockholders who oppose the merger or consolidation the right to receive the fair value for their shares as determined in a judicial appraisal proceeding, in lieu of the consideration being offered in the merger. TV Guide stockholders are not entitled to appraisal or dissenters' rights under Delaware law in connection with the merger because the shares of TV Guide common stock were listed on the Nasdaq National Market on the record date for the TV Guide stockholders' meeting and the Gemstar common stock to be issued in the merger will be listed on the Nasdaq National Market at the completion of the merger.

   The Gemstar stockholders are not entitled to appraisal or dissenters' rights under the laws of the State of Delaware because a wholly owned subsidiary of Gemstar, not Gemstar itself, will be merged with TV Guide.

Federal Securities Laws Consequences; Stock Transfer Restriction Agreements

   This document does not cover any resales of the shares of Gemstar common stock to be received by TV Guide stockholders in the merger, and no person is authorized to make any use of this document in connection with any such resale.

   All shares of Gemstar common stock to be issued in the merger will be freely transferable, except for shares received by any person who may be deemed to be an affiliate of TV Guide under Rule 145 under the Securities Act of 1933, as amended, such as Liberty Media Corporation and The News Corporation Limited and directors and executive officers of TV Guide. Under Rule 145, an affiliate of TV Guide may not resell his or her shares of Gemstar common stock received in the merger except in transactions permitted by Rule 145 or as otherwise permitted under the Securities Act of 1933, as amended, including selling such shares pursuant to an effective registration statement. TV Guide will deliver to Gemstar a list setting forth the names of all persons who are, in TV Guide's reasonable judgment, affiliates of TV Guide.

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Cross License Agreement

   Gemstar and TV Guide (and various controlled affiliates of Gemstar and TV Guide) have entered into a non-exclusive patent cross license agreement relating to interactive program guide patents that will become effective, at the election of TV Guide, if the merger agreement is terminated for any of the following reasons:

    . the merger is not completed by March 31, 2000 (except that this date will be extended to September 30, 2000 if regulatory waiting periods have not expired or if the Department of Justice or Federal Trade Commission has instituted an action seeking to challenge or enjoin the merger);

    . TV Guide terminates the merger agreement because Gemstar's representations and warranties were inaccurate at the time of signing the merger agreement, except where the inaccuracy would not have a material adverse effect on Gemstar;

    . TV Guide terminates the merger agreement because of a breach of covenants in the merger agreement by Gemstar, unless in the case of certain of the covenants the breach would not have a material adverse effect on Gemstar;

    . either Gemstar or TV Guide terminates the merger agreement because a governmental entity issues an order prohibiting the merger and such order is final and non-appealable; and

    . either Gemstar or TV Guide terminates the merger agreement because the Gemstar stockholders fail to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger.

   If the cross license agreement becomes effective, interactive program guides provided by Gemstar would be licensed under TV Guide's patents. Gemstar also would be licensed to include features covered by TV Guide's patents in specifications for interactive program guides that Gemstar licenses to third parties, such as consumer electronics manufacturers. Gemstar's license to include such features in its specifications would include the right for Gemstar to sublicense the third parties as part of its specification licenses so long as Gemstar complies with the conditions of the cross license agreement.

   If the cross license agreement becomes effective, TV Guide would be licensed under Gemstar's patents to provide interactive program guides to service providers, so long as the conditions of the cross license agreement are met. The term "service providers" is defined in the cross license agreement and, in general, refers to the owners of distribution systems or networks that provide video programming services as the primary service over such systems or networks. Service providers would include, for example, cable systems and direct broadcast satellite systems.

   The cross license agreement would provide for the payment of royalties if it becomes effective. For example, for interactive program guides provided to service providers, the royalties would be based on a per subscriber fee and a percentage of net advertising revenues. The per subscriber fee payable by TV Guide would be greater than the per subscriber fee payable by Gemstar. For other interactive program guides provided by Gemstar, or licensed under a Gemstar specification after the date the merger agreement was signed, that include features covered by TV Guide's patents, a reasonable royalty will be payable by Gemstar to TV Guide.

   The licenses granted pursuant to the cross license agreement would be limited to the United States and its territories and commonwealths, Canada and Mexico, and would include Gemstar and TV Guide patents that have a first effective filing date on or before the fifth anniversary of the effective date of the cross license agreement. The licenses would remain in force until the last of the licensed Gemstar and TV Guide patents expires, or is adjudged invalid or unenforceable.

Cross Option Agreements

   As a condition and inducement to Gemstar's and TV Guide's willingness to enter into the merger agreement, Gemstar and TV Guide each granted the other an option to purchase 14.9% of its common stock at

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the market price before the announcement of the merger agreement. Thus, Gemstar has an option to purchase up to a maximum of 53,268,738 shares of TV Guide
Class A common stock at $20.765625 per share, and TV Guide has an option to purchase up to a maximum of 35,141,588 shares of Gemstar common stock at $41.8125 per share. The options granted become exercisable in full upon either of the following triggering events:

    . if at any time before the termination of the merger agreement (1) a third party makes with respect to the company granting the option a proposal regarding a merger, consolidation, purchase of assets, tender offer, share exchange or other business combination or similar transaction or the acquisition of 35% or more of the total equity interests or voting securities of the company granting the option, or publicly announces an intention to make such a proposal, and (2) stockholders of the company granting the option subsequently fail to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger, in the case of Gemstar, or the merger agreement, in the case of TV Guide; or

    . the grantee of the option learns of a breach by the grantor of any of the following covenants in the merger agreement: (1) the covenant relating to non-solicitation; (2) the covenant relating to preparation of the proxy statement, the holding of stockholders' meetings and the recommendation of the board of directors to stockholders; (3) the covenant to make filings with appropriate governmental entities; or (4) with respect to TV Guide, Gemstar's covenant to list the shares of Gemstar common stock to be issued in the merger for trading on the Nasdaq National Market.

   The obligation of the grantor of the option to deliver the shares upon exercise of the applicable option is subject only to the following conditions:

    . no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the shares shall be in effect;

    . any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated; and

    . any other consent, approval, order, notification or authorization, the failure of which to obtain or make would make the issuance of the shares illegal, shall have been obtained or made and be in full force and effect.

   Each option terminates upon the earlier of:

    .  the completion of the merger; and

    . 120 days after a triggering event as described above (which 120-day period will be extended to the extent necessary to obtain all regulatory approvals for the exercise of the option and for the expiration of all statutory waiting periods, to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, from exercising the option and during any period in which the grantee is enjoined or legally restricted from exercising the option, plus, in each case, an additional period of ten business days).

   If before the termination of the options as described above, the grantor enters into an agreement

    . to consolidate with or merge into any person, other than the grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger,

    . to permit any person, other than the grantee or one of its subsidiaries, to merge into the grantor and the grantor shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares (including Class B common stock, in the case of TV Guide) shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or

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    .  to sell or otherwise transfer all or substantially all of its assets to any person, other than the grantee or one of its subsidiaries,

then, and in each such case, the agreement governing such transaction must make provision so that the option granted by the grantor shall, upon the consummation of any such transaction and upon specified terms and conditions, be converted into, or exchanged for, an option which the grantee reasonably believes to have equivalent value and equivalent terms, at the grantee's election, to acquire shares of either (1) the acquiring corporation or (2) any person that controls the acquiring corporation. For purposes of the cross options, the acquiring corporation is:

    . the continuing or surviving corporation of a consolidation or merger with the grantor (if other than the grantor);

    . the grantor in a merger in which the grantor is the continuing or surviving person; and

    .  the transferee of all or substantially all of the grantor's assets.

   In no event shall the substitute option described above be exercisable for more than 14.9% of the shares of the issuer of such substitute option. Further, the grantor entering into any agreement of the type described above shall not enter into any such agreement unless the acquiring corporation and any person that controls the acquiring corporation assume in writing all the obligations of the grantor under the applicable cross option.

   Each grantee of an option has registration rights with respect to the shares issued pursuant to the option.

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                         TERMS OF THE MERGER AGREEMENT

   The description of the merger agreement, as amended, set forth below describes the material terms, but does not purport to describe all of the terms, of the merger agreement. The full text of the merger agreement, as amended, is attached as Annex A to this document and is incorporated by reference herein. All stockholders are urged to read the merger agreement in its entirety. All references in this document to the merger agreement are to the merger agreement, as amended, unless indicated otherwise.

Structure of the Merger

   Before February 23, 2000, Gemstar will change its place of incorporation from the British Virgin Islands to the State of Delaware. At the time the merger becomes effective, G Acquisition Subsidiary Corp., a wholly owned subsidiary of Gemstar, will merge with and into TV Guide, with TV Guide as the surviving corporation. TV Guide will then be a wholly owned subsidiary of Gemstar, and Gemstar. Promptly after the completion of the merger, Gemstar will change its name to "TV Guide International, Inc."

Merger Consideration

   Gemstar will convert each share of TV Guide common stock outstanding immediately before the completion of the merger into 0.6573 of a share of Gemstar common stock (including all rights attached to such shares).

No Fractional Shares

   Gemstar will not issue fractional shares of Gemstar common stock to TV Guide stockholders. Instead, for each fractional share, Gemstar will pay an amount of cash determined by multiplying the fractional share interest to which such TV Guide stockholder would otherwise be entitled by the average closing price for a share of Gemstar common stock on the Nasdaq National Market (as reported in The Wall Street Journal) during the 20 consecutive trading days ending on the third trading day before the completion of the merger. For more information regarding the conversion of TV Guide common stock, see "--Conversion of Shares in the Merger."

     Example: Assume the average closing price of Gemstar's common stock is $70.00. If a TV Guide stockholder owns 10 shares of TV Guide common stock, he or she will receive six shares of Gemstar common stock (10 shares multiplied by the exchange ratio of 0.6573) and a check for the value of
  0.573 fractional share, which will be $40.11 (0.573 fractional share multiplied by $70.00).

Completion of the Merger

   The merger will become effective when we file a certificate of merger with the Delaware Secretary of State. We will file the certificate of merger as soon as practicable after all conditions in the merger agreement are waived or satisfied. For more information regarding these conditions, see "--Conditions to the Merger."

Conversion of Shares in the Merger

   As of the completion of the merger, by virtue of the merger and without any additional action on the part of TV Guide stockholders or Gemstar:

  . Each share of TV Guide common stock issued and outstanding as of the completion of the merger (other than shares to be cancelled as provided below) will be converted into 0.6573 of a share of Gemstar common stock. Gemstar will not issue any fractional shares of its common stock to TV Guide stockholders. Rather, Gemstar will pay TV Guide stockholders cash for these fractional shares. For more information regarding fractional shares, see "--No Fractional Shares."


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  .  Each share of the capital stock of G Acquisition Subsidiary Corp. issued and outstanding immediately before the completion of the merger will be converted into and exchanged for one share of common stock of the surviving corporation.

  . Each share of TV Guide common stock owned immediately before the completion of the merger by TV Guide, Gemstar or G Acquisition Subsidiary Corp. will be cancelled automatically and retired without any conversion of such share, and no consideration will be paid for these shares.

   As of the completion of the merger, all TV Guide common stock will no longer be outstanding, will be cancelled automatically and retired, and will cease to exist. Each holder of TV Guide common stock will cease to have any rights in such common stock, except the right to receive the appropriate number of shares of Gemstar common stock, cash in lieu of fractional shares of Gemstar and dividends, if any, declared on Gemstar common stock with a record date after the completion of the merger. For information regarding how to exchange TV Guide common stock, see "--Exchange Agent; Procedures for Exchange of Certificates."

Exchange Agent; Procedures for Exchange of Certificates

   After the completion of the merger, Gemstar will appoint American Stock Transfer & Trust Company to serve as exchange agent and will deliver to the exchange agent certificates representing the number of shares of Gemstar common stock to be issued in the merger and cash in an amount sufficient for payment in lieu of fractional shares. The exchange agent will, according to irrevocable instructions, deliver to TV Guide stockholders shares of Gemstar common stock (including all rights attached to such shares) and any cash in lieu of fractional shares.

   The exchange agent will mail to each TV Guide stockholder a letter of transmittal and instructions to surrender his or her certificates representing TV Guide common stock in exchange for certificates representing shares of Gemstar common stock and cash in lieu of fractional shares. After a TV Guide stockholder surrenders his or her TV Guide common stock certificate along with a duly executed and properly completed letter of transmittal and other required documents, the exchange agent will deliver to such stockholder the following:

  . a certificate representing the number of whole shares of Gemstar common stock to which such stockholder is entitled;

  . cash in lieu of any fractional shares of Gemstar common stock to which such stockholder would otherwise be entitled; and

  . the amount of any dividends or other distributions declared on Gemstar common stock with a record date on or after the completion of the merger and a payment date before surrender of such certificates representing shares of TV Guide common stock.

   TV Guide stockholders should not forward their TV Guide common stock certificates with the enclosed proxy card nor should they forward their TV Guide common stock certificates to the exchange agent until they have received the packet of information, including a letter of transmittal, described above.

Representations and Warranties

   The merger agreement contains various representations and warranties of Gemstar, TV Guide and G Acquisition Subsidiary Corp., relating to, among other things, the following:

  . incorporation, existence, good standing, corporate power and similar corporate matters;

  .  capital structure;

  . authorization to execute, deliver and perform obligations under the merger agreement, the enforceability of the merger agreement, and the absence of violations of law, its governing instruments and material contracts as a result of such execution, delivery and performance;

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  .  documents, reports and financial statements filed with the Securities and Exchange Commission and the accuracy and completeness of the information contained in such documents;

  .  the absence of undisclosed liabilities;

  .  material contracts;

  .  the absence of material changes or events since June 30, 1998;

  .  pending or threatened investigations or litigation;

  .  employee benefit matters;

  .  accounting and tax matters;

  .  compliance with laws, ordinances and regulations;

  .  environmental matters;

  .  the receipt of fairness opinions from financial advisors;

  .  the required vote of stockholders;

  .  intellectual property; and

  .  year 2000 compliance matters.

   Gemstar, TV Guide and G Acquisition Subsidiary Corp. made the representations and warranties listed above as of the date of the merger agreement, which was October 4, 1999. Such representations and warranties will not be updated to the completion of the merger.

Conduct of Business Pending the Merger

   The merger agreement requires that until the completion of the merger or termination of the merger agreement, both Gemstar and TV Guide are to use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them.

   Further, the merger agreement specifies that, except as specified on disclosure schedules delivered by the parties with the merger agreement, without the prior written consent of the other party, each of Gemstar and TV Guide will not, and will not permit their respective subsidiaries to:

  . declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of Gemstar or TV Guide, as the case may be, to its parent;

  . split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

  .  purchase, redeem or otherwise acquire:

    . in the case of Gemstar and its subsidiaries, any shares of capital stock of Gemstar or any of its subsidiaries or any other securities of Gemstar or its subsidiaries or any rights, warrants or options to acquire any such shares or other securities in an aggregate amount exceeding $50 million, which aggregate amount does not include any repurchases made to offset issuances of Gemstar common stock made in connection with acquisitions permitted by the merger agreement before the closing of the merger; and

    . in the case of TV Guide and its subsidiaries, any shares of capital stock of TV Guide or any of its subsidiaries or any other securities of TV Guide or its subsidiaries or any rights, warrants or options to acquire any such shares or other securities in an aggregate amount exceeding $50

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       million, which aggregate amount does not include any repurchases made to offset issuances of TV Guide common stock made in connection with acquisitions permitted by the merger agreement before the closing of the merger or made to permit TV Guide to satisfy the closing condition to the merger that the stockholders of Gemstar immediately before the merger own, in the aggregate, more than 50% of the outstanding common stock of Gemstar immediately after the merger;

  . (1) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose any such actions with respect to any shares of its capital stock, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (2) amend or otherwise modify the terms of any such rights (except as permitted by the merger agreement), warrants or options, or (3) accelerate the vesting of any stock options (except, in the case of TV Guide, for such options granted on or before January 1, 1999), in each case other than:

    . the issuance of capital stock upon the exercise of outstanding options on the date of the merger agreement;

    . the issuance by Gemstar of options to purchase an additional 2,000,000 shares of Gemstar common stock;

    . the issuance by TV Guide of options to purchase an additional 3,542,752 shares of TV Guide common stock and certain other options; and

    . issuances of Gemstar common stock or TV Guide common stock made in connection with acquisitions permitted by the merger agreement before the completion of the merger, subject to the requirement to effect offsetting repurchases of such capital stock;

  . amend its organizational documents (except, in the case of Gemstar, as contemplated by Gemstar's adoption of a new certificate of incorporation and bylaws in connection with changing its place of incorporation from the British Virgin Islands to the State of Delaware and amended and restated bylaws in connection with the merger);

  . acquire or agree to acquire any business organization or division thereof, unless the purchase price and required capital contributions with respect to such acquisition or acquisitions do not exceed $200 million in the aggregate and such transactions would not be reasonably likely to prevent or materially delay the completion of the merger;

  . mortgage or otherwise encumber or subject to any lien, or sell, lease, exchange or otherwise dispose of, any of its properties or assets, except for sales in the ordinary course of business consistent with past practice or other sales that do not exceed $50 million in the aggregate;

  . dispose of, pledge or encumber any of its or its subsidiaries' intellectual property, except through non-exclusive license agreements;

  . with regard to TV Guide only, except in the ordinary course of business and subject to specified exceptions:

    . increase the rate or terms of compensation payable or to become payable generally to any of its or its subsidiaries' directors, executive officers or employees, other than usual and customary salary increases to non-management employees, or increase the rate of compensation under or otherwise change the terms or renew any existing employment agreement, except that this covenant will not preclude payments under the terms of existing incentive compensation plans in accordance with past practice, preclude extending the term of any employment agreement of any senior officer (other than Joachim Kiener and Peter C. Boylan III) for up to two years or preclude adjustments to the base compensation of any senior officer (other than Messrs. Kiener and Boylan) by not more than 15%;

    . pay or agree to pay any pension, retirement allowance or other employee benefit not provided for by any existing plan, arrangement or understanding or employment agreement described in its public filings with the Securities and Exchange Commission;

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    .  commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any employee plan or benefit arrangement; or

    . enter into any employment agreement with or for the benefit of any person (except that TV Guide is permitted to enter into employment agreements with each of Messrs. Kiener and Boylan);

  .  change its fiscal year;

  . incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any of its or its subsidiaries' debt securities, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the above, except for the incurrence of indebtedness which when added to its and its subsidiaries' existing indebtedness does not in the aggregate exceed $50 million, in the case of Gemstar and its subsidiaries, and $650 million, in the case of TV Guide and its subsidiaries, plus, in each case and as calculated under the merger agreement, indebtedness incurred or assumed in connection with acquisitions permitted to be made by the merger agreement;

  . make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business consistent with past practice and within the $200 million limit imposed by the merger agreement on acquisitions and except to:

    . any direct or indirect wholly owned subsidiary of Gemstar (in the case of Gemstar and its subsidiaries); and

    . any direct or indirect wholly owned subsidiary of TV Guide (in the case of TV Guide and its subsidiaries);

  . make or agree to make any new capital expenditures for tangible physical assets which in the aggregate exceed $50 million (which amount for TV Guide does not include certain itemized capital expenditures);

  . purchase or acquire, or permit or cause any of its subsidiaries to purchase or acquire, beneficial or record ownership of:

    . any shares of Gemstar common stock (in the case of TV Guide and its subsidiaries); and

    . any shares of TV Guide common stock (in the case of Gemstar and its subsidiaries);

  . modify, amend, renew, fail to renew or terminate any material contract or agreement to which it or any of its subsidiaries is a party or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice; or

  . authorize any of, or commit or agree to take any of, the foregoing actions.

Other Covenants

   Under the merger agreement, Gemstar and TV Guide agreed to the following additional covenants:

 Stockholders' Meetings

   Gemstar and TV Guide will each call and hold a meeting of its respective stockholders to approve the necessary proposals to effect the merger and the transactions contemplated by the merger agreement. Gemstar and TV Guide will use their reasonable efforts to hold their respective stockholders' meetings on the same day.

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 Access to Information; Confidentiality

   TV Guide will, and will cause its subsidiaries to, afford Gemstar and its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period before the completion of the merger to all of their respective properties, books, contracts, commitments, personnel and records. In addition, during such period, TV Guide will, and will cause its subsidiaries to, furnish to Gemstar:

  . a copy of each document filed by it during such period pursuant to the requirements of federal or state securities laws; and

  . all other information concerning its business, properties and personnel as Gemstar may reasonably request.

   Gemstar will keep, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to keep, any confidential information confidential in accordance with confidentiality agreements in effect between Gemstar and TV Guide.

 Filings; Other Actions

   Before we can complete the merger, we must satisfy all regulatory requirements and obtain the approval of all regulatory agencies having jurisdiction over the merger. To facilitate the regulatory review and approval process, we have each agreed to make all necessary filings promptly and use our best efforts to take all actions necessary to complete the merger. Accordingly, we must make filings and other required submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We will also make any other filings or submissions and seek the approval of all other applicable regulatory agencies, including the Federal Communications Commission, for the transactions contemplated by the merger agreement.

   We have each agreed to take all actions to resolve any objections to the merger which may be raised by regulatory agencies. This agreement, however, does not obligate either of us to divest assets on which our respective electronic program guide businesses are dependent if such divestiture would have a material adverse effect on such business or take any other action that materially and adversely impacts our respective abilities to participate in the electronic program guide business.

   During the regulatory review process, each party will use reasonable best efforts to obtain third party consents necessary to complete the merger, furnish the other with information and assistance in preparing any required governmental filings or submissions, and cooperate with the other in responding to any inquiry from any governmental entity.

 No Solicitation

   Gemstar. Gemstar, its subsidiaries and its directors, officers, employees, advisors and agents will not solicit, initiate, encourage or participate in any negotiations regarding, or furnish to any person any information with respect to, any of the following proposals:

     (1) a merger, consolidation, purchase of assets (other than purchases of assets or inventory in the ordinary course of business), tender offer, share exchange or other business combination or similar transaction involving Gemstar or any of its subsidiaries;

     (2) the acquisition of 10% or more of the total equity interests in or voting securities of Gemstar or any of its subsidiaries or a substantial portion of the assets of Gemstar or any of its subsidiaries;

     (3) the acquisition by any person or group of beneficial ownership or a right to acquire beneficial ownership of 10% or more of the then outstanding shares of capital stock of Gemstar; or

     (4) any public announcement of or agreement to engage in the foregoing.

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   Gemstar will promptly advise TV Guide of any of the foregoing proposals or of any request for information.

   The merger agreement does not prohibit Gemstar from disclosing or filing the statements required by applicable rules of the Securities and Exchange Commission with respect to any tender offer proposal. The merger agreement also does not prohibit Gemstar's board of directors from providing information to, or discussing or negotiating with, any third party who makes an unsolicited, written, bona fide proposal of the type described above (except that for this purpose the percentages used in clauses 2 and 3 will be 50%, rather than 10%) if, in addition to first notifying TV Guide in writing of any such proposal, the following conditions are satisfied:

  . the Gemstar board determines in good faith, after consultation with and not inconsistent with the advice of Gemstar's outside legal counsel, that failure to provide information to, or engage in discussions or negotiations with, such third party would be a breach of the board's fiduciary duties;

  . after consultation with, and the receipt of an opinion from, Gemstar's financial advisor, the Gemstar board determines, after taking into consideration the strategic benefits to Gemstar of the merger, including the termination of litigation between Gemstar and TV Guide, that such proposal is financially superior to the merger, and financing for such proposal, to the extent required, is reasonably capable of being obtained; and

  . Gemstar gives TV Guide, for at least five business days, an opportunity to amend the merger agreement to provide for terms and conditions no less favorable than such proposal so as to enable Gemstar to proceed with the merger.

   If Gemstar's board of directors makes the foregoing determinations and Gemstar is in compliance with the related applicable undertakings in the merger agreement, Gemstar's board of directors is permitted to not include or to withdraw or modify its recommendation to its stockholders to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger. Nevertheless, unless the merger agreement has been terminated in accordance with its terms, Gemstar must submit the proposal to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger to a vote of its stockholders even if Gemstar's board of directors determines that the merger is no longer advisable and withdraws its recommendation that its stockholders approve such proposal.

   TV Guide. TV Guide, its subsidiaries and its directors, officers, employees, advisors and agents will not solicit, initiate, encourage or participate in any negotiations regarding, or furnish to any person any information with respect to, any of the following proposals:

     (1) a merger, consolidation, purchase of assets (other than purchases of assets or inventory in the ordinary course of business), tender offer, share exchange or other business combination or similar transaction involving TV Guide or any of its subsidiaries;

     (2) the acquisition of 10% or more of the total equity interests in or voting securities of TV Guide or any of its subsidiaries or a substantial portion of the assets of TV Guide or any of its subsidiaries;

     (3) the acquisition by any person or group of beneficial ownership or a right to acquire beneficial ownership of 10% or more of the then outstanding shares of capital stock of TV Guide; or

     (4) any public announcement of or agreement to engage in the foregoing.

TV Guide will promptly advise Gemstar of any of the foregoing proposals or of any request for information.

   The merger agreement does not prohibit TV Guide from disclosing or filing the statements required by the applicable rules of the Securities and Exchange Commission with respect to any tender offer proposal.

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Conditions to the Merger

   We are not obligated to complete the merger unless the following conditions are satisfied or waived:

  . the requisite number of Gemstar stockholders approve the issuance of Gemstar common stock to TV Guide stockholders in the merger;

  . Gemstar must have adopted a new certificate of incorporation and bylaws in the forms attached as Annexes B and C, respectively, to this joint proxy statement/prospectus and have changed its place of incorporation from the British Virgin Islands to the State of Delaware;

  . the requisite number of TV Guide stockholders approve and adopt the merger agreement;

  . the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expires or is terminated;

  . no order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the merger is in effect;

  . the Securities and Exchange Commission does not issue a stop order suspending the effectiveness of the registration statement of which this document is a part or initiate any proceedings for that purpose; and

  . the shares of Gemstar common stock to be issued to TV Guide stockholders in the merger have been listed on the Nasdaq National Market.

   In addition, Gemstar is not required to complete the merger if the holders of its outstanding common stock immediately before the completion of the merger would not own in the aggregate more than 50% of the combined company's outstanding common stock immediately after the completion of the merger. The merger agreement provides that for purposes of calculating such share ownership:

  . Gemstar must use the number of issued and outstanding shares of Gemstar common stock on September 30, 1999 as specified in the merger agreement plus any shares of Gemstar common stock issued after September 30, 1999 and before the completion of the merger;

  . any shares of Gemstar common stock purchased by Gemstar or any person it controls after September 30, 1999 (other than shares repurchased to offset shares issued in an acquisition permitted by the merger agreement) must be counted as outstanding immediately following the completion of the merger; and

  . any shares of Gemstar common stock repurchased after September 30, 1999 to offset shares issued in an acquisition permitted by the merger agreement must be counted as outstanding until the tenth business day following the receipt by TV Guide of written notice from Gemstar containing the date of any such repurchase and the number of shares of Gemstar common stock so repurchased.

   Further, neither Gemstar and G Acquisition Subsidiary Corp., on the one hand, nor TV Guide, on the other, is obligated to complete the merger unless:

  . the other party's representations and warranties in the merger agreement were true and correct as of the date of the merger agreement (which is October 4, 1999), except where the failure to be so true and correct would not have a material adverse effect on such other party;

  . certain specified agreements are valid, binding and enforceable against the other party, such other party's subsidiaries and certain stockholders of such other party, as applicable; and

  . the other party has not willfully and materially breached any of its covenants regarding the conduct of its business except in certain circumstances where the breach would not have a material adverse effect on such other party.

   A party may waive certain unsatisfied conditions if such party is entitled to require the satisfaction of such condition before the completion of the merger.


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Indemnification of Directors and Officers

   The merger agreement provides that the rights to indemnification and exculpation from liability that exist for any director, officer, employee or agent of TV Guide and that are provided in TV Guide's existing certificate of incorporation and bylaws will survive the completion of the merger and continue in full force and effect for a period of six years. The obligations of Gemstar and TV Guide, as the surviving corporation in the merger agreement with G Acquisition Subsidiary Corp., are binding on their successors and assigns and survive the completion of the merger.

Termination

   The merger agreement may be terminated at any time before the completion of the merger as follows:

     (1) by mutual written consent of Gemstar and TV Guide if the board of directors of each company so determines by a majority vote of the entire board;

     (2) by either Gemstar or TV Guide if the merger does not occur by March 31, 2000 (except that this date will be extended to September 30, 2000 if regulatory waiting periods have not expired or if the Department of Justice or Federal Trade Commission has instituted an action seeking to challenge or enjoin the merger), unless such party's action or failure to act caused or resulted in the failure of the merger to occur by such date and such act or failure to act is a breach of the merger agreement;

     (3) by Gemstar, provided Gemstar is not then in material breach of any representation, warranty, covenant or agreement in the merger agreement such that such breach would have a material adverse effect on Gemstar or TV Guide, but only if any of the following conditions would be incapable of being satisfied by March 31, 2000 (or September 30, 2000, if applicable):

    . TV Guide's representations and warranties in the merger agreement being true and correct as of the date of the merger agreement (which is October 4, 1999), except where the failure to be so true and correct would not have a material adverse effect on TV Guide;

    . ancillary agreements, including the stockholders agreement, being valid, binding and enforceable against TV Guide, TV Guide's subsidiaries, Liberty Media Corporation and The News Corporation Limited, as applicable;

    . TV Guide not willfully and materially breaching any of its covenants except with respect to certain covenants where the breach would not have a material adverse effect on TV Guide; and

    . the holders of Gemstar's outstanding common stock immediately before the completion of the merger owning in the aggregate more than 50% of the combined company's outstanding common stock immediately after the completion of the merger;

     (4) by TV Guide, provided TV Guide is not then in material breach of any representation, warranty, covenant or agreement in the merger agreement such that such breach would have a material adverse effect on Gemstar or TV Guide, but only if any of the following conditions would be incapable of being satisfied by March 31, 2000 (or September 30, 2000, if applicable):

    . Gemstar's representations and warranties in the merger agreement being true and correct as of the date of the merger agreement (which is October 4, 1999), except where the failure to be so true and correct would not have a material adverse effect on Gemstar;

    . ancillary agreements, including the stockholders agreement, being valid, binding and enforceable against Gemstar, Gemstar's subsidiaries and Henry C. Yuen, as applicable; and

    . Gemstar not willfully and materially breaching any of its covenants except with respect to certain covenants where the breach would not have a material adverse effect on Gemstar;


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     (5) by either Gemstar or TV Guide if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the completion of the merger and such order, decree, ruling or other action shall have become final and non-appealable;

     (6) by either Gemstar or TV Guide if Gemstar stockholders fail to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger, provided that Gemstar shall not have this right to terminate the merger agreement if Gemstar's action or failure to act, in breach of the merger agreement, caused the failure to obtain such approval; or

     (7) by either Gemstar or TV Guide if TV Guide stockholders fail to approve the merger agreement, provided that TV Guide shall not have this right to terminate the merger agreement if TV Guide's action or failure to act, in breach of the merger agreement, caused the failure to obtain such approval.

Fees and Expenses

   Except as described in "--Termination Fee" below, the party incurring costs and expenses will pay all such costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, provided that Gemstar and TV Guide will share equally the following expenses (other than attorneys' and accountants' fees and expenses):

  . expenses incurred in connection with printing and filing this joint proxy statement/prospectus and the registration statement of which this document is a part; and

  . fees incurred in connection with the filing of the pre-merger notification and report form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Termination Fee

   Gemstar. Gemstar must pay TV Guide a termination fee if the merger agreement is terminated in the circumstances described below:

     (1) Gemstar must pay $205 million if either Gemstar or TV Guide terminates the merger agreement because Gemstar stockholders failed to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger, plus an additional $204 million if either of the following circumstances should occur:

    . before the Gemstar special stockholders' meeting there is an unsolicited proposal by a third party for a merger, consolidation, purchase of assets, tender offer, share exchange or other business combination or similar transaction involving Gemstar or any of its subsidiaries or an acquisition of 35% or more of the total equity interests in or voting securities of Gemstar or any of its subsidiaries or a substantial portion of the assets of Gemstar or any of its subsidiaries or any public announcement of or agreement to engage in the foregoing, or Gemstar's board of directors withdraws or modifies its recommendation of the proposal to approve the issuance of Gemstar common stock to TV Guide stockholders in the merger; or

    . at any time within 12 months following termination of the merger agreement, Gemstar enters into a definitive agreement for, or consummates a transaction that if proposed before termination of the merger agreement would have constituted an unsolicited proposal by a third party for, a merger, consolidation, purchase of assets, tender offer, share exchange or other business combination or similar transaction involving Gemstar or any of its subsidiaries or an acquisition of 10% or more of the total equity interests in or voting securities of Gemstar or any of its subsidiaries or a substantial portion of the assets of Gemstar or any of its subsidiaries or any public announcement of or agreement to engage in the foregoing; or

     (2) Gemstar must pay $409 million if TV Guide terminates the merger agreement because at least one of the following conditions would be incapable of being satisfied by March 31, 2000 (or September 30, 2000, if applicable), and provided that TV Guide is not then in material breach of any

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  representation, warranty, covenant or agreement in the merger agreement such that such breach would have a material adverse effect on Gemstar or TV
  Guide:

    . Gemstar's representations and warranties in the merger agreement being true and correct as of the date of the merger agreement except where the failure to be so true and correct would not have a material adverse effect on Gemstar;

    . ancillary agreements, including the stockholders agreement, being valid, binding and enforceable against Gemstar, Gemstar's subsidiaries and Henry C. Yuen, as applicable; and

    . Gemstar not willfully and materially breaching any of its covenants except with respect to certain covenants where the breach would not have a material adverse effect on Gemstar.

   TV Guide. TV Guide must pay Gemstar a termination fee of $409 million if the merger agreement is terminated under any of the following circumstances:

     (1) Gemstar terminates the merger agreement because at least one of the following conditions would be incapable of being satisfied by March 31, 2000 (or September 30, 2000, if applicable), and provided that Gemstar is not then in material breach of any representation, warranty, covenant or agreement in the merger agreement such that such breach would have a material adverse effect on Gemstar or TV Guide:

    . TV Guide's representations and warranties in the merger agreement being true and correct as of the date of the merger agreement except where the failure to be so true and correct would not have a material adverse effect on TV Guide;

    . ancillary agreements, including the stockholders agreement, being valid, binding and enforceable against TV Guide, TV Guide's subsidiaries, Liberty Media Corporation and The News Corporation Limited, as applicable;

    . TV Guide not willfully and materially breaching any of its covenants except with respect to certain covenants where the breach would not have a material adverse effect on TV Guide; and

    . the holders of Gemstar's outstanding common stock immediately before the completion of the merger owning in the aggregate more than 50% of the combined company's outstanding common stock immediately after the completion of the merger; or

     (2) either Gemstar or TV Guide terminates the merger agreement because TV Guide stockholders failed to approve the merger agreement.

   For purposes of the condition described in the fourth bullet point of clause
(1) of the preceding sentence, however:

  . TV Guide is permitted under the merger agreement to repurchase shares of TV Guide common stock to the extent necessary to prevent such condition from arising;

  . any shares of Gemstar common stock purchased by Gemstar or any person it controls after September 30, 1999 (except as described in the following bullet point) must be counted as outstanding immediately following the completion of the merger; and

  . any shares of Gemstar common stock repurchased after September 30, 1999 to offset shares issued in an acquisition permitted by the merger agreement must be counted as outstanding until the tenth business day following the receipt by TV Guide of written notice from Gemstar containing the date of any such repurchase and the number of shares of Gemstar common stock so repurchased.

Amendment

   Gemstar and TV Guide may amend the merger agreement in writing at any time before the completion of the merger, except that following approval by Gemstar stockholders and TV Guide stockholders, the parties

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may not amend the merger agreement if such amendment by law requires further approval by Gemstar stockholders or TV Guide stockholders unless Gemstar or TV Guide, as applicable, first obtains such approval.

   To be effective, any amendment of the merger agreement requires the affirmative vote of a majority of the members of the entire board of directors of Gemstar or TV Guide, as the case may be.

Extension and Waiver

   The merger agreement permits Gemstar, G Acquisition Subsidiary Corp. and TV Guide, at any time before the completion of the merger, to:

  . extend the time to perform any of the obligations or other acts of the other parties;

  . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

  . waive the other party's compliance with any of the agreements or conditions contained in the merger agreement, but if such waiver occurs after Gemstar stockholders or TV Guide stockholders, as applicable, approve the merger and related transactions and if such waiver by law requires approval by the applicable stockholders such stockholder approval must first be obtained before such waiver is given.

   The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

   To be effective, any extension or waiver of the merger agreement requires the affirmative vote of a majority of the members of the entire board of directors of Gemstar or TV Guide, as the case may be.

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                         TERMS OF THE VOTING AGREEMENTS

   Simultaneously with the execution of the merger agreement, each of Henry C. Yuen, Elsie Ma Leung, Dynamic Core Holdings Limited, of which Thomas Lau (a director of Gemstar) is the sole stockholder, and THOMSON multimedia S.A. entered into a voting agreement with TV Guide in which they agreed to vote or cause to be voted all of their respective shares of Gemstar common stock in favor of the issuance of Gemstar common stock in connection with the merger, the merger, and the transactions contemplated by the merger agreement, and against any inconsistent proposals or transactions. Mr. Yuen, Ms. Leung, Dynamic Core Holdings and THOMSON have also agreed in the voting agreements, with certain specified exceptions, not to dispose of any of their respective shares of Gemstar common stock unless, in the case of Dynamic Core Holdings, THOMSON and Ms. Leung, the transferee agrees in writing to be bound by the terms of the applicable voting agreement. Each of these voting agreements grants to and appoints (to the extent possible) Joachim Kiener and Peter C. Boylan III as proxy and attorney-in-fact for the respective party to vote the shares of Gemstar common stock in accordance with the respective voting agreement. The voting agreements terminate, in the case of Mr. Yuen and Ms. Leung, upon any termination of the merger agreement, except that the restrictions on transfer of shares of Gemstar common stock by Ms. Leung will terminate on September 30, 2000 if the merger has not occurred by that date, and in the case of Dynamic Core Holdings and THOMSON, upon the earliest of the termination of the merger agreement, the completion of the merger or September 30, 2000.

   Simultaneously with the execution of the merger agreement, each of Liberty Media Corporation and The News Corporation Limited and certain of their respective affiliates entered into a voting agreement with Gemstar in which they agreed to vote or cause to be voted all of their respective shares of TV Guide common stock in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement, and against any inconsistent proposals or transactions. Liberty and News Corp. and certain of their respective affiliates have also agreed in the voting agreements, with certain specified exceptions, not to dispose of any of their respective shares of TV Guide common stock. Each of these voting agreements grants to and appoints Mr. Yuen and Ms. Leung as proxy and attorney-in-fact for the relevant affiliate of Liberty and News Corp., as the case may be, to vote the shares of TV Guide common stock in accordance with the respective voting agreement. The voting agreements terminate upon any termination of the merger agreement.

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                      TERMS OF THE STOCKHOLDERS AGREEMENT

   The description of the stockholders agreement set forth below describes the material terms, but does not purport to describe all of the terms, of the stockholders agreement. The description of the stockholders agreement is subject to and qualified in its entirety by reference to the full text of the stockholders agreement which is an exhibit to the registration statement of which this document forms a part and is incorporated by reference herein. All stockholders are urged to read the stockholders agreement in its entirety.

   Simultaneously with the execution of the merger agreement, Henry C. Yuen, Liberty Media Corporation, The News Corporation Limited and Gemstar entered into a stockholders agreement, the terms of which are described below. The stockholders agreement does not become effective until the completion of the merger.

Directors

   Henry C. Yuen and Designees of Mr. Yuen. Liberty and News Corp. have agreed
(1) to vote for, or to use their best efforts to cause their respective designees on the board of directors to vote for, Mr. Yuen's election as a director and appointment as Chairman of the Board and Chief Executive Officer until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar other than as a result of his termination without cause and (2) to vote for the election to the board of five other persons (including two independent directors) designated by Mr. Yuen until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar other than as a result of his termination without cause, provided that if Mr. Yuen should die or become disabled during such five-year period Liberty and News Corp. have each agreed, for the remainder of the five-year period, to continue to vote for the election to the board of the directors formerly designated by Mr. Yuen or their successors (including Mr. Yuen's successor) and to vote against their removal except for cause.

   Designees of Liberty and News Corp. For so long as Liberty and News Corp. are committed to vote for Mr. Yuen and his designees, Mr. Yuen has agreed to vote his shares of Gemstar common stock for the election to the Gemstar board of three designees of Liberty (including one independent director) and three designees of News Corp. (including one independent director).

   Each of Liberty's and News Corp.'s right to designate directors generally shall be reduced by one director upon the transfer of 90% or more of its respective shares of Gemstar common stock, but if the transfer of any of the shares was from one to the other then the total number of directors Liberty and News Corp. have the right to designate will not be reduced. Liberty and News Corp. have the right to allocate designees to the Gemstar board between one another as they may agree in connection with any transfer of shares among Liberty, News Corp. and their respective controlled related parties.

Officers

   Henry C. Yuen. Liberty and News Corp. will use their respective best efforts to cause their designees to the Gemstar board to vote for Mr. Yuen's election as Chairman of the Board and Chief Executive Officer of Gemstar during the five-year period following the completion of the merger and against any removal or diminution of Mr. Yuen's responsibilities during such period (provided that Gemstar does not have the right to terminate Mr. Yuen's employment for disability pursuant to his employment agreement or that "cause," within the meaning of his employment agreement, does not exist for termination of such employment).

   Elsie Ma Leung. Liberty and News Corp. will use their respective best efforts to cause their designees to the Gemstar board to vote for the election of Ms. Leung (and any successors to her offices) as co-President, co-Chief Operating Officer, a member of the Office of the Chief Executive and Chief Financial Officer of Gemstar during the five-year period following the completion of the merger and against any removal or diminution of Ms. Leung's responsibilities during such period (provided that "cause," within the meaning of Mr. Yuen's employment agreement, does not exist for termination of such employment).

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

   Joachim Kiener and Peter C. Boylan III. Mr. Yuen will vote, and will use his best efforts to cause his designees to the Gemstar board to vote, for the election of Messrs. Kiener and Boylan (and the successors to their respective offices) as co-Presidents and co-Chief Operating Officers of Gemstar and as members of the Office of the Chief Executive during the five-year period following the completion of the merger and against any removal or diminution of their responsibilities during such period (provided that "cause," within the meaning of Mr. Yuen's employment agreement, does not exist for termination of such employment).

Standstill

   Each of Mr. Yuen, Liberty and News Corp. agree, provided that their respective designees to the Gemstar board continue to be elected and appointed directors, that until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar other than as a result of his termination without cause, they will not:

  . make a public offer to acquire all or part of Gemstar, except in certain cases where another unaffiliated person has made an offer for a comparable percentage of Gemstar (for purposes of this provision, AT&T Corp. and its affiliates generally are not deemed to be affiliates of Liberty);

  . solicit proxies for the election of directors or make any stockholder proposal, except in certain cases;

  . act in concert with other stockholders or become a group within the meaning of applicable rules of the Securities and Exchange Commission, other than with each other and parties controlled by each other and except in connection with making a permitted competing offer for Gemstar;

  . transfer shares of Gemstar common stock to any person who would, to the knowledge of such party, be an "Acquiring Person" within the meaning of Gemstar's rights agreement (i.e., a person whose ownership of Gemstar common stock is such as to cause the share purchase rights issued under the rights agreement to become exercisable); or

  . seek to challenge the legality of the foregoing provisions of the stockholders agreement.

Non-competition

   Until the earlier of the fifth anniversary of the completion of the merger and the date Liberty or News Corp., as the case may be, no longer has a designee serving on Gemstar's board of directors, Liberty and News Corp. have each agreed that Gemstar will be the exclusive vehicle through which Liberty and News Corp. and their controlled affiliates engage in the program guide business (print, electronic or otherwise) within or outside the United States. The foregoing non-competition restriction, however, does not prohibit the provision by NDS Group plc as successor to News Digital Systems plc and its subsidiaries of technology relating to electronic program guides solely in conjunction with the development and sale of encryption and conditional access services for television and data broadcasting. For purposes of the foregoing restriction, the provision of program guides to customers of the multi-channel video programming delivery systems of Liberty and News Corp. or a subsidiary or controlled affiliate of such company shall not be deemed to be the conduct of a program guide business.

Registration Rights

   At any time after the date which is six months after the completion of the merger and before the tenth anniversary of the completion of the merger, either Liberty or News Corp. (or transferees of their Gemstar common stock) may request that Gemstar effect a registration of all or part of their shares of Gemstar common stock. Gemstar will not be required to effect a demand registration unless the aggregate number of shares of Gemstar common stock demanded to be registered is at least 1% of the number of shares of Gemstar common stock then outstanding, in which case Gemstar must use all commercially reasonable efforts to cause a registration statement to become effective for the sale of such shares.

   Notwithstanding the foregoing, Gemstar will not be required to effect any demand registration after such time as Liberty or News Corp. (or transferees of their Gemstar common stock), as the case may be, is able to sell all of its respective Gemstar common stock without restriction. In addition, once a demand registration has been effected, Gemstar is not obligated to register shares pursuant to a demand registration before the expiration of twelve months from the date on which the previous demand registration statement was declared effective. Gemstar may postpone for up to 90 days the filing of a registration statement if it reasonably believes that such a registration statement would have a material adverse effect on its ability to engage in any financing, acquisition of assets or any merger, consolidation, tender offer or other significant transaction. However, Gemstar is not permitted to so postpone a demand registration more than once in any period of twelve consecutive months.

   Under the stockholders agreement, Gemstar has agreed to pay all expenses, other than underwriting discounts and commissions and any transfer taxes, connected with the registration or qualification of the shares subject to the first two demand registrations and Gemstar's legal and accounting expenses for subsequent registrations.

   Under the stockholders agreement, demand registrations may be effected by means of an underwritten offering or, in certain cases, pursuant to a delayed or continuous offering under applicable rules of the Securities and Exchange Commission.

   Under the stockholders agreement, Gemstar has agreed to indemnify the parties requesting a demand registration against certain liabilities that may arise in connection with any offer and sale of Gemstar common stock, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that such parties may be required to make in respect of any such offer and sale. The stockholders agreement also provides that parties requesting a demand registration will indemnify Gemstar, its directors and officers and each person which controls Gemstar against certain liabilities, including liabilities under the Securities Act of 1933, as amended, for certain actions arising from the offer and sale of shares of Gemstar common stock under the demand registration.

Rights of First Refusal

   Under the stockholders agreement, Mr. Yuen may not transfer shares of Gemstar common stock which he owns, except for limited transfers as specified in the stockholders agreement, unless he first offers such shares to each of Liberty and News Corp. Any purchases of Gemstar common stock from Mr. Yuen by Liberty or News Corp. will not cause a triggering event under Gemstar's rights agreement. See "Summary of Amendments to Rights Agreement."

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   SUMMARY OF THE COMBINED COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

   The description of the certificate of incorporation and bylaws for the combined company after the merger set forth below describes the material terms, but does not purport to describe all of the terms, of such certificate of incorporation and bylaws. The full text of such certificate of incorporation and bylaws are attached as Annexes B and C, respectively, to this document and are incorporated by reference herein. All stockholders are urged to read such certificate of incorporation and bylaws in their entirety.

   The bylaws, and certain provisions of the certificate of incorporation, will not be effective until the completion of the merger.

Board of Directors

   Number. The combined company's board will be set at twelve directors, four of whom will be independent directors. However, this number may be changed by:

  .  a resolution adopted by at least nine of the twelve board members; or

  . a duly adopted amendment to the certificate of incorporation. See "-- Amendment--Certificate of Incorporation" below.

   TV Guide will designate six of the twelve directors of the combined company (two of whom will be independent directors), and the other six directors of the combined company (two of whom will be independent directors) will be initially designated by Gemstar's current board of directors and thereafter by Henry C. Yuen. An independent director cannot be an officer or employee of Gemstar or its subsidiaries and cannot have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The determination of "independence" will be made, with respect to the TV Guide-designated directors and their successors, by the TVG Director Committee, and with respect to the Gemstar-designated directors and their successors, by the GS Director Committee. See "Board of Directors--Committees" below.

   Term. There will be three classes of directors: Class I, Class II and Class
III. Each class will have four members consisting of two members designated by Gemstar and two members designated by TV Guide. The initial term of office for the Class I, Class II and Class III directors will expire at the annual meeting of stockholders in 2003, 2002 and 2001, respectively. At each annual meeting of stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of such election.

   Nomination and Election by Stockholders. Any stockholder may nominate persons for election to the Gemstar board by giving timely notice in writing to Gemstar's Secretary. To be timely:

  . in the case of an annual meeting or special meeting, a stockholder's notice must be delivered to or mailed and received at Gemstar's principal executive offices not less than 60 days nor more than 90 days before the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made; and

  . in the case of a special meeting called at the request of a stockholder or stockholders nominating persons for election to the Gemstar board, the notice of nomination by the stockholder or stockholders requesting such meeting must be received by Gemstar with the request for such meeting, which request must be made by holders of at least a majority of the total voting power of Gemstar's outstanding voting securities.

Directors will be elected, at any stockholder meeting duly called and held for such purpose at which a quorum is present, by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote.

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   Removal. Directors may be removed with or without cause by the affirmative vote of at least 66 2/3% of the total voting power of Gemstar's outstanding voting securities, voting together as a single class at a meeting specifically called for such purpose.

   Vacancies. Vacancies on the Gemstar board will be filled by the majority vote of the directors present and voting at a meeting of the board duly called and held at which a quorum is present or by unanimous written consent of the directors. However, expiring directorships or vacancies on the Gemstar board will be filled by the GS Director Committee, in the case of the Gemstar-designated directors and their successors, and by the TVG Director Committee, in the case of the TV Guide-designated directors and their successors, until the fifth anniversary of the completion of the merger. See "Board of Directors--Committees" below.

   Newly created directorships resulting from an increase in the size of the Gemstar board will be filled solely by the affirmative vote of at least nine of the twelve board members then authorized.

   Chairman. The Chairman of the board of directors will be elected from among the board members. However, until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar, Mr. Yuen will be Chairman of the Board so long as he is a director. Thereafter, until the third annual board of directors' meeting following (1) the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar or, if later, (2) the fifth anniversary of the completion of the merger, the Chairman of the Board will be elected by a majority vote or unanimous written consent of TV Guide-designated directors or their successors.

   Tie Votes. Except for the matters delegated to the Compensation Committee, the Audit Committee or the Special Committee, matters identified in the bylaws as "fundamental decisions" and matters that require approval by supermajority vote of stockholders, if a matter is brought before the board of directors and if there is a tie vote with respect to such matter, then the exclusive power to approve or disapprove that matter will generally be exercised by the Tie-breaking Committee (of which Mr. Yuen will be the sole member) until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar. Thereafter, until the third annual board of directors' meeting following (1) the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar or, if later, (2) the fifth anniversary of the completion of the merger, the TVG Director Committee, the members of which will be directors designated by TV Guide immediately before the merger or their successors, will generally have the ability to resolve tie votes.

   Notwithstanding the foregoing, no committee of directors will have the power to resolve a tie vote of the board of directors until the fifth anniversary of the completion of the merger if Mr. Yuen ceases to be Chief Executive Officer of Gemstar because of his death or disability. See "Board of Directors-- Committees," "--Fundamental Decisions" and "--Supermajority Vote" below.

   Committees. The Gemstar board will have the following committees:

  .  The Executive Committee

    . The Executive Committee will consist of four directors and will act by majority vote of the quorum which is present or by unanimous written consent.

    . The members of the Executive Committee will include each of the following who are directors: the Chief Executive Officer; the Chief Financial Officer (but if the Chief Financial Officer is not a director selected by Gemstar or a successor to such director, then, until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar, a director designated by the GS Director Committee or a successor to such director will be a member of the Executive Committee instead of the Chief Financial Officer); and two TV Guide-designated directors or their successors.

    . The Executive Committee will have, to the extent permitted by law, and until the third annual board of directors' meeting following (1) the date Mr. Yuen ceases to be Chief Executive Officer

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       of Gemstar or, if later, (2) the fifth anniversary of the completion of the merger, all powers of the Gemstar board with respect to matters related to the operations of Gemstar and its subsidiaries between board meetings, except:

      .  as otherwise determined by the Gemstar board;

      . with respect to any matter that is delegated to a different committee of directors;

      . with respect to matters itemized in the bylaws as "fundamental decisions" or that require approval by supermajority vote of stockholders; or

      . with respect to (1) any acquisition by Gemstar or any person controlled by Gemstar of any business or assets if the amount involved exceeds $25 million, (2) any sale, lease, exchange or other disposition, pledge or encumbrance of assets or of all or a part of any business of Gemstar or any person controlled by Gemstar if the amount involved exceeds $25 million, and (3) the incurrence by Gemstar or any person controlled by Gemstar of indebtedness in excess of $50 million in any fiscal year.

    . If a matter is brought before the Executive Committee and if there is a tie vote with respect to such matter, then the exclusive power to approve or disapprove that matter will generally be exercised by the Tie-breaking Committee (of which Mr. Yuen will be the sole member) until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar. Thereafter, until the third annual board of directors' meeting following (1) the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar or, if later, (2) the fifth anniversary of the completion of the merger, the TVG Director Committee, the members of which will be directors designated by TV Guide immediately before the merger or their successors, will generally have the ability to resolve tie votes. Notwithstanding the foregoing, no committee of directors will have the power to resolve a tie vote of the Executive Committee until the fifth anniversary of the completion of the merger if Mr. Yuen ceases to be Chief Executive Officer of Gemstar because of his death or disability. See "Board of Directors--Committees--Tie-breaking Committee" below.

    . Only the Chief Executive Officer of Gemstar may call a meeting of the Executive Committee until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar. Thereafter, the Chief Executive Officer or any two members of the Executive Committee may call a meeting.

  .  The Compensation Committee

    . The Compensation Committee will consist of five directors and will act by majority vote of all its members or by unanimous written consent.

    . The members of the Compensation Committee will include the two Gemstar-designated independent directors and their successors, the two TV Guide-designated independent directors and their successors, and the Chief Executive Officer of Gemstar (provided he or she is a director). The Chief Executive Officer of Gemstar will be the chairman of the Compensation Committee.

    . Except with respect to matters itemized in the bylaws as "fundamental decisions" or that require approval by supermajority vote of stockholders, the Compensation Committee will be empowered to make all decisions with respect to the compensation and other terms of employment of any executive officer of Gemstar or any of its subsidiaries, or any other officer or employee of Gemstar or any of its subsidiaries. See "--Fundamental Decisions" below. Notwithstanding the foregoing, unless otherwise determined by at least seven of the twelve directors, the Compensation Committee's authority to grant stock options or other stock based compensation is limited, on a cumulative basis from the completion of the merger, to 2% of the outstanding shares of Gemstar common stock on a fully diluted basis immediately after the

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       completion of the merger. Further, not more than 1% of the outstanding shares of Gemstar common stock on a fully diluted basis immediately after the completion of the merger may be granted, awarded or issued in the aggregate to officers of Gemstar or any person controlled by Gemstar who directly report to the Chief Executive Officer.

    . Any member of the Compensation Committee who is an employee of Gemstar or its subsidiaries will excuse himself or herself from the deliberations, and abstain from voting, on matters related to such employee's own compensation.

  .  The Special Committee

    . The Special Committee will consist of three members and will act by majority vote of all its members or by unanimous written consent other than with respect to matters itemized in the bylaws as "fundamental decisions" or that require approval by supermajority vote of stockholders.

    . The members of the Special Committee will include the Chief Executive Officer (provided he or she is a director) and two TV Guide-designated directors or their successors.

    . The Special Committee will have authority to determine matters related to the relationship between Gemstar and "service providers" as contemplated by the bylaws.

  .  The Audit Committee

    . The Audit Committee will consist of four members and will act by majority vote of all its members or by unanimous written consent and will have all powers normally accorded to an audit committee other than with respect to matters itemized in the bylaws as "fundamental decisions" or that require approval by supermajority vote of stockholders.

    . The members of the Audit Committee will include the Chief Financial Officer, one Gemstar-designated independent director or his or her successor and two TV Guide-designated independent directors or their successors.

  .  The GS Director Committee

    . The GS Director Committee will consist of all Gemstar-designated directors or their successors other than the independent directors designated by Gemstar and will act by majority vote of all its members or by unanimous written consent.

    .  The GS Director Committee will have the right to:

      . appoint the Chairman of the Board (which will be Mr. Yuen so long as he is a director) until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar;

      . nominate directors to fill expiring directorships held by Gemstar designees or their successors until the fifth anniversary of the completion of the merger; and

      . fill vacancies with respect to the directorships held by Gemstar designees or their successors until the fifth anniversary of the completion of the merger.

    . The Gemstar board may not dissolve the GS Director Committee or modify its duties or composition without the approval of at least ten of the twelve members of the Gemstar board until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar. If Mr. Yuen should cease being the Chief Executive Officer before the fifth anniversary of the completion of the merger as a result of his death or disability, then until the fifth anniversary of the completion of the merger the Gemstar board may dissolve the GS Director Committee or modify its duties or composition with the approval of nine of the twelve members of the Gemstar board.

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  .  The TVG Director Committee

    . The TVG Director Committee will consist of all TV Guide-designated directors or their successors other than the independent directors designated by TV Guide and will act by majority vote of all its members or by unanimous written consent.

    .  The TVG Director Committee will have the right to:

      . nominate directors to fill expiring directorships held by TV Guide designees or their successors until the fifth anniversary of the completion of the merger;

      . fill vacancies with respect to the directorships held by TV Guide designees or their successors until the fifth anniversary of the completion of the merger; and

      . resolve tie votes of the Gemstar board and Executive Committee as described above under "Board of Directors--Tie Votes" and "Board of Directors--Committees--The Executive Committee."

    . The Gemstar board may not dissolve the TVG Director Committee or modify its duties or composition without the approval of at least ten of the twelve members of the Gemstar board until the third annual board of directors' meeting following (1) the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar or, if later, (2) the fifth anniversary of the completion of the merger.

  .  The Tie-breaking Committee

    . The Tie-breaking Committee will consist of Mr. Yuen as Chairman of the Board and will exist until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar.

    . During such time, the Tie-breaking Committee will have the power to resolve tie votes of the Gemstar board and the Executive Committee as described above under "Board of Directors--Tie Votes" and "Board of Directors--Committees--The Executive Committee."

    . During such time, the Gemstar board may not dissolve the Tie-breaking Committee or modify its duties or composition.

  .  Other committees

    . The Gemstar board may establish other board committees which will exercise the powers specifically granted to such committees by the unanimous vote of the Gemstar board.

Board Meetings

   Calling of Meeting. The Gemstar board will have an annual meeting and will hold regular meetings at least quarterly. Special meetings of the Gemstar board may be called by the Chairman of the Board or by at least six of the twelve board members.

   Quorum. A majority of the total number of Gemstar board members will constitute a quorum, except that six of the twelve board members will constitute a quorum at a duly called board meeting where either all Gemstar-designated directors or their successors or all TV Guide-designated directors or their successors fail to attend such meeting.

   Voting. Generally, directors present at any meeting at which a quorum is present may act by majority vote. However, matters itemized in the bylaws as "fundamental decisions" will require the approval of at least seven of the twelve Gemstar board members and other matters require the approval of at least nine of the twelve Gemstar board members. See "--Board of Directors," "-- Fundamental Decisions" and "--Amendment--Bylaws".

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Fundamental Decisions

   The following is a summary of those matters itemized in the bylaws as "fundamental decisions" which require the approval of at least seven of the twelve Gemstar board members:

  . conducting any business other than those businesses identified in the bylaws which include the current businesses engaged in by Gemstar and TV Guide;

  . creating, selling or issuing any additional class of capital stock of Gemstar or any person controlled by Gemstar (other than in connection with permitted grants of options to employees, officers and directors of Gemstar, pursuant to any permitted acquisition and pursuant to Gemstar's rights agreement) or repurchasing stock in excess of $50 million in any fiscal year by Gemstar or any person controlled by Gemstar;

  . acquiring any business or assets not within the scope of the businesses identified in the bylaws;

  . acquiring any business or assets within the scope of the businesses identified in the bylaws, if the amount involved in such acquisition plus the amount of all other acquisitions authorized in the same fiscal year which were not fundamental decisions equals or exceeds 2% of the average market capitalization of Gemstar for the immediately preceding fiscal year;

  . disposing (including by exclusive license), pledging or encumbering any material intellectual property rights (with all patent rights being deemed material);

  . entering into exclusive contracts (as against Gemstar or any person controlled by Gemstar), other than those pertaining to intellectual property rights, except for contracts in the ordinary course of business which do not involve an amount in excess of $50 million in any year;

  . selling, leasing, exchanging or otherwise disposing of, pledging or encumbering any assets of Gemstar or a person controlled by Gemstar if the amount involved in such transaction plus the amount involved in all other such transactions which were not fundamental decisions authorized in the same fiscal year equals or exceeds 1% of the average market capitalization of Gemstar for the immediately preceding fiscal year;

  . entering into a contract if the aggregate amount of annual expenses to be incurred by Gemstar and persons controlled by Gemstar pursuant to such contracts entered into in any fiscal year would exceed in any year of such contract the lower of 1% of the average market capitalization of Gemstar for the fiscal year immediately preceding the year in which such contract is entered into or $100 million;

  .  amending Gemstar's certificate of incorporation or bylaws;

  .  any merger, consolidation or binding share exchange involving Gemstar;

  . any merger, consolidation or binding share exchange to which any person controlled by Gemstar is a party which involves any other action which constitutes a "fundamental decision";

  . declaring or paying a dividend or distribution other than under Gemstar's rights agreement;

  . dissolving, liquidating or winding up Gemstar or, if such act would otherwise constitute a "fundamental decision," any person controlled by Gemstar;

  . entering into any agreement or obtaining any license or franchise that restricts the persons to whom Gemstar common stock may be transferred or otherwise binds or encumbers any stockholder's shares or other assets other than Gemstar's rights agreement;

  . amending or waiving any provision of Gemstar's rights agreement to extend the expiration date of the rights agreement, exempt a new person from any of its provisions or change the definition of "Acquiring Person" in a manner adverse to any person exempted from any of its provisions, or adopting any new plan or agreement which would have effects equivalent to Gemstar's rights agreement;

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  .  incurring, replacing or refinancing indebtedness unless after giving effect to the incurrence of such indebtedness the aggregate outstanding principal amount of indebtedness of Gemstar and all persons controlled by Gemstar does not exceed the sum of $550 million and 1% of the average market capitalization of Gemstar for the immediately preceding fiscal year;

  .  changing Gemstar's accountants;

  . instituting, settling or abandoning any legal action or arbitration involving claims in excess of $25 million if Gemstar is a defendant or 1% of the average market capitalization of Gemstar for the immediately preceding fiscal year if Gemstar is a plaintiff or involving any claim by a governmental authority;

  . incurring capital expenditures for tangible assets in excess of $50 million in any fiscal year;

  . making any loan or advancing money to another person or guaranteeing obligations of another person, unless the amounts involved are less than $5 million in the aggregate outstanding at any time and such loan, advance or guarantee is not made with respect to a director or officer of Gemstar or any person controlled by Gemstar or a holder of 5% or more of Gemstar's common stock and the respective affiliates and associates of the foregoing;

  . adopting or changing a significant tax or accounting practice of Gemstar, making any significant tax or accounting election, or adopting any position for purposes of any tax return that would have a material adverse effect on any United States Shareholder (defined as a United States person who owns or is deemed to own 10% or more of the voting power of a foreign corporation) or its affiliates;

  . approving any transaction with a director or officer of Gemstar or any person controlled by Gemstar or a holder of 5% or more of Gemstar's common stock and the respective affiliates and associates of the foregoing;

  . changing the number and type of officers included in the Office of the Chief Executive or assigning to any officer that is not a member of such office the powers or duties of a member of such office;

  . any matter that by the terms of Gemstar's certificate of incorporation or bylaws requires approval of a specified number of board members;

  . changing the composition of or delegation of powers or duties to the Executive, Compensation, Special, Audit, GS Director, TVG Director or Tie-breaking committees of the Gemstar board or establishing any new committees of the Gemstar board; and

  . determining to compensate directors (other than independent directors) in their capacity as directors.

Executive Officers

   The bylaws provide that the officers of Gemstar will be a Chairman of the Board, a Chief Executive Officer, two or more Presidents and Chief Operating Officers, a Chief Financial Officer, a General Counsel (who may be an Executive Vice President), one or more Vice Presidents, a Secretary and such other officers as may be determined by the board.

   Henry C. Yuen will be Chief Executive Officer of Gemstar for five years after the completion of the merger unless he earlier dies or resigns or his employment is terminated for disability as permitted by, or for "cause" within the meaning of, his existing employment agreement. Until the earlier of the fifth anniversary of the completion of the merger and the date Mr. Yuen ceases to be Chief Executive Officer of Gemstar, Mr. Yuen will be Chairman of the Board so long as he is a director of Gemstar. After the completion of the merger, there will be three co-Presidents and co-Chief Operating Officers of
Gemstar: Elsie Ma Leung, Joachim Kiener and Peter C. Boylan III.


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Stockholder Meetings

   Calling of Meeting. An annual meeting of stockholders for the purpose of electing those directors whose term of office expires at such meeting and of transacting such other business as may properly come before it will be held each year. A special meeting of Gemstar stockholders will be called upon:

  . the written request of holders of not less than a majority of the total voting power of Gemstar's outstanding voting securities; or

  .  the request of six of the twelve members of the Gemstar board.

   No stockholder action may be taken without a meeting, and the certificate of incorporation expressly denies the power of stockholders to consent in writing without a meeting.

   Quorum. Except as otherwise provided in the certificate of incorporation, the bylaws or by law, and subject to the rights of holders of any preferred stock, the holders of a majority in total voting power of Gemstar's outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business.

   Voting. Holders of common stock will be entitled to one vote for each share of such stock held on all matters presented to such stockholders. Except for the election of directors and except as otherwise provided by the certificate of incorporation, the bylaws or by law, and subject to the rights of holders of any preferred stock, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the total voting power of shares present in person or represented by proxy and entitled to vote on the subject matter is required for stockholders to act. See "--Supermajority Vote" below.

Stockholder Proposals

   A stockholder may bring business before an annual meeting of stockholders by giving timely notice in writing to Gemstar's Secretary in accordance with the provisions of the bylaws. Stockholders with sufficient voting power to request a special meeting may bring business before such meeting by specifying it in such request.

Supermajority Vote

   Subject to the rights of holders of any preferred stock, the affirmative vote of at least 66 2/3% of the total voting power of Gemstar's outstanding voting securities, voting together as a single class at a meeting specifically called for such purpose, is required to authorize any of the following actions:

  . amendment, alteration or repeal of any provision of Gemstar's certificate of incorporation or the addition of other provisions other than an amendment solely for the purpose of changing Gemstar's name;

  . adoption, amendment or repeal of any provision of Gemstar's bylaws (except that the Gemstar board has also retained the power to adopt, amend or repeal any provision of the bylaws with the approval of at least nine of the twelve members of the Gemstar board);

  . a merger or consolidation of Gemstar with any other person or any binding share exchange to which Gemstar is a party other than a merger of a subsidiary of Gemstar with and into Gemstar effected in accordance with Section 253 of the Delaware General Corporation Law solely for the purpose of changing Gemstar's name (it being understood that this clause will not apply to any transactions contemplated by the merger agreement, as such agreement may be amended from time to time, including the issuance of Gemstar common stock to TV Guide stockholders as contemplated by such agreement);

  . the sale, lease, exchange or other disposition of all or a substantial part of the assets of Gemstar or its subsidiaries;

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  .  the dissolution, liquidation or winding up of Gemstar; or

  . any other matter (other than the election of directors and the adoption or amendment of any stock option, stock appreciation rights or other stock incentive plan for Gemstar or its subsidiaries and any transactions contemplated by the merger agreement, as such agreement may be amended from time to time, including the issuance of Gemstar common stock to TV Guide stockholders in connection with the merger) requiring stockholder approval under the laws of the State of Delaware or the rules of any national securities exchange or national securities association on which Gemstar's common stock is listed or quoted.

Amendment

   Certificate of Incorporation. The amendment of the certificate of incorporation requires the affirmative vote of at least 66 2/3% of the total voting power of Gemstar's outstanding voting securities. Also, at least seven of the twelve members of the Gemstar board must approve an amendment to the certificate of incorporation before the Gemstar board can submit such a proposal to Gemstar's stockholders.

   Bylaws. The amendment of the bylaws requires the affirmative vote of at least 66 2/3% of the total voting power of Gemstar's outstanding voting securities or the approval of at least nine of the twelve members of the Gemstar board.

Fiscal Year

   Gemstar's fiscal year will end on March 31 of each calendar year.

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                   SUMMARY OF AMENDMENTS TO RIGHTS AGREEMENT

   Pursuant to the merger agreement, as amended, Gemstar is permitted to amend and restate its existing rights agreement, dated July 10, 1998, with American Stock Transfer & Trust Company, in connection with changing its place of incorporation. Pursuant to the merger agreement, as amended, Gemstar has agreed to make certain specified amendments to such amended and restated agreement in order to render such amended and restated rights agreement inapplicable to the merger and certain other transactions. As a result of the merger, Liberty Media Corporation and The News Corporation Limited will each beneficially own more than 15% of Gemstar's common stock. Under the existing rights agreement (as the same is proposed to be amended and restated), that percentage ownership would make them "Acquiring Persons" and cause the share purchase rights to become exercisable. Accordingly, the rights agreement (as the same is proposed to be amended and restated) will be further amended to exempt each of Liberty and its controlled related parties and News Corp. and its controlled related parties from the definition of Acquiring Person. If, however, Liberty or News Corp. or their respective controlled related parties acquires beneficial ownership of any additional shares of Gemstar common stock following the completion of the merger, then such person would be an Acquiring Person unless the beneficial ownership resulted from any of the following:

  . the right to acquire or acquisition of additional shares by Liberty, News Corp. or any of their respective controlled related parties from each other or from Henry C. Yuen;

  . the acquisition by Liberty, News Corp. or any of their respective controlled related parties of additional shares which do not exceed, in the aggregate, the number of shares of Gemstar common stock transferred by Mr. Yuen before or after the completion of the merger to persons other than Liberty, News Corp. or any of their respective controlled related parties in certain transactions permitted by the stockholders agreement (see "Terms of the Stockholders Agreement");

  .  the grant or exercise of employee or director options; and

  . any agreement, arrangement or understanding among Liberty, News Corp. or any of their respective controlled related parties with respect to voting, holding, acquiring or disposing of beneficial ownership of Gemstar common stock.

   The definition of Acquiring Person will also be modified in certain respects to make it less likely that someone would inadvertently become an Acquiring Person.

   The amendments to the rights agreement (as the same is proposed to be amended and restated) also modify the definition of beneficial ownership so that Mr. Yuen, Liberty and its controlled related parties, and News Corp. and its controlled related parties will not be deemed to beneficially own any of the shares of Gemstar common stock owned by each other as a result of any of the transactions expressly contemplated by the merger agreement, including the stockholders agreement and the voting agreements.

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                      COMPARISON OF THE RIGHTS OF GEMSTAR
                           AND TV GUIDE STOCKHOLDERS

   After Gemstar's change in place of incorporation and before the completion of the merger, the rights of Gemstar stockholders will be governed by Delaware law, including the Delaware General Corporation Law, and Gemstar's new certificate of incorporation and bylaws (which bylaws will be automatically amended and replaced upon the completion of the merger with new bylaws in the form attached as Annex C to this joint proxy statement/prospectus). Gemstar's new certificate of incorporation is attached as Annex B to this joint proxy statement/prospectus. The rights of TV Guide stockholders are governed by Delaware law, including the Delaware General Corporation Law, and TV Guide's certificate of incorporation and bylaws.

   Upon the completion of the merger, holders of shares of TV Guide common stock will become holders of shares of Gemstar common stock. At such time, Gemstar's bylaws will be automatically amended and replaced with the bylaws attached as Annex C to this joint proxy statement/prospectus. Consequently, after the merger, Delaware law and Gemstar's new certificate of incorporation and amended and restated bylaws will govern the rights of former TV Guide stockholders. Copies of Gemstar's current amended and restated memorandum of association, amended and restated articles of association and bylaws which will be adopted upon Gemstar's change in place of incorporation from the British Virgin Islands to Delaware, and TV Guide's current certificate of incorporation and bylaws have been filed with the Securities and Exchange Commission and will be sent to any stockholder of Gemstar or TV Guide upon request. Copies of Gemstar's new certificate of incorporation and amended and restated bylaws are attached as Annexes B and C to this joint proxy statement/prospectus.

   A tabular comparison of the rights of Gemstar and TV Guide stockholders both before and after the completion of the merger, as set forth in the organizational documents, is attached to this joint proxy statement/prospectus as Annex F. Annex F is not intended to be a complete statement of all differences or a complete description of the specific provisions referred to in this summary, and the identification of specific differences is not intended to indicate that other significant differences do not exist.


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      MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

   The following discussion summarizes the material United States federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to a stockholder in light of the stockholder's particular circumstances or to those stockholders subject to special rules, such as stockholders who are financial institutions, tax-exempt organizations, insurance companies or dealers in securities, stockholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or stockholders who hold their stock as part of a straddle or conversion transaction, nor does it address any consequences arising under the laws of any local, state or foreign jurisdiction. This discussion assumes that stockholders hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code. All stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the merger.

   For purposes of this discussion, "United States person" means (1) any citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, and
(4) a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust. "Non-United States person" means any person other than a United States person.

   TV Guide has received the opinion of Baker Botts L.L.P. to the effect that the discussion under this section, "Material United States Federal Income Tax Consequences of the Merger," insofar as it relates to the United States federal income tax consequences to TV Guide and its stockholders of the merger, is accurate in all material respects. Similarly, Gemstar has received the opinion of O'Melveny & Myers LLP to the effect that the discussion under this section, "Material United States Federal Income Tax Consequences of the Merger," insofar as it relates to the United States federal income tax consequences to Gemstar and its stockholders of the merger, is accurate in all material respects.

Tax Consequences of the Merger

   Gemstar and TV Guide believe that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. If the merger were not a tax-free reorganization, the tax consequences of the merger could differ from those described below. Neither TV Guide nor Gemstar will seek any rulings from the Internal Revenue Service ("IRS") with respect to the merger.

   Federal Income Tax Consequences to Gemstar Stockholders. Holders of Gemstar common stock will not recognize any gain or loss for federal income tax purposes solely as a result of the merger.

   Federal Income Tax Consequences to TV Guide Stockholders. Except as provided below, holders of shares of TV Guide common stock will not recognize any gain or loss for federal income tax purposes solely as a result of the exchange of their shares of TV Guide common stock for Gemstar common stock in the merger except with respect to cash received in lieu of a fractional share of Gemstar common stock. Following the completion of the merger, holders of TV Guide common stock will have a tax basis in the Gemstar common stock received in the merger equal to the tax basis of the TV Guide common stock surrendered in the merger less any tax basis of the TV Guide common stock surrendered that is allocable to a fractional share of Gemstar common stock for which cash is received. A TV Guide common stockholder's holding period with respect to the Gemstar common stock received in the merger will include the stockholder's holding period of the TV Guide common stock surrendered in the merger.


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   To the extent that a holder of shares of TV Guide common stock receives cash in lieu of a fractional share of Gemstar common stock, the stockholder will be required to recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the stockholder's shares of TV Guide common stock allocable to such fractional share of Gemstar common stock. This gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the share of TV Guide common stock exchanged for the fractional share of Gemstar common stock was held for more than one year at the completion of the merger.

   Federal Income Tax Consequences to TV Guide. TV Guide will not recognize gain or loss for federal income tax purposes solely as a result of the merger.

   Federal Income Tax Consequences to Gemstar and G Acquisition Subsidiary Corp. Neither Gemstar nor G Acquisition Subsidiary Corp., a wholly owned subsidiary of Gemstar, will recognize gain or loss for federal income tax purposes solely as a result of the merger.

Tax Treatment to Non-United States Persons Holding Gemstar Common Stock After the Change in Gemstar's Place of Incorporation and the Merger

   The following discussion summarizes certain United States federal income tax consequences to non-United States persons that hold Gemstar common stock following the change in Gemstar's place of incorporation and the merger.

   Dividends. Subject to the discussion below, dividends paid to a non-United States person that holds Gemstar common stock generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. No such withholding tax would have applied to dividends paid by Gemstar before the change in Gemstar's place of incorporation. For purposes of determining whether tax is to be withheld at a 30% rate or at a reduced rate as specified by an income tax treaty, Gemstar ordinarily will presume that dividends paid on or before December 31, 2000, to an address in a foreign country are paid to a resident of such country absent knowledge that such presumption is not correct.

   Under Treasury regulations issued on October 6, 1997, which are applicable to dividends paid after December 31, 2000, to obtain a reduced rate of withholding under a treaty, a non-United States person will generally be required to provide an IRS Form W-8 certifying such non-United States person's entitlement to benefits under a treaty. The new regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends paid to a non-United States person that is an entity should be treated as paid to the entity or those holding an interest in that entity.

   Generally, Gemstar must report to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. Similar information is reported to the stockholder. Pursuant to tax treaties or other agreements, the IRS may make such reports available to tax authorities in the recipient's country of residence.

   There will be no withholding tax on dividends paid to a non-United States person that are effectively connected with that non-United States person's conduct of a trade or business within the United States if a Form 4224 or a Form W-8ECI stating that the dividends are so connected is provided to the appropriate withholding agent. Instead, the effectively connected dividends will be subject to regular United States income tax on a net basis in the same manner as if the non-United States person were a United States resident. A non-United States person that is a corporation and that is receiving effectively connected dividends may also be subject to an additional branch profits tax that is imposed, under certain circumstances, at a rate of 30%, or such lower rate as may be specified in an applicable treaty, of the non-United States corporation's effectively connected earnings and profits, subject to certain adjustments. Under the new regulations, only Form W-8ECI may be used after December 31, 2000.


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   Gain on Disposition of Gemstar Common Stock. A non-United States person will not be subject to United States federal income tax with respect to gain on a sale or other disposition of Gemstar common stock unless (1) the gain is effectively connected with a trade or business of such stockholder in the United States, (2) in the case of certain non-United States persons who are non-resident alien individuals and who hold the Gemstar common stock as a capital asset, such individuals are present in the United States for 183 or more days in the taxable year of the disposition, (3) the non-United States person is subject to a tax pursuant to the provisions of the Code regarding the taxation of United States expatriates, or (4) Gemstar is or has been a United States real property holding corporation within the meaning of Section
897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or such stockholder's holding period. At the times of the change in Gemstar's place of incorporation and the merger, Gemstar will not have been at any time, and does not anticipate becoming, a United States real property holding corporation.

Backup Withholding and Information Reporting on Dividends and Dispositions of Gemstar Common Stock

   United States Persons. After the change in Gemstar's place of incorporation and the merger, dividend payments made to, and proceeds of sales received by, non-corporate stockholders of Gemstar who are United States persons will generally be subject to information reporting requirements. In addition, such payments or receipts will be subject to a 31% backup withholding tax if (1) such stockholders fail to provide their taxpayer identification numbers ("TINs"), (2) the IRS or a broker notifies the payor that such stockholders furnished an incorrect TIN, (3) in the case of dividend payments, Gemstar is notified by the IRS that such stockholders have failed to properly report payments of dividends, or (4) such stockholders failed to certify, under penalty of perjury, that they have furnished a correct TIN and have not been notified by the IRS that they are subject to backup withholding for failure to report dividend payments.

   Non-United States Persons. Dividends paid to a non-United States person at an address within the United States may be subject to backup withholding imposed at a rate of 31% if the non-United States person fails to establish that it is entitled to an exemption or to provide a correct TIN and certain other information. Under current United States federal income tax law, backup withholding imposed at a rate of 31% generally will not apply to dividends paid on or before December 31, 2000, to a person at an address outside the United States unless the payor has knowledge that the payee is a United States person. Under the new regulations, however, a non-United States person will be subject to backup withholding unless applicable certification requirements are met.

   Under current United States federal income tax law, information reporting and backup withholding imposed at a rate of 31% will apply to proceeds of a disposition of stock by a non-corporate holder through a United States office of a broker unless the disposing holder certifies as to its non-United States status or otherwise establishes an exemption. Generally, United States information reporting and backup withholding will not apply to a payment of disposition proceeds where the transaction is effected outside the United States through a non-United States office of a non-United States broker. However, unless the broker has documentary evidence that the holder is a non-United States person, information reporting requirements, but not backup withholding, will apply to a payment of disposition proceeds where the transaction is effected outside the United States by or through an office outside the United States of a broker that is either (1) a United States person, (2) a foreign person which derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States,
(3) a controlled foreign corporation, or (4) in the case of payments made after December 31, 2000, a foreign partnership, if at any time during its tax year,
(a) one or more of its partners are United States persons who, in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) it is engaged in the conduct of trade or business within the United States, unless such broker has documentary evidence in its files of the holder's non-United States status and has no actual knowledge to the contrary or unless the broker establishes an exemption.

   Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

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

                       1994 STOCK INCENTIVE PLAN PROPOSAL

   On November 23, 1999, Gemstar's board of directors approved an amendment to the Gemstar International Group Limited 1994 Stock Incentive Plan to increase the number of shares of Gemstar common stock available for issuance under the plan from 80,000,000 shares to 110,000,000 shares as adjusted to reflect the two-for-one stock split effected in the form of a stock dividend by Gemstar in December 1999. Effectiveness of the amendment requires the affirmative vote of a majority of the shares voted at the special meeting, in person or by proxy.

   As of January 25, 2000, a total of 14,729,790 shares were available for future grants, or approximately 7.1% of the shares of common stock which were issued and outstanding on that date. Gemstar's board of directors believes that the remaining share authority is insufficient to allow the company to continue to accomplish the plan's objectives.

   The additional 30,000,000 shares which will, if stockholders approve this proposal, be available under the 1994 Stock Incentive Plan (representing the difference between the 110,000,000 proposed maximum number of shares authorized for issuance under the plan and the 80,000,000 previously reserved for issuance under the plan) represent approximately 14.5% of the shares of common stock which were issued and outstanding as of January 25, 2000.

   If the merger is completed, Gemstar will be the surviving parent corporation. All employees of TV Guide, which will become a subsidiary of Gemstar, will therefore also be eligible to be granted awards under the 1994 Stock Incentive Plan. The Gemstar board recommends the amendment, in part, so that Gemstar has sufficient flexibility to grant and structure future incentives after Gemstar merges with TV Guide. After giving effect to the contemplated merger, the additional 30,000,000 shares will constitute approximately 7.4% of the Gemstar shares expected to then be issued and outstanding. However, the effectiveness of the amendment is not conditioned on stockholder approval, or the consummation, of the merger. The approval (or lack of approval) of this proposal will not have any effect on the merger. Likewise, the approval (or lack of approval) of the issuance of Gemstar common stock to TV Guide stockholders in the merger will not have any effect on this proposal.

   The principal terms of the 1994 Stock Incentive Plan are summarized below. The following summary is qualified in its entirety by reference to the full text of the 1994 Stock Incentive Plan, which is an exhibit to the registration statement of which this joint proxy statement/prospectus is a part.

Summary Description of the 1994 Stock Incentive Plan

   The 1994 Stock Incentive Plan was first adopted by Gemstar's board of directors in 1994, revised in 1995 in connection with Gemstar's initial public offering and further revised in 1997 and again in 1998 principally to increase the number of shares available for issuance thereunder. Stockholders previously approved the adoption of the 1994 Stock Incentive Plan and the 1995, 1997 and 1998 amendments.

   Purpose. The purpose of the 1994 Stock Incentive Plan is to promote the success of Gemstar and its subsidiaries by providing a means of attracting, rewarding and retaining individuals who provide services to Gemstar in various capacities through awards of long-term incentives for high levels of performance and efforts designed to improve the financial performance of Gemstar and its subsidiaries.

   Administration. Gemstar's board of directors administers the 1994 Stock Incentive Plan. The board of directors has delegated general administrative authority over the plan to the Compensation Committee of the board of directors. The administrator (either the board or its delegate) has broad discretion under the plan to grant awards and to structure their terms. The forms of awards that may be granted include options to purchase

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shares of common stock, stock units and/or dividend equivalent rights. The members of the Compensation Committee of the Gemstar board are currently directors George F. Carrier and Teruyuki Toyama. As of January 31, 2000, Dr. Carrier and Mr. Toyama were each disinterested within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code. The board and the Compensation Committee of the board also generally have the power to amend the 1994 Stock Incentive Plan, as well as the power to construe and interpret the plan.

   Eligibility. The following persons are eligible for awards under the 1994 Stock Incentive Plan:

  .  any director, officer or key employee of Gemstar or any subsidiary;

  . any consultant or advisor who (directly or through an entity with which he or she is associated) renders or has rendered bona fide services to Gemstar or any subsidiary (other than in connection with a capital-raising transaction for Gemstar or any subsidiary); and

  . certain non-employee agents of Gemstar providing bona fide services to Gemstar.

   Approximately 400 employees are currently considered eligible for awards under the 1994 Stock Incentive Plan (including the Chief Executive Officer and the four other most highly compensated executive officers), subject to the administrator's power to determine eligible persons to whom awards will be granted. In addition, there are currently four (4) Gemstar non-employee directors. If the merger is completed, all TV Guide employees (currently, approximately 3,000 persons) will be considered eligible for awards.

   Shares Available for Awards. The maximum aggregate number of shares of Gemstar common stock that may be issued upon the exercise or in payment of awards granted under the 1994 Stock Incentive Plan is currently 80,000,000. If Gemstar stockholders approve the 1994 Stock Incentive Plan amendment, this aggregate share limit will increase by 30,000,000 shares to 110,000,000 shares.

   Shares relating to plan awards which are not exercised or which expire or are cancelled will again become available for grant purposes under the plan, subject only to any applicable limitations under Section 162(m) of the Code to preserve the intended tax deductibility of compensation paid under the plan.

   The maximum number of shares subject to awards which may be granted to any individual during any calendar year is 40,000,000.

   Adjustments; Change in Control. As is customary in incentive plans of this nature, the number and kind of securities available under the 1994 Stock Incentive Plan and the then outstanding awards, as well as exercise prices, are subject to adjustment, in the plan administrator's discretion, in the event of recapitalizations, stock splits (including a stock split in the form of a stock dividend), reverse stock splits, reorganizations, mergers, consolidations, spin-offs, or similar extraordinary transactions or events in respect of Gemstar or the common stock. Adjustments may include, in the case of reorganizations, cash settlement, conversion or exchange of outstanding awards. In addition, in the event of or in anticipation of a "Change in Control Event" (as defined in the 1994 Stock Incentive Plan), the administrator may, in its discretion, but subject to any applicable regulatory requirements, provide acceleration of exercisability, vesting, payment or other benefits under some or all awards or for certain other limited benefits under some or all awards.

   A Change in Control Event generally will be deemed to occur under the 1994 Stock Incentive Plan if, among other things:

  . the stockholders approve a dissolution or liquidation of Gemstar, certain agreements of merger or consolidation resulting in Gemstar's stockholders (or entities associated or affiliated with them) holding less than 50% of the surviving entity's voting stock, or the sale of substantially all of the business and/or assets of Gemstar to a person or entity who or which is not an affiliate or subsidiary of Gemstar;


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  .  during any period not longer than two consecutive years, the individuals who at the beginning of the period constituted Gemstar's board of directors cease to constitute at least a majority of the board, unless the election, or the nomination for election, by Gemstar's stockholders, of each new board member was approved by a three-fourths vote of board members then still in office who were board members at the beginning of such period; or

  . any person (other than any person who beneficially owned more than 50% of Gemstar's outstanding voting securities at the time the 1994 Stock Incentive Plan was adopted, or any successor, affiliate, associate or relative of such beneficial owner) becomes the beneficial owner of Gemstar securities representing more than 50% of the combined voting power of Gemstar's outstanding securities then entitled to vote generally in the election of Gemstar directors.

   Currently, the merger is not expected to constitute a Change in Control Event under the 1994 Stock Incentive Plan.

   The 1994 Stock Incentive Plan also provides that if any award is fully exercisable or has been fully accelerated as permitted under the plan but is not exercised before a dissolution of Gemstar, a reorganization event that Gemstar does not survive, or the consummation of a reorganization event that results in a Change in Control Event which has been approved by the board of directors, and no provision has been made for the survival, substitution, exchange or settlement of such award, then the award will terminate upon the occurrence of such dissolution or reorganization.

   Stock Options. Under the 1994 Stock Incentive Plan, an option represents the right to purchase shares of Gemstar common stock at a future date at a specified price. The specified price is generally the closing price for one share of Gemstar common stock reported on The Nasdaq National Market ("fair market value") on the date of grant, but may be a greater or lesser amount as determined by the plan administrator. Typically, the only consideration received by Gemstar for the grant of an option under the plan will be the optionee's services to or for Gemstar's benefit, as reflected in the vesting schedule for the option.

   An option may either be an incentive stock option ("ISO"), as defined in the Code, or a non-qualified stock option. ISO benefits are taxed differently from non-qualified stock options, as described under "--Federal Income Tax Consequences" below. ISOs are also subject to more restrictive terms and are limited in amount by the Code and the 1994 Stock Incentive Plan.

   Full payment for shares purchased on the exercise of any option must be made at the time of such exercise:

  .  in cash;

  .  by check payable to Gemstar;

  . in exchange for a promissory note by the option holder in favor of Gemstar;

  .  by notice and third-party payment;

  . if expressly authorized by the plan administrator, in shares of common stock that have been held by the optionee for at least six months and that have a fair market value as of the time of exercise equal to the option price; or

  .  any combination of the foregoing.

In addition, option holders may be permitted to reduce the number of shares to be delivered or to obtain loans from Gemstar in order to satisfy applicable tax withholding requirements.

   Stock Units and Dividend Equivalent Rights; Deferrals. The plan administrator may grant stock units to any eligible person under the 1994 Stock Incentive Plan. A stock unit is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of common stock (subject

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to adjustment) solely for purposes of the plan. The plan administrator will determine the specific terms, conditions and provisions of each award of stock units (including vesting and payout provisions).

   Vested stock units may be paid in the form of shares of common stock, another award or a combination thereof. The plan administrator may permit the deferral, in the form of stock units, of all or a portion of the compensation that an eligible person could otherwise elect to defer under any Gemstar plan or in respect of any award.

   Dividend equivalent rights may also be granted to any eligible person concurrently with the grant of any option or stock unit. A dividend equivalent right is the right to receive payment (at the time specified in the award) based on all or part of the dividends declared on the shares of common stock underlying the rights between the grant date and the date the rights are exercised or paid.

   Transferability. Generally, awards under the 1994 Stock Incentive Plan cannot be sold or otherwise transferred unless the administrator provides otherwise.

   Termination of Employment. The administrator retains the right to establish the effect of a termination of employment on the rights and benefits under each award granted to an eligible person, and the administrator may make distinctions among such treatments based upon the cause of termination.

   Modification of Awards. The administrator may from time to time authorize any adjustment in the exercise or purchase price, the number of shares subject to, the restrictions upon or the term of, an option granted under the 1994 Stock Incentive Plan. Such amendment or other action may result in, among other things, an exercise price which is higher or lower than the exercise or purchase price of the original or prior option, provide for a greater or lesser number of shares subject to the option, or provide for a longer or shorter vesting or exercise period. However, no amendment may be made to any outstanding option without the optionee's written consent if the amendment would change the terms of the option in a manner materially adverse to the optionee.

   Termination of or Changes to the Restated Plan. Gemstar's board of directors may terminate, amend or suspend the 1994 Stock Incentive Plan at any time. Gemstar stockholders must approve the amendment only if and to the extent required by applicable law, or if deemed necessary or advisable by the board of directors. Unless sooner terminated by the board, the 1994 Stock Incentive Plan will terminate on January 6, 2008.

   Non-Exclusivity. The 1994 Stock Incentive Plan does not limit the authority of the Gemstar board or the Compensation Committee of the board to authorize other compensation under any other plan or authority. Stockholder approval of the amendment to the plan will not, however, constitute advance approval of any such other compensation.

Federal Income Tax Consequences

   The federal income tax consequences of awards granted under the 1994 Stock Incentive Plan under current federal law, which is subject to change, are summarized in the following discussion, which deals with the general tax principles applicable to the plan. Local, state and/or international tax consequences of the plan are beyond the scope of this summary.

   With respect to non-qualified stock options, Gemstar is generally entitled to deduct, and the optionee recognizes as taxable income, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to ISOs, Gemstar is generally not entitled to a deduction, nor does the participant generally recognize income, at the time of exercise. Stock units and dividend equivalent rights are generally subject to tax at the time of payment, and Gemstar will generally have a corresponding deduction at the time the participant recognizes income.

   If an award is accelerated under the 1994 Stock Incentive Plan in connection with a change in control (as this term is used under the Code), Gemstar may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Code, Gemstar may not be permitted to deduct the aggregate non-performance-based compensation in excess of $1 million in certain circumstances.

Specific Benefits

   The future number, amount and type of awards to be received by or allocated to eligible persons under the 1994 Stock Incentive Plan, as amended by this proposal, cannot be determined at this time. Gemstar is not considering any additional awards under the plan at this time. If the additional 30,000,000 shares of common stock had been available under the plan in 1998, Gemstar expects that awards would not have been substantially different from those actually granted.

Certain Executive Compensation Information

   Compensation of Directors. Gemstar pays each director who is not an employee of Gemstar $25,000 per year for services as a director of Gemstar and $1,000 per board or committee meeting attended. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to service on, the board or any committee of the board. In addition, directors who are not full-time employees of Gemstar are eligible to participate in, and each such director has received awards pursuant to, the 1994 Stock Incentive Plan.

   Summary of Executive Compensation. The following table sets forth certain summary information concerning the compensation paid by Gemstar for fiscal years 1999, 1998 and 1997 to Gemstar's principal executive officer and the two other most highly compensated executive officers during the 1999 fiscal year (collectively, the "Named Executive Officers"):

                           Summary Compensation Table

                                                                          Long Term
                                                                        Compensation
                                                                           Awards
                                         Annual Compensation (2) (3)   ---------------
                                       -------------------------------   Securities     All Other
                                                    Salary               Underlying    Compensation
   Name and Principal Positions(1)     Fiscal Year    ($)    Bonus ($) Options (#) (4)   ($) (5)
   -------------------------------     ----------- --------- --------- --------------- ------------
Henry C. Yuen........................     1999     1,534,833 2,215,167    4,220,980      492,144
Chief Executive Officer and President     1998       888,800 1,611,200   16,650,900      493,912
                                          1997       648,000   518,400          --       495,681

Elise Ma Leung.......................     1999       700,000   280,000          --         1,333
Chief Operating Officer and Chief         1998       570,000   228,000    6,000,000        2,427
Financial Officer                         1997       475,000   190,000          --         4,076

Larry Goldberg.......................     1999       466,560   186,624          --         1,333
Secretary and Corporate Counsel           1998       388,800   155,520    1,200,000        2,248
                                          1997       324,000   129,600          --         4,427

--------
(1) All of the Named Executive Officers are or were employed in the indicated positions with Gemstar Development Corporation, a wholly owned subsidiary of Gemstar. Mr. Yuen also serves as Chief Executive Officer and President of Gemstar. Ms. Leung also serves as Chief Financial Officer of Gemstar.

(2) No individual listed in the table received aggregate other compensation exceeding $50,000 or 10% of the compensation reported in the table for such individual.

(3) The salary paid to each of the Named Executive Officers represents each such officer's adjusted base salary for each of the indicated fiscal years, calculated pursuant to the applicable formula under such officer's employment agreement with Gemstar or Gemstar Development Corporation, as the case may be. The bonuses paid to Mr. Yuen represent the aggregate amounts of Mr. Yuen's merit bonus and annual incentive bonus, calculated pursuant to the applicable formulae set forth in the Employment Agreement between Gemstar Development Corporation and Mr. Yuen, dated April 1, 1994, as amended, and the Amended and Restated Employment Agreement, effective as of January 7, 1998, among Gemstar, Gemstar Development Corporation and Henry C. Yuen (the "New Yuen Agreement"). The bonuses paid to each of Ms. Leung and Mr. Goldberg represent the amount of the annual incentive bonus paid to each such officer for each of the indicated fiscal years, calculated pursuant to the applicable formula in such officer's employment agreement with Gemstar Development Corporation or Gemstar, as the case may be.

(4) Number of securities has been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend in December 1999.

(5) Gemstar or Gemstar Development Corporation, as the case may be, provide the Named Executive Officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to the Securities and Exchange Commission's rules. The amounts shown in this column include the following:

  (a) Matching contributions by Gemstar or Gemstar Development Corporation, as the case may be, under the Gemstar Employees 401(k) and Profit Sharing Plan, which permit salaried employees to make tax-deferred contributions of a portion of their base compensation pursuant to
      Section 401(k) of the Code. Under such plan, before January 1, 1998, Gemstar Development Corporation or Gemstar will match 100% of 3% of a participant's compensation up to $16,667 contributed as elective deferrals and 50% of 3% of a participant's compensation in excess of $16,667 contributed as elective deferrals up to applicable limits under the Code. Effective January 1, 1998, Gemstar Development Corporation's matching contribution will be an amount equal to 100% of up to 2% of a participant's compensation contributed, up to applicable limits under the Code.

  (b) Represents premiums paid for split dollar life insurance policies.

   Summary of Option Grants. The following table provides certain summary information concerning grants of options to the Named Executive Officers of Gemstar during the 1999 fiscal year.

                       Option Grants in Last Fiscal Year

                                                                       Potential Realizable
                                                                         Value at Assumed
                         Number of   % of Total                       Annual Rates of Stock
                         Securities   Options                         Price Appreciation for
                         Underlying  Granted to  Exercise                  Option Term
                          Options   Employees in   Price   Expiration ----------------------
          Name           Granted(1) Fiscal Year  Per Share    Date        5%         10%
          ----           ---------- ------------ --------- ---------- ---------- -----------
Henry C. Yuen...........   890,800      17.1%      10.88    05/31/08  $6,092,385 $15,439,300
                         3,330,180      63.9       10.35    06/01/08  21,665,868  54,905,563
Elsie Ma Leung..........       --        --          --          --          --          --
Larry Goldberg..........       --        --          --          --          --          --

--------
(1) Number of securities and exercise price has been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend in December 1999.

   Summary of Options Exercised. The following table sets forth certain summary information concerning the exercise of stock options by the Named Executive Officers during the 1999 fiscal year together with the fiscal year-end value of unexercised options.

 Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                Number of Securities
                                               Underlying Unexercised      Value of Unexercised
                                                     Options at          in-the-Money Options at
                           Shares                Fiscal Year-End(1)         Fiscal Year-End(2)
                          Acquired    Value   ------------------------- --------------------------
          Name           on Exercise Realized Exercisable Unexercisable Exercisable  Unexercisable
          ----           ----------- -------- ----------- ------------- ------------ -------------
Henry C. Yuen...........     --        --     13,855,116   17,244,764   $208,675,900 $210,244,179
Elsie Ma Leung..........     --        --      4,061,400    3,578,600     56,367,804   41,866,695
Larry Goldberg..........     --        --      1,112,700      589,300     16,360,077    7,358,348

--------
(1) Number of securities has been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend in December 1999.

(2) Market value of the securities underlying the options at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options and transaction costs.

   Compensation Committee Interlocks and Insider Participation. Gemstar's Compensation Committee consists of George F. Carrier and Teruyuki Toyama, neither of whom is an officer or employee of Gemstar or was previously an officer or employee of Gemstar.

  Employment Agreements

   Amended and Restated Employment Agreement with Mr. Yuen. In January 1998, Gemstar's Compensation Committee and board of directors approved the New Yuen Agreement. The New Yuen Agreement supersedes and replaces Mr. Yuen's former employment agreement with Gemstar Development Corporation, and provides for Mr. Yuen's service to each of Gemstar and Gemstar Development Corporation as Chief Executive Officer and President through October 31, 2002, subject to a three-year renewal term and to earlier termination under certain circumstances. The New Yuen Agreement also provides that Mr. Yuen will serve as a director of each of Gemstar, Gemstar Development Corporation and StarSight Telecast, Inc. In connection with the merger, Mr. Yuen entered into an amendment to the New Yuen Agreement, which, subject to the completion of the merger, extends the overall term of his employment.

   The New Yuen Agreement includes provisions (collectively, the "Performance-Based Provisions") pursuant to which Mr. Yuen's annual base salary ("Base Salary") is adjusted and his merit bonus, annual incentive bonus and annual stock option grants are calculated. The Performance-Based Provisions of the New Yuen Agreement were subject to stockholder approval to satisfy one of the requirements of Section 162(m) of the Code in order to permit Gemstar to deduct payments in excess of $1 million in any fiscal year. The Performance-Based Provisions of the New Yuen Agreement were approved by the stockholders at a Special Meeting of Stockholders of Gemstar held on March 12, 1998 (the "1998 Special Meeting").

   Under the New Yuen Agreement, Mr. Yuen's Base Salary initially is set at $1 million. The New Yuen Agreement provides for annual adjustments to Mr. Yuen's Base Salary based on the growth of Gemstar's consolidated revenues and consolidated net earnings, as similar to his former employment agreement. The New Yuen Agreement also provides for the payment to Mr. Yuen of a merit bonus (the "Merit Bonus") which is equal to a percentage of Mr. Yuen's then-current Base Salary (reflecting any prior adjustments), equal to the percentage increase, if any, in Gemstar's consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") for its most recently completed fiscal year from Gemstar's EBITDA for the comparable period in the immediately preceding fiscal year, as similar to his former employment agreement. The New Yuen Agreement also provides for the payment to Mr. Yuen of an additional bonus (the "Annual

Incentive Bonus"), the amount of which, if any, is tied to the annual rate of growth of Gemstar's consolidated earnings per share, as similar to his former employment agreement. The New Yuen Agreement allows Mr. Yuen to elect to receive the Merit Bonus and the Annual Incentive Bonus in the form of options to acquire shares of Gemstar common stock, in lieu of receiving the Merit Bonus and the Annual Incentive Bonus in cash. Gemstar granted Mr. Yuen options to purchase 890,800 shares of Gemstar common stock (as adjusted to reflect the two-for-one stock split effected in the form of a stock dividend in December
1999) in lieu of paying Mr. Yuen's Merit Bonus and Annual Incentive Bonus in cash. Under the New Yuen Agreement, the aggregate dollar amount of Mr. Yuen's Base Salary (as adjusted), Merit Bonus and Annual Incentive Bonus for each compensation period is subject to an annual limitation. The amount of the adjustment to Mr. Yuen's Base Salary, and the amount of the Merit Bonus and the Annual Incentive Bonus payable to Mr. Yuen under the New Yuen Agreement for the fiscal year ended on March 31, 1999, were dependent upon Gemstar's financial performance for such year and on whether Gemstar's consolidated revenues and consolidated earnings from operations for the fiscal quarter ended March 31, 1999 exceeded Gemstar's consolidated revenues and consolidated earnings from operations, respectively, for the fiscal quarter ended March 31, 1998, as similar to his former employment agreement. The New Yuen Agreement provided for the immediate grant to Mr. Yuen of options to purchase 8,325,450 shares of Gemstar common stock and annual grants of options to purchase 832,545 shares of Gemstar common stock (not adjusted to reflect the two-for-one stock splits effected in the form of stock dividends in May 1999 and December 1999). Gemstar's stockholders approved these stock option grants to Mr. Yuen at the 1998 Special Meeting. Mr. Yuen is also entitled to $1,000 a month automobile allowance and other benefits, including health insurance and participation in bonus, incentive and stock option compensation plans.

   The New Yuen Agreement entitles Mr. Yuen to terminate the New Yuen Agreement within 90 days following a change of control (as defined below), in which event
(1) he would be entitled to receive (a) a lump-sum payment equal to five times his then-current Base Salary, (b) for a period of 60 months following such termination, all other elements of his compensation provided under the New Yuen Agreement, (2) all unvested options granted to him pursuant to the New Yuen Agreement would immediately vest in full and would be exercisable for their full term and all previously granted vested options to acquire shares of Gemstar common stock will remain fully exercisable for their full term. A "change of control" is defined as the occurrence of any of the following: (1) the acquisition (other than from Gemstar directly or from any Gemstar stockholder who was, as of the effective date of the New Yuen Agreement, a 25% stockholder of Gemstar) by any person or entity of beneficial ownership of 25% or more of Gemstar's outstanding shares; (2) the acquisition (other than from Gemstar Development Corporation directly or from any Gemstar Development Corporation stockholder who was, as of the effective date of the New Yuen Agreement, a 25% stockholder of Gemstar Development Corporation) by any person or entity of beneficial ownership of 25% or more of Gemstar Development Corporation's outstanding shares; (3) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the board of directors of Gemstar or Gemstar Development Corporation (together with any new directors whose election or appointment to such board of directors or whose nomination for election by the stockholders of Gemstar or Gemstar Development Corporation was approved by Mr. Yuen or by a vote of a majority of the directors then still in office who are either directors at the beginning of such period or whose election, appointment or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Gemstar or Gemstar Development Corporation then in office; (4) approval by the board of directors or a majority of the stockholders of either Gemstar or Gemstar Development Corporation of a merger, reorganization, combination or consolidation whereby the stockholders of either Gemstar or Gemstar Development Corporation immediately before such approval will not, immediately after consummation of such reorganization, merger, combination or consolidation own more than 50% of the voting stock of the surviving entity; or (5) a liquidation or dissolution of either Gemstar or Gemstar Development Corporation or the sale of all or substantially all of the assets of either Gemstar or Gemstar Development Corporation, unless the successor to the assets in any such liquidation, dissolution or sale is Gemstar or any of its subsidiaries. The merger will not constitute a change of control with respect to the New Yuen Agreement.

   Under the New Yuen Agreement, as similar to Mr. Yuen's former employment agreement, all inventions, designs, improvements, patents, copyrights, discoveries and other intellectual property which (1) are developed by Mr. Yuen while performing his duties for Gemstar Development Corporation or using Gemstar Development Corporation's equipment or trade secret information,
(2) are related at the time of conception to Gemstar Development Corporation's business or actual or demonstrably anticipated research, or (3) result from any work performed by Mr. Yuen for Gemstar Development Corporation, are the property of Gemstar Development Corporation, if and only to the extent Gemstar Development Corporation can show by clear and convincing evidence that such property is Gemstar Development Corporation's property.

   Amended and Restated Employment Agreement with Ms. Leung. Gemstar and Gemstar Development Corporation entered into an Amended and Restated Employment Agreement with Ms. Leung, dated as of March 31, 1998 (the "New Leung Agreement"), which supersedes and replaces Ms. Leung's former employment agreement. The New Leung Agreement provides for an initial term effective from January 1, 1998 through December 31, 2003 and will be automatically renewed for a three-year period unless either party gives written notice of termination.

   Under the New Leung Agreement, Ms. Leung will serve as Chief Financial Officer of Gemstar and Chief Operating Officer and Chief Financial Officer of Gemstar Development Corporation. Ms. Leung will also serve as a director of Gemstar, Gemstar Development Corporation and StarSight Telecast, Inc. Ms. Leung receives a base salary of $700,000 per year, with annual adjustments based upon Gemstar's consolidated revenues, as similar to her former employment agreement. The New Leung Agreement also provides that Ms. Leung may receive an annual incentive bonus based upon Gemstar's consolidated earnings per share, as similar to her former employment agreement. Under the New Leung Agreement, Ms. Leung received options to purchase 1,200,000 shares of Gemstar common stock (not adjusted to reflect the two-for-one stock splits effected in the form of stock dividends in May 1999 and December 1999), scheduled to vest ratably over the six-year term of the New Leung Agreement. Ms. Leung is also entitled to a $750 per month automobile allowance and other benefits, including health insurance and participation in bonus, incentive and stock option compensation plans.

   The New Leung Agreement provides Ms. Leung the right to terminate the New Leung Agreement within 90 days following a change of control (defined substantially as defined above with respect to the New Yuen Agreement), in which event (1) she would be entitled to receive (a) a lump-sum payment equal to five times her then-current base salary, (b) for a period of 60 months following such termination, all other elements of her compensation provided under the New Leung Agreement, (2) all unvested options granted to her pursuant to the New Leung Agreement would immediately vest in full and would be exercisable for their full term and all previously granted vested options to acquire shares of Gemstar common stock will remain fully exercisable for their full term.

   All inventions, designs, improvements, patents, copyrights and discoveries conceived by Ms. Leung during the term of the New Leung Agreement which are competitive with or related to existing products or services of Gemstar Development Corporation shall be assigned to Gemstar Development Corporation.

   Employment Agreement with Mr. Goldberg. Gemstar Development Corporation entered into an employment agreement with Mr. Goldberg (the "Goldberg Agreement"). The term of the employment agreement is from April 1, 1994 to March 31, 2001, and will be automatically renewed for a one-year period unless either party gives written notice of termination. Mr. Goldberg resigned as Secretary of Gemstar in May 1999 and resigned as Corporate Counsel of Gemstar in August 1999. Mr. Goldberg will continue to be an employee of Gemstar pursuant to the terms of his employment agreement.

   The Goldberg Agreement provides for a base salary subject to an annual adjustment based upon the Consumer Price Index and Gemstar's revenues and net earnings, and an annual incentive bonus based upon the growth of Gemstar.

   In the event that Gemstar Development Corporation is involved in a merger or a sale of all or substantially all of its assets to another entity, Gemstar Development Corporation will (or will cause a successor to) provide for such adjustment to Mr. Goldberg's compensation as may be necessary to preserve, as nearly as practicable, the payment of his base salary and certain other benefits under such agreements, including, without limitation, health insurance.

   The Goldberg Agreement provides that termination of Mr. Goldberg (or termination of any compensation or benefits payable to Mr. Goldberg under the Goldberg Agreement) may be effected upon the occurrence of certain specified events. In addition, the Goldberg Agreement provides that all inventions, patents, copyrights and other intellectual property developed or conceived by Mr. Goldberg during the term of the Goldberg Agreement which are competitive with any existing products or services of Gemstar or its affiliates, are the property of Gemstar Development Corporation. All other intellectual property belongs to Mr. Goldberg.

   Certain Relationships and Related Transactions. Gemstar continues to maintain a license agreement with a subsidiary of Gemstar Manufacturing Holding Limited, a former wholly owned subsidiary ("Holdings"), that allows for the incorporation of the VCR Plus+ technology in the manufacture and distribution of handsets. Pursuant to the license agreement, the Holdings subsidiary pays Gemstar a per unit royalty fee based on unit shipments. Royalty fees totaled $1,446,000 for the year ended March 31, 1997. There were no royalty fees for the years ended March 31, 1998 and 1999.

   Gemstar continues to maintain service relationships with certain Holdings subsidiaries. Pursuant to the services agreements, the Holdings subsidiaries provide marketing and promotion services for Gemstar in their respective territories in connection with Gemstar's systems, maintain relationships with licensees and promote and monitor the publication of Gemstar's PlusCode Numbers (a proprietary one to eight digit number that is entered into a VCR or television equipped with Gemstar's VCR Plus+ system, enabling consumers to record a television program). Service fees paid to these companies totaled $8,300,000, $8,178,000 and $6,527,000 for each of the years in the three-year period ended March 31, 1999.

Required Vote

   The affirmative vote of a majority of the shares voted at the special meeting, in person or by proxy, is required to approve the 1994 Stock Incentive Plan proposal.

Recommendation of Gemstar's Board of Directors

   Gemstar's board of directors believes that it is in the best interests of Gemstar and its stockholders to approve the amendment to the 1994 Stock Incentive Plan. The board believes that the additional share authority under the plan will help to continue to promote Gemstar's success by providing an additional means to attract, retain, motivate and reward key employees of Gemstar and its subsidiaries by providing incentives related to equity interests in Gemstar. For this reason, the board recommends that stockholders approve the 1994 Stock Incentive Plan proposal.

   Stockholders should note that all directors are eligible to be granted awards under the 1994 Stock Incentive Plan, and thus have an interest in the 1994 Stock Incentive Plan proposal.

            SUMMARY OF AMENDMENTS TO TV GUIDE EQUITY INCENTIVE PLAN

   TV Guide's board of directors has approved an amendment to the TV Guide, Inc. Equity Incentive Plan to increase the number of shares of TV Guide Class A common stock available for issuance from 16,000,000 to 24,000,000 and to increase the maximum aggregate number of shares of Class A common stock that may be granted under the plan to any one employee from 3,200,000 shares to 6,000,000 shares. Effectiveness of the amendment requires approval of the TV Guide stockholders. Liberty Media Corporation and The News Corporation Limited, which together beneficially own TV Guide common stock representing approximately 97.7% of the outstanding voting power of all TV Guide common stock, have each indicated their intention to vote to approve the proposed amendment, thereby assuring its approval.

Reasons for the Proposed Amendment

   As of January 25, 2000, after giving effect to the option grants to Joachim Kiener and Peter C. Boylan III described below, a total of 453,036 shares of Class A common stock remained available for future grants under the Equity Incentive Plan. TV Guide's board of directors desires to authorize additional shares of Class A common stock for grant or award under the Equity Incentive Plan to provide sufficient shares for future grants to induce new key employees to join TV Guide and for grants to existing key employees to provide appropriate incentives to such employees. The merger agreement with Gemstar limits awards that may be made under the Equity Incentive Plan to employees before the completion of the merger, and TV Guide will be subject to those limitations so long as the merger agreement with Gemstar is effective. If the merger agreement with Gemstar were to be terminated, grants and awards under the Equity Incentive Plan would be able to be made by TV Guide without regard to the limitations imposed by the merger agreement.

   The stock options granted to Messrs. Kiener and Boylan that are described below are contingent upon and subject to stockholder approval of the proposed amendments to the Equity Incentive Plan. The stock options granted to Mr. Boylan exceed the maximum aggregate number of shares of Class A common stock that may be granted under the Equity Incentive Plan to any one employee. TV Guide's board of directors is seeking stockholder approval of the amendments so that such grants will be effective.

New Plan Benefits

   On October 3, 1999, the Special Compensation Committee of TV Guide's board of directors granted to each of Messrs. Kiener and Boylan options under the Equity Incentive Plan to acquire 1,521,376 shares of Class A common stock contingent upon and subject to stockholder approval of the proposed amendments to the Equity Incentive Plan. The exercise price of the options granted on October 3, 1999 is $21.93 per share of Class A common stock, the average of the closing prices of the Class A common stock on October 1 and October 8, 1999. The options have a ten-year term and are exercisable commencing on the first to occur of (1) the completion of the merger (in which event such options will be exercisable over six years from such completion) or (2) September 30, 2009 (provided that such individual is then employed by TV Guide). If the TV Guide stockholders do not approve the proposed amendments to the Equity Incentive Plan, the 1,521,376 share option grants to each of Messrs. Kiener and Boylan will be null and void.

   The amounts and benefits of future grants under the Equity Incentive Plan as a result of the increase in the number of shares authorized are not determinable because the Special Compensation Committee of TV Guide's board of directors has complete discretion over awards under the Equity Incentive Plan. The Special Compensation Committee may make awards or decline to make awards in accordance with its then existing policies and the terms of the Equity Incentive Plan.

Description of the Equity Incentive Plan

   The Equity Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other stock based incentive compensation. Pursuant to amendments adopted by TV Guide's board of directors, under the Equity Incentive Plan, the maximum number and kind of shares as to which options, stock appreciation rights, restricted stock or stock units may be granted (subject to adjustment in certain events as described below) will be 24,000,000 shares of Class A common stock. Upon the expiration, termination or cancellation (in whole or in part) of unexercised non-qualified or incentive stock options, the shares of Class A common stock subject thereto will again be available for option, grant or award under the Equity Incentive Plan. Shares of Class A common stock covered by an option, or portion thereof, which are surrendered upon exercise of a stock appreciation right, shares of restricted stock which are subsequently forfeited, shares of stock that are used as payment of the exercise price of an option and shares of stock that are withheld for the payment of taxes will also be available for option or grant under the Equity Incentive Plan. No more than 24,000,000 shares of Class A common stock may be issued under the Equity Incentive Plan pursuant to incentive stock options. All employees of TV Guide and its subsidiaries may be considered eligible for the grant of awards under the Equity Incentive Plan.

   TV Guide's board of directors has appointed a Special Compensation Committee consisting of Robert R. Bennett, Chase Carey, Peter Chernin and J. David Wargo to make grants of awards under, and to administer, the Equity Incentive Plan.

   Options, stock appreciation rights, restricted stock and other stock based incentive compensation may be granted by the Special Compensation Committee to eligible employees in such numbers and at such times during the term of the Equity Incentive Plan as the Special Compensation Committee shall determine, except that, pursuant to the amendment adopted by TV Guide's board of directors, the maximum number of shares subject to one or more options or stock appreciation rights that can be granted to any one employee, in the aggregate, will be 6,000,000 shares of the Class A common stock. In granting options, stock appreciation rights, restricted stock and other stock based incentive compensation, the Special Compensation Committee will take into account such factors as it may deem relevant to accomplish the Equity Incentive Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and their present and potential contributions to TV Guide's success.

   All non-qualified options granted under the Equity Incentive Plan will be options which do not meet the requirements of Section 422 of the Code and will be subject to the following terms and conditions: (1) the option price per share will be determined by the Special Compensation Committee but will not in any event be less than 100% of the fair market value of the Class A common stock on the date the option is granted; (2) in no event will any option be exercisable more than ten years after the date the option is granted; and (3) an option generally may not be transferred, except that it may be exercised by an optionee's legal representative or heirs, and the Special Compensation Committee may permit the transfer of options to family members and estate planning vehicles for the benefit of family members. If the optionee's employment is terminated due to disability or death, the option may be exercised to the extent shares were then purchasable (except that the Special Compensation Committee may determine in a specific case that particular limitations shall not apply), but only if exercised by the optionee within one year of the date of such termination (unless the Special Compensation Committee shall provide for a different period at the time the option is granted). If the optionee's employment is terminated by voluntary resignation with the consent of the Special Compensation Committee, the option may be exercised to the extent shares were then purchasable (except that the Special Compensation Committee may determine in a specific case that particular limitations shall not apply), but only if exercised by the optionee within three months of the date of such termination (unless the Special Compensation Committee shall provide for a different period at the time the option is granted). If the optionee's employment is terminated for any other reason, the option will expire immediately unless otherwise specified by the Special Compensation Committee. The Special Compensation Committee, at the time it grants an option, may specify other or additional consequences that would result upon the termination of an optionee's employment with TV Guide. The Special Compensation Committee will determine, with respect to each option grant, the nature and extent of the restrictions, if any, to be imposed on the shares which may be purchased thereunder.

   At the optionee's election, all or a portion of the exercise price of the option may be paid by the surrender of previously acquired Class A common stock owned by the optionee, subject to certain restrictions. In addition, the Special Compensation Committee may permit the optionee to pay amounts due under applicable withholding tax laws upon exercise of options by authorizing TV Guide to accept shares of Class A common stock.

   The Special Compensation Committee may also grant incentive stock options as defined under Section 422 of the Code. All incentive stock options issued under the Equity Incentive Plan shall be subject to the same terms and conditions as the non-qualified options granted under the Equity Incentive Plan. The aggregate fair market value (determined as of the date the incentive stock option is granted) of the shares of Class A common stock, with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year, under the Equity Incentive Plan or any other stock option plan adopted by TV Guide or any subsidiary or parent, shall not exceed $100,000. In addition, if an incentive option is granted to an employee who owns 10% or more of the total combined voting power of all classes of TV Guide's common stock, the option price for the option must be at least equal to 110% of the fair market value of the Class A common stock on the date of grant of the option and the option must terminate no more than five years from the date of grant.

   The Special Compensation Committee may grant a stock appreciation right either in connection with an option, at the time of grant or by amendment, or separate from an option. Each stock appreciation right shall entitle the holder to receive from TV Guide, upon exercise, either (1) an amount equal to the excess of the fair market value of Class A common stock over the fair market value per share on the date of grant times the number of shares as to which the stock appreciation right is exercised, or (2) an amount determined on the basis of such other factors as may be specified by the Special Compensation Committee at the time of the grant of the stock appreciation right. If the stock appreciation right was issued in connection with the grant of an option, the number of shares as to which the stock appreciation right is exercised shall reduce, on a share-per-share basis, the number of shares thereafter subject to the option. Payment may be made in shares of Class A common stock valued at fair market value, or in cash, or partly in shares and partly in cash, as determined by the Special Compensation Committee in its discretion. The Special Compensation Committee may permit the holder to pay amounts due under applicable withholding tax laws upon receipt of shares of Class A common stock by authorizing TV Guide to withhold or accept shares of Class A common stock.

   The Special Compensation Committee may also grant shares of restricted stock to any eligible employee. Shares of restricted stock are subject to restrictions in the hands of the employee for a restricted period determined by the Special Compensation Committee in its discretion. The Special Compensation Committee may also specify vesting conditions that must be satisfied before an employee receives the shares without restriction. During a restricted period and before the satisfaction of any vesting conditions, an employee will have the entire beneficial interest in, and all rights and privileges of a stockholder as to, such shares, including the right to vote such shares and, unless the Special Compensation Committee determines otherwise, the right to receive dividends, subject to the following restrictions: (1) the employee shall not be entitled to delivery of the stock certificate until expiration of the restricted period and the satisfaction of any vesting conditions; (2) none of the shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or before the satisfaction of any vesting conditions; and (3) all of the shares shall be forfeited and all rights of the participant to such shares shall terminate unless the participant remains in continuous employment of TV Guide or a subsidiary during the restricted period and until any applicable vesting conditions have been satisfied, except as provided below. On any termination of employment, the Special Compensation Committee may, in its discretion, permit the participant to retain restricted stock which would otherwise be forfeited. The Special Compensation Committee may permit a participant to pay amounts due under applicable withholding tax laws on lapse of restrictions on restricted stock by authorizing TV Guide to withhold shares of Class A common stock.

   The Special Compensation Committee may also grant other types of stock based incentive compensation to an eligible employee. Such stock based incentive compensation arrangements shall contain such provisions as may be established from time to time by the Special Compensation Committee in its discretion, including vesting requirements, performance requirements, required payments by the employees or otherwise. The Special Compensation Committee may also grant shares of Class A common stock in satisfaction of other incentive compensation arrangements. Upon the satisfaction of the conditions established by the Special Compensation Committee, an employee will be eligible to receive shares of Class A common stock.

   In the event of recapitalizations, stock splits, stock dividends, combinations or exchanges of shares, or other changes in the corporate structure or shares of TV Guide, the Equity Incentive Plan provides that the Special Compensation Committee may make such equitable adjustments as it deems appropriate in the number and kind of shares authorized by the Equity Incentive Plan, in the number of shares that may be issued to individual participants pursuant to options and stock appreciation rights, in the option price and in the number and kind of shares or other securities or property subject to options, stock appreciation rights, awards of restricted stock or other stock based incentive compensation arrangements.

   In the event of certain mergers, consolidations, sales or liquidations involving TV Guide, the Equity Incentive Plan provides that TV Guide may make provision for the assumption of outstanding options and other awards under the Equity Incentive Plan by any acquiring company or may provide for the acceleration of exercisability of options and stock appreciation rights and the full vesting of restricted stock and other awards.

   No option, stock appreciation right, restricted stock or other stock based incentive compensation arrangement may be granted pursuant to the Equity Incentive Plan after the tenth anniversary of the date of the Equity Incentive Plan's adoption. TV Guide's board of directors may at any time terminate the Equity Incentive Plan with respect to any shares of Class A common stock not at the time subject to an option, stock appreciation right, restricted stock award or other stock based incentive compensation arrangement and may alter or amend the Equity Incentive Plan (including any amendment deemed necessary to ensure that TV Guide may obtain any required regulatory approval or to ensure that the grant or exercise of options or stock appreciation rights, or the grant or payment of restricted stock or the grant of other stock based compensation arrangements or any other provision of the Equity Incentive Plan complies with
Section 16(b) of the Securities Exchange Act of 1934, as amended); provided, however, that the approval of the TV Guide stockholders is required for any amendment if necessary to satisfy any applicable statutory or regulatory requirement. No change may be made in any award previously granted that would impair the rights of an employee with respect thereto without his or her consent.

Federal Income Tax Consequences of Issuance and Exercise of Options

   Under present federal income tax laws and regulations, the federal income tax consequences to employees and TV Guide as a result of the grant and exercise of non-qualified stock options and incentive stock options should be as described below.

   Non-Qualified Stock Options. Employees will not have taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the federal income tax consequences to the employee depend upon whether or not the stock issued upon exercise is both non-transferable and subject to a substantial risk of forfeiture. If one or both of the foregoing conditions are not present, the employee will recognize ordinary income (subject to withholding by TV Guide) at the time of such exercise equal to the excess of the fair market value of the Class A common stock on the date of exercise over the option price. If both conditions are present, recognition of income and withholding upon the exercise of a non-qualified stock option will be postponed until the stock becomes transferable or is no longer subject to a substantial risk of forfeiture unless the employee elects to be taxed upon exercise. At that time, the employee will recognize ordinary income from exercising the option equal to the excess of the then fair market value of the Class A common stock over the option price. The employee generally will have a tax basis in the shares of Class A common stock received pursuant to the exercise of a non-qualified stock option equal to the fair market value of such shares on the date on which the employee recognizes income.

   Under current rulings, if the employee uses previously held shares of Class A common stock in satisfaction of part or all of the exercise price of a non-qualified stock option, no gain will be recognized on the disposition of such previously held shares or on receipt of the equivalent number of shares acquired on exercise. The tax basis (and holding period) of such previously held shares will be allocated to the same number of shares acquired on exercise as the number of previously held shares used to pay the exercise price. The fair market value of any shares of Class A common stock received by the employee in excess of the number of shares used to pay the exercise price (less the amount of cash, if any, paid by the employee) will be taxed in accordance with the rules described in the immediately preceding paragraph. The tax basis of such shares will be equal to the fair market value of such shares on the date on which the employee recognizes income, and the holding period for such additional shares will commence on the date of exercise of the option.

   TV Guide or a subsidiary will be entitled to a deduction, for federal income tax purposes, in the same amount as the income that the employee recognizes and in the taxable year in which the employee recognizes the income, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code. See "--Federal Income Tax Consequences of Issuance and Exercise of Options--Tax Code Limitations on Deductibility."

   Incentive Stock Options. Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, provided the employee at all times from the date of the granting of the incentive stock option to a date three months before the date of exercise has been an employee of TV Guide or a parent or subsidiary. In the case of an employee who is disabled within the meaning of Section 22(e)(3) of the Code, the three-month period is extended to one year, and in the case of an employee's death, there is no time limit for such tax treatment. However, the excess of the fair market value of the shares of Class A common stock purchased over the exercise price (the "spread") will increase the alternative minimum taxable income of the employee, which may cause such employee to incur "alternative minimum tax." The date on which the spread will be determined is the date on which income would be recognized if the option were a non-qualified option (as discussed above).

   If the employee makes a "disqualifying disposition" of Class A common stock acquired pursuant to the exercise of an incentive stock option, the employee will recognize ordinary income in the year of the disqualifying distribution equal to the amount by which the fair market value of the option stock at the time of exercise (or, if less, the amount realized on such disposition) exceeds the exercise price. To the extent the amount realized in the disqualifying disposition less the exercise price of the incentive stock option exceeds the amount recognized as ordinary income under the rules in the preceding sentence, such excess would ordinarily constitute a capital gain. If the exercise price exceeds the amount realized in the disqualifying disposition, such excess would ordinarily constitute a capital loss. A disqualifying disposition generally includes a sale, exchange, gift or transfer of legal title within one year of exercise of the incentive stock option or within two years of grant, whichever is later.

   TV Guide and its subsidiaries will not be entitled to any federal income tax deductions upon the grant or exercise of an incentive stock option unless the employee makes a disqualifying disposition of the option stock. If an employee makes such a disposition, TV Guide or a subsidiary will then be entitled to a tax deduction equal to the amount by which the fair market value of the option stock at the time of exercise (or, if less, the amount realized on such disposition) exceeds the option price, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code. See "--Federal Income Tax Consequences of Issuance and Exercise of Options--Tax Code Limitations on Deductibility."

   Tax Code Limitations on Deductibility. Section 162(m) of the Code limits the deductibility, for federal income tax purposes, of compensation paid to certain employees of TV Guide to $1,000,000 with respect to any such employee during any taxable year of TV Guide. However, certain exceptions apply to this limitation, including exceptions for compensation paid because of the attainment of certain performance goals. TV Guide intends that the approval of the Equity Incentive Plan by its stockholders and the description of the Equity Incentive Plan contained herein will satisfy certain of the requirements of the Code and the regulations for the performance based exception with respect to certain awards under the Equity Incentive Plan. TV Guide generally intends to comply with the requirements of the Code with respect to the grant and payment of performance based awards under the Equity Incentive Plan so as to be eligible for the performance based exception, but it may not be practicable to do so in all cases. Additionally, TV Guide may, in its sole discretion, determine in one or more cases that it is in TV Guide's best interests not to satisfy the requirements of the Code for the exemption.

Certain Compensation Information

   Executive Compensation. The following Summary Compensation Table sets forth a summary of the compensation paid by TV Guide during each of the fiscal years ended December 31, 1999, 1998 and 1997, to its Chief Executive Officer and four other most highly compensated executive officers ("the TV Guide Named Executive Officers"). During the last three fiscal years, none of the TV Guide Named Executive Officers received any restricted stock awards or long-term incentive payouts.

                           Summary Compensation Table

                                                      Long-Term
                                                    Compensation
                           Annual Compensation         Awards
   Name and Principal    -------------------------- -------------     All Other
      Position (1)       Year Salary($)    Bonus($) Options(#)(2) Compensation($)(3)
   ------------------    ---- ---------    -------- ------------- ------------------
Joachim Kiener (4) ..... 1999 $634,231     $515,000   2,121,376        $21,024
 Chairman of the Board
  and                    1998       --           --          --             --
 Chief Executive Officer 1997       --           --          --             --

Peter C. Boylan III..... 1999 $727,936(5)  $475,000   2,121,376        $42,863
 President and Chief
  Operating Officer      1998 $406,637     $325,000     400,000        $40,560
                         1997 $323,091     $256,300     344,000        $16,025

Charles Butler Ammann... 1999 $195,833     $120,000      70,000        $14,188
 Senior Vice President,
  Secretary and          1998 $204,000     $115,000      80,000        $16,523
 General Counsel         1997 $180,000     $ 78,000          --        $ 7,843

Craig M. Waggy.......... 1999 $195,833     $120,000     100,000        $13,095
 Senior Vice President,
  Chief Financial
  Officer                1998 $150,000     $115,000     100,000        $14,017
 and Treasurer           1997 $115,667     $ 77,000      72,000        $ 5,371

Anthea Disney (6)....... 1999 $230,769     $ 82,176          --         20,950
 Former Chairman of the
  Board and              1998       --           --          --             --
 Chief Executive Officer 1997       --           --          --             --

Gary S. Howard (7)...... 1999       --           --          --             --
 Former Chairman of the
  Board and              1998 $275,000           --          --             --
 Chief Executive Officer 1997 $215,480     $174,300     400,000             --

-------
(1) The positions shown represent the positions held by such persons at the end of 1999.

(2) All grants for 1999, 1998 and 1997 represent stock options to acquire Class A common stock under TV Guide's Equity Incentive Plan. All amounts have been adjusted for stock splits.

(3) 1999 includes (i) contributions under SERP and 401(k) Plans, and (ii) the compensation component of term life insurance premiums, respectively, as follows: Mr. Kiener, $18,747 and $2,277; Mr. Boylan, $41,547 and $807;
    Mr. Ammann, $13,680 and $402; and Mr. Waggy, $12,651 and $354; Ms. Disney, $18,450 and $2,500.

(4) Mr. Kiener joined TV Guide on March 1, 1999 as President and was appointed Chairman of the Board and Chief Executive Officer on July 1, 1999. The amounts presented for annual compensation and bonus represent the amounts TV Guide reimbursed The News Corporation Limited for amounts paid to Mr. Kiener for services provided to TV Guide, except for $475,000 of the bonus, which was paid directly by TV Guide.

(5) Includes additional amounts payable for 1999 under the employment agreement Mr. Boylan is entering into effective as of March 1, 1999. See "-- Employment Agreements."

(6) Ms. Disney joined TV Guide on March 1, 1999 and served as Chairman of the Board and Chief Executive Officer until July 1, 1999. The amounts presented represent the amounts TV Guide reimbursed News Corp. for payments by News Corp. to Ms. Disney for services provided to TV Guide.

(7) Mr. Howard joined TV Guide on June 1, 1997 and served as Chairman of the Board and Chief Executive Officer until March 1, 1999. The amounts presented represent the amounts TV Guide reimbursed Tele-Communications, Inc. for payments to Mr. Howard for services provided to TV Guide.

   The following table sets forth information concerning options granted in 1999 to the TV Guide Named Executive Officers.

                     Option/SAR Grants in Last Fiscal Year

                                                                     Potential Realizable Potential Realizable
                                     Percent of                        Value at Assumed     Value at Assumed
                                       Total                           Annual Rates of      Annual Rates of
                                    Options/SARs Exercise                Stock Price          Stock Price
                                     Granted to  or Base               Appreciation for     Appreciation for
                                    Employees in  Price                 Option Term -        Option Term -
                          Options      Fiscal      Per    Expiration -------------------- --------------------
          Name           Granted(#)   Year(1)     Share      Date             5%                  10%
          ----           ---------- ------------ -------- ---------- -------------------- --------------------
Joachim Kiener (2)......   600,000       8.8%     $12.50   02-28-09      $ 4,716,709          $11,953,068
                         1,521,376      22.4%     $21.93   09-30-09      $20,982,299          $53,173,266
Peter C. Boylan III
 (2)....................   600,000       8.8%     $12.50   02-28-09      $ 4,716,709          $11,953,068
                         1,521,376      22.4%     $21.93   09-30-09      $20,982,299          $53,173,266
Charles Butler Ammann
 (2)....................    70,000       1.0%     $14.28   02-28-09      $   628,698          $ 1,593,244
Craig M. Waggy (2)......   100,000       1.5%     $14.28   02-28-09      $   898,140          $ 2,276,063
Anthea Disney...........        --        --          --         --               --                   --
Gary S. Howard..........        --        --          --         --               --                   --

-------
(1) Computation includes 30,000 options granted under the TV Guide, Inc. Stock Plan for Non-Employee Directors.

(2) Incentive and non-qualified stock options to acquire shares of TV Guide's Class A common stock.

   The following table sets forth information concerning options exercised in 1999 and outstanding options held by the TV Guide Named Executive Officers as of December 31, 1999:

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and Year-End Option/SAR Values

                                                                             Value of Unexercised
                                                   Number of Unexercised     In-the-Money Options
                                                        Options at              at December 31,
                                                   December 31, 1999(#)           1999($)(1)
                                                 ------------------------- -------------------------
                           Shares
                         Acquired on    Value
          Name           Exercise(#) Realized($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           ----------- ----------- ------------------------- -------------------------
Joachim Kiener..........       --           --            -- /2,121,376    $        -- /$50,355,392
Peter C. Boylan III.....   35,170     $518,325     1,246,808 /2,887,776    $48,808,424 /$78,473,190
Charles Butler Ammann...       --           --        49,600 /  156,400    $ 1,894,800 /$ 5,123,513
Craig M. Waggy..........   16,000     $295,504        66,400 /  245,600    $ 2,520,550 /$ 8,227,575
Anthea Disney...........       --           --            -- /       --             -- /         --
Gary S. Howard..........       --           --       160,000 /  240,000    $ 6,215,000 /$ 9,322,500

-------
(1) The value of unexercised in-the-money options is calculated based upon the last reported sales price per share of TV Guide's Class A common stock on the Nasdaq National Market on December 31, 1999 ($43.00), less the exercise price.

   Director Compensation. Directors who are not also employees of TV Guide or its subsidiaries or affiliates receive a fee of $4,000 per meeting attended in person and a fee of $2,000 per committee meeting attended in person, unless such committee meeting is held on the same day as a meeting of the full board. Telephonic meetings of the board and committees are compensable at the rate of $400. Directors who are also employees of TV Guide or its subsidiaries or affiliates receive no additional compensation for serving as directors. TV Guide reimburses all of its directors for reasonable travel and out-of-pocket expenses in connection with their attendance at meetings of the board. The directors are eligible to participate in the TV Guide Stock Option Plan for Non-Employee Directors (the "TV Guide Directors Plan"). TV Guide has reserved 820,000 shares of Class A common stock to be issued pursuant to the exercise of options granted under TV Guide Directors Plan.

   Compensation Committee Interlocks And Insider Participation. Lawrence Flinn, Jr., J. David Wargo, Leo J. Hendrey, Jr., Robert R. Bennett, Chase Carey, Peter Chernin and Gary S. Howard served as members of the Compensation Committee of the board during all or part of 1999. Mr. Howard was Chairman of the Board and Chief Executive Officer of TV Guide before he served as a member of the Compensation Committee.

   Employment Agreements. Messrs. Kiener and Boylan are entering into employment agreements with TV Guide effective as of March 1, 1999, for a term of four years expiring on March 1, 2003. See "The Merger--Interests of Certain
Persons in the Merger" beginning on page   .

Recommendation of TV Guide's Board of Directors

   TV Guide's board of directors believes that the amendments to the TV Guide, Inc. Equity Incentive Plan are in the best interests of TV Guide and its stockholders. Accordingly, TV Guide's board of directors unanimously recommends that TV Guide stockholders vote "FOR" approval of the plan amendments.

 CHANGE IN GEMSTAR'S PLACE OF INCORPORATION FROM THE BRITISH VIRGIN ISLANDS TO
                             THE STATE OF DELAWARE

   Before February 23, 2000, Gemstar will change its place of incorporation from the British Virgin Islands to the State of Delaware. This process is called "domestication." In the following summary, Gemstar (BVI) refers to the pre-domestication British Virgin Islands corporation and Gemstar (Delaware) refers to the post-domestication Delaware corporation.

Reasons for Changing Gemstar's Place of Incorporation

   Tax Regulations. On January 24, 2000, final Treasury regulations affecting the tax consequences of the change in place of incorporation (the "Regulations") were published in the Federal Register. The Regulations become effective on February 23, 2000 (the "Effective Date"). If the change in place of incorporation occurs on or after the Effective Date, the change in place of incorporation will be a taxable event for certain United States persons (defined as (1) any citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, and (4) a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust) that are stockholders of Gemstar on the date of the change in place of incorporation.

   If Gemstar does not change its place of incorporation before February 23, 2000, United States persons (1) who own or who are deemed to own less than 10% of the Gemstar stock and (2) whose Gemstar stock is worth at least $50,000 on the date of the change in place of incorporation, will recognize gain measured by the difference between the fair market value of their shares and their adjusted tax basis in those shares, unless such stockholders elect to be taxed in the same manner as the stockholders who own 10% or more of Gemstar (as described below under "--Tax Consequences--General Tax Consequences of the Change in Place of Incorporation"). United States persons who own or are deemed to own 10% or more of the Gemstar stock will have to include a "deemed dividend" in their taxable income in the year of the change in place of incorporation. The "deemed dividend" will be an amount equal to the stockholder's portion of all of the current and accumulated earnings and profits of Gemstar.

   Merger Agreement. In addition, pursuant to the merger agreement, Gemstar must change its place of incorporation from the British Virgin Islands to the State of Delaware before the completion of the merger. If Gemstar does not change its place of incorporation from the British Virgin Islands to the State of Delaware before the completion of the merger, Gemstar might be a "controlled foreign corporation," as that term is defined in the U.S. Internal Revenue Code of 1986, as amended (the "Code"). If Gemstar were a controlled foreign corporation, the holders of 10% or more of its outstanding stock following the completion of the merger who are also United States persons would suffer adverse tax consequences. The stockholders potentially facing adverse tax consequences are Henry C. Yuen, Liberty Media Corporation and the U.S. subsidiary of The News Corporation Limited that holds the TV Guide common stock beneficially owned by News Corp.

Effect of Changing Gemstar's Place of Incorporation

   By changing its place of incorporation, Gemstar will experience changes in governing corporate law and its governing documents. Gemstar will also experience certain tax consequences. These effects of changing Gemstar's place of incorporation are further discussed under "--Change in Governing Corporate Law,"""--Change in Governing Documents," and "--Tax Consequences" below.

Change in Governing Corporate Law

   As a result of changing its place of incorporation, Gemstar will be incorporated in the State of Delaware and will no longer be incorporated in the British Virgin Islands. Thus, on the date Gemstar changes its place of incorporation, Gemstar will be subject to the laws of the State of Delaware. Gemstar will not, however, be relieved of any obligations or liabilities it incurred before changing its place of incorporation because Gemstar's existence as a corporation will be deemed to have commenced on the date it was incorporated in the British Virgin Islands.

   The following description of certain differences between British Virgin Islands corporate law and Delaware corporate law is only a summary and does not purport to be complete or to address every applicable aspect of such laws. The following description is qualified in its entirety by references to British Virgin Islands law and Delaware law.

 Dissolution

   Under British Virgin Islands law and subject to the organizational documents of Gemstar (BVI), the corporation may dissolve voluntarily by a resolution of directors or by a resolution of stockholders. The organizational documents of Gemstar (BVI) permit the corporation to dissolve voluntarily by a resolution of stockholders (approved by a simple majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain).

   Under Delaware law, a corporation may voluntarily dissolve if (1) a majority of the board adopts a resolution to that effect and the holders of a majority of outstanding stock entitled to vote thereon vote for such dissolution or (2) all stockholders entitled to vote thereon consent in writing to such dissolution.

 Removal of Directors

   Under British Virgin Islands law and subject to the organizational documents of Gemstar (BVI), directors may be removed by a resolution of directors or by a resolution of stockholders. The organizational documents of Gemstar (BVI) permit the removal of directors only with cause. Such removal requires a resolution of directors (approved by a simple majority of directors present at a duly convened and constituted meeting who voted and did not abstain or by all directors in writing) or a resolution of stockholders (approved by a simple majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain).

   Under Delaware law, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote. However, unless the corporation's certificate of incorporation otherwise provides, if the board is classified then stockholders may effect removal only for cause. The certificate of incorporation of Gemstar (Delaware) permits the removal of directors, with or without cause, by the affirmative vote of the holders of at least 66 2/3% of the corporation's outstanding voting securities, voting together as a single class at a meeting specifically called for such purpose.

 Actions by Written Consent of Stockholders

   Under British Virgin Islands law and subject to the organizational documents of Gemstar (BVI), stockholders may act by written consent without a meeting. The organizational documents of Gemstar (BVI), however, prohibit such stockholder action.

   Under Delaware law, stockholders may act by written consent without a meeting. However, Delaware law permits a corporation to eliminate such actions by written consent in its certificate of incorporation. The certificate of incorporation of Gemstar (Delaware), like the organizational documents of Gemstar (BVI), prohibits such stockholder action.

 Mergers, Consolidations and Sales of Assets

   Under British Virgin Islands law and subject to the organizational documents of Gemstar (BVI), a merger, consolidation or substantial sale of assets must be approved by the board and the stockholders. The organizational documents of Gemstar (BVI) require the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote for any merger, consolidation or sale of substantially all of the assets.

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   Under Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all of the corporation's assets must be approved by the board and a majority of the outstanding shares entitled to vote. After the completion of the merger, the organizational documents of Gemstar (Delaware) will require a special board of directors vote of at least seven of the twelve board members then authorized and stockholder supermajority vote for certain mergers, consolidations and sales of all or substantially all of the combined company's assets.

 Rights of Dissenting Stockholders

   British Virgin Islands law provides for compulsory appraisal of the interests of a stockholder (and payment of the fair market value of his or her shares) who dissents from a merger of a corporation (except where such corporation is the surviving corporation and the stockholder continues to hold the same or similar shares), a consolidation, sale or other disposition of more than 50% of the corporation's assets not made in the usual or regular course of the corporation's business, and a redemption.

   Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation for which a stockholders' vote is required are entitled to appraisal rights that require the surviving corporation to purchase the dissenting shares at fair value, as determined in a judicial proceeding. There are, however, generally no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock are (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (2) held of record by more than 2,000 stockholders, where such stockholders receive only shares of stock of the corporation surviving or resulting from the merger or consolidation (or cash in lieu of fractional interests therein).

 Inspection of Stockholder List and Books and Records

   British Virgin Islands law provides that a stockholder may, for a proper purpose, request to inspect the share register books, records, minutes and consents kept by a corporation and make extracts or copies thereof. However, British Virgin Islands law also provides that a corporation such as Gemstar
(BVI) may refuse such a request if determined by a resolution of directors that it is not in the best interests of the corporation or its stockholders to comply with such request. Upon the corporation's refusal of a request, the stockholder may, before the expiration of a 90-day period after receiving notice of the refusal, apply to a court for an order to allow inspection.

   Delaware law allows any stockholder to inspect the stockholder list and the corporation's books and records for a purpose reasonably related to such person's interests as a stockholder.

 Amendment of Memorandum of Association/Certificate of Incorporation

   Under British Virgin Islands law, a corporation may amend its memorandum of association by a resolution of stockholders or, if permitted by its organizational documents, by a resolution of directors. The organizational documents of Gemstar (BVI) generally permit the corporation to amend its memorandum of association by a resolution of stockholders (approved by a simple majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain) or by a resolution of directors (approved by a simple majority of directors present at a duly convened and constituted meeting who voted and did not abstain or by all directors in writing). Certain provisions of the memorandum of association of Gemstar (BVI) may be amended only upon the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote.

   Under Delaware law, an amendment to a corporation's certificate of incorporation requires (1) adoption of a resolution by the board and (2) the affirmative vote of a majority of the outstanding stock entitled to vote thereon. The certificate of incorporation of Gemstar (Delaware), however, requires for the amendment, alteration or repeal of any provision of the certificate of incorporation or the addition or insertion of other

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provisions in the certificate of incorporation, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the corporation's outstanding voting securities, voting together as a single class at a meeting specifically called for such purpose. Following the completion of the merger, the approval of at least seven of the twelve members of the board then authorized at a meeting duly called and held, or the unanimous written consent of the board, is required to adopt a resolution for the purpose of amending or modifying any provision of the certificate of incorporation of Gemstar (Delaware) before the Gemstar board can submit such a proposal to Gemstar's stockholders.

 Amendment of Articles of Association/Bylaws

   Under British Virgin Islands law, a corporation may amend its articles of association by a resolution of stockholders or, if permitted by its organizational documents, by a resolution of directors. The organizational documents of Gemstar (BVI) permit the corporation to amend its articles of association by a resolution of stockholders (approved by a simple majority of the votes of the shares present at a duly convened and constituted meeting and entitled to vote and that voted and did not abstain) or by a resolution of directors (approved by a simple majority of directors present at a duly convened and constituted meeting who voted and did not abstain or by all directors in writing). However, certain provisions of its articles of association may be amended only upon the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote.

   Under Delaware law, the authority to adopt, amend or repeal a corporation's bylaws is held exclusively by such corporation's stockholders unless such authority is conferred upon the board in the certificate of incorporation. The certificate of incorporation of Gemstar (Delaware) permits stockholders to adopt, amend or repeal any provision of the bylaws by the affirmative vote of at least 66 2/3% of the corporation's outstanding voting securities. The certificate of incorporation of Gemstar (Delaware) also permits the board, by action taken by the affirmative vote of a majority of the board then authorized (or, after the completion of the merger, by the affirmative vote of at least nine of the twelve members of the board then authorized), to adopt, amend or repeal any provision of the bylaws.

 Transactions Involving Directors or Officers

   British Virgin Islands law and the organizational documents of Gemstar (BVI) provide that no agreement or transaction between the corporation and one or more of its directors or any entity in which any director has a financial interest or to whom any director is related including as a director of that other entity is void or voidable for this reason only or by reason only that the director is present at the meeting of directors, or at the meeting of the committee of directors, that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his or her interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors and all disinterested directors, who are not of a number sufficient to approve a resolution, approve such transaction. Alternatively, the interest in the transaction may be disclosed or known to or ratified by the stockholders. In addition, a director who has an interest in any particular business to be considered at a meeting of directors or stockholders may be counted for purposes of determining whether the meeting is duly constituted.

   A Delaware corporation may lend money to, or guarantee any obligation incurred by, its directors or officers if in the judgment of the board such loan or guarantee may reasonably be expected to benefit the corporation. With respect to any other contract or transaction between the corporation and one or more of its directors or officers, such transactions are neither void nor voidable solely for this reason if either (1) the director's or officer's interest is made known to the disinterested directors or the stockholders of the corporation, who thereafter approve the transaction in good faith, or (2) the contract or transaction is fair to the corporation as of the time it is approved or ratified by either the board, a committee thereof or the stockholders.

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 Limitation of Liability of Directors

   Under British Virgin Islands law, liability of a corporate director to the corporation is limited to cases where the director has not acted honestly and in good faith and with a view to the best interests of the corporation or to cases where the director has not exercised the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Under the organizational documents of Gemstar (BVI), the corporation is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of the corporation, provided such person acted honestly and in good faith and with a view to the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. The organizational documents of Gemstar (BVI) also obligate the corporation to indemnify any director, officer or liquidator of the corporation who was successful in any of the aforementioned proceedings against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceedings, regardless of whether such person met the standard of conduct described in the preceding sentence.

   While British Virgin Islands law does permit a stockholder of a British Virgin Islands corporation to sue its directors derivatively (i.e., in the name of and for the benefit of the corporation) and to sue the corporation and its directors for the stockholder's benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of stockholders of a British Virgin Islands corporation being more limited than those of stockholders of a corporation organized in Delaware.

   Under Delaware law, a corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit director liability for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director's liability cannot be eliminated or limited for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (4) transactions from which such director derived an improper personal benefit. The organizational documents of Gemstar (Delaware) limit a director's liability to the fullest extent permitted by Delaware law.

 Business Combinations/Reorganizations

   Under British Virgin Islands law, directors have the power to take certain actions without stockholder approval, subject to the approval of a court, including to implement a reorganization, certain mergers or consolidations, certain sales, transfers, exchanges or dispositions of assets, property, parts of the business or securities of the corporation, the winding up or dissolution of the corporation, or any combination thereof, if they determine any such action is in the best interests of the corporation, its creditors or its stockholders.

   Delaware law prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the outstanding voting stock of a Delaware corporation (or such stockholder's affiliate or associate). This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date such stockholder became an interested stockholder unless (1) the business combination or transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board before such stockholder became an interested stockholder,
(2) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which such stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board and the affirmative vote of the holders of two-thirds of the outstanding voting stock not owned by the interested stockholder at or subsequent to the time that such stockholder became an interested stockholder. The foregoing restrictions do not apply if, among other things, the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by such law.

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 Stockholder Derivative Suits

   While British Virgin Islands law does permit a stockholder of a British Virgin Islands corporation to sue its directors derivatively (i.e., in the name of and for the benefit of the corporation) and to sue the corporation and its directors for the stockholder's benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of stockholders of a British Virgin Islands corporation being more limited than those of stockholders of a corporation organized in Delaware.

   Under Delaware law a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

Change in Governing Documents

   To change its place of incorporation, Gemstar must file a certificate of domestication and a certificate of incorporation with the Delaware Secretary of State. Following the change in Gemstar's place of incorporation, the rights of Gemstar stockholders will be governed by the terms of such certificate of incorporation and new bylaws (which bylaws will be automatically amended and replaced upon the completion of the merger with new bylaws in the form attached as Annex C to this joint proxy statement/prospectus). For a comparison of the provisions of the amended and restated memorandum of association and amended and restated articles of association of Gemstar (BVI) and the new certificate of incorporation and bylaws of Gemstar (Delaware), see Annex G attached to this joint proxy statement/prospectus, which is incorporated herein by reference.

   The description set forth below of the new certificate of incorporation and bylaws for Gemstar (Delaware) after the change in place of incorporation describes the material terms, but does not purport to describe all of the terms of such documents. The full text of the new certificate of incorporation is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference herein. The bylaws have been incorporated by reference as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part and are incorporated by reference herein. All stockholders are urged to read such documents in their entirety.

 Board of Directors

   Number. The board of Gemstar (Delaware) will intially consist of 9 directors and will consist of not less than 3 nor more than 12 directors.

   Term. There will be three classes of directors: Class I, Class II and Class
III. Each class will consist of a number of directors equal as nearly as practicable to one-third of the then authorized number of members of the board. The initial term of office for the Class I, Class II and Class III directors will expire at the annual meeting of stockholders in 2003, 2002 and 2001, respectively. At each annual meeting of stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of such election.

   Nomination and Election by Stockholders. Any stockholder may nominate persons for election to the Gemstar board by giving timely notice in writing to Gemstar's Secretary. To be timely:

  . in the case of an annual meeting or special meeting, a stockholder's notice must be delivered to or mailed and received at Gemstar's principal executive offices not less than 60 days nor more than 90 days before the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made; and

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  .  in the case of a special meeting called at the request of a stockholder or stockholders nominating persons for election to the Gemstar board, the notice of nomination by the stockholder or stockholders requesting such meeting must be received by Gemstar with the request for such meeting, which request must be made by holders of at least a majority of the total voting power of Gemstar's outstanding voting securities.

Directors will be elected, at any stockholder meeting duly called and held for such purpose at which a quorum is present, by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote.

   Removal. Directors may be removed with or without cause by the affirmative vote of at least 66 2/3% of the total voting power of Gemstar's outstanding voting securities, voting together as a single class at a meeting specifically called for such purpose.

   Vacancies. Vacancies on the Gemstar board will be filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director or by unanimous written consent of the directors.

   Chairman. The Chairman of the board of directors will be elected from among the board members.

   Committees. The board may designate one or more committees, each consisting of one or more directors. Each committee has, to the extent permitted by Delaware law, the powers of the board as are set forth in the board resolution establishing the committee, except that no committee has any power or authority either to approve or adopt, or recommend to the stockholders, any action or matter required to be submitted to the stockholders for approval, to adopt, amend or repeal any bylaw, or to take any action that it is not permitted to take pursuant to Delaware law.

 Board Meetings

   Calling of Meeting. Regular meetings of the board will be held at such times, if any, as the board from time to time by resolution determines. Special meetings of the board will be held at such time and place within the United States as designated in the notice of the meeting. Special meetings of the board may be called by the Chairman of the Board or the Chief Executive Officer (provided that the Chief Executive Officer is a member of the board) and will be called by the Secretary upon the written request of not less than one half of the entire board.

   Quorum. A majority of the total number of Gemstar board members will constitute a quorum.

   Voting. Except as otherwise provided by law, the certificate of incorporation or the bylaws, directors present at any meeting at which a quorum is present for the transaction of business may by majority vote decide any question brought before such meeting.

 Executive Officers

   The bylaws provide that the officers of Gemstar will be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a General Counsel (who may be an Executive Vice President), one or more Vice Presidents, a Secretary and such other officers as may be determined by the board.

 Stockholder Meetings

   Calling of Meeting. An annual meeting of stockholders for the purpose of electing those directors whose term of office expires at such meeting and of transacting such other business as may properly come before it will be held each year. A special meeting of Gemstar stockholders will be called upon:

  . the written request of holders of not less than a majority of the total voting power of Gemstar's outstanding voting securities; or

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  .  the request of a majority of the members of the entire Gemstar board which Gemstar would have if there were no vacancies on the board.

   No stockholder action may be taken without a meeting, and the certificate of incorporation expressly denies the power of stockholders to consent in writing without a meeting.

   Quorum. Except as otherwise provided in the certificate of incorporation, the bylaws or by law, and subject to the rights of holders of any preferred stock, the holders of a majority in total voting power of Gemstar's outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business.

   Voting. Holders of common stock will be entitled to one vote for each share of such stock held on all matters presented to such stockholders. Except for the election of directors and except as otherwise provided by the certificate of incorporation, the bylaws or by law, and subject to the rights of holders of any preferred stock, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the total voting power of shares present in person or represented by proxy and entitled to vote on the subject matter is required for stockholders to act. See "--Supermajority Vote" below.

 Stockholder Proposals

   A stockholder may bring business before an annual meeting of stockholders by giving timely notice in writing to Gemstar's Secretary in accordance with the provisions of the bylaws. Stockholders with sufficient voting power to request a special meeting may bring business before such meeting by specifying it in such request.

 Supermajority Vote

   Subject to the rights of holders of any preferred stock, the affirmative vote of at least 66 2/3% of the total voting power of Gemstar's outstanding voting securities, voting together as a single class at a meeting specifically called for such purpose, is required to authorize any of the following actions:

  . amendment, alteration or repeal of any provision of Gemstar's certificate of incorporation or the addition of other provisions other than an amendment solely for the purpose of changing Gemstar's name;

  . adoption, amendment or repeal of any provision of Gemstar's bylaws (except that the Gemstar board has also retained the power to adopt, amend or repeal any provision of the bylaws with the approval of a majority of the board then authorized);

  . a merger or consolidation of Gemstar with any other person or any binding share exchange to which Gemstar is a party other than a merger of a subsidiary of Gemstar with and into Gemstar effected in accordance with Section 253 of the Delaware General Corporation Law solely for the purpose of changing Gemstar's name (it being understood that this clause will not apply to any transactions contemplated by the merger agreement, as such agreement may be amended from time to time, including the issuance of Gemstar common stock to TV Guide stockholders as contemplated by such agreement);

  . the sale, lease, exchange or other disposition of all or a substantial part of the assets of Gemstar or its subsidiaries;

  .  the dissolution, liquidation or winding up of Gemstar; or

  . any other matter (other than the election of directors and the adoption or amendment of any stock option, stock appreciation rights or other stock incentive plan for Gemstar or its subsidiaries and any transactions contemplated by the merger agreement, as such agreement may be amended from time to time, including the issuance of Gemstar common stock to TV Guide stockholders in connection with the merger) requiring stockholder approval under the laws of the State of Delaware or the rules of any national securities exchange or national securities association on which Gemstar's common stock is listed or quoted.

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 Amendment

   Certificate of Incorporation. The amendment of the certificate of incorporation requires the affirmative vote of at least 66 2/3% of the total voting power of Gemstar's outstanding voting securities.

   Bylaws. The amendment of the bylaws requires the affirmative vote of at least 66 2/3% of the total voting power of Gemstar's outstanding voting securities or the approval of a majority of the members of the Gemstar board. The bylaws will be automatically amended and replaced upon the completion of the merger with new bylaws in the form attached as Annex C to this joint proxy statement/prospectus.

 Fiscal Year

   Gemstar's fiscal year will end on March 31 of each calendar year.

Tax Consequences

   The following discussion summarizes the material United States federal income tax consequences of the change in Gemstar's place of incorporation. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to a stockholder in light of the stockholder's particular circumstances or to those stockholders subject to special rules, such as stockholders who are financial institutions, tax-exempt organizations, insurance companies or dealers in securities, stockholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or stockholders who hold their stock as part of a straddle or conversion transaction, nor does it address any consequences arising under the laws of any local, state or foreign jurisdiction. This discussion assumes that stockholders hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code. All stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the change in Gemstar's place of incorporation.

   Gemstar has received the opinion of O'Melveny & Myers LLP to the effect that the discussion under the heading "Tax Consequences," insofar as it relates to the United States federal income tax consequences to Gemstar and its stockholders of the change in Gemstar's place of incorporation, is accurate in all material respects.

   General Tax Consequences of the Change in Gemstar's Place of Incorporation. Gemstar believes that the change in Gemstar's place of incorporation will constitute a reorganization within the meaning of
Section 368(a)(1)(F) of the Code. If the change in Gemstar's place of incorporation were not a tax-free reorganization, the tax consequences of the change in Gemstar's place of incorporation could differ from those described below. Gemstar will not seek any rulings from the Internal Revenue Service ("IRS") with respect to the change in Gemstar's place of incorporation.

   If the change in Gemstar's place of incorporation constitutes a tax-free reorganization, subject to the discussions under the headings "--Tax Consequences to United States Persons" and "--Tax Consequences to United States Persons if Gemstar Is or Was a PFIC" below, holders of Gemstar shares will not recognize any income, gain or loss for federal income tax purposes solely as a result of the change in Gemstar's place of incorporation. Following the change in Gemstar's place of incorporation, a holder of Gemstar common stock will have a tax basis in the Gemstar common stock equal to the tax basis such holder had in the Gemstar shares before the change in Gemstar's place of incorporation. A Gemstar stockholder's holding period with respect to the Gemstar common stock will include the holding period that such holder had in the Gemstar shares before the change in Gemstar's place of incorporation.

   Gemstar will not recognize gain or loss as a result of the change in Gemstar's place of incorporation.


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   Tax Consequences to United States Persons. Subject to the discussion under the heading "--Tax Consequences to United States Persons if Gemstar Is or Was a PFIC" below, under current law, the change in Gemstar's place of incorporation will not be a taxable event for any stockholder of Gemstar unless Gemstar was a controlled foreign corporation ("CFC") at any time during the five-year period ending on the date of the change in Gemstar's place of incorporation (the "Five-Year Period"). A CFC is any foreign corporation if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation, is owned, or is considered as owned, by United States persons that own, or are considered as owning, 10% or more of such foreign corporation's voting stock on any day during the taxable year of such foreign corporation. Gemstar does not believe that it is currently a CFC or that it will have been a CFC at any time during the Five-Year Period. Therefore, under current law, the change in Gemstar's place of incorporation should not be a taxable event for any Gemstar stockholder based on an application of the CFC rules. Nonetheless, if Gemstar had been a CFC at any time during the Five-Year Period, the change in Gemstar's place of incorporation would be a taxable event for any of its stockholders that are United States persons and that own or are considered as having owned 10% or more of the voting stock of Gemstar at any time during the Five-Year Period when Gemstar was a CFC. Any such stockholder would have to include in its gross income its pro rata share of a portion of the earnings and profits of Gemstar (a "Deemed Dividend") to the extent that the fair market value of such stockholder's Gemstar common stock exceeds its adjusted basis.

   The tax consequences of the change in Gemstar's place of incorporation under current law to United States persons that are corporate stockholders of Gemstar may differ from the rules set forth above, both with respect to their application to such stockholders and with respect to the amount of the Deemed Dividend to be included in gross income. In light of this uncertainty, domestic corporate stockholders of Gemstar should consult their own tax advisers as to the particular tax consequences to them of the change in Gemstar's place of incorporation.

   Tax Consequences to United States Persons if Gemstar Is or Was a PFIC. In addition to the discussion under the heading "--Tax Consequences to United States Persons" above, the change in Gemstar's place of incorporation may be a taxable event to certain Gemstar stockholders that are United States persons if Gemstar is or ever was a passive foreign investment company under Section 1297 of the Code (a "PFIC"). Generally, a foreign corporation is a PFIC if 75% or more of its gross income is passive income or 50% or more of its assets by value produce or are held to produce passive income. Passive income includes dividends, interest and royalties but excludes royalties that are derived in the active conduct of a trade or business (as defined for United States federal income tax purposes) and that are received from an unrelated person. Gemstar's principal business is and has been to develop and license proprietary technologies to unrelated customers. In carrying out that business, Gemstar and its subsidiaries engage in substantial management and operation functions. On that basis, consistent with previous representations in filings with the Securities and Exchange Commission, Gemstar continues to believe that it is not and has never been a PFIC. Accordingly, the change in Gemstar's place of incorporation should not be a taxable event for any Gemstar stockholder based on an application of the PFIC rules. However, the determination of whether a foreign corporation is a PFIC is primarily factual. Moreover, there is little administrative or judicial authority on which to rely to make such determination. Therefore, there can be no assurance that the IRS would agree with Gemstar's position that it is not and has never been a PFIC or that, if the IRS took a contrary position, Gemstar would be able to prevail on this issue.

   Section 1291(f) of the Code provides that Treasury regulations may treat the change in Gemstar's place of incorporation as a taxable event for certain Gemstar stockholders that are United States persons if the domesticating corporation is or was at any time a PFIC. The IRS has taken the position in private letter rulings that transactions that would otherwise be tax-free, such as a change in Gemstar's place of incorporation, are taxable events under
Section 1291(f) of the Code, unless an exception is set forth in the Treasury regulations. In 1992, the IRS issued proposed regulations under Section 1291(f) of the Code which, if Gemstar is or ever was a PFIC, would treat the change in Gemstar's place of incorporation as a taxable event for Gemstar stockholders that are United States persons that have not made a timely election to treat Gemstar as a

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"qualified electing fund" and have thus agreed to be taxed currently on their share of Gemstar's earnings and profits. The proposed regulations have a retroactive effective date of April 1, 1992, and therefore if Gemstar is or ever was a PFIC, and if the regulations are adopted in their current form, Gemstar stockholders who are United States persons and who have not made a timely "qualified electing fund" election would be subject to United States federal income tax on the excess of the fair market value of their Gemstar common stock over their tax basis in such stock as a result of the change in Gemstar's place of incorporation. The tax on such "excess" would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral to such stockholders on Gemstar's undistributed earnings.

   Future Gemstar Income Subject to United States Federal Income Tax. The change in Gemstar's place of incorporation will likely result in a greater portion of Gemstar's earnings being subject to United States federal income tax than is currently the case and may therefore subject Gemstar to a higher effective income tax rate. As non-United States persons, Gemstar and its foreign subsidiaries are generally not subject to tax in the United States on their income derived from sources outside the United States. Following the change in Gemstar's place of incorporation, however, Gemstar will be subject to United States federal income tax on its worldwide income. In addition, all of Gemstar's foreign subsidiaries meeting the definition of a CFC will be subject to subpart F provisions under the Code. As a consequence, Gemstar may be required to include in its United States taxable income certain items of income earned by such foreign subsidiaries when that income is earned, even if Gemstar does not receive dividends from those foreign subsidiaries. The change in Gemstar's place of incorporation could thus result in a significant increase in the amount of Gemstar income subject to United States federal income tax.

   Gemstar stockholders should not forward their stock certificates in the British Virgin Islands corporation with the enclosed proxy card. The stock certificates of the British Virgin Islands corporation will continue to represent shares of common stock in the Delaware corporation after the change in Gemstar's place of incorporation.

                                      140
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                                    EXPERTS

   The consolidated financial statements of Gemstar International Group Limited as of March 31, 1999 and 1998, and for each of the years in the three-year period ended March 31, 1999, have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The statement of operations of StarSight Telecast, Inc. and the related statements of shareholders' equity and cash flows for the year ended December 31, 1996, not presented separately herein, before restatement to conform StarSight's accounting policies and fiscal year to those of Gemstar, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference.

   The consolidated financial statements and schedule of TV Guide, Inc. as of December 31, 1998 and 1997, and for the years then ended, have been incorporated by reference in this joint proxy statement/prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements and schedule of TV Guide, Inc. (formerly United Video Satellite Group, Inc.) for the period ended December 31, 1996, incorporated by reference in this joint proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein, which are based in part on the reports of KPMG LLP, independent auditors. The financial statements referred to above are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

   The combined financial statements and schedule of News America Publications Inc. and subsidiaries incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement report have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL OPINIONS

   The legality of the shares of Gemstar common stock to be issued in connection with the merger will be passed upon by O'Melveny & Myers LLP. Certain federal income tax consequences of the merger will be passed upon for Gemstar by O'Melveny & Myers LLP and for TV Guide by Baker Botts L.L.P. The legality of the shares of Gemstar common stock to be outstanding upon the change in Gemstar's place of incorporation will be passed upon by Potter Anderson & Corroon LLP.

                             STOCKHOLDER PROPOSALS

   TV Guide will hold a 2000 annual meeting of stockholders only if the merger is not completed before the time of such meeting. If such a meeting is held, any proposals of stockholders intended to be presented at the 2000 annual meeting of TV Guide stockholders must have been received by the Secretary of TV Guide no later than March 15, 2000 to be considered for inclusion in its 2000 proxy materials.

   For stockholder proposals to be presented at the 2000 annual meeting of Gemstar stockholders and to be considered for inclusion in Gemstar's 2000 proxy materials, notice of any such proposal must be received by Gemstar no later than May 4, 2000.

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

                                 OTHER MATTERS

   As of the date of this joint proxy statement/prospectus, Gemstar's board of directors knows of no matters that will be presented for consideration at the Gemstar stockholders' meeting other than as described in this joint proxy statement/prospectus. If any other matters shall properly come before the Gemstar stockholders' meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Gemstar.

   As of the date of this joint proxy statement/prospectus, TV Guide's board of directors knows of no matters that will be presented for consideration at the TV Guide stockholders' meeting other than as described in this joint proxy statement/prospectus. If any other matters shall properly come before the TV Guide stockholders' meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of TV Guide.

                      WHERE YOU CAN FIND MORE INFORMATION

   TV Guide and Gemstar file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-8330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

   Gemstar filed a registration statement on Form S-4 to register with the SEC the Gemstar common stock which Gemstar will issue to TV Guide stockholders in the merger. This document is part of that registration statement and constitutes a prospectus of Gemstar in addition to being a proxy statement for Gemstar and TV Guide for their stockholders' meetings. As allowed by the SEC rules, this document does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

   The SEC allows Gemstar and TV Guide to incorporate by reference information into this document, which means that Gemstar and TV Guide can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

   This document incorporates by reference the documents set forth below:

     Gemstar SEC Filings (Commission File No. 0-26878):

    .  Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

    . Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 1999.

    .  Current Reports on Form 8-K for January 25, 2000 and February 8,
       2000.

    .  Revised Definitive Proxy Statement filed on August 30, 1999.

    TV Guide SEC Filings (Commission File No. 0-22662):

    . Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (excluding information that has been superseded by the information included in the Current Report on Form 8-K filed December 30, 1999).

    . Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999.

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

    . Current Reports on Form 8-K filed February 24, March 16, June 11, 1999, December 30, 1999 (which December 30, 1999 Form 8-K contains information which supersedes information included in the 1998 Annual Report on Form 10-K) and February 8, 2000.

   Any additional documents that Gemstar or TV Guide may file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this document and the date of the stockholders' meetings are also incorporated by reference.

   The documents incorporated by reference and listed above are available without charge, excluding all exhibits unless the exhibits have specifically been incorporated by reference in this document. Stockholders may obtain documents listed above by requesting them in writing from the appropriate company at the following address:

    Gemstar International Group Limited          TV Guide, Inc.
    Investor Relations                           Investor Relations
    135 North Los Robles Avenue, Suite 800       7140 South Lewis Avenue
    Pasadena, California 91101                   Tulsa, Oklahoma 74136-5422
    (626) 792-5700                               (918) 488-4000

   If you would like to request documents from us, please do so by March 7, 2000, so that you may receive them before the stockholders' meetings. You should rely on the information contained in this document to vote on the proposals submitted by the Gemstar and TV Guide boards. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated February 7, 2000. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to stockholders of Gemstar and TV Guide nor the issuance of Gemstar common stock in the merger shall create any implication to the contrary.

   You are urged to sign, date and promptly mail the enclosed proxy in the enclosed prepaid envelope. Prompt return of your proxy may save Gemstar and TV Guide additional solicitation expense.

   We encourage all stockholders of Gemstar and TV Guide to attend the special stockholders' meetings on March 17, 2000.

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

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of October 4, 1999 by and among Gemstar International Group Limited, a British Virgin Islands corporation ("Parent"), G Acquisition Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and TV Guide, Inc., a Delaware corporation (the "Company").

                                   BACKGROUND

   A. The respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereby each issued and outstanding share of the Company's Class A common stock, $0.01 par value per share (the "Company Class A Common Stock") and each issued and outstanding share of the Company's Class B common stock, $0.01 par value (the "Company Class B Common Stock", and together with the Company Class A Common Stock, the "Company Common Stock"), other than shares to be cancelled in accordance with Section 2.1(b), will be converted into the right to receive a certain number of ordinary shares, $0.01 par value per share, of Parent ("Parent Common Stock", which term shall also include any rights attached to such Parent Common Stock to purchase Parent's Series A Junior Participating Preferred Shares), such number to be determined as provided herein.

   B. Pursuant to, and in accordance with, Regulation 127 of Parent's Amended and Restated Articles of Association, as amended ("Parent's Articles"), Section 88 of the International Business Companies Act, 1984 (Cap. 291) of the British Virgin Islands (the "IBCA"), and Section 388 of the DGCL, the Board of Directors of Parent has approved the continuation and domestication of Parent as a corporation organized and incorporated pursuant to the laws of the State of Delaware, such domestication to be effective prior to the Effective Time (as defined below) of the Merger, at which time Parent shall cease to be a corporation organized and incorporated under the laws of the British Virgin Islands, shall continue as a corporation organized and incorporated under the laws of the State of Delaware with the Certificate of Incorporation in the form attached hereto as Exhibit 1.7(a) and the Bylaws in the form attached hereto as
Exhibit 1.7(b) serving as the certificate of incorporation and bylaws of Parent until amended in accordance with the terms thereof and the laws of the State of Delaware (the "Domestication").

   C. The Merger requires the approval of the holders of a majority of the combined voting power of the outstanding shares of the Company Common Stock voting together as a single class (the "Company Stockholder Approval").

   D. The rules of the Nasdaq National Market require that the stockholders of Parent ("Parent Stockholders") approve the issuance of the Parent Common Stock pursuant to this Agreement by the affirmative vote of the holders of a majority of the shares of Parent Common Stock voted at a meeting of Parent Stockholders in person or by proxy and Parent will seek to obtain such approval of the Parent Stockholders of the Domestication as is required by applicable law (collectively, the "Parent Stockholder Approvals" and together with the Company Stockholder Approval, the "Stockholder Approvals").

   E. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

   F. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

   G. Concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, each of Liberty Media Corporation ("Liberty") and The News Corporation Limited ("News Corp."), each an indirect stockholder of the Company (the "Company Significant Stockholders"), has entered into an agreement with Parent (the "Company Voting Agreements"), in the applicable form attached hereto as Exhibits A-1 through A-2, pursuant to which the Company Significant Stockholders have, among other things, agreed (i) to vote their shares of the Company Common Stock in favor of the Merger, and (ii) to take certain other actions as provided therein.

   H. Concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, each of Henry C. Yuen, Elsie Ma Leung, Dynamic Core Holdings Limited and THOMSON multimedia, S.A., each a stockholder of Parent (the "Parent Significant Stockholders"), has entered into an agreement with the Company (the "Parent Voting Agreements"), in the applicable form attached hereto as Exhibits B-1 through B-4, pursuant to which each Parent Significant Stockholder has, among other things, agreed (i) to vote their respective shares of Parent Common Stock in favor of the issuance of the Parent Common Stock and the Domestication pursuant to this Agreement, and (ii) to take certain other actions as provided therein.

   I. Concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, the Company and Parent have entered into a Company Option Agreement (the "Company Option Agreement") pursuant to which the Company shall grant to Parent an option to purchase shares of Company Common Stock as set forth in the Company Option Agreement.

   J. Concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, the Company and Parent have entered into a Parent Option Agreement (the "Parent Option Agreement") pursuant to which Parent shall grant to the Company an option to purchase shares of Parent Common Stock as set forth in the Parent Option Agreement.

                                   AGREEMENT

   In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 The Domestication of Parent. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Regulation 127 of Parent's Articles, Section 88 of the IBCA and Section 388 of the DGCL, prior to the Effective Time of the Merger, Parent shall effect the Domestication. Following the Domestication, Parent shall cease to be a corporation organized pursuant to the laws of the British Virgin Islands.

   Section 1.2 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.4). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company and of Sub in accordance with the DGCL.

   Section 1.3 Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1, the closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Article VI (the "Closing Date"), at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, California, unless another time, date or place is agreed to in writing by the parties hereto.

   Section 1.4 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger substantially in the form of Exhibit 1.4 (the "Certificate of Merger") with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Sub and the Company, being the "Effective Time").

   Section 1.5 Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.6 Certificate of Incorporation and Bylaws of Surviving Corporation. The Certificate of Incorporation of the Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "TVG, Inc." or such other name as the parties hereto may agree. The Bylaws of Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

   Section 1.7 Certificate of Incorporation and Bylaws of Parent. Following the Domestication and at the Effective Time, the Certificate of Incorporation in the form attached hereto as Exhibit 1.7(a) shall be the Certificate of Incorporation of Parent and shall remain in effect until duly amended in accordance with the terms thereof and the laws of the State of Delaware. Following the Domestication and at the Effective Time, the Bylaws in the form attached hereto as Exhibit 1.7(b) shall be the Bylaws of Parent (the "Bylaws of

Parent") and shall remain in effect until duly amended in accordance with the terms thereof and the laws of the State of Delaware.

   Section 1.8 Directors. At the Effective Time, the directors of the Company immediately prior to the Effective Time shall be deemed to have resigned at such time and the persons whose names are set forth on Exhibit 1.8 shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

   Section 1.9 Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall continue to serve as the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

   Section 1.10 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized, so long as such action is not in conflict with this Agreement, to execute and deliver, in the name and on behalf of Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

   Effect of the Merger on the Capital Stock of the Constituent Corporations;
                            Exchange of Certificates

   Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company, or the holders of any shares of the Company Common Stock or any shares of capital stock of Sub:

     (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of the Company Common Stock that is owned by the Company and each share of the Company Common Stock that is owned by Parent or Sub immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.

     (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding as of the Effective Time, other than shares to be cancelled in accordance with Section 2.1(b), shall be converted, subject to Section 2.1(e) and 2.2(e), into .6573 shares (the "Exchange Ratio") of Parent Common Stock (including all rights attached thereto). As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holders of certificates or instruments previously evidencing such shares of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except as otherwise provided herein or by law. Each certificate previously representing the Company Common Stock shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which the Company Common Stock was converted in the Merger. Such certificates previously representing shares of the Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

     (d) Stock Options. At the Effective Time, all options to purchase the Company Common Stock (each, a "Company Stock Option") then outstanding under the TV Guide, Inc. Stock Option Plan for Non-Employee Directors and the TV Guide, Inc. Equity Incentive Plan (collectively, the "Company Stock Option Plans") shall be assumed by Parent in accordance with Section 5.4 hereof.

     (e) Adjustment to Exchange Ratio. If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted. Nothing in this Section 2.1(e) shall be construed to relieve the parties from their respective obligations under Section 4.1 below.

   Section 2.2 Exchange of Certificates.

   (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with American Stock Transfer and Trust Company, as exchange agent for Parent Common Stock (the "Exchange Agent") as of the Effective Time (or otherwise when requested by the Exchange Agent from time to time in order to effect any exchange pursuant to this Section 2.2), for the benefit of the holders of shares of the Company Common Stock for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of the Company Common Stock (such certificates representing shares of Parent Common Stock together with any dividends or distributions with respect thereto, being collectively referred to as the "Exchange Fund"), and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section
2.2 (e). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section
2.1 out of the Exchange Fund. Except as contemplated by Section 2.2(e), the Exchange Fund shall not be used for any other purpose.

   (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (for convenience of reference, the certificates of the Company Common Stock are referred to as the "Certificates"), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, and the holder of such Certificate shall be entitled to receive in exchange therefor a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of the Company Common Stock formerly evidenced by such Certificate (after taking into account the provisions of this Agreement and all shares of the Company Common Stock then held of record by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of the Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantee or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate evidencing whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c). No interest will be paid or will accrue on any cash payable pursuant to Section 2.2(c) or 2.2(e).

   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made on or after the Effective Time with respect to Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), in each case until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable escheat laws, following surrender of such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any such cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

   (d) No Further Ownership Rights in the Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of the Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of the Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to surrender. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of the Company Common Stock, or transfer or exercise of the Company Stock Options thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

   (e) No Fractional Shares.

     (i) No Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

     (ii) Each holder of a Certificate issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Parent Common Stock upon surrender of such Certificate for exchange pursuant to this Article II (after taking into account all shares of Company Common Stock then held by such holder) shall receive, in lieu thereof, cash in an amount equal to the value of such fractional share, which shall be equal to the fraction of a share of Parent Common Stock that would otherwise be issued multiplied by the average closing price for a share of Parent Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal) during the 20 consecutive trading days ending on the third trading day prior to the Effective Time.

     (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Certificates subject to and in accordance with the terms of Section 2.2(c).

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look as a general creditor only to Parent for payment of the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which they are entitled.

   (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any holder of shares of the Company Common Stock, or Stock Options for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

   (i) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c).

                                  ARTICLE III

                         Representations and Warranties

   Section 3.1 Representations and Warranties of the Company. Notwithstanding anything herein to the contrary, no representation is or shall be considered to have been made with respect to any litigation, claims or disputes between the Company and Parent or their respective subsidiaries, the merits of any such claim or merits of defenses related thereto, based on the intellectual property of the Company or Parent or their respective subsidiaries. Except as included in, or filed in connection with, the Company SEC Documents (as defined in Section 3.1(e)) which are Publicly Available ("Publicly Available" means documents filed with the SEC that are publicly available on or before August 31, 1999, which shall be deemed to include exhibits to documents filed with the SEC for which confidential treatment has been sought) or on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

     (a) Organization, Standing and Corporate Power. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a "material adverse effect" (as defined in Section 8.3(d)) on the Company.

     (b) Subsidiaries. The Company Disclosure Schedule lists each subsidiary of the Company and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. The shares of capital stock, membership interests and partnership interests, as applicable, of each such subsidiary that is owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, are owned free and clear of all liens. Except for (i) the capital stock of its subsidiaries that are corporations, and (ii) except for the membership interests or partnership interests of its subsidiaries that are limited liability companies or partnerships, and (iii) except for investments in marketable securities, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

     (c) Capital Structure. The authorized capital stock of the Company consists of 650,000,000 shares of the Company Class A Common Stock, 300,000,000 shares of the Company Class B Common Stock, and 2,000,000 shares of the Company's Preferred Stock, $0.01 par value. At the close of business on September 30, 1999, (i) 77,126,612 shares of the Company Class A Common Stock were issued and outstanding and 74,993,176 shares of the Company Class B Common Stock were issued and outstanding, (ii) no shares of the Company Common Stock were held by the Company in its treasury, (iii) 4,253,584 shares of the Company Common Stock were reserved for issuance upon exercise of the outstanding Company Stock Options, and (iv) 1,861,894 shares of the Company Common Stock were reserved for issuance upon exercise of Company Stock Options available for grant under the Company Stock Option Plans. As of September 30, 1999, there are no shares of the Company's Preferred Stock issued or outstanding. Except as set forth above, at the close of business on September 30, 1999, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All options to purchase shares of Company Common Stock were granted under the Company Stock Option Plans. There are no outstanding stock appreciation rights of the Company and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of the Company. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except for the Company Option Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or any of its subsidiaries. Except for revenue sharing arrangements in license agreements entered into in the ordinary course of business, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause the Company or any of its subsidiaries to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or which otherwise relate to the registration of any securities of the Company. Neither the Company nor any of its subsidiaries owns of record or beneficially any shares of Parent Common Stock.

     (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and the Company Ancillary Agreements (as defined in Section 8.3(c) hereof) and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement and the Company Ancillary Agreements. The execution and delivery of this Agreement and the Company Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Company Ancillary Agreements have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval of this Agreement. This Agreement and the Company Ancillary Agreements have been duly executed and delivered by the Company and constitute a valid and binding obligation of the

  Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies. The execution and delivery of this Agreement and the Company Ancillary Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Company Ancillary Agreements and compliance with the provisions of this Agreement and the Company Ancillary Agreements will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under,
  (i) the certificate of incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries,
  (ii) the Exclusive Affiliation Agreement between TV Guide Interactive, Inc. and Satellite Services, Inc., dated March 4, 1999, (iii) subject to the governmental filings and other matters referred to in the following sentence, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (iii) or (iv), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) have a material adverse effect on the Company,
  (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement and the Company Ancillary Agreements or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and the Company Ancillary Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement and the Company Ancillary Agreements by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Company Ancillary Agreements, except for (i) the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice (the "Specified Agencies") of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Proxy Statement (as defined in Section 5.1) and (y) such reports under Sections 13(a), 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Company Ancillary Agreements and the transactions contemplated by this Agreement and the Company Ancillary Agreements, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) any filings with the Federal Communications Commission (the "FCC") or any filings with the United States Committee of Foreign Investments pursuant to the Exxon-Florio Amendment to the Defense Protection Act of 1988 ("Exxon-Florio"), and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under (x) the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (y) the "takeover" or "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and the Company Ancillary Agreements.

     (e) SEC Documents; Financial Statements. The Company has filed with the SEC all required reports and forms and other documents (the "Company SEC Documents"). As of their respective dates, except as subsequently amended in a Publicly Available Company SEC Document, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, to Company's knowledge, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Publicly Available Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its consolidated subsidiaries taken as a whole.

     (f) Contracts. The Company has no executory agreement, contract, arrangement or other obligation (i) with an affiliate (including with any officer or director) of the Company (whether such executory agreement, contract, arrangement or other obligation is oral or written) which would be required by Rule 601 of SEC Regulation S-K to be filed as an exhibit to an Annual Report on Form 10-K, or (ii) to sell, dispose or acquire a "Significant Subsidiary," as such term is defined in Rule 1-02 of SEC Regulation S-X.

     (g) Absence of Certain Changes or Events. (a) Since June 30, 1998, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a material adverse effect on the Company, and (b) from December 31, 1998 to the date of this Agreement, (i) each of the Company and its subsidiaries has conducted its businesses in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any change by the Company or any of its subsidiaries in its accounting policies, practices and procedures having an overall material adverse effect on its assets, liabilities or earnings, except as required by GAAP, (B) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or the Company), or (C) any increase in the compensation payable or to become payable to any corporate officer or heads of divisions of the Company or any of its subsidiaries whose annual base compensation exceeds $500,000, except in the ordinary course of business consistent with past practice or as required by employment agreements in effect as of the date hereof.

     (h) Litigation. There is no suit, action, investigation, audit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i), (ii) or (iii).

     (i) Absence of Changes in Benefit Plans. Except (i) as would not have, in the aggregate, a material adverse effect on the Company, or (ii) as required by applicable law, since March 1, 1999, no collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (collectively, "Benefit Plans") has been adopted or amended by the Company or its subsidiaries which provides benefits to any current or former employee, officer or director of the Company or any of its subsidiaries. There exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former officer or director of the Company or any of its subsidiaries as to which unsatisfied or potential obligations of the Company exist which individually are greater than $500,000 per year. Except as would not have, in the aggregate, a material adverse effect on the Company and except as contemplated by this Agreement, since March 1, 1999, neither the Company nor any of its subsidiaries has taken any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or officer or for the benefit of employees generally.

     (j) ERISA Compliance.

       (i) The Company has made, or shall if requested make, available to Parent true, complete and correct copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under
    Section 414(b), (c), (m) or (o) of the Code (each a "Company Commonly Controlled Entity"), including all employment, termination, severance or other contracts for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries as to which unsatisfied or potential obligations of the Company which individually are greater than $500,000 per year exist. The Company has made, or shall if requested make, available to Parent true, complete and correct copies of (v) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each of its Benefit Plans (if any such report was required), (w) the most recently prepared actuarial report for each such Benefit Plan (if any such report was required), (x) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required under ERISA, (y) the most recently received Internal Revenue Service determination letter for each such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and (z) each trust agreement and group annuity contract relating to any such Benefit Plan.

       (ii) Except as would not have, in the aggregate, a material adverse effect on the Company, each of the Company's and its subsidiaries' Benefit Plans has been administered in accordance with its terms. Except as would not have, in the aggregate, a material adverse effect on the Company, the Company, each of its subsidiaries and all such Benefit Plans are in compliance with applicable provisions of ERISA and the Code.

       (iii) All of the Company's and its subsidiaries' Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code and, to the knowledge of the Company, no such determination letter has been revoked nor has revocation of such determination letter been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that could reasonably be expected to adversely affect its qualification or materially increase its costs.

       (iv) No Pension Plan that the Company or any of its subsidiaries maintains is subject to Title IV of ERISA.

       (v) To the knowledge of the Company, none of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Company's or its subsidiaries' Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could reasonably be expected to subject the Company, or any of its subsidiaries or any officer of the Company or any of its subsidiaries, to tax or penalty under ERISA, the Code or other applicable law that, except as would not have, in the aggregate, a material adverse effect on the Company, has not been corrected. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.

       (vi) Without regard to Company Stock Options, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of the Company or any subsidiary of the Company or the beneficiary or dependent of any such employee or former employee.

       (vii) With respect to any of the Company's or any of its subsidiaries' Benefit Plans that is an employee welfare benefit plan,
    (x) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan," as such term is defined in
    Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (z) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without a material adverse effect on the Company.

       (viii) Except as would not have, in the aggregate, a material adverse effect on the Company, no Company Commonly Controlled Entity has incurred any material liability to a Pension Plan of the Company or any of its subsidiaries (other than for contributions not yet due).

     (k) Taxes.

       (i) To the Company's knowledge and except as would not have, in the aggregate, a material adverse effect on the Company, (A) each of the Company and its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time; (B) all such returns and reports are and will be true, complete and correct in all material respects; (C) the Company and each of its subsidiaries has paid and discharged (or the Company has paid and discharged on such subsidiary's behalf) all taxes due from them, other than such taxes as are being or will be contested in good faith by appropriate proceedings and are, in the judgment of the management of the Company, adequately reserved for on the most recent financial statements contained in the Publicly Available Company SEC Documents filed prior to the date of this Agreement; (D) the most recent financial statements contained in the Company SEC Documents filed prior to the date of this Agreement properly reflect in accordance with GAAP all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

       (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the Internal Revenue Service (the "IRS") or any other taxing authority or agency against the Company, or any of its subsidiaries which, if resolved against the Company or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect upon the Company. Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of any taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

       (iii) Neither the Company nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

       (iv) Neither the Company nor any of its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code
    Section 897(c)(2). Each of the Company and its subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662. Neither the Company nor any of its subsidiaries is a party to any tax allocation or tax sharing agreement. Neither the Company nor any of its subsidiaries has any liability for the taxes of any person (other than any of the Company and its subsidiaries) under Treasury Regulation Section 1.1502 -6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

       (v) As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, of any nature whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto. Notwithstanding the definition of "subsidiary" set forth in Section 8.3(g) of this Agreement, for the purposes of this Section 3.1(k), references to the Company and each of its subsidiaries shall include former subsidiaries of the Company for the periods during which any such corporations were included in the consolidated federal income tax return of the Company.

     (l) Compliance with Applicable Laws.

       (i) Each of the Company and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on the Company. To the knowledge of the Company, no Governmental Entity is considering limiting, suspending or revoking any of the Company's or its subsidiaries' Permits. The Company and its subsidiaries are in compliance with (and have not violated) all applicable statutes, laws, ordinances, rules, orders and regulations (including, without limitation, those relating to safety, hiring, promotion or pay of employees) of any Governmental Entity, except for noncompliance which individually or in the aggregate would not have a material adverse effect on the Company.

       (ii) To the knowledge of the Company, the Company and each of its subsidiaries is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company, was, in compliance in all material respects with all applicable Environmental Laws, except for noncompliance which individually or in the aggregate would not have a material adverse effect on the Company. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; or (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

       (iii) During the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of the Company, any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, to the knowledge of the Company, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. The term "Hazardous Material" means (A) hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq. and the Clean Air Act, 42 U.S.C. (S) 7401 et seq., (B) petroleum, including crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) asbestos and/or asbestos-containing material and (E) polychlorinated biphenyls ("PCBs") or materials or fluids containing PCBs in excess of 50 ppm.

     (m) Brokers. Except for Merrill Lynch & Co., Inc., the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     (n) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch & Co., Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the Company's stockholders, other than Liberty, News Corp., Parent and their respective affiliates, from a financial point of view, and a signed copy of such opinion has been delivered to Parent.

     (o) Voting Requirements. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

     (p) Noncompetition. The Company and its subsidiaries are not subject to any restriction of competition with respect to their respective businesses.

     (q) Intellectual Property. Except as would not have, in the aggregate, a material adverse effect on the Company, the Company and each of its subsidiaries owns or possesses adequate and enforceable licenses or other rights to use all patents, trade secrets, trade names, trademarks, inventions and processes used in and material to the business of the Company or such subsidiary as currently conducted, and such licenses and rights will not be affected by the consummation of the Merger. Neither the Company nor any of its subsidiaries has received any written notice or charge of patent, trademark or copyright infringement which asserts the rights of others with respect to such licenses and rights which is reasonably likely to have a material adverse effect on the Company. Except as would not have, in the aggregate, a material adverse effect on the Company, the Company owns or rightfully possesses (i) the source code, recorded on computer magnetic media and in written form, for its information systems programs, including both the information systems programs themselves and the product related infrastructure (the "Company Software"), and (ii) all commentary, explanations, specifications, documentation, proprietary information, test programs and program specifications, compiler and assembler descriptions of proprietary or third party system utilities, and descriptions of system/program generation and programs not owned by the Company but required for use or support, relating to the Company Software that are reasonably necessary for the Surviving Corporation to maintain and enhance the Company Software, and to provide a commercially standard level of service and support to users of the Company Software without the aid of any other party and without use of any other material.

     (r) Year 2000 Compliance.

       (i) The Company does not believe that the cost of required modifications to its Company Systems to make the Company Year 2000 Compliant will have a material adverse effect on the Company.

       (ii) For purposes of this Section 3.1(r), (i) "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within the current products of the Company and its subsidiaries, and/or material to or necessary for the Company and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Company Year 2000 Compliant" means that Company Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the years 1999 and 2000.

     (s) Stockholders' Agreement. News Corp. and Liberty have entered into the Stockholders' Agreement (the "Stockholders' Agreement") with Parent and Henry C. Yuen attached hereto as Exhibit 3.1(s), which agreement shall become binding and enforceable effective only upon the Effective Time.

   section 3.2 Representations and Warranties of Parent and Sub. Notwithstanding anything herein to the contrary, no representation is or shall be considered to have been made with respect to any litigation claims or disputes between the Company and Parent or their respective subsidiaries, the merits of any such claim or merits of defenses related thereto, based on the intellectual property of the Company or Parent or their respective subsidiaries. Except as included in, or filed in connection with, the Parent SEC Documents (as defined in Section 3.2(e)) or reports, forms and other documents filed with the SEC by StarSight Telecast, Inc., in each case, which are Publicly Available or on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

     (a) Organization, Standing and Corporate Power. Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Parent.

     (b) Subsidiaries. The Parent Disclosure Schedule lists each subsidiary of the Parent and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock, membership interests and partnership interests, as applicable, of each such subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. The shares of capital stock of each such subsidiary that is owned by the Parent, by another subsidiary of the Parent or by the Parent and another such subsidiary, are owned free and clear of all liens. Except for (i) the capital stock of its subsidiaries that are corporations, and (ii) except for the membership interests or partnership interests of its subsidiaries that are limited liability companies or partnerships, and (iii) except for investments in marketable securities, Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

     (c) Capital Structure. The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, par value $.01 per share, and 50,000,000 preference shares, par value $.01 per share ("Parent Preference Shares") of which 10,000,000 shares have been designated Series A Junior Participating Preference Shares. At the close of business on September 30, 1999, (i) 100,354,000 shares of Parent Common Stock and no shares of Parent Preference Shares were issued and outstanding, (ii) 1,395,000 shares of Parent Common Stock were held by Parent in its treasury, (iii) 25,372,000 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding employee stock options ("Parent Stock Options") to purchase shares of Parent Common Stock under the Parent Stock Incentive Plan (as defined below), and (iv) 7,695,000 shares of the Parent Common Stock were reserved for issuance upon exercise of Parent Stock Options available for grant under the Parent Stock Incentive Plan. Except as set forth above, at the close of business on September 30, 1999, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. All options to purchase shares of Parent Common Stock were granted under the Gemstar International Group Limited 1994 Stock Incentive Plan (the "Parent Stock Incentive Plan"). There are no outstanding stock appreciation rights of Parent and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of Parent. All outstanding shares of capital stock of Parent are, and all shares which may be issued upon the exercise of stock options will be, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above and except for the Parent Option Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of Parent or any of its subsidiaries. Except for revenue arrangements in license agreements entered into in the ordinary course of business, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of Parent or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of Parent based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause Parent or any of its subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of Parent. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any liens. Neither Parent nor any of its subsidiaries owns of record or beneficially any shares of Company Common Stock.

     (d) Authority; Noncontravention. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and the Parent Ancillary Agreements (as defined in Section 8.3(e)) and, subject to the Parent Stockholder Approvals, to consummate the transactions contemplated by this Agreement and the Parent Ancillary Agreements, including to effect the Domestication. The execution and delivery of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Parent Ancillary Agreements, including effecting the Domestication, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the Parent Stockholder Approvals. This Agreement and the Parent Ancillary Agreements have been duly executed and delivered by Parent and Sub and constitute a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies. The execution and delivery of this Agreement and the Parent Ancillary Agreements does not, and the consummation of the transactions contemplated by this Agreement and the Parent Ancillary Agreements and compliance with the provisions of this Agreement and the Parent Ancillary Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) Parent's amended and restated memorandum of association or articles of association or Sub's articles of incorporation or by-laws or the comparable charter or organizational documents of any other subsidiary of

  Parent, (ii) the grant of rights to Parent or its applicable subsidiary of the Levine "713 and Reiter "578 Patents, (iii) subject to the governmental filings and other matters referred to in the following sentence, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (iii) or (iv), any such conflicts violations, defaults, rights or liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations under this Agreement and the Parent Ancillary Agreements or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and the Parent Ancillary Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement and the Parent Ancillary Agreements or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement and the Parent Ancillary Agreements, except for (i) the filing with the Specified Agencies of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (x) the Form S-4 (as defined in Section 5.1 hereof) and (y) such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the Parent Ancillary Agreements and the transactions contemplated by this Agreement and the Parent Ancillary Agreements, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) the filing of the Certificate of Domestication and Certificate of Incorporation of Parent with the Delaware Secretary of State, (v) filings required under the laws of the British Virgin Islands in connection with the Domestication, (vi) any required filings with the FCC or the United States Committee of Foreign Investments pursuant to Exxon-Florio, and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under (x) the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (y) the "takeover" or "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and the Parent Ancillary Agreements.

     (e) SEC Documents; Financial Statements. Parent has filed with the SEC all required reports and forms and other documents (the "Parent SEC Documents"). As of their respective dates, except as subsequently amended in a Publicly Available Parent SEC Document, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and, to Parent's knowledge, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 6-K and Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Publicly Available Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent and its consolidated subsidiaries taken as a whole.

     (f) Contracts. Parent has no executory agreement, contract, arrangement or other obligation (i) with an affiliate (including with any officer or director) of Parent (whether such executory agreement, contract, arrangement or other obligation is oral or written) which would be required by Rule 601 of SEC Regulation S-K to be filed as an exhibit to an Annual Report on Form 10-K, or (ii) to sell, dispose or acquire a "Significant Subsidiary," as such term is defined in Rule 1-02 of SEC Regulation S-X.

     (g) Absence of Certain Changes or Events. (a) Since June 30, 1998, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a material adverse effect on Parent or Sub, and (b) from June 30, 1998 to the date of this Agreement, (i) each of the Parent and its subsidiaries has conducted its businesses in the ordinary course and in a manner consistent with past practice and (ii) there has not been
  (A) any change by Parent or any of its subsidiaries in its accounting policies, practices and procedures having an overall material adverse effect on its assets, liabilities or earnings, except as required by GAAP,
  (B) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Parent or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or Parent), or (C) any increase in the compensation payable or to become payable to any corporate officer or heads of divisions of Parent or any of its subsidiaries whose annual base compensation exceeds $500,000, except in the ordinary course of business consistent with past practice or as required by employment agreements in effect as of the date hereof.

     (h) Litigation. There is no suit, action, investigation, audit or proceeding pending, or to the knowledge of Parent, threatened against Parent or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on Parent, (ii) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which is reasonably likely to have any effect referred to in the foregoing clauses (i), (ii) or (iii).

     (i) Absence of Changes in Benefit Plans. Except (i) as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, or (ii) as required by applicable law, since March 1, 1999, no collective bargaining agreement or any Benefit Plans has been adopted or amended by the Parent or its subsidiaries which provides benefits to any current or former employee, officer or director of Parent or any of its subsidiaries. There exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Parent or any of its subsidiaries and any current or former officer or director of Parent or any of its subsidiaries as to which unsatisfied or potential obligations of Parent exist which individually are greater than $500,000 per year. Except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries and except as contemplated by this Agreement, since March 1, 1999, neither Parent nor any of its subsidiaries has taken any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or officer or for the benefit of employees generally.

     (j) ERISA Compliance.

       (i) Parent has made, or shall if requested make, available to the Company true, complete and correct copies of all "employment pension benefit plans" (as defined in Section 3(2) of ERISA, "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans currently maintained, or contributed to, or required to be maintained or contributed to, by Parent or any other person or entity that, together with Parent, is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code (each a "Parent Commonly Controlled Entity"), including all employment, termination, severance or other contracts for the benefit of any current or former employees, officers or directors of Parent or any of its subsidiaries as to which unsatisfied or potential obligations of Parent which individually are greater than $500,000 per year exist. Parent has made, or shall if requested make, available to the Company true, complete and correct copies of (v) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each of its Benefit Plans (if any such report was required), (w) the most recently prepared actuarial report for each such Benefit Plan (if any such report was required), (x) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required under ERISA, (y) the most recently received Internal Revenue Service determination letter for each such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and (z) each trust agreement and group annuity contract relating to any such Benefit Plan.

       (ii) Except as would not have, in the aggregate, a material adverse effect on Parent, each of Parent's and its subsidiaries' Benefit Plans has been administered in accordance with its terms. Except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, Parent, each of its subsidiaries and all such Benefit Plans are in compliance with applicable provisions of ERISA and the Code.

       (iii) All of Parent's and its subsidiaries' Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code and, to the knowledge of Parent and Sub, no such determination letter has been revoked nor has revocation of such determination letter been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that could reasonably be expected to adversely affect its qualification or materially increase its costs.

       (iv) No Pension Plan that Parent or any of its subsidiaries maintains is subject to Title IV of ERISA.

       (v) To the knowledge of Parent, none of Parent, any of its subsidiaries, any officer of Parent or any of its subsidiaries or any of Parent's or its subsidiaries' Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could reasonably be expected to subject Parent, or any of its subsidiaries or any officer of Parent or any of its subsidiaries, to tax or penalty under ERISA, the Code or other applicable law that, except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, has not been corrected. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.

       (vi) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of Parent or any subsidiary of Parent or the beneficiary or dependent of any such employee or former employee.

       (vii) With respect to any of Parent's or any of its subsidiaries' Benefit Plans that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (z) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without a material adverse effect on Parent.

       (viii) Except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, no Parent Commonly Controlled Entity has incurred any material liability to a Pension Plan of Parent or any of its subsidiaries (other than for contributions not yet due).

     (k) Taxes.

       (i) To Parent's knowledge and except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, (A) each of Parent and its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time; (B) all such returns and reports are and will be true, complete and correct in all material respects; (C) Parent and each of its subsidiaries has paid and discharged (or Parent has paid and discharged on such subsidiary's behalf) all taxes due from them, other than such taxes as are being or will be contested in good faith by appropriate proceedings and are, in the judgment of the management of Parent, adequately reserved for on the most recent financial statements contained in the Publicly Available Parent SEC Documents filed prior to the date of this Agreement; (D) the most recent financial statements contained in the Parent SEC Documents filed prior to the date of this Agreement reflect an adequate reserve in accordance with GAAP for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

       (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the IRS or any other taxing authority or agency against Parent or any of its subsidiaries which, if resolved against Parent or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect on Parent. Except in connection with the tax audit disclosed in Publicly Available Parent SEC Documents filed prior to the date of this Agreement, neither the Parent nor any of its subsidiaries has waived any statute of limitations in respect of any taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

       (iii) Neither Parent nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

       (iv) Neither Parent nor any of its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither Parent nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2). Each of Parent and its subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662. Neither Parent nor any of its subsidiaries is a party to any tax allocation or tax sharing agreement. Neither Parent nor any of its subsidiaries has any liability for the taxes of any person (other than any of Parent and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (l) Compliance with Applicable Laws.

       (i) Each of Parent and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on Parent. To the knowledge of Parent, no Governmental Entity is considering limiting, suspending or revoking any of the Parent's or its subsidiaries' Permits. Parent and its subsidiaries are in compliance with (and have not violated) all applicable statutes, laws, ordinances, rules, orders and regulations (including, without limitation, those relating to safety, hiring, promotion or pay of employees) of any Governmental Entity, except for noncompliance which individually or in the aggregate would not have a material adverse effect on Parent.

       (ii) To the knowledge of Parent, Parent and each of its subsidiaries is, and has been, and each of Parent's former subsidiaries, while subsidiaries of Parent, was, in compliance in all material respects with all applicable Environmental Laws, except for noncompliance which individually or in the aggregate would not have a material adverse effect on Parent.

       (iii) During the period of ownership or operation by Parent and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of Parent, any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on Parent. Prior to the period of ownership or operation by Parent and its subsidiaries of any of their respective current or previously owned or leased properties, to the knowledge of Parent, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on Parent.

     (m) Brokers. Except for Lazard Freres & Co. LLC, the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

     (n) Opinion of Financial Advisor. Parent has received the opinion of Lazard Freres & Co. LLC, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to Parent from a financial point of view, and a signed copy of such opinion has been delivered to the Company.

     (o) Voting Requirements. The Parent Stockholder Approvals are the only votes of the holders of any class or series of Parent's securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

     (p) Noncompetition. Parent and its subsidiaries are not subject to any restriction of competition with respect to their respective businesses.

     (q) Intellectual Property. Except as would not have, in the aggregate, a material adverse effect on Parent, Parent and each of its subsidiaries owns or possesses adequate and enforceable licenses or other rights to use all patents, trade secrets, trade names, trademarks, inventions and processes used in and material to the business of Parent or such subsidiary as currently conducted, and such licenses and rights will not be affected by the consummation of the Merger. Neither Parent nor any of its subsidiaries has received any written notice or charge of patent, trademark or copyright infringement which asserts the rights of others with respect to such licenses and rights which is reasonably likely to have a material adverse effect on the Parent. Except as would not have, in the aggregate, a material adverse effect on Parent, Parent owns or rightfully possesses (i) the source code, recorded on computer magnetic media and in written form, for its information systems programs, including both the information systems programs themselves and the product related infrastructure (the "Parent Software") and (ii) all commentary, explanations, specifications, documentation, proprietary information, test programs and program specifications, compiler and assembler descriptions of proprietary or third party system utilities, and descriptions of system/program generation and programs not owned by Parent but required for use or support, relating to the Parent Software that are reasonably necessary for the Parent to maintain and enhance the Parent Software, and to provide a commercially standard level of service and support to users of the Parent Software without the aid of any other party and without use of any other material.

     (r) Year 2000 Compliance.

       (i) Parent does not believe that the cost of required modifications to its Parent Systems to make the Parent Year 2000 Compliant will have a material adverse effect on the Parent.

       (ii) For purposes of this Section 3.2(r), (i) "Parent Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within the current products of Parent and its subsidiaries, and/or material to or necessary for Parent and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Parent Year 2000 Compliant" means that Parent Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the years 1999 and 2000.

     (s) Interim Operations of Sub.

       (i) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

       (ii) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     (t) Stockholders' Agreement. Parent and Henry C. Yuen have entered into the Stockholders' Agreement attached hereto as Exhibit 3.1(s), which agreement shall become binding and effective only upon the Effective Time.

     (u) Yuen Amendment. Henry C. Yuen, Parent and Gemstar Development Corporation ("GDC") have entered into the amendment (the "Yuen Amendment") attached hereto as Exhibit 3.2(u) to the Employment Agreement, dated January 7, 1998, by and among Henry C. Yuen, Parent and GDC (the "Yuen Employment Agreement"), which amendment shall become effective only upon the Effective Time.

                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

   Section 4.1 Conduct of Business.

   (a) Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, except (1) as contemplated by this Agreement,
(2) as set forth in Section 4.1(a) of the Company Disclosure Schedule, or (3) with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall not permit any of its subsidiaries to:

     (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent,
  (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, provided, however, that with respect to clause (C) only, the Company may take such actions in an aggregate amount not to exceed $50 million in addition to any such actions taken as required by the proviso in
  Section 4.1(a)(ii)(E) to offset issuances of capital stock in an acquisition permitted under Section 4.1(a)(iv) or as may be necessary to satisfy the condition set forth in Section 6.2(d);

     (ii) (x) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (y) amend or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement) or (z) accelerate the vesting of any of the Company Stock Options except for Company Stock Options granted on or before January 1, 1999 in each case other than (A) the issuance of the Company Common Stock upon the exercise of Company Stock Options outstanding under the Company Stock Option Plans on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement, (B) the grant of stock options to employees and directors to purchase up to 1,771,376 shares of Company Common Stock pursuant to the Company Stock Option Plans as in effect on the date of this Agreement (as the same may be amended to increase the number of shares of Company Common Stock which may be the subject of awards thereunder), and the issuance of Company Common Stock upon the exercise thereof, (C) the grant of stock options to employees to purchase up to 50,000 shares of Company Common Stock pursuant to the TV Guide, Inc. Equity Incentive Plan as in effect on the date of this Agreement (as the same may be amended to increase the number of shares of Company Common Stock which may be the subject of awards thereunder); provided, however, that no single employee may be granted options to purchase more than 10,000 shares of Company Common Stock pursuant to this clause (C), (D) the grant of stock options (with the prior consent of Parent, which consent shall not be unreasonably withheld) to new employees of the Company hired after the date hereof to purchase up to 200,000 shares of Company Common Stock pursuant to the TV Guide, Inc. Equity Incentive Plan as in effect on the date of this Agreement (as the same may be amended to increase the number of shares of Company Common Stock which may be the subject of awards thereunder), and (E) the issuance of Company Common Stock in connection with a transaction not prohibited by
  Section 4.1(a)(iv); provided, however, that stock issuances in connection with a transaction permitted under Section 4.1(a)(iv) hereof may not exceed the number of shares of Company Common Stock purchased by the Company after the date hereof;

     (iii) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

     (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof; provided, however, that the Company and its subsidiaries may enter into such transactions (in addition to those listed on Schedule 4.1(a)), other than with an affiliate, if the purchase price and required capital contributions therefor (whether consisting of cash or Company Common Stock or a combination of both) do not exceed, in the aggregate, $200 million (the "Company Acquisition Basket"), and if such transactions would not be reasonably likely to prevent or materially delay the consummation of the Merger;

     (v) mortgage or otherwise encumber or subject to any lien (a non-exclusive license shall not be considered a mortgage, encumbrance or lien), or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business consistent with past practice or other sales that, exclusive of the transactions listed on Schedule 4.1(a) of the Company Disclosure Schedule, do not exceed in the aggregate, $50 million;

     (vi) dispose of, pledge or encumber any of the Company's or its subsidiaries' intellectual property, except through non-exclusive license agreements;

     (vii) except in the ordinary course of business, (A) increase the rate or terms of compensation payable or to become payable generally to any of the Company's or any of its subsidiaries' directors, executive officers, or employees other than usual and customary salary increases to non-management employees, (B) pay or agree to pay any pension, retirement allowance or other employee benefit not provided for by any existing Pension Plan, Benefit Plan or employment agreement described in the Publicly Available Company SEC Documents, (C) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any employee plan or benefit arrangement, (D) enter into any employment agreement with or for the benefit of any person or (E) increase the rate of compensation under or otherwise change the terms of or renew any existing employment agreement; provided, however, that nothing in this clause (vii) shall (x) preclude payments under the terms of the existing incentive compensation plans of the Company in accordance with past practice or (y) preclude the Company from extending the term of any employment agreement of any senior officer (other than Peter Boylan and Joe Kiener) for up to two years or (z) preclude the Company from adjusting the base compensation with respect to any senior officer (other than Peter Boylan and Joe Kiener) by not more than 15%;

     (viii) change its fiscal year;

     (ix) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (x) indebtedness incurred to effect a transaction disclosed on Schedule 4.1(a) of the Company Disclosure Schedule, (y) indebtedness incurred or assumed in connection with one or more acquisition transactions permitted under
  Section 4.1(a)(iv), provided that indebtedness assumed in connection with any such transaction (as opposed to indebtedness incurred to effect any such transaction which will be counted solely against the limitations of
  Section 4.1(a)(iv)) shall not exceed the amount that would otherwise be permitted to be incurred pursuant to clause (z) below plus any remaining balance in the Company Acquisition Basket, and (z) indebtedness which when added to existing indebtedness of the Company and its subsidiaries (other than indebtedness incurred pursuant to clause (x) and indebtedness incurred or assumed pursuant to clause (y) to the extent that such indebtedness reduces the available amount in the Company Acquisition Basket) does not exceed in the aggregate $650 million, or (B) other than in the ordinary course of business consistent with past practice and within the limits specified in Section 4.1(a)(iv) or as set forth on Schedule 4.1(a), make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

     (x) make or agree to make any new capital expenditures (exclusive of expenditures set forth on Schedule 4.1(a)) for tangible physical assets which in the aggregate exceed $50 million;

     (xi) purchase or acquire, or permit or cause any of its subsidiaries to purchase or acquire, beneficial or record ownership of any shares of Parent Common Stock;

     (xii) except in the ordinary course of business consistent with past practice, modify, amend, renew, fail to renew or terminate any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims; or

     (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

   (b) Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Between the date of this

Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, except (1) as contemplated by this Agreement,
(2) as set forth in Section 4.1(b) of the Parent Disclosure Schedule, or (3) with the prior written consent of the Company, Parent shall not, and shall not permit any of its subsidiaries to:

     (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of Parent to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; provided, however, that with respect to clause (C) only, Parent may take such actions in an aggregate amount not to exceed $50 million in addition to any such actions taken as required by the proviso in Section 4.1(b)(ii)(C) to offset issuances of capital stock in an acquisition permitted under Section 4.1(b)(iv);

     (ii) (x) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (y) amend or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement) or (z) accelerate the vesting of any of the stock options in each case other than (A) the issuance of Parent Common Stock upon the exercise of stock options outstanding under the Parent Stock Incentive Plan on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement, (B) the grant of stock options to employees and directors to purchase up to 1,000,000 shares of Parent Common Stock (at an exercise price equal to the fair market value of the Parent Common Stock on the date of grant) pursuant to the Parent Stock Incentive Plan as in effect on the date of this Agreement (as the same may be amended to increase the number of shares of Parent Common Stock which may be the subject of awards thereunder), and the issuance of Parent Common Stock upon the exercise thereof, and (C) the issuance of Parent Common Stock in connection with a transaction not prohibited by Section 4.1(b)(iv); provided, however, that stock issuances in connection with a transaction permitted under Section 4.1(b)(iv) hereof may not exceed the number of shares of Parent Common Stock purchased by the Parent after the date hereof;

     (iii) amend its Amended and Restated Articles of Association or Amended and Restated Memorandum of Association, other than as contemplated by the Domestication;

     (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof; provided, however, that the Parent and its subsidiaries may enter into such transactions (in addition to those listed on Schedule 4.1(b)), other than with an affiliate, if the purchase price and required capital contributions therefore (whether consisting of cash or Parent Common Stock or a combination of both) do not exceed, in the aggregate, $200 million (the "Parent Acquisition Basket"), and if such transactions would not be reasonably likely to prevent or materially delay the consummation of the Merger;

     (v) mortgage or otherwise encumber or subject to any lien (a non-exclusive license shall not be considered a mortgage, encumbrance or lien), or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business consistent with past practice or other sales that, exclusive of the transactions listed on Schedule 4.1(b) of the Parent Disclosure Schedule, do not exceed, in the aggregate $50 million;

     (vi) dispose of, pledge or encumber any of Parent's or its subsidiaries' intellectual property, except through non-exclusive license agreements;

     (vii) change its fiscal year;

     (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (x) indebtedness incurred to effect a transaction disclosed on Schedule 4.1(b) of the Parent Disclosure Schedule, (y) indebtedness incurred or assumed in connection with one or more acquisition transactions permitted under Section 4.1(b)(iv), provided that indebtedness assumed in connection with any such transaction (as opposed to indebtedness incurred to effect any such transaction which will be counted solely against the limitations of Section 4.1(b)(iv)) shall not exceed the amount that would otherwise be permitted to be incurred pursuant to clause (z) below plus any remaining balance in the Parent Acquisition Basket, and (z) indebtedness which when added to existing indebtedness of Parent and its subsidiaries (other than indebtedness incurred pursuant to clause (x) and indebtedness incurred or assumed pursuant to clause (y) to the extent that such indebtedness reduces the available amount in the Parent Acquisition Basket) does not exceed in the aggregate $50 million, or (B) other than in the ordinary course of business consistent with past practice and within the limits specified in
  Section 4.1(b)(iv), make any loans, advances or capital contributions to, or investments in, any other person, other than to Parent or any direct or indirect wholly owned subsidiary of Parent;

     (ix) purchase or acquire, or permit or cause any of its subsidiaries to purchase or acquire, beneficial or record ownership of any shares of Company Common Stock;

     (x) make or agree to make any new capital expenditures (exclusive of expenditures set forth on Schedule 4.1(b)) for tangible physical assets which in the aggregate exceed $50 million;

     (xi) except in the ordinary course of business consistent with past practice, modify, amend, renew, fail to renew or terminate any material contract or agreement to which the Parent or any subsidiary is a party or waive, release or assign any material rights or claims; or

     (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

   Section 4.2 No Inconsistent Company Activities.

   (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, the Company or any of its subsidiaries to, directly or indirectly, solicit or initiate, or knowingly encourage the submission of, any Company Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal or amend or grant any waiver or release of any standstill agreement. For purposes of this Agreement, "Company Takeover Proposal" means any proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally) regarding (i) a merger, consolidation, purchase of assets (other than purchases of assets or inventory in the ordinary course of business), tender offer, share exchange or other business combination or similar transaction involving the Company or any of its subsidiaries, (ii) any proposal or offer to acquire in any manner, directly or indirectly, any equity interest in or any voting securities of the Company or any of its subsidiaries which constitutes 10% or more of the total of such equity interests or voting securities, or a substantial portion of the assets of the Company or any of its subsidiaries, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of 10% or more of the then outstanding shares of capital stock of the Company or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Neither the Company nor any of its subsidiaries shall, directly or indirectly, release any third party from any confidentiality agreement relating to any transaction of the nature referred to in the definition of Company Takeover Proposal, as if the references to 10% therein referred to 1%. Nothing contained herein shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with respect to a Company Takeover Proposal by means of a tender offer.

   (b) The Company shall promptly advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, or any inquiry with respect to or which could lead to any Company Takeover Proposal, the material terms and conditions of such request, Company Takeover Proposal or inquiry, and the identity of the person making any such Company Takeover Proposal or inquiry. The Company shall keep Parent informed of the status and details of any such request, Company Takeover Proposal or inquiry.

   (c) The Company shall not provide any non-public information to a third party unless the Company provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreements (as defined in Section 5.2 hereof) previously entered into between Parent and the Company. The Company shall be entitled to provide copies of this
Section 4.2 to third parties who, on an unsolicited basis after the date of this Agreement, contact the Company regarding a Company Takeover Proposal, provided that Parent shall concurrently be notified of such contact and delivery of such copy.

   (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Sub) conducted prior to the date of this Agreement with respect to any of the foregoing.

   Section 4.3 No Inconsistent Parent Activities.

   (a) In light of the consideration given by the Board of Directors of Parent prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, the strategic benefits associated with the Merger and the settlement of pending litigation between the parties hereto that will result from the Merger, and in light of Parent's representations contained in Section 3.2(n), from and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, Parent or any of its subsidiaries to, directly or indirectly, solicit or initiate, or knowingly encourage the submission of, any Parent Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Parent Takeover Proposal, or amend or grant any waiver or release of any standstill agreement or approve any termination or amendment of the Parent Rights Agreement (as defined below) or redemption of rights thereunder (other than as contemplated by Section 5.10 hereof). For purposes of this Agreement, "Parent Takeover Proposal" means any proposal (whether or not in writing and whether or not delivered to Parent's stockholders generally) regarding (i) a merger, consolidation, purchase of assets (other than purchases of assets or inventory in the ordinary course of business), tender offer, share exchange or other business combination or similar transaction involving Parent or any of its subsidiaries, (ii) the acquisition in any manner, directly or indirectly, of any equity interest in or any voting securities of Parent or any of its subsidiaries which constitutes 10% or more of the total of such equity interests or voting securities, or a substantial portion of the assets of Parent or any of its subsidiaries, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of Parent, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Neither Parent nor any of its subsidiaries shall, directly or indirectly, release any third party from any confidentiality agreement relating to any transactions of the nature referred to in the definition of Parent Takeover Proposal, as if the reference to 10% therein referred to 1%. Nothing contained in this Agreement shall prevent the Board of Directors of Parent from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with respect to a Parent Takeover Proposal; provided, however, that the Board of Directors of Parent will not recommend a Parent Takeover Proposal unless it determines by a majority vote in its good faith judgment (on the basis of the written advice of Parent's outside legal counsel) that it must recommend a Parent Superior Proposal (as defined below) to comply with its fiduciary duties under applicable law.

   (b) The restrictions set forth in Section 4.3(a) shall not prevent the Board of Directors of Parent (or any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent, of Parent) in the exercise of and as required by its fiduciary duties as determined by the Board of Directors of Parent in good faith (after consultation with and not inconsistent with the advice of Parent's outside legal counsel) from engaging in discussions or negotiations with (but not directly or indirectly soliciting or initiating such discussions or negotiations or directly or indirectly encouraging inquiries or the making of any Parent Takeover Proposal), and furnishing information concerning Parent and its business, properties and assets to, a third party who makes a written, unsolicited, bona fide Parent Takeover Proposal (except that for purposes of this Section 4.3(b), to constitute a Parent Takeover Proposal such proposal,
(x) if relating to the acquisition in any manner of any equity interest in or any voting securities of Parent or any of its subsidiaries, must contemplate the acquisition of 50% or more, rather than 10% or more, of the total of such equity interests or voting securities and (y) if relating to the acquisition by any person in any manner of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Parent, must contemplate the acquisition of 50% or more, rather than 10% or more, of the then outstanding shares of capital stock of Parent) that, after taking into consideration the strategic benefits to Parent of the Merger and the termination of the Subject Litigation (as defined below) that will result from the Merger, (A) is financially superior to the Merger, as determined in good faith by Parent's Board of Directors after consultation with, and the receipt of an opinion from, Parent's financial advisors, which shall be of national reputation and (B) will constitute a transaction for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Parent, is reasonably capable of being obtained (any such Parent Takeover Proposal satisfying both clauses (A) and (B) above is herein referred to as a "Parent Superior Proposal"); provided that in advance of the taking of any such actions by Parent the Company shall have been notified in writing of such Parent Superior Proposal and given a copy of such Parent Superior Proposal.

   (c) Parent shall provide the Company (for at least five business days following the receipt of such notice) an opportunity to amend this Agreement to provide for terms and conditions no less favorable than the Parent Superior Proposal in which event Parent shall cause its respective financial and legal advisors to negotiate in good faith with the Company to make such adjustments to the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated hereby. The provisions of this paragraph shall apply to successive Parent Superior Proposals (provided that each such Parent Superior Proposal shall meet the then applicable requirements thereof, based upon the terms of this Agreement in effect on the date hereof or as such terms shall be modified, amended or superseded).

   (d) Parent shall promptly advise the Company orally and in writing of any request for information or of any Parent Takeover Proposal, or any inquiry with respect to or which could lead to any Parent Takeover Proposal, the material terms and conditions of such request, Parent Takeover Proposal or inquiry, and the identity of the person making any such Parent Takeover Proposal or inquiry. Parent shall keep the Company informed of the status and details of any such request, Parent Takeover Proposal or inquiry.

   (e) Notwithstanding Section 4.3(b), Parent shall not provide any non-public information to a third party unless Parent provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality

Agreements (as defined in Section 5.2 hereof) previously entered into between Parent and the Company. Parent shall be entitled to provide copies of this
Section 4.3 to third parties who, on an unsolicited basis after the date of this Agreement, contact Parent regarding a Parent Takeover Proposal, provided that the Company shall concurrently be notified of such contact and delivery of such copy.

   (f) Parent shall immediately cease and cause to be terminated any existing discussion or negotiations with any parties (other than the Company) conducted prior to the date of this Agreement with respect to any of the foregoing and will exercise its rights under any confidentiality agreements with any such parties to require the return of confidential information provided by Parent or its representatives to any such parties.

                                   ARTICLE V

                             Additional Agreements

   Section 5.1 Preparation of Form S-4 and the Proxy Statement; Other Filings; Stockholders' Meetings.

   (a) As promptly as reasonably practicable after the execution of this Agreement, (i) the Company and Parent shall prepare and file with the SEC a preliminary joint proxy statement in form and substance satisfactory to each of the Company and Parent, relating to the meeting of the Company's stockholders to be held to obtain the Company Stockholder Approval and the meeting of the Parent's Stockholders to obtain the Parent Stockholder Approvals (together with any amendments thereof or supplements thereto, the "Proxy Statement") and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Form S-4") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of shares of Parent Common Stock in connection with the transactions and matters contemplated hereby. As promptly as reasonably practicable after the date of this Agreement, Parent and the Company shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or Blue Sky Laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Parent and the Company will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Form S-4, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Form S-4, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Form S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 to become effective as promptly as reasonably practicable, and shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company authorizes Parent to utilize in the Form S-4 and in all such state filed materials, the information concerning the Company and its subsidiaries provided to Parent in connection with, or contained in, the Proxy Statement. Parent promptly will advise the Company when the Form S-4 has become effective and of any supplements or amendments thereto, and the Company shall not distribute any written material that would constitute, as advised by counsel to the Company, a "prospectus" relating to the Merger or the Parent Common Stock within the meaning of the Securities Act or any applicable state securities law without the prior written consent of Parent. As promptly as reasonably practicable after the Form S-4 shall have become effective, each of the Company and Parent shall mail the Proxy Statement to its respective stockholders.

   (b) Parent agrees promptly to advise the Company if at any time prior to the meeting of the Parent's Stockholders or the meeting of the Company's stockholders any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to

Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the Parent's Stockholders or the Company's stockholders.

   (c) Each of Parent and the Company agrees that none of the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in (i) the Form S-4 shall, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement shall, at the date it is first mailed to the Company's stockholders or the Parent's stockholders or at the time of the Company Stockholders' Meeting (as defined below) or the Parent Stockholders' Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   (d) The Company agrees promptly to advise Parent if at any time prior to the meeting of the Parent's Stockholders or the meeting of the Company's stockholders any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable law after the mailing thereof to the Parent's Stockholders or the Company's stockholders.

   (e) As soon as reasonably practicable following the date of this Agreement, the Company shall call and hold a meeting of its stockholders (the "Company Stockholders' Meeting") and the Parent shall call and hold a meeting of Parent's Stockholders (the "Parent Stockholders' Meeting"). The purpose of such meetings shall be to obtain the Company Stockholder Approval and the Parent Stockholder Approvals, respectively. Each of the Company and Parent shall coordinate and cooperate with respect to the timing of the Company Stockholders' Meeting and Parent Stockholders' Meeting and shall use reasonable efforts to hold such meetings on the same day. Each of the Company and Parent shall use its best efforts to solicit from its stockholders proxies, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law or otherwise to obtain the Company Stockholder Approval and the Parent Stockholder Approvals, respectively, and through its respective Board of Directors, shall recommend to its respective stockholders the obtaining of the Company Stockholder Approval and the Parent Stockholder Approvals, respectively; provided, however, that the recommendation of the Board of Directors of Parent may not be included or may be withdrawn or modified if previously included if but only if a Parent Superior Proposal has been made and Parent is in compliance with the provisions of Section 4.3(b) and
Section 4.3(c). Unless this Agreement is previously terminated in accordance with Article 7, Parent shall submit the issuance of Parent Common Stock pursuant to the terms of this Agreement and the Domestication to a vote of its stockholders at the Parent Stockholders' Meeting even if the Board of Directors of Parent determines at any time after the date hereof that the Merger is no longer advisable and withdraws its recommendation that Parent Stockholders approve such transaction.

   Section 5.2 Access to Information; Confidentiality. The Company shall, and shall cause each of its respective subsidiaries to, afford to Parent, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its respective subsidiaries to, furnish promptly to Parent, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information confidential in accordance with the Confidentiality Agreements between Parent and the Company (the "Confidentiality Agreements").

   Section 5.3 Appropriate Action; Consents; Filings.

   (a) Without limiting the obligations of the parties in Section 5.3(b), each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly all filings with or applications to the FCC with respect to the transactions contemplated herein. The parties hereto will use their respective best efforts, and will take all actions necessary, to consummate and make effective the transactions contemplated herein and to cause the conditions to the Merger set forth in
Article VI to be satisfied, (including using best efforts, and taking all actions necessary, to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Entities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearances and the satisfaction of such conditions as expeditiously as possible.

   (b) The Company and Parent each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition, communications or broadcast law that may be asserted by any U.S. federal, state and local and non-United States antitrust or competition authority, or by the FCC or similar authority, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the consent of the FCC to or avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that neither the Company, Parent nor any of their respective subsidiaries shall be required to divest assets on which their respective electronic program guide businesses are dependent if such divestiture would have a material adverse effect on their electronic program guide business or take any other action that materially and adversely impacts their respective abilities to participate in the electronic program guide business. In addition, each of the Company and Parent agree to take promptly any and all steps necessary to obtain any consent or to vacate or lift any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity (each, an "Order") relating to antitrust or communications matters that would have the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting or materially delaying their consummation. Notwithstanding the above, Parent and the Company shall not be obligated to take any action pursuant to the foregoing if the board of directors of each of Parent and the Company determine that the taking of such action is reasonably likely to have a material adverse effect on the economic or business benefits of the transactions contemplated by this Agreement.

   (c) Each of the Company and Parent shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and the Company and Parent shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents, necessary, proper or advisable to consummate the Merger. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Entity, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Entity, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Entity with respect to this Agreement.

   Section 5.4 Stock Options.

   (a) At the Effective Time, each outstanding Company Stock Option, whether vested or unvested, shall be assumed by Parent. Accordingly, each Company Stock Option shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Company Stock Option, the number, rounded down to the nearest whole integer, of full shares of Parent Common Stock the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option in full, including as to unvested shares, immediately prior to the Effective Time, at a price per share equal to (y) the exercise price per share for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the Exchange Ratio, with such exercise price per share rounded up to the nearest whole cent (except that all vesting periods with respect to Company Stock Options granted prior to January 1, 1999 and 200,000 Company Stock Options granted to each of Peter Boylan and Joe Kiener on or after January 1, 1999 shall accelerate and such Company Stock Options will remain exercisable for the balance of their term).

   (b) As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Stock Option a document evidencing the foregoing assumption of such Company Stock Option by Parent.

   (c) As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form), or another appropriate form with respect to the shares of Parent Common Stock subject to such Company Stock Options. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Stock Option Plans assumed pursuant to this Section 5.4 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act.

   (d) Parent will grant options for up to 300,000 shares of Parent Common Stock following the Effective Time to certain senior officers (other than Peter Boylan and Joe Kiener) who were senior officers of the Company with an exercise price equal to the then current market price of shares of Parent Common Stock in accordance with the recommendations of the Company's current directors provided to the Parent Compensation Committee; provided, however, that without the approval of the Parent Compensation Committee, (i) no single officer may be granted options to purchase more than 30,000 shares of Parent Common Stock, and
(ii) officers employed by the following divisions of the Company may not be granted options for more than 75,000 shares of Parent Common Stock in the aggregate for each such division: TV Guide Magazine, Super Star and UVTV.

   (e) Parent and the Company hereby agree to provide the other with the following promptly upon the written request of such other party, but in no event more frequently than once a month: (i) the number of shares of Parent Common Stock or Company Common Stock, as the case may be, repurchased after September 30, 1999 and prior to the Closing in accordance with the proviso in
Section 4.1(a)(ii)(E) or the proviso in Section 4.1(b)(ii)(C), as the case may be, and (ii) the number of shares of Parent Common Stock or Company Common Stock, as the case may be, issued after September 30, 1999 and prior to the Closing.

   Section 5.5 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. All of such taxes and expenses shall be borne equally by Parent and the Company.

   Section 5.6 Indemnification and Insurance.

   (a) The certificate of incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability substantially identical to those set forth in the Company's certificate of incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company unless such modification is required by law.

   (b) If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.

   Section 5.7 Fees and Expenses. Except as provided in Section 7.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses, other than attorneys' and accountants' fees and expenses, incurred in connection with printing the Proxy Statement and Form S-4, as well as the filing fee relating to the Proxy Statement and Form S-4 paid to the SEC, will be shared equally by Parent and the Company. Parent and the Company shall share equally the fees incurred in connection with the filing of the premerger notification and report form pursuant to the HSR Act.

   Section 5.8 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or association.

   Section 5.9 Takeover Statutes. If any "takeover" statute shall become applicable to the transactions contemplated hereby, each of the Company, the members of the Board of Directors of the Company, Parent and the Board of Directors of Parent, subject to fiduciary duties, shall grant such approvals and take such actions as are necessary such that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such takeover statute on the transactions contemplated hereby.

   Section 5.10 Rights Agreement. The Board of Directors of Parent has taken all action necessary to render the Rights Agreement, dated July 10, 1998, by and between Parent and American Stock Transfer & Trust Company (the "Parent Rights Agreement") inapplicable to the Merger and the other transactions contemplated by this Agreement. Prior to the Effective Time, Parent shall either (i) amend the Parent Rights Agreement in the form attached hereto as
Exhibit 5.10, or (ii) adopt a new shareholders' rights agreement identical to the Parent Rights Agreement, except as amended to reflect the fact that Parent is then a Delaware corporation and to reflect the amendments reflected in the form attached hereto as Exhibit 5.10, in each case immediately prior to the Effective Time. Such amendment or new shareholders' rights agreement is referred to herein as the "Parent Rights Agreement Amendment."

   Section 5.11 Nasdaq National Marketing Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock issuable to the stockholders of the Company in the Merger, and those required to be reserved for issuance in connection with the Merger, to be listed for trading on the Nasdaq National Market.

   Section 5.12 Board of Directors of Parent. The Board of Directors of Parent will take all actions necessary to cause the Board of Directors of Parent, immediately after the Effective Time, to consist of twelve persons, six of whom shall be designated by Parent (one of whom shall be Henry C. Yuen and two of whom shall be Independent Directors (as that term is defined in the Bylaws of Parent)), and six of whom shall be designated by the Board of Directors of the Company prior to the Effective Time (one of whom shall be Peter Boylan, one of whom shall be Joe Kiener, and two of whom shall be Independent Directors (as that term is defined in the Bylaws of Parent)). If, prior to the Effective Time, any of Parent or the Company designees shall decline or be unable to serve as a director, Parent (if such person was designated by Parent) or the Company (if such person was designated by the Company) shall designate another person to serve in such person's stead.

   Section 5.13 Committees of the Board of Directors of Parent. The Board of Directors of Parent will take all actions necessary to cause the following committees of the Board of Directors of Parent to be formed, immediately after the Effective Time:

     (a) An executive committee comprised of four directors consisting of the Chairman and Chief Executive Officer of Parent, the Chief Financial Officer of Parent, one director designated by Liberty, and one director designated by News Corp.

     (b) A compensation committee comprised of five members of the Board of Directors of Parent which will consist of two Independent Directors (as that term is defined in the Bylaws of Parent) designated by Parent, one Independent Director (as that term is defined in the Bylaws of Parent) designated by Liberty, one Independent Director (as that term is defined in the Bylaws of Parent) designated by News Corp. and the Chairman and Chief Executive Officer of Parent.

     (c) A special committee consisting of three members of the Board of Directors of Parent which will be established and will be empowered to determine issues related to Parent's relationship with and among service providers. The members of the special committee will consist of the Chairman and Chief Executive Officer of Parent, a director designated by Liberty and a director designated by News Corp.

     (d) An audit committee comprised of the Chief Financial Officer of Parent, one Independent Director (as that term is defined in the Bylaws of Parent) designated by Parent and two Independent Directors (as that term is defined in the Bylaws of Parent) one of whom shall be designated by Liberty and one of whom shall be designated by News Corp.

   Section 5.14 Tax Matters.

     (a) This Agreement is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code.

     (b) If required by the SEC, the Company shall cause its counsel, Baker & Botts, L.L.P., to deliver an opinion to the Company, dated the date of the Proxy Statement, to the effect that the Merger will qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. In connection with obtaining such opinions, the Company and Parent shall provide to such counsel customary representation letters upon which counsel may rely in rendering such opinion. The opinion shall, if requested, be filed with the SEC as part of the Proxy Statement.

     (c) If required by the SEC, Parent shall cause its counsel, O'Melveny & Myers, LLP, to deliver an opinion to Parent, dated the date of the Proxy Statement, to the effect that the Merger will qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. In connection with obtaining such opinions, Parent and the Company shall provide to such counsel customary representation letters upon which counsel may rely in rendering such opinion. The opinion shall, if requested, be filed with the SEC as part of the Proxy Statement.

     (d) Between the date of this Agreement and the Effective Time, neither Parent nor Company nor their affiliates shall directly or indirectly take any action that could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or that could prevent each of them from providing representations required from them in connection with obtaining the opinions specified in Sections 5.14(b) and (c) hereof.

     (e) Neither Parent nor Company shall (without the consent of the other) take any action, except as specifically contemplated by this Agreement, that could adversely affect the intended tax treatment of the transactions contemplated hereby.

   Section 5.15 Domestication; Certificates and Other Deliveries.

   (a) On or prior to the Closing Date, the Company shall have delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Secretary of State of Delaware and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and stockholders of the Company approving the execution, delivery and performance of this

Agreement and the Company Ancillary Agreements and the instruments contemplated hereby, certified by the Secretary of the Company, and (iii) a true and complete copy of the certificate of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the bylaws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

   (b) On or prior to the Closing Date, Parent shall have effected the Domestication and delivered to the Company (i) a good standing certificate from the Secretary of State of Delaware stating that Parent is a validly existing corporation together with a certificate of good standing from the Secretary of State of Delaware stating that Sub is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors of each of Parent and Sub approving the execution, delivery and performance of this Agreement and the Parent Ancillary Agreements and the instruments contemplated hereby, and of the stockholders of Parent approving the issuance of the Parent Common Stock pursuant to the Merger, each certified by the Secretary or the Assistant Secretary of the Company; (iii) a true, complete and certified copy of the Certificate of Incorporation of Parent, which shall be in the form attached to this Agreement and a true, complete and certified copy of the Certificate of Incorporation of Sub; and (iv) a true and complete copy of Parent's Bylaws which shall be in the form attached to this Agreement and a true and complete copy of the Bylaws, as amended, of Sub, each certified by the Secretary or Assistant Secretary of Parent and Sub, as applicable.

   Section 5.16 Pending Litigation. Each of the parties covenants and agrees that all activity (except as contemplated by this Section 5.16) with respect to the pending litigation between and among the parties and their respective affiliates (the "Subject Litigation") shall cease until the earlier of (i) the termination of this Agreement pursuant to Section 7.1 hereof, and (ii) the Effective Time. Each of the parties hereto agrees to take promptly any and all action required and to file appropriate documents with each court (the "Relevant Courts") in which the Subject Litigation is pending to inform the court of this Section 5.16 and to request the stay of the Subject Litigation. Upon any termination of this Agreement pursuant to Section 7.1, unless the IPG License Agreement is effective, the stay implemented in connection with the Subject Litigation pursuant to this Section 5.16 shall be deemed automatically lifted and each of the parties hereto agrees to take promptly any and all actions required and to file appropriate documents with the Relevant Courts to lift the stay. The parties shall immediately and expeditiously as possible, following the execution of this Agreement, take all necessary steps to execute and file with the Relevant Courts the documents contemplated by this Section 5.16.

   Section 5.17 IPG License Agreement. In the event this Agreement is terminated pursuant to Section 7.1(b), (d), (e) or (g), the IPG License Agreement (the "IPG License Agreement") entered into on the date hereof by Parent and the Company in the form attached hereto as Exhibit 5.17, shall become effective as of the date on which this Agreement is so terminated if the Company so elects by giving notice to Parent within 30 days thereafter.

   Section 5.18 Rule 16b-3. Prior to the Effective Time, Parent and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisition of Parent and the Company equity securities (including derivative securities) in connection with this Agreement and the Option Agreement by each person who (a) is a director or officer of Parent or the Company or (b) at the Effective Time, will become a director or officer of Parent, to be exempted under Rule 16b-3 promulgated under the Exchange Act.

   Section 5.19 Multichannel Video Programming. Following the date hereof, the Company shall enter into good faith negotiations with each multichannel video programming delivery ("MVPD") system in which News Corp. or its affiliates has an interest (each a "News MVPD") for the purpose of licensing the Company's IPG technology on commercial terms and conditions and News Corp. shall cause each such News MVPD to enter into good faith negotiations with the Company for the purpose of licensing the Company's IPG technology on commercial terms and conditions.

                                   ARTICLE VI

                              Conditions Precedent

   Section 6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Stockholder Approvals. The Stockholder Approvals shall have been obtained;

     (b) Nasdaq National Market Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for inclusion on the Nasdaq National Market, subject to official notice of issuance;

     (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger substantially on the terms contemplated hereby shall be in effect;

     (d) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC; and

     (e) HSR Act. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

   Section 6.2 Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to the following conditions, unless waived in writing by Parent:

     (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof, except, in all such cases, where the failure to be so true and correct would not have a material adverse effect on the Company;

     (b) Agreements and Covenants. The Company shall not have willfully and materially breached (i) any of the covenants specified in Section 4.1(a)(i) through (xiii), inclusive, or Sections 5.5 or 5.8, except, in all such cases, where the failure to have so performed or complied would not have a material adverse effect on the Company or (ii) any covenant in Section 4.2 or Article V (other than Sections 5.5 and 5.8) required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (c) Company Ancillary Documents. The Company Ancillary Agreements shall be valid, binding and enforceable pursuant to the terms thereof and hereof against the Company and its applicable subsidiaries, Liberty and News Corp., as the case may be; and

     (d) Share Ownership. The holders of Parent's outstanding Parent Common Stock immediately prior to the Closing shall own in the aggregate more than 50% of Parent's outstanding Parent Common Stock immediately following the Closing, provided that for purposes of such calculation, (i) Parent must use the number of issued and outstanding shares of Parent Common Stock on September 30, 1999 specified in Section 3.2(c) of this Agreement plus any shares of Parent Common Stock issued after September 30, 1999 and prior to the Closing, (ii) any shares of Parent Common Stock purchased by Parent or any person controlled by Parent after September 30, 1999 (other than shares of Parent Common Stock repurchased in accordance with the proviso in
  Section 4.1(b)(ii)(C)) shall be deemed to be outstanding immediately following the Closing, and (iii) any shares of Parent Common Stock repurchased after September 30, 1999 in accordance with the proviso in
  Section 4.1(b)(ii)(C) shall be deemed to be outstanding until the tenth business day following the receipt by the Company of written notice from Parent containing the date of any such repurchase and the number of shares of Parent Common Stock so repurchased.

   Section 6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the following conditions, unless waived in writing by the Company:

     (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct as of the date hereof, except, in all such cases, where the failure to be so true and correct would not have a material adverse effect on Parent and its subsidiaries taken as a whole;

     (b) Agreements and Covenants. Each of Sub and Parent shall not have willfully and materially breached (i) any of the covenants specified in
  Section 4.1(b)(i) through (xii), inclusive, or Sections 5.5 and 5.8, except, in all such cases, where the failure to have so performed or complied would not have a material adverse effect on Parent and its subsidiaries taken as a whole or (ii) any covenant in Section 4.3 or
  Article V (other than Sections 5.5 and 5.8) required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

     (c) Parent Ancillary Agreements. The Parent Ancillary Agreements shall be valid, binding and enforceable pursuant to the terms thereof and hereof against Parent, its applicable subsidiaries and Henry C. Yuen, as the case may be; provided, however, that if Henry C. Yuen dies prior to the Effective Time, it shall not be a condition to the Company's obligations to effect the Merger that the Yuen Amendment and the Stockholders' Agreement be binding and enforceable upon Henry C. Yuen, as long as the Stockholders' Agreement continues to be binding and enforceable upon Parent and its applicable subsidiaries. The Yuen Employment Agreement as amended by the Yuen Amendment shall not have been amended, modified or supplemented in any manner.

                                  ARTICLE VII

                       Termination, Amendment and Waiver

   Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company or of Parent:

     (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors; or

     (b) by either Parent or the Company, if the Merger shall not have occurred by March 31, 2000, provided that if as of such date the waiting period (or any extension thereof) under the HSR Act has not expired or been terminated, or an action has been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger and remains unresolved, then such date shall be extended to September 30, 2000 (whichever date is operative being the "Reference Date"), and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before the Reference Date and such action or failure to act constitutes a breach of this Agreement; or

     (c) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein such that such breach would have a material adverse effect on Parent or the Company), but only if the conditions set forth in Section 6.2(a), Section 6.2(b), Section 6.2(c) or Section 6.2(d), as the case may be, would be incapable of being satisfied by the Reference Date; or

     (d) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein such that such breach would have a material adverse effect on the Company or Parent), but only if the conditions set forth in Section 6.3(a) or Section 6.3(b) or Section 6.3(c), as the case may be, would be incapable of being satisfied by the Reference Date, including, without limitation, as a result of the recommendation of the Merger of the Board of Directors of

  Parent having been withdrawn or modified prior to the termination of this Agreement other than as permitted by Section 5.1(a); or

     (e) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable; or

     (f) by either Parent or the Company if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof, provided that the right to terminate this Agreement under this Section 7.1(f) shall not be available to the Company where the failure to obtain stockholder approval of the Company's stockholders shall have been caused by the action or failure to act of the Company in breach of this Agreement; or

     (g) by either Parent or the Company if any approval of the Parent's Stockholders required for the consummation of the Merger and the Domestication shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Parent's Stockholders or at any adjournment or postponement thereof, provided that the right to terminate this Agreement under this Section 7.1(g) shall not be available to Parent where the failure to obtain the approval of the Parent's Stockholders shall have been caused by the action or failure to act of Parent in breach of this Agreement.

   Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except (i) as set forth in Section 5.7, Section 5.17, this Section 7.2, Section 7.5 and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful and material breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.

   Section 7.3 Amendment. This Agreement may be amended prior to the Effective Time by the parties at any time before or after approval hereof by the stockholders of the Company and Parent; provided, however, that after such stockholder approval there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

   Section 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

   Section 7.5 Termination Fee; Liquidated Damages.

   (a) Upon any termination of this Agreement by Parent pursuant to Section 7.1(c) or by Parent or the Company pursuant to Section 7.1(f) hereof, the Company shall immediately pay to Parent $409 million (the "Company Termination Fee") by wire transfer of immediately available funds to an account designated by Parent.

   (b) Upon any termination of this Agreement by the Company or Parent pursuant to Section 7.1(g) hereof, Parent shall pay to the Company $205 million (the "Parent Termination Fee") by wire transfer of immediately available funds to an account designated by the Company; provided, however, that an additional amount shall be paid as liquidated damages, under the following circumstances: (i) if prior to the meeting of Parent's Stockholders there shall have been a Parent Takeover Proposal (except that for purposes of this Section 7.5(b)(i), to constitute a Parent Takeover Proposal such proposal, (x) if relating to the acquisition in any manner of any equity interest in or any voting securities of Parent or any of its subsidiaries, must contemplate the acquisition of 35% or more, rather than 10% or more, of the total of such equity interests or voting securities and (y) if relating to the acquisition by any person in any manner of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Parent, must contemplate the acquisition of 35% or more, rather than 10% or more, of the then outstanding shares of capital stock of Parent) or the recommendation of the Merger of the Board of Directors of Parent shall have been withdrawn or modified prior to the time of such termination or the meeting of Parent's Stockholders, Parent shall pay to the Company upon such termination by wire transfer of immediately available funds an additional fee of $204 million; and (ii) if at any time within 12 months following such termination of this Agreement (whether or not a Parent Takeover Proposal (as defined in Section 4.3(a)) was made prior to such termination), Parent enters into a definitive agreement for or consummates a transaction that if proposed prior to termination would have constituted a Parent Takeover Proposal (as defined in Section 4.3(a)) then Parent shall concurrently with such signing or closing pay the Company by wire transfer of immediately available funds, an additional $204 million but without in any case duplication of any payment made under clause
(i). Upon any termination of this Agreement by the Company pursuant to Section 7.1(d) hereof, Parent shall immediately pay to the Company $409 million (the "Alternative Parent Termination Fee") by wire transfer of immediately available funds to an account designated by the Company.

   (c) Payment of the fees described in Sections 7.5(a) and (b) above constitute liquidated damages and shall be in lieu of all other damages incurred in the event of breach of this Agreement.

   Section 7.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

                                  ARTICLE VIII

                               General Provisions

   Section 8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except that any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger shall survive the Merger.

   Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to Parent or Sub, to

       Gemstar International Group Limited
       135 North Los Robles Avenue, Suite 800
       Pasadena, California 91101
       Facsimile: (626) 792-0257
       Attention: Chief Executive Officer
       with a copy to:

       O'Melveny & Myers LLP
       Suite 1700
       610 Newport Center Drive
       Newport Beach, California 92660
       Facsimile: (714) 669-6994
       Attention: David A. Krinsky, Esq.
                  J. Jay Herron, Esq.

      (b) if to the Company, to

       TV Guide, Inc.
       7140 S. Lewis Avenue
       Tulsa, Oklahoma 74136-5422
       Facsimile: (918) 488-4951
       Attention: General Counsel

       with a copy to:

       Baker & Botts, L.L.P.
       599 Lexington Avenue, Suite 2900
       New York, New York 10022-6030
       Facsimile: (212) 705-5125
       Attention: Elizabeth Markowski, Esq.

   Section 8.3 Definitions. For purposes of this Agreement:

   (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

   (b) "Average Market Capitalization" means one-half of the sum of the Market Capitalization of the applicable corporation on the first day of the relevant period and on the last day of the relevant period. "Market Capitalization" means the product of the number of shares of the applicable corporation's common stock outstanding on the relevant date multiplied by the average closing market price of the Corporation's common stock for the 20 consecutive trading days immediately preceding such date.

   (c) "Company Ancillary Agreements" means the Stockholders' Agreement, the Company Option Agreement and the IPG License Agreement;

   (d) "material adverse change" or "material adverse effect" means, when used in connection with the Company, the Surviving Corporation or Parent, any change, event or effect that is materially adverse to the business, assets, financial condition or results of operations of such party and its subsidiaries taken as a whole, except to the extent that such change, event, or effect is attributable to or results from (i) general change in the industries in which the Company, the Surviving Corporation or Parent operate, (ii) changes in general economic conditions or securities markets in general, or (iii) the effect of the public announcement or pendency of the transactions contemplated hereby;

   (e) "Parent Ancillary Agreements" means the Parent Option Agreement, the IPG License Agreement, the Stockholders' Agreement, the Yuen Amendment and the Parent Rights Agreement Amendment;

   (f) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

   (g) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interest of which) is owned directly or indirectly by such first person.

   Section 8.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   Section 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties whether by mail, overnight courier, personal delivery or facsimile, it being understood that all parties need not sign the same counterpart.

   Section 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, (and the other exhibits hereto), the Confidentiality Agreement and the other documents referenced herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Article II and Sections 5.4 and 5.6, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

   Section 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of laws, except for such provisions where the laws of the British Virgin Islands is mandatorily applicable, which provisions shall be governed by and construed in accordance with the laws of the British Virgin Islands.

   Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   Section 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement in any court other than a federal or State court sitting in the State of Delaware.

   Section 8.10 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any such jurisdiction to be invalid, prohibited or unenforceable for any reason, such provisions, as to such jurisdictions, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

   IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Attest:                                   "Parent"


                                          Gemstar International Group Limited,
                                           a British Virgin Islands
                                           corporation

     /s/ Stephen A. Weiswasser
By: _________________________________

  Name: Stephen A. Weiswasser
  Title: Secretary                             /s/ Henry Yuen
                                          By: _________________________________
                                            Name: Henry Yuen
                                            Title: Chief Executive Officer

Attest:                                   "SUB"


                                          G Acquisition Subsidiary Corp., a
                                           Delaware corporation



     /s/ Stephen A. Weiswasser
By: _________________________________          /s/ Henry Yuen
  Name: Stephen A. Weiswasser             By: _________________________________
  Title: Assistant Secretary                Name: Henry Yuen
                                            Title: Chief Executive Officer

Attest:                                   "Company"


                                          tv guide, inc., a Delaware
                                           corporation

     /s/ Craig M. Waggy

By: _________________________________
  Name: Craig M. Waggy                         /s/ Peter C. Boylan III
  Title: Senior Vice President            By: _________________________________
  and    Chief Financial Officer            Name: Peter C. Boylan III
                                            Title: President

                                   AMENDMENT

   AMENDMENT (this "Amendment"), made effective as of February 7, 2000, by and among Gemstar International Group Limited, a British Virgin Islands corporation ("Gemstar"), G Acquisition Subsidiary Corp., a Delaware corporation and a wholly-owned subsidiary of Gemstar ("Sub"), and TV Guide, Inc., a Delaware corporation ("TV Guide"), to the Agreement and Plan of Merger, dated as of October 4, 1999 (the "Merger Agreement"), by and among Gemstar, Sub and TV Guide. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

   WHEREAS, pursuant to the Merger Agreement, Gemstar has agreed to effect the Domestication on or prior to the Closing Date; and

   WHEREAS, the Merger Agreement provides that Gemstar's Certificate of Incorporation and Bylaws following the Domestication and at the Effective Time will be in the respective forms annexed to the Merger Agreement as Exhibit 1.7(a) and Exhibit 1.7(b); and

   WHEREAS, Gemstar and TV Guide have determined that it is advisable for Gemstar to effect the Domestication prior to the Parent Stockholders' Meeting; and

   WHEREAS, the parties are entering into this Amendment in order to set forth their agreement with respect to the forms of Gemstar's Certificate of Incorporation and Bylaws following the Domestication and the Effective Time and certain other matters.

   NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

   Section 1. Governing Instruments.

  (a) Immediately following the Domestication and the Effective Time, Gemstar's Certificate of Incorporation will be in the form set forth as Exhibit A hereto, which shall replace in its entirety Exhibit 1.7(a) to the Merger Agreement.

  (b) Immediately following the Domestication, Gemstar's Bylaws will be in the form set forth as Exhibit B hereto.

  (c) Immediately following the Effective Time, Gemstar's Bylaws will be in the form set forth as Exhibit C hereto, which shall replace in its entirety Exhibit 1.7(b) to the Merger Agreement.

  (d) Immediately following the Domestication, the Parent Rights Agreement will be amended and restated so as to be in the form set forth as Exhibit D hereto (the "Amended Rights Agreement").

  (e) Immediately prior to the Effective Time, the Amended Rights Agreement will be amended as provided on Exhibit E hereto, which shall replace in its entirety Exhibit 5.10 to the Merger Agreement.

  (f) Promptly following the Effective Time, Gemstar will effect a merger of a subsidiary of Gemstar with and into Gemstar in accordance with
      Section 253 of the Delaware General Corporation Law solely for the purpose of changing the name of Gemstar to "TV Guide International, Inc."

   Section 2. Waiver.

   To the extent any provisions of the Merger Agreement would prohibit or conflict with actions required to be taken in accordance with Section 1 hereof, such provisions are hereby amended or waived to the extent necessary to permit the taking of such actions.

   Section 3. Ratification.

   Except as specifically set forth herein, the terms and provisions of the Merger Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed.

   Section 4. Representations.

   Each party represents and warrants to each other party that this Amendment
(1) has been duly executed by its authorized officer, and (2) in accordance with Section 7.6 of the Merger Agreement has been approved by the affirmative vote of a majority of the members of its entire board of directors.

   Section 5. Miscellaneous.

   THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same instrument. This Amendment shall become effective as of the date first written above when signed by each party and delivered to the other party. Delivery of an executed signature page by facsimile shall be effective execution and delivery.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

                                          GEMSTAR INTERNATIONAL GROUP LIMITED

                                             /s/ Stephen A. Weiswasser
                                          By __________________________________
                                          Name: Stephen A. Weiswasser
                                          Title:  Executive Vice President and
                                                General Counsel

                                          G ACQUISITION SUBSIDIARY CORP.

                                             /s/ Stephen A. Weiswasser
                                          By __________________________________
                                          Name: Stephen A. Weiswasser
                                          Title:  Assistant Secretary

                                          TV GUIDE, INC.

                                             /s/ Charles B. Ammann
                                          By __________________________________
                                          Name: Charles B. Ammann
                                          Title:  Senior Vice President

                                                                         ANNEX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                      GEMSTAR INTERNATIONAL GROUP LIMITED

                                   ARTICLE I

                                      Name

   The name of the Corporation is Gemstar International Group Limited (the "Corporation").

                                   ARTICLE II

                               Registered Office

   The location of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    Purpose

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

                                Authorized Stock

   The total number of shares of capital stock that the Corporation shall have authority to issue is two billion five hundred million (2,500,000,000) shares, divided into the following classes: two billion three hundred fifty million (2,350,000,000) shares of Common Stock, par value $.01 per share ("Common Stock") and one hundred fifty million (150,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which (i) 25,000,000 shares have been designated Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in Article XI of this Certificate, and (ii) the balance will be issuable in series as provided in Section B of this Article IV.

                                   SECTION A

                                  Common Stock

   Each share of the Common Stock shall have the same relative rights and shall be identical in all respects to all other shares of Common Stock.

   1. Voting Rights.

   Holders of Common Stock shall be entitled to one vote for each share of such stock held on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware and, with respect to any series of Preferred Stock, except as may be provided in
Article XI or in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by this Certificate, the holders of outstanding shares of Common Stock and the holders of outstanding shares of each series of Preferred Stock, if any, entitled to vote thereon shall vote as one class with respect to the general election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Common Stock or of any other class or series of stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Common Stock or any such series of Preferred Stock shall be required for the approval of any such matter.

   2. Dividends.

   Dividends shall be payable only as and when declared by the Board of Directors out of any assets legally available for the payment of dividends.

   3. Liquidation and Dissolution.

   In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of Common Stock shall share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to its common stockholders. Neither the consolidation or merger of the Corporation with or into any other person or persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3.

                                   SECTION B

                                Preferred Stock

   The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors (a "Preferred Stock Designation"). Without limiting the foregoing, the Board of Directors, in such Preferred Stock Designation (a copy of which shall be filed as required by law), is also expressly authorized to fix with respect to each series:

     (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

     (ii) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative, and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

     (iii) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

     (iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or another entity, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

     (v) the voting rights, if any, full or limited of the holders of a particular series; and

     (vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series.

   All shares of any one series of the Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware.

   Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall resume the status of authorized and unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock.

                                   ARTICLE V

                                   Directors

                                   SECTION A

                              Number of Directors

   The governing body of the Corporation shall be a Board of Directors. Effective upon the filing of the Certificate of Merger of TV Guide, Inc., a Delaware corporation ("TVG"), and G Acquisition Subsidiary Corp., a Delaware corporation and subsidiary of the Corporation (the "Effective Time"), the Board of Directors shall consist of twelve (12) directors. After the Effective Time, the number of directors may be changed by the Board of Directors from time to time by resolution adopted by at least nine of the twelve members of the Board of Directors then authorized. At the Effective Time, six (6) directors shall be persons who are designated by the Board of Directors of TVG prior to the Effective Time to serve on the Board of Directors of the Corporation (the "TVG Directors"), two of whom shall be Independent Directors (as defined in the Corporation's By-laws as amended from time to time), and six (6) directors shall be persons who are designated by the Board of Directors of the Corporation prior to the Effective Time to serve on the Board of Directors of the Corporation (the "GS Directors"), two of whom shall be Independent Directors. No series of Preferred Stock shall be entitled to elect any additional directors, although the terms of any series of Preferred Stock may provide that the shares of such series are entitled to vote in elections of directors.

                                   SECTION B

                                 Term of Office

   The Corporation shall have three classes of directors: Class I, Class II and Class III. Each class of directors shall consist of a number of directors equal as nearly as practicable to one-third of the then authorized number of members of the Board of Directors. The initial term of office of the Class I Directors shall expire at the annual meeting of stockholders in 2003; the initial term of office of the Class II Directors shall expire at the annual meeting of stockholders in 2002; and the initial term of office of the Class III Directors shall expire at the annual meeting of stockholders in 2001. At each annual meeting of stockholders of the Corporation, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified. At the Effective Time, two of the six TVG Directors will be Class I Directors, two will be Class II Directors and two will be Class III Directors. At the Effective Time, the remaining two Class I Directors, two Class II Directors and two Class III Directors will be GS Directors.

                                   SECTION C

                       Election and Removal of Directors

   Election of directors need not be by written ballot. Advance notice of nominations for the election of directors, other than nominations by the Board of Directors in accordance with the By-laws of the Corporation, shall be given to the Corporation in the manner provided in the By-laws of the Corporation. Directors may be removed from office with or without cause upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (defined below), voting together as a single class at a meeting specifically called for such purpose. The term "Voting Securities" shall mean the Common Stock and any series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

                                   SECTION D

                   Newly Created Directorships and Vacancies

   Vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled as shall be specified in the By-laws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                   SECTION E

                  Limitation on Liability and Indemnification

   1. Limitation On Liability.

   To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

   2. Indemnification.

   (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person (other than compulsory counterclaims) only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

   (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

   (c) Claims. If a claim for indemnification or prepayment of expenses under this paragraph 2 is not paid in full within 30 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or prepayment of expenses under applicable law.

   (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

   (e) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

   3. Amendment or Repeal.

   Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act of omission occurring prior to the time of such repeal or modification.

                                   SECTION F

                              Amendment of By-Laws

   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than (x) prior to the Effective Time, a majority of the Board of Directors then authorized and (y) after the Effective Time, nine of the twelve members of the Board of Directors then authorized, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the By-laws of this Corporation, including any provision of the By-laws adopted by the affirmative vote of the Corporation's stockholders.

                                   ARTICLE VI

                            Meetings of Stockholders

   Except as otherwise provided in the terms of any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.

                                  ARTICLE VII

                Actions Requiring Supermajority Stockholder Vote

   Subject to the rights of the holders of any class or series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as defined in

Section C of Article V of this Certificate), voting together as a single class at a meeting specifically called for such purpose, shall be required in order for the Corporation to take any action to authorize:

     (a) the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein other than an amendment solely for the purpose of changing the name of the Corporation;

     (b) the adoption, amendment or repeal of any provision of the By-laws of the Corporation; provided, however, that this clause (b) shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the By-laws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

     (c) the merger or consolidation of this Corporation with or into any other person or any binding share exchange to which this Corporation is a party, other than a merger of a subsidiary of this Corporation with and into this Corporation effected in accordance with Section 253 of the Delaware General Corporation Law solely for the purpose of changing the name of this Corporation (it being understood that this clause (c) shall not apply to any transactions specified in that certain Agreement and Plan of Merger dated as of October 4, 1999 by and among this Corporation, G Acquisition Subsidiary Corp. and TVG, as such agreement may be amended from time to time (the "Merger Agreement"), including, as contemplated thereby, the issuance of shares of the Corporation's Common Stock in connection with the merger of G Acquisition Subsidiary Corp. with and into TVG (the "Merger"));

     (d) the sale, lease, exchange or other disposition in one transaction or a series of related transactions of all or a substantial part of the assets of the Corporation and its subsidiaries;

     (e) the dissolution, liquidation or winding up of the Corporation; or

     (f) any other matter (other than the election of directors and the adoption or amendment of any stock option, stock appreciation rights or other stock incentive plan for the Corporation or its subsidiaries and any transactions contemplated by the Merger Agreement including, as contemplated thereby, the issuance of shares of the Corporation's Common Stock in connection with the Merger) required to be submitted to stockholders for approval by the laws of the State of Delaware or by the rules of the national securities exchange or national securities association on which the Common Stock is listed or quoted.

   All rights at any time conferred upon the stockholders of the Corporation pursuant to this Certificate are granted subject to the provisions of this
Article VII.

                                  ARTICLE VIII

                                      Term

   The term of existence of this Corporation shall be perpetual.

                                   ARTICLE IX

                              Stock Not Assessable

   The capital stock of this Corporation shall not be assessable if fully paid. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.

                                   ARTICLE X

                                  Section 203

   The Corporation elects not be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE XI

                           Rights and Preferences of
                        Series A Junior Preferred Stock

                                   SECTION A

                          Dividends and Distributions

   (1) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of the Corporation's Common Stock, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (2) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

   (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                                   SECTION B

                                 Voting Rights

   The holders of shares of Series A Preferred Stock shall have the following voting rights:

   (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (2) Except as otherwise provided herein, in any other amendment to this Certificate creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.

   (3) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                                   SECTION C

                              Certain Restrictions

   (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section A are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section C, purchase or otherwise acquire such shares at such time and in such manner.

                                   SECTION D

                               Reacquired Shares

   Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or as otherwise required by law.

                                   SECTION E

                     Liquidation, Dissolution or Winding Up

   Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                   SECTION F

                          Consolidation, Merger, Etc.

   In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of

Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                   SECTION G

                                 No Redemption

   The shares of Series A Preferred Stock shall not be redeemable.

                                   SECTION H

                                      Rank

   The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                                   SECTION I

                              Amendment of Article

   This Article shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                  Article XII

                                  Incorporator

   The name and mailing address of the Incorporator is Stephen A. Weiswasser, 135 North Los Robles Avenue, Suite 800, Pasadena, California 91101.

   I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware and the acts amendatory thereof and supplemental thereto, make and file this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true as of February 9, 2000.

                                          /s/ Stephen A. Weiswasser
                                          _____________________________________
                                          Stephen A. Weiswasser

                                                                         ANNEX C

                                     BYLAWS

                          TV GUIDE INTERNATIONAL, INC.

            (formerly known as Gemstar International Group Limited)

                             A Delaware Corporation

                                    By-laws

                               ----------------

                                   ARTICLE I

                                  Stockholders

Section 1.1 Annual Meeting.

   An annual meeting of stockholders for the purpose of electing those directors whose term of office expires at such meeting and of transacting such other business as may properly come before it shall be held each year at such date, time, and place in the United States, either within or without the State of Delaware, as may be specified by the Board of Directors in the notice of meeting.

Section 1.2 Special Meetings.

   Except as otherwise provided in the terms of any class or series of preferred stock or unless otherwise provided by law, special meetings of stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation promptly (i) upon the written request of the holders of not less than a majority of the total voting power of the outstanding Voting Securities (as hereinafter defined) of the Corporation (such written request shall set forth the purpose or purposes for which the meeting is called, and in case of a special meeting called for the purpose of nominating directors of the Corporation, the information required by Section
1.9 hereof), or (ii) at the request of six of the twelve members of the Board of Directors then authorized. The Secretary of the Corporation shall immediately notify each member of the Board of Directors of the receipt of any such request. The term "Voting Securities" shall mean the Corporation's Common Stock, par value $.01 per share ("Common Stock"), and any class or series of preferred stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof. Special meetings of stockholders for any purpose or purposes may be held at such time and place in the United States either within or without the State of Delaware as may be stated in the notice of meeting.

Section 1.3 Notice of Meetings.

   Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the Chief Executive Officer (if different from the Chairman), any President and COO, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote there at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law or the Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate").

Section 1.4 Notice of Nominations for the Election of Directors and the Proposal of Business.

   1.4.1 Annual Meetings of Stockholders.

   Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting delivered pursuant to Section 1.3 of these By-laws, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation that has complied with all applicable requirements of Section 1.9 hereof.

   1.4.2 Special Meetings of Stockholders.

   Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors as provided in Section 2.4 hereof or (b) by any stockholder of the Corporation that has complied with all applicable requirements of Section 1.9 hereof.

   1.4.3 General.

   (a) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded.

   (b) Notwithstanding the foregoing or the provisions of Section 1.9 of these By-laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this
Section 1.4 or Section 1.9 of these By-laws. Nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.5 Quorum.

   Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law or in the Certificate or elsewhere in these By-laws, at any meeting of stockholders, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority in total voting power of the shares that are present in person or by proxy or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.6 of these By-laws until a quorum shall attend.

Section 1.6 Adjournment.

   Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned in a single adjournment for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.7 Calling of Meeting.

   The Chairman of the Board or, in the absence of the Chairman, the Chief Executive Officer (if different from the Chairman) or, in the absence of the Chief Executive Officer, the designee of the Chairman (provided such designee is a member of the Office of the Chief Executive or in their absence, a Vice President), shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board of Directors fails to act, the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of all of the foregoing officers.

   The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 1.8 Voting.

   Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law, the Certificate or elsewhere in these By-laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 1.9 Advance Notice; Nominations.

   At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given pursuant to Section 1.3 hereof or (b) in the case of an annual meeting, (i) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (ii) otherwise properly brought before the meeting by a stockholder of the Corporation. For business (other than the nomination of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. The Secretary shall immediately notify each member of the Board of Directors of the receipt of any such notice and the contents thereof. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and
(iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in these By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this By-law, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted, and if purported to be transacted shall be void.

   At each annual meeting of stockholders, the stockholders shall elect directors in accordance with the Certificate. Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible for election as directors at an annual meeting or at a special meeting called for such purpose pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors pursuant to Section 2.4 hereof or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this By-law. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. The Secretary of the Corporation shall immediately notify each member of the Board of Directors of the receipt of any such notice and the contents thereof. To be timely, a stockholder's notice of nomination in the case of an annual meeting or a special meeting called for the election of directors shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, and, provided, further, that in the case of a special meeting called at the request of a stockholder or stockholders nominating persons for election to the Board of Directors, the notice of nomination by the stockholder(s) requesting such meeting will be timely if received by the Corporation pursuant to Section 1.2 hereof. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. For purposes of this By-law, "public disclosure" shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

                                   ARTICLE II

                               Board of Directors

Section 2.1 Number and Term of Office.

   (a) The governing body of this Corporation shall be a Board of Directors. The Board of Directors shall be comprised of twelve (12) members, at least four of whom shall be "Independent Directors". For purposes of these By-laws, the term "Independent Director" means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the GS Director Committee (as defined in Section 2.11(e)) in the case of a GS Independent Director, and in the opinion of the TVG Director Committee (as defined in Section 2.11(d)) in the case of a TVG Independent Director, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (provided that in the event a designated Independent Director does not qualify under applicable securities exchange or securities association listing standards as an "independent director," then a new Independent Director shall be designated pursuant to the terms hereof to replace such director). The Board of Directors, by resolution adopted by the affirmative vote of at least nine of the twelve members of the Board of Directors then authorized, may increase or decrease the number of directors. Directors need not be stockholders of the Corporation. Effective with the filing of the Certificate of Merger of TV Guide, Inc. ("TVG") and G Acquisition Subsidiary Corp., a subsidiary of the Corporation (the "Effective Time"), the Board of Directors shall consist of six (6) directors who shall be persons designated by the Board of Directors of TVG prior to the Effective Time to serve on the Board of Directors of the Corporation (such directors, together with any person subsequently elected or appointed to the directorship previously held by any such director and any successor thereto in accordance with these By-laws, being herein referred to as the "TVG Directors"), two of whom shall be Independent Directors, and six (6) directors designated by the Board of Directors of the Corporation prior to the Effective Time (such directors, together with any person subsequently elected or appointed to the directorship previously held by any such director and any successor thereto in accordance with these By-laws, being herein referred to as the "GS Directors"), two of whom shall be Independent Directors. Two of the TVG Directors who qualify as Independent Directors shall be designated the TVG Independent Directors (which term shall include any person subsequently elected or appointed to the directorship previously held by any such TVG Independent Director and any successor thereto who qualifies as an Independent Director). Two of the GS Directors who qualify as Independent Directors shall be designated the GS Independent Directors (which term shall include any person subsequently elected or appointed to the directorship previously held by any such GS Independent Director and any successor thereto who qualifies as an Independent Director). No class or series of preferred stock shall be entitled to elect any additional directors, although the terms of any class or series of preferred stock may provide that the shares of such class or series are entitled to vote in elections of directors.

   (b) The Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each class of directors shall consist of a number of directors equal as nearly as practicable to one-third of the then authorized number of members of the Board of Directors. The initial term of office of the Class I Directors shall expire at the annual meeting of stockholders in 2003; the initial term of office of the Class II Directors shall expire at the annual meeting of stockholders in 2002; and the initial term of office of the Class III Directors shall expire at the annual meeting of stockholders in 2001. At each annual meeting of stockholders of the Corporation, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified. At the Effective Time, two of the six TVG Directors will be Class I Directors, two will be Class II Directors and two will be Class III Directors. At the Effective Time, the remaining two Class I Directors, two Class II Directors and two Class III Directors will be GS Directors. The class into which each director shall initially be placed shall, in the case of the TVG Directors, be determined by the Board of Directors of TVG prior to the Effective Time and shall, in the case of the GS Directors, be determined by the Board of Directors of the Corporation prior to the Effective Time.

Section 2.2 Resignations.

   Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors and the Chairman of the Board. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

Section 2.3 Removal of Directors.

   Directors may be removed from office with or without cause upon the affirmative vote of holders of not less than 66 2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section 1.2), voting together as a single class at a meeting specifically called for such purpose.

Section 2.4 Newly Created Directorships, Vacancies and Nominees.

   Vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled, and nominees for directors in the case of expiration of a director's term shall be made, by the majority vote of the directors present and voting at a meeting of the Board of Directors duly called and held at which a quorum is present, or by unanimous written consent of the directors; provided, however, that until the later of the expiration of the Specified Period (as defined in Section 2.5 of these By-laws) and the fifth anniversary of the Effective Time, if such vacancy resulted from the death, resignation, removal, disqualification or other cause, or if the directorship expiring is that, of
(i) a TVG Director, then the power to fill such vacancy or make such nomination shall be vested in the TVG Director Committee, or (ii) a GS Director, then the power to fill such vacancy or make such nomination shall be vested in the GS Director Committee. Newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled solely by the affirmative vote of not less than nine of the twelve members of the Board of Directors then authorized. Any director appointed in accordance with either of the two preceding sentences shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.5 Chairman of the Board.

   The Chairman of the Board of Directors shall be elected from among the members of the Board of Directors and shall perform the duties provided in these By-laws and such other duties as may from time to time be assigned to the Chairman by the Board of Directors. As of the Effective Time and during the Specified Period (as defined below) the Chairman of the Board shall be appointed by the GS Director Committee, but shall be Henry Yuen so long as he is a GS Director. Upon the expiration of the Specified Period, the person who immediately prior thereto was Chairman of the Board shall thereupon cease to be Chairman of the Board, and from and after such time until (but not including) the third annual Board of Directors' meeting following (i) the expiration of the Specified Period or, if later, (ii) the fifth anniversary of the Effective Time, the Chairman of the Board shall be elected by majority vote or unanimous written consent of the TVG Directors. Following the expiration of the last of the Specified Period and the period referred to in the immediately preceding sentence (such periods, collectively, the "Specified Chairman Selection Periods"), the directors shall select one of their members to be Chairman of the Board of Directors. The term "Specified Period" as used in these By-laws means the period beginning on the Effective Date and ending on the first to occur of (i) the fifth anniversary of the Effective Time and (ii) such date as Henry Yuen ceases to be Chief Executive Officer of the Corporation.

Section 2.6 Meetings.

   The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the stockholders. Regular meetings of the Board of Directors (including such annual meeting) shall be held not less frequently than quarterly, at 10:00 a.m. local time on the last business day of each calendar quarter, at the executive offices of the Corporation or at such other time and place as shall be determined from time to time by the Board of Directors. Notice of each regular meeting shall be furnished in writing to each member of the Board of Directors not less than five business days in advance of said meeting, unless such notice requirement is waived in writing by each member.

   Special meetings of the Board of Directors shall be held at such time and place within the United States as shall be designated in the notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Secretary of the Corporation upon the written request of not less than six of the twelve members of the Board of Directors then authorized.

Section 2.7 Notice of Special Meetings.

   The Secretary, or in his or her absence or failure to give such notice any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by overnight courier, or by telegram, cable, facsimile transmission, or personal service at least three business days before the meeting unless such notice requirement is waived in writing by each member. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 2.8 Quorum and Organization of Meetings.

   Except as provided in the immediately following sentence, a majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Notwithstanding the foregoing, the presence of six of the twelve members of the Board of Directors then authorized will constitute a quorum for the transaction of business at a meeting of the Board if (i) such meeting was duly called pursuant to these By-laws and (ii) either all of the TVG Directors or all of the GS Directors fail to attend such meeting. Except as otherwise required by law or provided by the Certificate or these By-laws, directors present at any meeting at which a quorum is present for the transaction of business may by majority vote decide any question brought before such meeting (other than any Fundamental Decision (as defined below)). Except as otherwise required by law or provided by the Certificate or these By-laws, in the event of a tie vote of the Board of Directors on any matter that is presented to the Board of Directors for its approval (but excluding any matter delegated by these By-laws or the Board of Directors to the Compensation Committee, the Audit Committee or the Special Committee (as defined below) for determination), the Tie-breaking Committee during the Specified Period only, and thereafter the TVG Director Committee during the remainder of the Specified Chairman Selection Periods (as defined in Section 2.5 of these By-laws) only, shall have the exclusive power to approve or disapprove the specific proposal with respect to which the vote was tied. Notwithstanding anything to the contrary contained in this Section 2.8, if the Specified Period expires prior to the fifth anniversary of the Effective Time solely as the result of the termination of Henry Yuen's employment as Chief Executive Officer of the Corporation pursuant to the terms of his employment agreement with the Corporation because of his death or disability, then during the period from such expiration of the Specified Period to the fifth anniversary of the Effective Time (the "Suspension Period"), no committee of directors will have the power to approve or disapprove any proposal with respect to which the directors' votes are tied. The power of the Tie-breaking Committee or the TVG Director Committee, as applicable, to resolve a tie vote as described in this By-law shall not in any event apply to any matter listed on Schedule I to these By-laws (each, a "Fundamental Board Decision") or to any matter requiring the approval of stockholders by a supermajority vote as provided in the Certificate (each, a "Fundamental Stockholder Decision" and, together with the Fundamental Board Decisions, the "Fundamental Decisions"). No action may be taken by the Corporation or any of its subsidiaries with respect to any matter that constitutes a Fundamental Decision without the prior approval of not less than seven of the twelve members of the Board of Directors then authorized (or such greater number of directors or percentage of the entire Board as may be specified elsewhere in these By-laws or the Certificate) at a meeting of the Board duly called and held or the unanimous written consent of the Board. Meetings shall be presided over by the Chairman of the Board or in his or her absence, the Chief Executive Officer (if different from the Chairman), or in his or her absence, by his or her designee (provided such designee is a member of the Office of the Chief Executive). The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Indemnification.

   The Corporation shall indemnify members of the Board of Directors and officers of the Corporation and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the laws of the State of Delaware and the Certificate, as now or hereafter in effect.

Section 2.10 Executive Committee of the Board of Directors.

   There shall be an executive committee of the Board of Directors, to be comprised of four directors, except as otherwise provided below. As of the Effective Time, the Executive Committee shall consist of each of the following who are directors: the Chief Executive Officer (or, except during the Suspension Period, if any, if the Chief Executive Officer is not a director, the Chairman of the Board), the Chief Financial Officer and two of the TVG Directors designated by TVG prior to the Effective Time; provided, however, that during the Specified Period (as defined in Section 2.5 of these By-laws), if the Chief Financial Officer is not a GS Director, then the Chief Financial Officer shall not be a member of the Executive Committee and a GS Director designated by the GS Director Committee shall be a member of the Executive Committee. During the Specified Period, the Tie-breaking Committee will have the power to resolve any tie vote in the event of a tie vote by the members of the Executive Committee on any matter properly presented to the Executive Committee for determination. Thereafter during the remainder of the Specified Chairman Selection Periods (as defined in Section 2.5 of these By-laws), the TVG Director Committee will have the right to resolve such tie vote. Notwithstanding anything to the contrary contained in this Section 2.10, during the Suspension Period (as defined in Section 2.8 of these By-laws), if any, no committee shall have the power to resolve a tie vote of the Executive Committee. The TVG Director Committee shall have the exclusive power to replace the TVG Directors on the Executive Committee and the two TVG Directors on the Executive Committee shall abstain from any vote thereon. Subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the Certificate or these By-laws, the Executive Committee shall have such duties and powers relating to the management of the business and affairs of the Corporation as may be delegated to it from time to time by the affirmative vote of seven of the twelve members of the Board of Directors then authorized; provided, however, that (i) during the Specified Chairman Selection Periods the Executive Committee shall have all powers of the Board of Directors with respect to matters related to the operations of the Corporation and its subsidiaries between Board meetings, except as otherwise determined by the Board of Directors or delegated to the Compensation Committee, the Special Committee or the Audit Committee pursuant to these By-laws or otherwise, or delegated by the Board to a different committee, and (ii) in the absence of a Chief Executive Officer during the Suspension Period, if any, the Executive Committee as then constituted shall have and perform the powers of the Chief Executive Officer. No matter that constitutes a Fundamental Decision shall be, in any event, within the power of the Executive Committee to determine. Notwithstanding the foregoing, the Executive Committee will not have decision-making authority with respect to any of the following matters and only the Board of Directors shall have authority to decide such matters: (1) any acquisition by the Corporation or any person controlled by the Corporation of any business or assets if the amount involved exceeds $25 million, (2) any sale, lease, exchange or other disposition, pledge or encumbrance of any assets (including any interest or participation in any person) or of all or a part of any business of the Corporation or any person controlled by the Corporation if the amount involved exceeds $25 million, and (3) the incurrence by the Corporation or any person controlled by the Corporation of indebtedness in excess of $50 million in any fiscal year. The Executive Committee shall act by the affirmative vote of a majority of the members of such committee that are present at any duly called meeting of the Executive Committee at which a quorum for the transaction of business is present (except as provided above with respect to tie votes) or by unanimous written consent. The presence of at least fifty percent of the members of the Executive Committee at any duly called meeting held in the United States will constitute a quorum for the transaction of business at such meeting. From the Effective Time and until the expiration of the Specified Period, only the Chief Executive Officer may call a meeting of the Executive Committee; thereafter, unless a majority of the members of the Executive Committee otherwise determine, either the Chief Executive Officer (or, if applicable, the Chairman of the Board) or any two members of the Executive Committee may call a meeting of the Executive Committee. The Chief Executive Officer (or, if applicable, the Chairman of the Board) will be the chairman of the Executive Committee; provided, however, that in the absence of a Chief Executive Officer during the Suspension Period, if any, the chairman of the Executive Committee shall be selected by majority vote of the remaining members of the Executive Committee. The Executive Committee shall keep minutes of its meetings and shall report promptly after each of its meetings to the Board of Directors so as to keep the Board of Directors sufficiently apprised of the Executive Committee's meetings, actions and activities, and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to it.

Section 2.11 Other Committees of the Board of Directors.

   (a) Compensation Committee. There shall be a compensation committee of the Board of Directors. Subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the

Certificate or these By-laws, the Compensation Committee will have the power to make all decisions (other than any Fundamental Decision) with respect to the compensation and the terms of employment of any executive officer of the Corporation or any of its subsidiaries, or any other officer or employee of the Corporation or any of its subsidiaries, and will have such other powers as may be delegated by the Board to the Compensation Committee thereafter. Notwithstanding the foregoing, unless and until otherwise determined by the affirmative vote of not less than seven of the twelve members of the Board of Directors then authorized, the Compensation Committee's authority to grant stock options, stock appreciation rights, restricted stock awards or other stock based compensation or otherwise to obligate the Corporation to issue any equity security pursuant to a compensation plan or otherwise (collectively, "Compensatory Awards"), shall be limited, on a cumulative basis from the Effective Time, to an aggregate number of shares of Common Stock equal to the product of the total number of shares of Common Stock outstanding on a fully diluted basis immediately following the Effective Time (the "Fully Diluted Share Number") times two percent (2%) (the "Available Stock Number"). Further, not more than 1% of the Fully Diluted Share Number may be granted, awarded or issued in the aggregate to officers of the Corporation or any person controlled by the Corporation who directly report to the Chief Executive Officer, and any such grant, award or issuance shall reduce the Available Stock Number. If a Compensatory Award that reduced the Available Stock Number thereafter expires unexercised or otherwise terminates without a payment in cash, stock, property or otherwise, the shares of Common Stock subject to the unexercised or terminated portion of such Compensatory Award shall be added back to the Available Stock Number. All numbers of shares calculated in accordance with this paragraph shall be appropriately adjusted on a consistent basis for stock-splits, stock dividends, stock combinations and similar events following the Effective Time. The adoption or amendment of any stock option, stock appreciation rights or other stock incentive plan for the Corporation or any person controlled by the Corporation shall be subject to the approval of the Board of Directors.

   The members of the Compensation Committee will be the two GS Independent Directors; the two TVG Independent Directors and the Chief Executive Officer (or, except during the Suspension Period, if any, if the Chief Executive Officer is not a director, the Chairman of the Board). The Compensation Committee shall act by the affirmative vote of a majority of all of the members of the Compensation Committee or by unanimous written consent. The Chief Executive Officer (or, if applicable, the Chairman of the Board) will be the chairman of the Compensation Committee; provided, however, that in the absence of a Chief Executive Officer during the Suspension Period, if any, the chairman of the Compensation Committee shall be selected by majority vote of the remaining members of the Compensation Committee. Any member of the Compensation Committee who is an employee of the Corporation or its subsidiaries will not be present during the deliberations with respect to, and shall abstain from and not be present during any vote on, matters related to such employee's own compensation or Compensatory Awards. The Compensation Committee shall keep minutes of its meetings and shall report to the Board of Directors promptly after each of its meetings so as to keep the Board of Directors sufficiently apprised of the Compensation Committee's meetings, actions and activities.

   (b) Special Committee. There shall be a separate committee of the Board of Directors, which, subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the Certificate or these By-laws, will have the exclusive power to determine matters (other than any Fundamental Decision) related to the relationship with and among Service Providers (as defined in the letter agreement, dated October 4, 1999, between Gemstar International Group Limited and TV Guide, Inc. (the "Letter Agreement")) (the "Special Committee"). The approval of the Special Committee shall be required for the adoption of a Standard Form of Service Provider Agreement (other than one that contains only terms consistent with or more favorable to Service Providers than the terms set forth on a schedule to the Letter Agreement (the "Standard Terms")), for any proposed offer to or agreement with a Service Provider that is less favorable to such Service Provider than such Standard Form or the Standard Terms and for any proposed change in or adoption of a new Standard Form of Service Provider Agreement or set of "Standard Terms" unless the same is more favorable to Service Providers. The Special Committee will include the Chief Executive Officer (or, except during the Suspension Period, if any, if the Chief Executive Officer is not a director, the Chairman of the Board), and, as of the Effective Time, two of the TVG Directors designated by TVG prior to the Effective Time. The TVG Director

Committee shall have the exclusive power to replace the TVG Directors on the Special Committee and the two TVG Directors on the Special Committee shall abstain from any vote thereon. The Special Committee shall act by the affirmative vote of a majority of all of the members of the Special Committee or by unanimous written consent. The Special Committee shall keep minutes of its meetings and shall report promptly to the Board of Directors after its meetings so as to keep the Board of Directors sufficiently apprised of the Special Committee's meetings, actions and activities.

   (c) Audit Committee. There shall be an audit committee of the Board of Directors. The members of the Audit Committee will be the Chief Financial Officer, one GS Independent Director and the two TVG Independent Directors. Subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the Certificate or these By-laws, the Audit Committee will have all powers normally accorded to the audit committee of a U.S. public company, other than with respect to any Fundamental Decision. The Audit Committee shall act by the affirmative vote of a majority of all members of the Audit Committee or by unanimous written consent. The Audit Committee shall keep minutes of its meetings, shall report to the Board of Directors promptly after each of its meetings so as to keep the Board of Directors sufficiently apprised of the Audit Committee's meetings, actions, and activities, and shall be responsible to the Board of Directors for the conduct of the matters entrusted to it.

   (d) TVG Director Committee. There shall be a committee of the Board to be comprised of all of the TVG Directors other than any TVG Independent Director (the "TVG Director Committee"). The TVG Director Committee shall have the powers and duties conferred upon it by these By-laws. The TVG Director Committee shall act by the affirmative vote of a majority of all members of such committee or by unanimous written consent. The TVG Director Committee shall report promptly to the Board of Directors after each meeting so as to keep the Board of Directors sufficiently apprised of such committee's meetings, actions and activities. During the Specified Chairman Selection Periods, the Board of Directors may dissolve the TVG Director Committee or alter or modify, in any manner, its duties or composition (i.e., type of director) only with the affirmative vote of not less than 10 of the 12 members of the Board of Directors then authorized.

   (e) GS Director Committee. There shall be a committee of the Board to be comprised of all of the GS Directors other than any GS Independent Director (the "GS Director Committee"). The GS Director Committee shall have the powers and duties conferred upon it by these By-laws. The GS Director Committee shall act by the affirmative vote of a majority of all of its members or by unanimous written consent. The GS Director Committee shall report promptly to the Board of Directors after each meeting so as to keep the Board of Directors sufficiently apprised of such committee's meetings, actions, and activities. During the Specified Period, the Board of Directors may dissolve the GS Director Committee or alter or modify, in any manner, its duties or composition (i.e., type of director) only with the affirmative vote of not less than 10 of the 12 members of the Board of Directors then authorized; provided that if the Specified Period should terminate as a result of the death or disability of Henry Yuen, then, until the fifth anniversary of the Effective Time, the Board of Directors may dissolve the GS Director Committee or alter or modify, in any manner, its duties or composition (i.e., type of director) only with the affirmative vote of not less than 9 of the 12 members of the Board of Directors then authorized.

   (f) Tie-breaking Committee. During the Specified Period, there shall be a Tie-breaking Committee to be comprised of the Chairman of the Board. The Tie-breaking Committee shall have the powers and duties conferred upon it by these By-laws. The Tie-breaking Committee shall act by the affirmative vote of its sole member or the written consent thereof. The Tie-breaking Committee shall report promptly to the Board of Directors after each meeting so as to keep the Board of Directors sufficiently apprised of such committee's meetings, actions and activities. During the Specified Period, the Board of Directors shall not dissolve the Tie-breaking Committee or alter or modify, in any manner, its duties or composition.

   (g) Other Committees. The Board of Directors may by resolution establish other committees in addition to the Executive Committee, Compensation Committee, Special Committee, Audit Committee, TVG Director Committee, GS Director Committee and Tie-breaking Committee and shall specify with particularity the powers and duties of any such committee. Subject to the limitations of the laws of the State of Delaware and, except as provided in the Certificate or these By-laws, any such committee shall exercise all powers and authority specifically granted to it by unanimous vote of the entire Board of Directors. Such committees shall serve at the pleasure of the Board of Directors; keep minutes of their meetings; and have such names as the Board of Directors by resolution may determine and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to them. The Board of Directors at any time may remove, with or without cause, any members of any such other committee and may, with or without cause, disband any such other committee.

Section 2.12 Committees Generally.

   Subject to any requirements of these By-laws, each committee that may be established by the Board of Directors pursuant to these By-laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members at least one business day (and not less than 24 hours in advance of the scheduled time of the meeting) prior to any such meeting to be held at any office of the Corporation located in the continental United States. Longer notice periods shall be provided for meetings at other locations.

Section 2.13 Directors' Compensation.

   Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties, as the Board of Directors shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity.

Section 2.14 Action Without Meeting.

   Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

Section 2.15 Telephone Meetings.

   Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III

                                    Officers

Section 3.1 Executive Officers.

   The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, two or more Presidents and Chief Operating Officers, a Chief Financial Officer, a General Counsel, who may be an Executive Vice President, one or more Vice Presidents, and a Secretary, each of whom shall be elected by the Board of Directors, and such other officers, including a Treasurer and a Controller, as may from time to time be determined by the Board of Directors and elected or appointed by the Board of Directors. A person may hold more than one of the foregoing offices and during the Specified Period, the Chairman of the Board and the Chief Executive Officer will be the same person. Subject to
Section 3.3, other than the Chief Executive Officer whose term is specified in
Section 3.2(b) hereof, each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders following their respective election.

Section 3.2 Powers and Duties of Officers.

   The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the Board of Directors or these By-laws (and in all cases where the duties of any officer are not prescribed by the By-laws or the Board of Directors, such officer shall follow the orders and instructions of the Chief Executive Officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

     (a) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors of the Corporation and shall have and may exercise all such powers and perform such other duties as are provided in these By-laws to be exercised or performed by the Chairman and as may be assigned to the Chairman from time to time by the Board of Directors. The Chairman of the Board shall be designated as set forth in Section 2.5 hereof.

     (b) Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and supervision of the Board of Directors, (i) have general and active control of the Corporation's affairs and business and general supervision of its officers, agents and employees; (ii) in the absence of the Chairman of the Board (provided that the Chief Executive Officer does not hold such position), preside at all meetings of the stockholders and the Board of Directors; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all other duties incident to the office of Chief Executive Officer and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors. Unless otherwise authorized and directed by the Board of Directors or provided in these By-laws, only the Chief Executive Officer or his or her designee (provided such designee is a member of the Office of the Chief Executive) shall execute on behalf of the Corporation all material contracts which implement policies established by the Board of Directors. Henry C. Yuen shall be the Chief Executive Officer of the Corporation until the fifth anniversary of the Effective Time, unless he earlier dies or resigns or his employment is terminated for disability as permitted by, or for "cause" within the meaning of, his employment agreement as in effect immediately following the Effective Time. If so determined by the affirmative vote of seven of the twelve members of the Board of Directors then authorized (with Mr. Yuen abstaining from the vote), Mr. Yuen's tenure as Chief Executive Officer may be extended from time to time thereafter.

     (c) President and Chief Operating Officer. Each President and Chief Operating Officer shall, subject to the direction and supervision of the Board of Directors and the Chief Executive Officer, perform all duties incident to the office of President and Chief Operating Officer as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. At the request of the Chief Executive Officer or, except as otherwise provided in Section 2.10, in the event of his disability, legal incapacity or refusal to act, at the request of the Board of Directors, a President and Chief Operating Officer shall perform the duties of the Chief Executive Officer in his capacity as an officer of the Corporation, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer in his capacity as an officer of the Corporation. Each President and Chief Operating Officer shall report to the Chief Executive Officer of the Corporation.

     (d) Office of the Chief Executive. There shall be an Office of the Chief Executive, comprised of the Chief Executive Officer of the Corporation and the Presidents and Chief Operating Officers of the Corporation, each of whom shall also be chairman and chief executive officer of certain of the Corporation's business units.

     (e) Executive Vice President; General Counsel. The Executive Vice President and General Counsel shall be responsible for the legal affairs of the Corporation and shall have such additional powers and perform such additional duties as may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

     (f) Vice President. The Vice President, if any (or if there is more than one, then each Vice President), shall assist the Chief Executive Officer and the Presidents and Chief Operating Officers and shall perform such duties as may be assigned to the Vice President by the Chief Executive Officer or by the Board of Directors. Assistant vice presidents, if any, shall have the powers and perform the duties as may be assigned to them by the Chief Executive Officer or by the Board of Directors.

     (g) Chief Financial Officer; Treasurer. The Chief Financial Officer or, in the absence of a Chief Financial Officer, the Treasurer shall: (i) be the principal financial officer of the Corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and deposit the same in accordance with the instructions of the Board of Directors; (ii) unless assigned to the Controller, receive and give receipts and acquittance for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other debts of the Corporation of whatever nature upon maturity; (iii) unless there is a Controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the Chief Executive Officer, the Audit Committee and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the Board of Directors or the Audit Committee, make such reports to it as may be required at any time; and (v) perform all other duties incident to such office and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer and the Treasurer shall report to the Chief Executive Officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Chief Financial Officer or Treasurer. If there is no Chief Financial Officer or Treasurer, these duties shall be performed by the Secretary or the Chief Executive Officer or other person appointed by the Board of Directors.

     (h) Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and any committees of the Board of Directors, which shall at all reasonable times be open to the examination of any director; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law;
  (iii) be custodian of the corporate records, which shall at all reasonable times be open to the examination of any director, and of the seal of the Corporation; (iv) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and (vi) in general, perform all other duties incident to the office of Secretary, including certifying the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings, signing or attesting certificates, statements or reports required to be filed with governmental bodies or officials, signing acknowledgments of instruments, and performing such other duties as from time to time may be assigned to the Secretary by the Board of Directors, the Chief Executive Officer or any President and Chief Operating Officer. The Secretary shall report to the Chief Executive Officer. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

     (i) Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     (j) Budget. At the regular meeting of the Board of Directors, occurring during the third calendar quarter in any calendar year, the Chief Executive Officer shall present to the Board of Directors for its approval a draft budget for the Corporation's ensuing fiscal year. The budget shall contain information customarily included for corporations having a size and type of business similar to that of the Corporation (the "Draft Budget"). If the Draft Budget is approved by the Board of Directors, then the Draft Budget shall be the budget for the Corporations' next succeeding fiscal year (the "Budget"). If the Draft Budget is not so approved by the Board of Directors, then the Draft Budget shall be amended by the Chief Executive Officer to reflect any changes requested by the Board of Directors and shall be presented, together with all such amendments, to the Board of Directors for its approval at the last regular meeting of the Board of Directors in such calendar year. Upon the approval by the Board of Directors of such amended Draft Budget, such budget shall be the Budget.

Section 3.3 Resignations; Removals.

   (a) Any officer of the Corporation may resign at any time, subject to any rights or obligations under any then existing contracts between such officer and the Corporation, by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, any member of the Office of the Chief Executive or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

   (b) Except as otherwise set forth herein, the Board of Directors, by a vote of not less than seven of the twelve members of the Board of Directors then authorized at any meeting thereof, or by unanimous written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

   (c) Any vacancy in the office of any officer through death, resignation, removal, disqualification, or other cause may be filled at any time by the Board of Directors or, if such officer was appointed by the Chief Executive Officer and is not a President and Chief Operating Officer, the Chief Financial Officer or the Secretary, then by the Chief Executive Officer.

Section 3.4 Proxies.

   Unless otherwise provided in the Certificate or directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if different from the Chairman) and, with respect to the subsidiaries of the division or corporation for which they are responsible, any other member of the Office of the Chief Executive, or their respective designees, shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

                                   ARTICLE IV

                                 Capital Stock

Section 4.1 Stock Certificates.

   Each stockholder of the Corporation shall be entitled to a certificate certifying the class and number of shares represented thereby and in such form, not inconsistent with the law of the State of Delaware or the Certificate, as the Board of Directors may from time to time prescribe.

   The certificates of stock shall be signed by the Chairman of the Board, the Chief Executive Officer (if different from the Chairman) or any other member of the Office of the Chief Executive and by the Secretary or the Chief Financial Officer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or by a registrar, the signatures of any officers upon such certificate may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

Section 4.2 Transfer of Shares.

   (a) Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

   (b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.3 Lost Certificates.

   The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

Section 4.4 Transfer Agent and Registrar.

   The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

Section 4.5 Regulations.

   The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE V

                               General Provisions

Section 5.1 Offices.

   The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

Section 5.2 Corporate Seal.

   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware".

Section 5.3 Fiscal Year.

   The fiscal year of the Corporation shall end on March 31 of each calendar year.

Section 5.4 Notices and Waivers Thereof.

   Whenever any notice whatever is required by law, the Certificate or these By-laws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or, in the case of stockholders, by mail, or, in the case of directors or officers, by telegram, cable or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable or facsimile transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given three business days after it shall have been deposited in the United States mail with postage thereon prepaid.

   Whenever any notice is required to be given by law, the Certificate, or these By-laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

Section 5.5 Amendments.

   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than nine of the twelve members of the Board of Directors then authorized, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the By-laws of this Corporation.

   Subject to the rights of the holders of any class or series of preferred stock, these By-laws may be adopted, amended or repealed by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of the Voting Securities of the Corporation entitled to vote thereon; provided, however, that this paragraph shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the By-laws by the Board of Directors in accordance with the preceding paragraph.

   For purposes of these Bylaws, the Letter Agreement and any portion thereof or schedule thereto may be amended, altered, modified or deleted only with the affirmative vote of not less than nine of the twelve members of the Board of Directors then authorized or by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of the Voting Securities of the Corporation entitled to vote thereon.

                                   SCHEDULE I

                          FUNDAMENTAL BOARD DECISIONS

   Fundamental Board Decisions means any of the following actions:

   (a) the conduct by the Corporation or any person controlled by the Corporation of any business other than the Business (as defined below);

   (b) (i) any creation of (x) any additional class of capital stock of the Corporation or any person controlled by the Corporation or (y) any security having a direct or indirect equity participation in the Corporation or any person controlled by the Corporation, or (ii) the sale or issuance (whether by stock dividend, stock split, reclassification, in a public offering or otherwise) by the Corporation or any person controlled by the Corporation of shares of capital stock or warrants, options or rights to acquire shares of capital stock or securities convertible into or exchangeable for capital stock or any security having a direct or indirect equity participation in the Corporation or any person controlled by the Corporation (other than (1) shares of Common Stock or options to acquire shares of Common Stock issued to employees, officers, directors and consultants of the Corporation pursuant to commitments of the Corporation's predecessors in effect at the Effective Time, or with the approval of the Compensation Committee but only with respect to the Corporation's Common Stock and only within the limits set forth in Section 2.11(a) of the By-laws, (2) pursuant to the Rights Plan and (3) shares of Common Stock issued in any acquisition permitted by and subject to the limitations of paragraph (d) below), or (iii) any repurchases of stock in excess of $50 million in any fiscal year by the Corporation or any person controlled by the Corporation;

   (c) any acquisition by the Corporation or any person controlled by the Corporation of a business or assets (including, without limitation, an interest or participation in any person) that is not within the scope of the Business;

   (d) any acquisition by the Corporation or any person controlled by the Corporation of any business or assets (including, without limitation, an interest or participation in any person) that is within the scope of the Business if the amount involved in such acquisition (and any related transactions) plus the amount involved in all other acquisitions authorized in the same fiscal year (whether by the Board or a duly authorized officer) which were not Fundamental Board Decisions within the meaning of this subparagraph
(d) equals or exceeds 2% of the Average Market Capitalization (as defined below) of the Corporation for the immediately preceding fiscal year;

   (e) any disposition of all or any part of any material intellectual property rights (all patent rights being deemed material) of the Corporation (except through non-exclusive licenses) or any person controlled by the Corporation (whether by sale or exchange, by exclusive license in any field of use, contribution to joint venture or any other arrangement that is the practical equivalent of a disposition of either any of the economic benefits of or the right to control the exploitation of any such intellectual property rights) and any pledge or encumbrance of any such intellectual property rights;

   (f) the entering into by the Corporation or any person controlled by the Corporation of any contracts (other than those pertaining or relating to intellectual property rights) that are exclusive as against the Corporation or any person controlled by the Corporation, except for such contracts entered into in the ordinary course of the Corporation's business and which do not involve an amount in excess of $50 million in any year;

   (g) any sale, lease, exchange or other disposition, pledge or encumbrance of any assets (including any interest or participation in any person) or of all or a part of any business of the Corporation or any person controlled by the Corporation if the amount involved in such transaction (and any related transactions) or the fair market value of the assets so disposed of, pledged or encumbered in such transaction (and any related transactions) plus the amount involved in all other such dispositions, pledges or encumbrances which were not Fundamental Board Decisions within the meaning of this subparagraph (g) and were authorized in the same fiscal year equals or exceeds 1% of the Average Market Capitalization of the Corporation for the immediately preceding fiscal year;

   (h) the entering into by the Corporation or any person controlled by the Corporation of any contract or commitments (other than for a transaction described in another clause of this Schedule) if the aggregate amount of annual expenses to be incurred by the Corporation and persons controlled by the Corporation pursuant to such contracts or commitments entered into in any fiscal year would exceed in any year of such contract or commitment the lower of (x) 1% of the Average Market Capitalization of the Corporation for the fiscal year immediately preceding the year in which such Contract or Commitment is entered into or (y) $100 million;

   (i) any amendment to or modification of any provision of the Restated Certificate of Incorporation or By-laws of the Corporation as in effect from time to time;

   (j) any merger or consolidation of the Corporation with or into any other person and any binding share exchange to which the Corporation is a party;

   (k) any merger, consolidation or binding share exchange to which any person controlled by the Corporation is a party which involves any action that constitutes a Fundamental Board Decision under any other clause of this Schedule (e.g. if it involves the acquisition of assets and the amount exceeds the applicable amount determined in accordance with clause (d) above);

   (l) the declaration or payment of any dividend or distribution by the Corporation or any person controlled by the Corporation (other than the payment of a dividend or making of a distribution to the Corporation by a wholly owned subsidiary of the Corporation), other than under the Rights Plan;

   (m) the dissolution, liquidation or winding up of (x) the Corporation or
(y) any person controlled by the Corporation if, in the case of this clause
(y), any action that constitutes a Fundamental Board Decision under any other clause of this Schedule is involved;

   (n) the entering into by the Corporation or any person controlled by the Corporation of any agreement or the obtaining by the Corporation or any person controlled by the Corporation of any license or franchise which purports to restrict the persons or categories of persons to whom shares of the Corporation's common stock may be transferred, or imposes or purports to impose obligations on a stockholder as such or to bind or otherwise encumber such shareholder's shares of Common Stock or any of its other assets other than the Rights Plan;

   (o) any amendment of or waiver under the Rights Plan that would extend the term or the expiration date of the Rights Plan, add any new Exempt Person (as defined in the Rights Plan) (or have the equivalent effect), or change the definition of Acquiring Person (or any defined term used in such definition) in a manner that would be adverse to any Exempt Person, or the adoption or implementation of any new plan with an intended effect equivalent to those of the Rights Plan;

   (p) the incurrence by the Corporation or any person controlled by the Corporation of indebtedness or the replacement or refinancing thereof unless after giving effect to the incurrence such indebtedness the aggregate outstanding principal amount of the indebtedness of the Corporation and all persons controlled by the Corporation would not exceed the sum of (i) $550 million and (ii) 1% of the Average Market Capitalization of the Corporation for the immediately preceding fiscal year;

   (q) any change in the accountants for the Corporation (which accountants shall initially be KPMG LLP);

   (r) the institution, settlement or abandonment of any legal action or arbitration in the name of the Corporation or any person controlled by the Corporation involving a claim or claims for equitable relief or monetary damages aggregating in excess of (i) $25 million if the Corporation is the defendant in such action or

(ii) 1% of the Average Market Capitalization of the Corporation for the immediately preceding fiscal year if the Corporation is the plaintiff in such action, or involving a claim or claims by any governmental authority;

   (s) the incurrence of any capital expenditures for tangible assets in excess of $50 million in any fiscal year;

   (t) the making by the Corporation or any person controlled by the Corporation of any loan or other advance of money to any person (excluding for this purpose financing provisions contained in purchase agreements entered into in the ordinary course of business) or the guaranteeing of the obligations of any person, unless the amounts involved are less than $5 million in the aggregate outstanding at any time and such person is not an Affiliated Party (as defined below);

   (u) the adoption or change of a significant tax or accounting practice or principle of the Corporation or the making of any significant tax or accounting election by the Corporation or the adoption of any position for purposes of any tax return that will have a material adverse effect on any "United States Shareholder" (defined as a United States person who owns or is deemed to own 10% or more of the voting power of a foreign corporation) or any affiliates (within the meaning of Rule 12b-2 under the Exchange Act) of a United States Shareholder;

   (v) any transaction with an Affiliated Party (provided that the entering into of an employment agreement with or the payment of compensation to an employee of the Corporation or any person controlled by the Corporation, in his or her capacity as such, which has been duly approved by the Compensation Committee, shall not be deemed a transaction with an Affiliated Party);

   (w) any changes in the composition of the Office of the Chief Executive (i.e., the number and type of executive officers included), except as otherwise contemplated by these By-laws, or the assignment to any officer that is not a member of the Office of the Chief Executive of the powers, duties or responsibilities of a member of the Office of the Chief Executive; provided that this item shall not be deemed to prevent the delegation by an officer of the Corporation of his or her duties to a subordinate officer or employee;

   (x) any matter that by the express terms of the By-laws or the Certificate require the approval of a specified percentage of the entire Board or number of the members then authorized;

   (y) any change in the composition of or the delegation of additional powers or duties to any of the Executive Committee, Compensation Committee, Special Committee, Audit Committee, TVG Director Committee, GS Director Committee or Tie-breaking Committee or the establishment of any new committees of the Board; and

   (z) any determination pursuant to Section 2.13 of the By-laws to pay compensation to directors, other than the Independent Directors, in their capacity as such.

   For purposes hereof, the term "Affiliated Party" means any director or officer of the Corporation or any director or officer of any person controlled by the Corporation, any holder of 5% or more of the Corporation's common stock and the respective affiliates and associates (within the meaning of Rule 12b-2 under the Exchange Act) of the foregoing.

   For purposes hereof, the term "Business" shall include (subject to the following sentence) each of the following regardless of the method by which the Corporation conducts the same, and notwithstanding the fact that neither TVG nor the Corporation may or may not have been conducting the following activities:

     (a) designing, specifying, developing, publishing, distributing, operating, marketing, licensing and/or selling (and preparing and offering to do any of the foregoing) (i) program listing guides and program promotion services, whether in print or electronic form and whether passive or interactive, in any and all markets, (ii) interactive advertising, information and data services and other products and services (including news, weather, and sports information and e-commerce, but excluding full motion video programming services) ancillary to, incorporated in, accessed from within or provided, marketed or sold, in connection with any such guide, and (iii) related data broadcasting services;

     (b) designing, specifying, developing, publishing, distributing, operating, marketing, licensing and/or selling (and preparing and offering to do any of the foregoing) (i) products and services enabling sorting, selecting, recording, time shifting and/or personal storage of data, including television programming and other video and multimedia data and any other such services that will enhance the businesses described in subparagraph (a) and (ii) interactive gaming services, including horse racing, betting and lotteries;

     (c) developing, investing in, licensing and otherwise exploiting technologies and intellectual property rights related to or useful in the businesses described in clauses (a) and (b);

     (d) the marketing and sale of program listings data to third parties to the extent not otherwise encompassed in clauses (a) or (b);

     (e) the marketing and sale of available advertising inventory on all platforms referred to in clauses (a) and (b) above;

     (f) the marketing and distribution of superstation programming;

     (g) the marketing and distribution of direct-to-home satellite-delivered entertainment services to C-band satellite dish owners;

     (h) the provision of information technology consulting services;

     (i) the provision of point-to-multi-point audio and data satellite transmission services;

     (j) the provision of call center based subscriber management services to multi-channel video programming providers; and

     (k) any business other than businesses described in subparagraphs (a) through (j) above that has been authorized by the Board of Directors.

   Notwithstanding the foregoing, if at any time following the Effective Time the Corporation ceases to conduct directly and indirectly any such business referenced in clauses (f) through (j) above (whether as a result of the disposition of all of the assets comprising any such business or of the Corporation's interest in the subsidiary conducting the same or otherwise) then such business shall thereupon cease to be included within the scope of the Business.

   For purposes hereof, the term "Average Market Capitalization" means one-half of the sum of the Market Capitalization of the Corporation on the first day of the relevant period and on the last day of the relevant period; provided, that with respect to the Corporation's fiscal year in which the Effective Time occurs, such term shall mean one-half of the sum of the Market Capitalization of the Corporation on the business day immediately following the Effective Time and on the last day of the Corporation's fiscal year. "Market Capitalization" means the product of the number of shares of the Corporation's common stock outstanding on the relevant date times the average of the market prices of the Corporation's common stock for the 20 consecutive trading days immediately preceding such date; provided that with respect to the relevant date which is the business day immediately following the Effective Time, the term shall mean the product of the number of shares of the Corporation's Common Stock outstanding on such date times the market price of the Corporation's common stock on such date.

   For purposes hereof, the term "Rights Plan" means the Rights Agreement, dated as of July 10, 1998, between Gemstar International Group Limited and American Stock Transfer and Trust, as rights agent, as in effect immediately following the Effective Time.

--------
* If the Corporation replaces the Rights Plan with a new rights plan as contemplated by the Merger Agreement, this definition will be amended appropriately.

                                                                        ANNEX D

                      OPINION OF LAZARD FRERES & CO. LLC

                                                                October 3, 1999

The Board of Directors
Gemstar International Group Limited
135 North Los Robles Avenue, Suite 800
Pasadena, California 91101

Dear Members of the Board:

   We understand that Gemstar International Group Limited, a company organized under the laws of the British Virgin Islands (the "Company"), and TV Guide, Inc., a Delaware corporation (the "Subject Company"), have entered into an Agreement and Plan of Merger dated as of October 4, 1999 (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of the Company will be merged with and into the Subject Company (the "Merger") as a result of which the Subject Company will become a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, each share of Class A common stock of the Subject Company and each share of Class B common stock of the Subject Company, in each case outstanding immediately prior to the effective time of the Merger, will be converted into 0.6573 shares of common stock (the "Common Stock") of the Company (the "Exchange Ratio"). The Exchange Ratio is not subject to a collar. Immediately prior to consummation of the Merger, the Company will be redomesticated as a Delaware corporation.

   You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Exchange Ratio. In connection with this opinion, we have:

     (i) Reviewed the Merger Agreement;

     (ii) Analyzed certain historical business and financial information relating to the Company and the Subject Company;

     (iii) Reviewed various data provided to us by the Company and the Subject Company relating to their respective businesses and the benefits projected by the Company to be realized in connection with the Merger;

     (iv) Held discussions with members of the senior management of each of the Company and the Subject Company with respect to the businesses and prospects of the Company and the Subject Company, respectively, the strategic objectives of each, the litigation that is pending between the Company and the Subject Company and other litigation to which they are parties (together, the "Litigation"), possible benefits which might be realized following the Merger and the consistency of publicly available research prepared by financial analysts with their own views;

     (v) Reviewed the public information with respect to certain other companies in lines of business we believe to be generally comparable to the businesses of the Company and the Subject Company;

     (vi) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company and the Subject Company, and in other industries generally;

     (vii) Reviewed the historical stock prices and trading volumes of the common stock of the Company and the Subject Company; and

     (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

   We were advised by management of both the Company and the Subject Company that they did not have internally prepared forecasts of their respective company's future financial performance.

   We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or the Subject Company, or concerning the solvency or fair value of either the Company or the Subject Company. With respect to the information received by us concerning the prospects of the Company and the Subject Company, the benefits projected to be realized following the Merger and the Litigation, we have assumed that this information reflects the best currently available estimates and judgments of management of the Company and the Subject Company. We assume no responsibility for and express no view as to such information or the assumptions on which they are based.

   Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement without any waiver of any material term or condition by the Company and that obtaining the necessary regulatory approvals for the Merger will not have a material adverse effect on the Company or the Subject Company and that the projected benefits of the Merger are realized substantially in accordance with such projections

   Lazard Freres & Co. LLC is acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. We have in the past provided and are currently providing financial advisory services to the Company. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

   Our opinion is limited to the fairness of the Exchange Ratio to the Company from a financial point of view and does not address the Company's underlying business decision to undertake the Merger or the relative merits of the Litigation. In addition, our opinion does not address the future trading value of the Common Stock.

   Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors and our opinion is rendered to the Company's Board in connection with its consideration of the Merger. This opinion is not intended to and does not constitute a recommendation to any holder of common stock of the Company as to whether such stockholder should vote for the Merger. It is understood that, except for its inclusion in the proxy statement/prospectus relating to the Merger, this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

   Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          Lazard Freres & Co. LLC

                                          /s/ Richard P. Emerson
                                          By __________________________________
                                            Richard P. Emerson
                                            Managing Director

                                                                         ANNEX E

         OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                                                 October 3, 1999

Board of Directors
TV Guide, Inc.
7140 South Lewis Avenue
Tulsa, Oklahoma 74136-5422

Members of the Board of Directors:

   TV Guide, Inc. (the "Company"), Gemstar International Group Limited (the "Acquiror") and G Acquisition Subsidiary Corp., a newly formed, wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into the Agreement and Plan of Merger, dated as of October 4, 1999 (the "Agreement") pursuant to which (i) the Acquiror will be continued and domesticated as a corporation organized and incorporated pursuant to the laws of the State of Delaware, at which time the Acquiror will cease to be a corporation organized and incorporated under the laws of the British Virgin Islands (the "Domestication"), and (ii) following consummation of the Domestication, the Acquisition Sub will be merged with and into the Company in a transaction (the "Merger") in which each outstanding share of the Company's Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share (collectively, the "Company Shares"), will be converted into the right to receive .6573 (the "Exchange Ratio") shares of common stock, par value $.01 per share, of the Acquiror (the "Acquiror Shares").

   You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders, other than Liberty ("Liberty"), News Corp. ("News Corp."), the Acquiror and their respective affiliates, of the Company Shares (the "Public Shares"). It is expressly understood that you have not requested, and we are not rendering, any opinion with respect to the transactions contemplated by the Stockholders' Agreement proposed to be entered into as of October 4, 1999 among the Acquiror, Liberty, News Corp. and certain other holders of Acquiror Shares, to be effective upon consummation of the Merger (the "Stockholders' Agreement"), or with respect to any other agreement among Liberty, News Corp. and/or their respective affiliates not expressly referenced herein.

   In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecast information, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror furnished to us by the Company (after having been reviewed by the Acquiror, in the case of information relating to the Acquiror);

     (3) Conducted discussions with members of senior management of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

     (4) Reviewed the market prices and valuation multiples for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (5) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

     (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

     (8) Reviewed the potential pro forma impact of the Merger;

     (9) Reviewed a draft dated October 3, 1999 of the Agreement; and

     (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

   In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information furnished to, discussed with or reviewed for us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also not taken into account in arriving at our opinion expressed herein any potential adverse effects of the Domestication on the business, earnings, cash flow, assets, liabilities or prospects of the Acquiror, including without limitation any potential adverse tax effects. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

   Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. For purposes of rendering this opinion we have assumed, in all respects material to our analysis, that the representations and warranties of each party to the Agreement and all related documents and instruments contained therein are true and correct, that each party to such documents will perform all of the covenants and agreements required to be performed by such party thereunder and that all conditions to the consummation of the Merger will be satisfied without waiver thereof.

   In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

   We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, significant portions of which are contingent upon the execution of the Agreement and the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services.

   In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as the Acquiror Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger or any matter related thereto.

   We are not expressing any opinion herein as to the prices at which the Company Shares or the Acquiror Shares will trade following the announcement or consummation of the Merger.

   As indicated above, we are not expressing any opinion herein with respect to the Stockholders' Agreement or any other agreement among Liberty, News Corp. and/or their respective affiliates not expressly referenced herein, and we are not expressing any opinion herein with respect to any Company Shares owned, directly or indirectly, by Liberty, News Corp., Acquiror or their respective affiliates.

   On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of the Public Shares.

                                          Very truly yours,

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith Incorporated

                                                                         ANNEX F

                          COMPARISON OF THE RIGHTS OF
                       GEMSTAR AND TV GUIDE STOCKHOLDERS

   After Gemstar's change in place of incorporation and before the completion of the merger, the rights of Gemstar stockholders will be governed by Delaware law, including the Delaware General Corporation Law, and Gemstar's new certificate of incorporation and bylaws (which bylaws will be automatically amended and replaced upon the completion of the merger with new bylaws in the form attached as Annex C to this joint proxy statement/prospectus). Gemstar's new certificate of incorporation is attached as Annex B to this joint proxy statement/prospectus. The rights of TV Guide stockholders are governed by Delaware law, including the Delaware General Corporation Law, and TV Guide's certificate of incorporation and bylaws.

   Upon the completion of the merger, holders of shares of TV Guide common stock will become holders of shares of Gemstar common stock. At such time, Gemstar's bylaws will be automatically amended and replaced with the bylaws attached as Annex C to this joint proxy statement/prospectus. Consequently, after the merger Delaware law and Gemstar's new certificate of incorporation and amended and restated bylaws will govern the rights of former TV Guide stockholders. Copies of Gemstar's current amended and restated memorandum of association and amended and restated articles of association and TV Guide's current certificate of incorporation and bylaws have been filed with the Securities and Exchange Commission and will be sent to any stockholder of Gemstar or TV Guide upon request. Copies of Gemstar's new certificate of incorporation and amended and restated bylaws are attached as Annexes B and C, respectively, to this joint proxy statement/prospectus.

   A tabular comparison of the rights of Gemstar and TV Guide stockholders both before and after the completion of the merger, as set forth in the organizational documents, follows as Annex F. Annex F is not intended to be a complete statement of all differences or a complete description of the specific provisions referred to in this summary, and the identification of specific differences is not intended to indicate that other significant differences do not exist.

All share numbers in the following chart have been adjusted to reflect the two-for-one stock splits effected in the form of stock dividends by Gemstar and TV Guide in December 1999.

---------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
---------------------------------------------------------------------
 Authorized   . 2.55              . 952 million      . 2.55
 capital        billion             shares,            billion
                shares,             divided            shares,
                divided             into the           divided
                into the            following          into the
                following           classes:           following
                classes:                               classes:

               . 2.4               . 650 million     . 2.4
                 billion             shares of         billion
                 shares of           Class A           shares of
                 common              Common            common
                 stock, par          Stock, par        stock, par
                 value $.01          value $.01        value $.01
                 per share,          per share,        per share,
                 of which            of which          of which
                 206,788,370         154,512,896       406,935,725
                 shares              shares were       shares
                 were                issued and        will be
                 issued and          outstanding       issued and
                 outstanding         as of             outstanding
                 as of               January 25,       upon
                 January             2000              completion
                 25, 2000                              of the
                                    . 300 million      merger
               . 150                  shares of        (assuming
                 million              Class B          conversion
                 shares of            Common           of all
                 preferred            Stock, par       shares of
                 stock, par           value $.01       TV Guide
                 value $.01           per share,       common
                 per share,           of which         stock into
                 of which             149,986,352      shares of
                 25 million           shares were      Gemstar
                 shares               issued and       common
                 have been            outstanding      stock
                 designated           as of            pursuant
                 Series A             January 25,      to the
                 Junior               2000             merger
                 Participating                         agreement)
                 Preferred         . 2 million
                 Stock and           shares of        . 150
                 the                 preferred          million
                 balance             stock, par         shares of
                 will be             value $.01         preferred
                 issuable            per share,         stock, par
                 in series           of which no        value $.01
                                     shares were        per share,
                                     issued and         of which
                                     outstanding        25 million
                                     as of              shares
                                     January 25,        have been
                                     2000               designated
                                                        Series A
                                                        Junior
                                                        Participating
                                                        Preferred
                                                        Stock and
                                                        the
                                                        balance
                                                        will be
                                                        issuable
                                                        in series
---------------------------------------------------------------------
 Preferred     . The              . The              . The
 stock           directors          directors          directors
                 may fix            may fix the        may fix
                 the                powers,            the
                 powers,            designations,      powers,
                 designations,      preferences        designations,
                 preferences        and                preferences
                 and                relative,          and
                 relative,          participating,     relative,
                 participating,     optional or        participating,
                 optional           other              optional
                 or other           rights, and        or other
                 rights,            qualifications,    rights,
                 and                limitations        and
                 qualifications,    and                qualifications,
                 limitations        restrictions       limitations
                 and                of each            and
                 restrictions       series of          restrictions
                 of each            shares that        of each
                 class and          TV Guide is        class and
                 series of          authorized         series of
                 shares             to issue.          shares
                 that the                              that the
                 combined                              combined
                 company is                            company is
                 authorized                            authorized
                 to issue.                             to issue.
                 One series                            One series
                 of                                    of
                 Preferred                             Preferred
                 Stock has                             Stock has
                 been                                  been
                 designated                            designated
                 the Series                            the Series
                 A Junior                              A Junior
                 Participating                         Participating
                 Preferred                             Preferred
                 Stock.                                Stock.
                 Shares of                             Shares of
                 Series A                              Series A
                 Junior                                Junior
                 Participating                         Participating
                 Preferred                             Preferred
                 Stock have                            Stock have
                 the                                   the
                 following                             following
                 rights and                            rights and
                 preferences:                          preferences:

                . quarterly                          . quarterly
                  dividends                            dividends
                  payable in                           payable in
                  cash on                              cash on
                  the first                            the first
                  day of                               day of
                  March,                               March,
                  June,                                June,
                  September                            September
                  and                                  and
                  December                             December
                  of each                              of each
                  year                                 year
                  (each, a                             (each, a
                  "Quarterly                           "Quarterly
                  Dividend                             Dividend
                  Payment                              Payment
                  Date"),                              Date"),
                  when, as                             when, as
                  and if                               and if
                  declared                             declared
                  by the                               by the
                  board out                            board out
                  of funds                             of funds
                  legally                              legally
                  available                            available
                  for such                             for such
                  purpose,                             purpose,
                  subject to                           subject to
                  the rights                           the rights
                  of holders                           of holders
                  of any                               of any
                  senior                               senior
                  stock and                            stock and
                  in                                   in
                  preference                           preference
                  to holders                           to holders
                  of common                            of common
                  stock and                            stock and
                  any other                            any other
                  junior                               junior
                  stocks, in                           stocks, in
                  an amount                            an amount
                  per share                            per share
                  (rounded                             (rounded
                  to the                               to the
                  nearest                              nearest
                  cent)                                cent)
                  equal to                             equal to
                  the                                  the
                  greater of                           greater of
                  (1) $1 or                            (1) $1 or
                  (2)                                  (2)
                  subject to                           subject to
                  adjustment                           adjustment
                  if Gemstar                           if Gemstar
                  shall at                             shall at
                  any time                             any time
                  declare or
                  pay any
                  dividend
                  on Gemstar
                  common
                  stock
                  payable in
                  Gemstar
                  common
                  stock or
                  effect a
                  subdivision
                  or
                  combination
                  or
                  consolidation
                  of the
                  outstanding
                  Gemstar
                  common
                  stock, 100
                  times the
                  aggregate
                  per share
                  amount of
                  all cash
                  dividends,
                  and
                  100 times
                  the
                  aggregate
                  per share
                  amount
                  (payable
                  in kind)
                  of all
                  non-cash
                  dividends
                  or other
                  distributions,
                  other than
                  a dividend
                  payable in
                  shares of
                  Gemstar
                  common stock
--------------------------------------------------------------------

------------------------------------------------------------------------
                Gemstar After
                    the
                Domestication
                    and              TV Guide
Stockholder      Before the         Before the          Combined
  Rights           Merger             Merger             Company
------------------------------------------------------------------------
                or a                                   declare or
                subdivision                            pay any
                of the                                 dividend on
                outstanding                            Gemstar
                shares of                              common stock
                Gemstar                                payable in
                common stock                           Gemstar
                (by                                    common stock
                reclassification                       or effect a
                or                                     subdivision
                otherwise),                            or
                declared on                            combination
                the Gemstar                            or
                common stock                           consolidation
                since the                              of the
                immediately                            outstanding
                preceding                              Gemstar
                Quarterly                              common stock,
                Dividend                               100 times the
                Payment Date                           aggregate per
                or, with                               share amount
                respect to                             of all cash
                the first                              dividends,
                Quarterly                              and 100 times
                Dividend                               the aggregate
                Payment Date,                          per share
                since the                              amount
                first                                  (payable in
                issuance of                            kind) of all
                any share or                           non-cash
                fraction of a                          dividends or
                share of                               other
                Series A                               distributions,
                Junior                                 other than a
                Participating                          dividend
                Preferred                              payable in
                Stock;                                 shares of
                                                       Gemstar
              . a minimum                              common stock
                dividend on                            or a
                each                                   subdivision
                Quarterly                              of the
                Dividend                               outstanding
                Payment                                shares of
                Date of $1                             Gemstar
                per share                              common stock
                on the                                 (by
                Series A                               reclassification
                Junior                                 or
                Participating                          otherwise),
                Preferred                              declared on
                Stock;                                 the Gemstar
                                                       common stock
              . 100 votes                              since the
                on all                                 immediately
                matters                                preceding
                submitted                              Quarterly
                to a vote                              Dividend
                of                                     Payment Date
                stockholders                           or, with
                (subject to                            respect to
                adjustment);                           the first
                                                       Quarterly
              . upon any                               Dividend
                liquidation,                           Payment Date,
                dissolution                            since the
                or winding                             first
                up of                                  issuance of
                Gemstar, no                            any share or
                distribution                           fraction of a
                will be                                share of
                made (1) to                            Series A
                holders of                             Junior
                shares of                              Participating
                stock                                  Preferred
                ranking                                Stock;
                junior to
                the Series                           . a minimum
                A Junior                               dividend on
                Participating                          each
                Preferred                              Quarterly
                Stock                                  Dividend
                unless                                 Payment
                holders of                             Date of $1
                Series A                               per share
                Junior                                 on the
                Participating                          Series A
                Preferred                              Junior
                Stock have                             Participating
                first                                  Preferred
                received                               Stock;
                $100 per
                share                                . 100 votes
                (subject to                            on all
                adjustment),                           matters
                plus an                                submitted
                amount                                 to a vote
                equal to                               of
                accrued and                            stockholders
                unpaid                                 (subject to
                dividends                              adjustment);
                and
                distributions                        . upon any
                on such                                liquidation,
                stock,                                 dissolution
                whether or                             or winding
                not                                    up of
                declared,                              Gemstar, no
                to the date                            distribution
                of such                                will be
                payment, or                            made (1) to
                (2) to the                             holders of
                holders of                             shares of
                shares of                              stock
                stock                                  ranking
                ranking on                             junior to
                parity with                            the Series
                the Series                             A Junior
                A Junior                               Participating
                Participating                          Preferred
                Preferred                              Stock
                Stock,                                 unless
                except                                 holders of
                distributions                          Series A
                made                                   Junior
                ratably on                             Participating
                the Series                             Preferred
                A Junior                               Stock have
                Participating                          first
                Preferred                              received
                Stock and                              $100 per
                all such                               share
                parity                                 (subject to
                stock in                               adjustment),
                proportion                             plus an
                to the                                 amount
                total                                  equal to
                amounts to                             accrued and
                which the                              unpaid
                holders of                             dividends
                all such                               and
                shares are                             distributions
                entitled;                              on such
                and                                    stock,
                                                       whether or
              . if the                                 not
                company                                declared,
                enters into                            to the date
                any                                    of such
                consolidation,                         payment, or
                merger,                                (2) to the
                combination                            holders of
                or other                               shares of
                transaction                            stock
                in which                               ranking on
                shares of                              parity with
                common                                 the Series
                stock are                              A Junior
                exchanged                              Participating
                for or                                 Preferred
                changed                                Stock,
                into other                             except
                stock or                               distributions
                securities,                            made
                cash and/or                            ratably on
                any other                              the Series
                property,                              A Junior
                then each                              Participating
                share of                               Preferred
                Series A                               Stock
                Junior
                Participating
                Preferred
                Stock shall
                be
                similarly
                exchanged
                or changed
                into an
                amount per
                share equal
                to 100
                times the
------------------------------------------------------------------------

-------------------------------------------------------------------------------
              Gemstar After
                  this
              Domestication
                  and            TV Guide
Stockholder    Before the       Before the       Combined
  Rights         Merger           Merger          Company
-------------------------------------------------------------------------------
                aggregate                          and all such
                amount of                          parity stock
                stock,                             in
                securities,                        proportion
                cash and/or                        to the
                any other                          total amounts
                property, as                       to which the
                the case may                       holders of
                be, into                           all such
                which or for                       shares are
                which each                         entitled; and
                share of
                common stock                     . if the company
                is changed or                      enters into
                exchanged                          any
                (subject to                        consolidation,
                adjustment).                       merger,
                                                   combination
              . Whenever                           or other
                quarterly                          transaction
                dividends                          in which
                or other                           shares of
                dividends                          common
                or                                 stock are
                distributions                      exchanged
                payable on                         for or
                the                                changed
                Series A                           into other
                Junior                             stock or
                Participating                      securities,
                Preferred                          cash and/or
                Stock are                          any other
                in arrears,                        property,
                thereafter                         then each
                and until                          share of
                all accrued                        Series A
                and unpaid                         Junior
                dividends                          Participating
                and                                Preferred
                distributions,                     Stock shall
                whether or                         be
                not                                similarly
                declared,                          exchanged
                on shares                          or changed
                of Series A                        into an
                Junior                             amount per
                Participating                      share equal
                Preferred                          to 100
                Stock                              times the
                outstanding                        aggregate
                shall have                         amount of
                been paid                          stock,
                in full,                           securities,
                Gemstar                            cash and/or
                shall not:                         any other
                                                   property,
              . declare or                         as the case
                pay                                may be,
                dividends,                         into which
                or make any                        or for
                other                              which each
                distributions,                     share of
                on any                             common
                shares of                          stock is
                stock                              changed or
                ranking                            exchanged
                junior to                          (subject to
                the Series                         adjustment).
                A Junior
                Participating                    . Whenever
                Preferred                          quarterly
                Stock;                             dividends
                                                   or other
              . declare or                         dividends
                pay                                or
                dividends,                         distributions
                or make any                        payable on
                other                              the Series
                distributions,                     A Junior
                on any                             Participating
                shares of                          Preferred
                stock                              Stock are
                ranking on                         in arrears,
                a parity                           thereafter
                with the                           and until
                Series A                           all accrued
                Junior                             and unpaid
                Participating                      dividends
                Preferred                          and
                Stock,                             distributions,
                except                             whether or
                dividends                          not
                paid                               declared,
                ratably on                         on shares
                the Series                         of Series A
                A Junior                           Junior
                Participating                      Participating
                Preferred                          Preferred
                Stock and                          Stock
                all such                           outstanding
                parity                             shall have
                stock on                           been paid
                which                              in full,
                dividends                          Gemstar
                are payable                        shall not:
                or in
                arrears in                         . declare or
                proportion                           pay
                to the                               dividends,
                total                                or make any
                amounts to                           other
                which the                            distributions,
                holders of                           on any
                all such                             shares of
                shares are                           stock
                then                                 ranking
                entitled;                            junior to
                                                     the Series
              . redeem or                            A Junior
                purchase or                          Participating
                otherwise                            Preferred
                acquire for                          Stock;
                consideration
                shares of                          . declare or
                any stock                            pay
                ranking                              dividends,
                junior to the                        or make any
                Series A                             other
                Junior                               distributions,
                Participating                        on any
                Preferred                            shares of
                Stock,                               stock
                provided that                        ranking on
                Gemstar may                          a parity
                at any time                          with the
                redeem,                              Series A
                purchase or                          Junior
                otherwise                            Participating
                acquire                              Preferred
                shares of any                        Stock,
                such junior                          except
                stock in                             dividends
                exchange for                         paid
                shares of any                        ratably on
                stock of                             the Series
                Gemstar                              A Junior
                ranking                              Participating
                junior to the                        Preferred
                Series A                             Stock and
                Junior                               all such
                Participating                        parity
                Preferred                            stock on
                Stock; or                            which
                                                     dividends
              . redeem or                            are payable
                purchase or                          or in
                otherwise                            arrears in
                acquire for                          proportion
                consideration                        to the
                shares of                            total
                Series A                             amounts to
                Junior                               which the
                Participating                        holders of
                Preferred                            all such
                Stock,                               shares are
                except in                            then
                accordance                           entitled;
                with a
                purchase
                offer made
                in


----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------

                 writing or by                        . redeem or
                 publication                            purchase or
                 to all                                 otherwise
                 holders of                             acquire for
                 such shares                            consideration
                 upon such                              shares of
                 terms as the                           any stock
                 Gemstar board                          ranking
                 shall                                  junior to
                 determine in                           the Series
                 good faith                             A Junior
                 will result                            Participating
                 in fair and                            Preferred
                 equitable                              Stock,
                 treatment                              provided
                 among the                              that
                 respective                             Gemstar may
                 series or                              at any time
                 classes.                               redeem,
                                                        purchase or
                                                        otherwise
                                                        acquire
                                                        shares of
                                                        any such
                                                        junior
                                                        stock in
                                                        exchange
                                                        for shares
                                                        of any
                                                        stock of
                                                        Gemstar
                                                        ranking
                                                        junior to
                                                        the Series
                                                        A Junior
                                                        Participating
                                                        Preferred
                                                        Stock; or

                                                      . redeem or
                                                        purchase or
                                                        otherwise
                                                        acquire for
                                                        consideration
                                                        shares of
                                                        Series A
                                                        Junior
                                                        Participating
                                                        Preferred
                                                        Stock,
                                                        except in
                                                        accordance
                                                        with a
                                                        purchase
                                                        offer made
                                                        in writing
                                                        or by
                                                        publication
                                                        to all
                                                        holders of
                                                        such shares
                                                        upon such
                                                        terms as
                                                        the Gemstar
                                                        board shall
                                                        determine
                                                        in good
                                                        faith will
                                                        result in
                                                        fair and
                                                        equitable
                                                        treatment
                                                        among the
                                                        respective
                                                        series or
                                                        classes.

-------------------------------------------------------------------------------
 Board--       . The minimum       . TV Guide's    . Twelve
 number of       number of           certificate     members. At
 directors       directors           of              the
                 is three            incorporation   completion
                 and the             provides        of the
                 maximum is          for a board     merger, six
                 twelve, and         of at least     of the
                 the board           three           directors
                 will                members. TV     will be
                 initially           Guide's         persons
                 consist of          bylaws          designated
                 nine                provide for     by
                 directors.          a board         Gemstar's
                                     with ten        board
               . The board           members, at     before the
                 has three           least two       completion
                 classes of          of whom are     of the
                 directors           independent     merger (two
                 (Class I,           directors.      of whom
                 II and III)                         will be
                 with              . The board       independent
                 staggered           may change      directors)
                 terms of            the number      and six of
                 office.             of              the
                                     directors       directors
                                     by              will be
                                     resolution      persons
                                     adopted by      designated
                                     the             by TV
                                     unanimous       Guide's
                                     vote of         board
                                     members of      before the
                                     the board       completion
                                     then in         of the
                                     office.         merger (two
                                                     of whom
                                                     will be
                                                     independent
                                                     directors).

                                                   . The board
                                                     may change
                                                     the number
                                                     of
                                                     directors
                                                     by a
                                                     resolution
                                                     adopted by
                                                     at least
                                                     nine of the
                                                     twelve
                                                     board
                                                     members or
                                                     by a duly
                                                     adopted
                                                     amendment
                                                     to the
                                                     certificate
                                                     of
                                                     incorporation.

                                                   . The board
                                                     will have
                                                     three
                                                     classes of
                                                     directors
                                                     (Class I,
                                                     II and III)
                                                     with
                                                     staggered
                                                     terms of
                                                     office.

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------

 Board--       . The initial      . At each          . The initial
 term of         term of            annual             term of
 office          office of          meeting of         office of
                 the Class          stockholders,      the Class
                 I, Class II        the                I, Class II
                 and Class          directors          and Class
                 III                are elected        III
                 directors          to hold            directors
                 will expire        office for         will expire
                 at the             a one-year         at the
                 annual             term               annual
                 meeting of         expiring at        meeting of
                 stockholders       the next           stockholders
                 in 2003,           annual             in 2003,
                 2002 and           meeting of         2002 and
                 2001,              stockholders.      2001,
                 respectively.      The                respectively.
                                    directors
               . At each            serve until      . At each
                 annual             their              annual
                 meeting of         respective         meeting of
                 stockholders,      successors         stockholders,
                 the                are elected        the
                 successors         and                successors
                 of that            qualified.         of that
                 class of                              class of
                 directors                             directors
                 whose term                            whose term
                 expires at                            expires at
                 that                                  that
                 meeting are                           meeting
                 elected to                            will be
                 hold office                           elected to
                 for a term                            hold office
                 expiring at                           for a term
                 the annual                            expiring at
                 meeting of                            the annual
                 stockholders                          meeting of
                 held in the                           stockholders
                 third year                            held in the
                 following                             third year
                 the year of                           following
                 such                                  the year of
                 election.                             such
                                                       election.

--------------------------------------------------------------------------------
 Board--       . Any              . Notice of        . Any
 nomina-         stockholder        intent to          stockholder
 tions           may                nominate a         may
 by              nominate           director at        nominate
 stock-          persons for        stockholder        persons for
 holders         election to        meetings           election to
                 the Gemstar        must be            the Gemstar
                 board by           received by        board by
                 giving             TV Guide           giving
                 timely             not less           timely
                 notice in          than 70 nor        notice in
                 writing to         more than          writing to
                 Gemstar's          90 days            Gemstar's
                 Secretary.         before the         Secretary.
                 To be              meeting,           To be
                 timely:            and must           timely:
                                    contain
                 . in the           certain            . in the
                   case of an       information          case of an
                   annual           concerning           annual
                   meeting or       the person           meeting or
                   special          to be                special
                   meeting, a       nominated            meeting, a
                   stockholder's    and                  stockholder's
                   notice           concerning           notice
                   must be          the                  must be
                   delivered        stockholder          delivered
                   to or            submitting           to or
                   mailed and       the                  mailed and
                   received         proposal.            received
                   at               If the date          at
                   Gemstar's        of the               Gemstar's
                   principal        annual               principal
                   executive        meeting is           executive
                   offices          advanced by          offices
                   not less         more than            not less
                   than 60          20 days, or          than 60
                   days nor         delayed by           days nor
                   more than        more than            more than
                   90 days          70 days,             90 days
                   before the       from the             before the
                   meeting;         first                meeting;
                   provided,        anniversary          provided,
                   however,         of the               however,
                   that if          preceding            that if
                   less than        year's               less than
                   70 days'         annual               70 days'
                   notice or        meeting,             notice or
                   prior            notice by            prior
                   public           the                  public
                   disclosure       stockholder          disclosure
                   of the           must be              of the
                   date of          delivered            date of
                   the              not earlier          the
                   meeting is       than the             meeting is
                   given or         90th day             given or
                   made to          before the           made to
                   stockholders,    annual               stockholders,
                   notice by        meeting and          notice by
                   the              not later            the
                   stockholder      than the             stockholder
                   must be          close of             must be
                   received         business on          received
                   not later        the later            not later
                   than the         of the 70th          than the
                   close of         day before           close of
                   business         the annual           business
                   on the           meeting or           on the
                   10th day         the 10th             10th day
                   following        day                  following
                   the day on       following            the day on
                   which such       the day on           which such
                   notice of        which                notice of
                   the date         public               the date
                   of the           announcement         of the
                   meeting          of the date          meeting
                   was mailed       of the               was mailed
                   or such          meeting is           or such
                   public           first made.          public
                   disclosure       If the               disclosure
                   was made;        number of            was made;
                   and              directors            and
                                    to be
                 . in the           elected is         . in the
                   case of a        increased            case of a
                   special          and TV               special
                   meeting          Guide does           meeting
                   called at        not make a           called at
                   the              public               the
                   request of       announcement         request of
                   a                naming all           a
                   stockholder      of the               stockholder
                   or               nominees             or
                   stockholders     for                  stockholders
                   nominating       director or          nominating
                   persons          specifying           persons
                   for              the size of          for
                   election         the                  election
                   to the           increased            to the
                   Gemstar          board of at          Gemstar
                   board, the       least 80 days        board, the
                   notice of        before the           notice of
                   nomination       first                nomination
                   by the           anniversary          by the
                   stockholder      of the               stockholder
                   or               preceding            or
                   stockholders     year's annual        stockholders
                   requesting       meeting, a           requesting
                   such             stockholder's        such
                   meeting          notice shall         meeting
                   must be          also be              must be
                   received         considered           received
                   by Gemstar       timely, but          by Gemstar
                   with the         only with            with the
                   request          respect to           request
                   for such         nominees for         for such
                   meeting,         any new              meeting,
                   which            positions            which
                   request          created by           request
                   must be          the increase,        must be
                   made by          if it is             made by
                   holders of       delivered not        holders of
                   at least a       later than           at least a
                   majority         the close of         majority
                   of the           business on          of the
                   total            the 10th day         total
                   voting                                voting
                   power of                              power of
                   Gemstar's                             Gemstar's
                   outstanding                           outstanding
                   voting                                voting
                   securities.                           securities.


----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
 Board--       . Directors        . Stockholders     . Directors
 elections       are elected,       elect              are elected,
                 at any             directors at       at any
                 stockholder        the annual         stockholder
                 meeting duly       meeting of         meeting duly
                 called and         stockholders.      called and
                 held for                              held for
                 such purpose                          such purpose
                 at which a                            at which a
                 quorum is                             quorum is
                 present, by                           present, by
                 a plurality                           a plurality
                 of the                                of the
                 voting power                          voting power
                 of the                                of the
                 shares                                shares
                 present in                            present in
                 person or                             person or
                 represented                           represented
                 by proxy at                           by proxy at
                 the meeting                           the meeting
                 and entitled                          and entitled
                 to vote.                              to vote.

-------------------------------------------------------------------------------
 Board--       . Directors        . Directors        . Directors
 removal of      may be             may be             may be
 directors       removed with       removed from       removed with
                 or without         office with        or without
                 cause by the       or without         cause by the
                 affirmative        cause upon         affirmative
                 vote of at         the                vote of at
                 least 66           affirmative        least 66
                 2/3% of the        vote of the        2/3% of the
                 total voting       holders of         total voting
                 power of           at least 66        power of
                 Gemstar's          2/3% of TV         Gemstar's
                 outstanding        Guide's            outstanding
                 voting             outstanding        voting
                 securities,        voting             securities,
                 voting             securities,        voting
                 together as        voting             together as
                 a single           together as        a single
                 class at a         a single           class at a
                 meeting            class.             meeting
                 specifically                          specifically
                 called for                            called for
                 such                                  such
                 purpose.                              purpose.

-------------------------------------------------------------------------------
 Board--       . Vacancies on     . Vacancies on     . Vacancies on
 vacancies       the Gemstar        the board          the Gemstar
                 board are          are filled         board will
                 filled by          by the             be filled by
                 the majority       affirmative        the majority
                 vote of the        vote of a          vote of
                 remaining          majority of        directors
                 directors,         the                present and
                 although           remaining          voting at a
                 less than a        directors          meeting of
                 quorum, or         then in            the board
                 by a sole          office or by       duly called
                 remaining          the sole           and held at
                 director or        remaining          which a
                 by unanimous       director.          quorum is
                 written                               present, or
                 consent of                            by unanimous
                 the                                   written
                 directors.                            consent of
                                                       the
                                                       directors.
                                                       However,
                                                       expiring
                                                       directorships
                                                       or vacancies
                                                       on the
                                                       Gemstar
                                                       board will
                                                       be filled by
                                                       the GS
                                                       Director
                                                       Committee,
                                                       in the case
                                                       of the
                                                       Gemstar-
                                                       designated
                                                       directors
                                                       and their
                                                       successors,
                                                       and by the
                                                       TVG Director
                                                       Committee,
                                                       in the case
                                                       of the TV
                                                       Guide-
                                                       designated
                                                       directors
                                                       and their
                                                       successors,
                                                       until the
                                                       fifth
                                                       anniversary
                                                       of the
                                                       completion
                                                       of the
                                                       merger.

                                                     . Newly
                                                       created
                                                       directorships
                                                       resulting
                                                       from an
                                                       increase in
                                                       the size of
                                                       the Gemstar
                                                       board will
                                                       be filled
                                                       solely by
                                                       the
                                                       affirmative
                                                       vote of at
                                                       least nine
                                                       of the
                                                       twelve board
                                                       members then
                                                       authorized.

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
 Board--       . The board        . TV Guide      . Executive
 committees      may                has an          Committee:
                 designate          executive
                 one or more        committee       . This
                 committees,        of its            committee
                 each               board,            will
                 consisting         comprised         consist of
                 of one or          of four           four
                 more               directors,        directors
                 directors.         all of whom       and will
                                    are               act by
               . Each               designated        majority
                 committee          by holders        vote of the
                 has, to the        of the            quorum
                 extent             Class B           which is
                 permitted          Common            present or
                 by Delaware        Stock.            by
                 law, the           Subject to        unanimous
                 powers of          the               written
                 the board          limitations       consent.
                 as are set         of Delaware
                 forth in           law, the        . The members
                 the board          executive         of the
                 resolution         committee         Executive
                 establishing       has such          Committee
                 the                duties and        will
                 committee,         powers            include
                 except that        relating to       each of the
                 no                 the               following
                 committee          management        who are
                 has any            of the            directors:
                 power or           business          the Chief
                 authority          and affairs       Executive
                 either to          of TV Guide       Officer;
                 approve or         as are            the Chief
                 adopt, or          delegated         Financial
                 recommend          to it from        Officer
                 to the             time to           (but if the
                 stockholders,      time by the       Chief
                 any action         unanimous         Financial
                 or matter          vote of the       Officer is
                 required to        entire            not a
                 be                 board. The        director
                 submitted          board may         selected by
                 to the             establish         Gemstar or
                 stockholders       committees        a successor
                 for                in addition       to such
                 approval,          to the            director,
                 to adopt,          executive         then, until
                 amend or           committee         the earlier
                 repeal any         and shall         of the
                 bylaw, or          specify           fifth
                 to take any        with              anniversary
                 action that        particularity     of the
                 it is not          the powers        completion
                 permitted          and duties        of the
                 to take            of any            merger and
                 pursuant to        committee.        the date
                 Delaware                             Mr. Yuen
                 law.                                 ceases to
                                                      be Chief
                                                      Executive
                                                      Officer of
                                                      Gemstar, a
                                                      director
                                                      designated
                                                      by the GS
                                                      Director
                                                      Committee
                                                      or a
                                                      successor
                                                      to such
                                                      director
                                                      will be a
                                                      member of the
                                                      Executive
                                                      Committee
                                                      instead of
                                                      the Chief
                                                      Financial
                                                      Officer); and
                                                      two TV Guide-
                                                      designated
                                                      directors or
                                                      their
                                                      successors.

                                                    . This
                                                      committee
                                                      will have,
                                                      to the
                                                      extent
                                                      permitted
                                                      by law, and
                                                      until the
                                                      third
                                                      annual
                                                      board of
                                                      directors'
                                                      meeting
                                                      following
                                                      (1) the
                                                      date Mr.
                                                      Yuen ceases
                                                      to be Chief
                                                      Executive
                                                      Officer of
                                                      Gemstar or,
                                                      if later,
                                                      (2) the
                                                      fifth
                                                      anniversary
                                                      of the
                                                      completion
                                                      of the
                                                      merger, all
                                                      powers of
                                                      the Gemstar
                                                      board with
                                                      respect to
                                                      matters
                                                      related to
                                                      the
                                                      operations
                                                      of Gemstar
                                                      and its
                                                      subsidiaries
                                                      between
                                                      board
                                                      meetings,
                                                      except:

                                                      . as
                                                        otherwise
                                                        determined
                                                        by the
                                                        Gemstar
                                                        board;

                                                      . with
                                                        respect to
                                                        any matter
                                                        that is
                                                        delegated
                                                        to a
                                                        different
                                                        committee
                                                        of
                                                        directors;


----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                     . with
                                                       respect to
                                                       matters
                                                       itemized
                                                       in the
                                                       bylaws as
                                                       "fundamental
                                                       decisions"
                                                       or that
                                                       require
                                                       approval
                                                       by
                                                       supermajority
                                                       vote of
                                                       stockholders;
                                                       or

                                                     . with
                                                       respect to
                                                       (1) any
                                                       acquisition
                                                       by Gemstar
                                                       or any
                                                       person
                                                       controlled
                                                       by Gemstar
                                                       of any
                                                       business
                                                       or assets
                                                       if the
                                                       amount
                                                       involved
                                                       exceeds
                                                       $25
                                                       million,
                                                       (2) any
                                                       sale,
                                                       lease,
                                                       exchange
                                                       or other
                                                       disposition,
                                                       pledge or
                                                       encumbrance
                                                       of assets
                                                       or of all
                                                       or a part
                                                       of any
                                                       business
                                                       of Gemstar
                                                       or any
                                                       person
                                                       controlled
                                                       by Gemstar
                                                       if the
                                                       amount
                                                       involved
                                                       exceeds
                                                       $25
                                                       million,
                                                       and (3)
                                                       the
                                                       incurrence
                                                       by Gemstar
                                                       or any
                                                       person
                                                       controlled
                                                       by Gemstar
                                                       of
                                                       indebtedness
                                                       in excess
                                                       of $50
                                                       million in
                                                       any fiscal
                                                       year.

                                                     . If a matter
                                                       is brought
                                                       before the
                                                       Executive
                                                       Committee
                                                       and if
                                                       there is a
                                                       tie vote
                                                       with
                                                       respect to
                                                       such
                                                       matter,
                                                       then the
                                                       exclusive
                                                       power to
                                                       approve or
                                                       disapprove
                                                       that matter
                                                       will
                                                       generally
                                                       be
                                                       exercised
                                                       by the Tie-
                                                       breaking
                                                       Committee
                                                       (of which
                                                       Mr. Yuen
                                                       will be the
                                                       sole
                                                       member)
                                                       until the
                                                       earlier of
                                                       the fifth
                                                       anniversary
                                                       of the
                                                       completion
                                                       of the
                                                       merger and
                                                       the date
                                                       Mr. Yuen
                                                       ceases to
                                                       be Chief
                                                       Executive
                                                       Officer of
                                                       Gemstar.
                                                       Thereafter,
                                                       until the
                                                       third
                                                       annual
                                                       board of
                                                       directors'
                                                       meeting
                                                       following
                                                       (1) the
                                                       date Mr.
                                                       Yuen ceases
                                                       to be Chief
                                                       Executive
                                                       Officer of
                                                       Gemstar or,
                                                       if later,
                                                       (2) the
                                                       fifth
                                                       anniversary
                                                       of the
                                                       completion
                                                       of the
                                                       merger, the
                                                       TVG
                                                       Director
                                                       Committee,
                                                       the members
                                                       of which
                                                       will be
                                                       directors
                                                       designated
                                                       by TV Guide
                                                       immediately
                                                       before the
                                                       merger or
                                                       their
                                                       successors,
                                                       will
                                                       generally
                                                       have the
                                                       ability to
                                                       resolve tie
                                                       votes.
                                                       Notwithstanding
                                                       the
                                                       foregoing,
                                                       no
                                                       committee
                                                       of
                                                       directors
                                                       will have
                                                       the power
                                                       to resolve
                                                       a tie vote
                                                       of the
                                                       Executive
----------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                         Committee
                                                         until the
                                                         fifth
                                                         anniversary
                                                         of the
                                                         completion
                                                         of the
                                                         merger if
                                                         Mr. Yuen
                                                         ceases to be
                                                         Chief
                                                         Executive
                                                         Officer of
                                                         Gemstar
                                                         because of
                                                         his death or
                                                         disability.

                                                       . Only the
                                                         Chief
                                                         Executive
                                                         Officer of
                                                         Gemstar may
                                                         call a
                                                         meeting of
                                                         the
                                                         Executive
                                                         Committee
                                                         until the
                                                         earlier of
                                                         the fifth
                                                         anniversary
                                                         of the
                                                         completion
                                                         of the
                                                         merger and
                                                         the date
                                                         Mr. Yuen
                                                         ceases to
                                                         be Chief
                                                         Executive
                                                         Officer of
                                                         Gemstar.
                                                         Thereafter,
                                                         the Chief
                                                         Executive
                                                         Officer or
                                                         any two
                                                         members of
                                                         the
                                                         Executive
                                                         Committee
                                                         may call a
                                                         meeting.

                                                     . Compensation
                                                       Committee:

                                                       . This
                                                         committee
                                                         will
                                                         consist of
                                                         five
                                                         directors
                                                         and will
                                                         act by
                                                         majority
                                                         vote of all
                                                         its members
                                                         or by
                                                         unanimous
                                                         written
                                                         consent.

                                                       . The members
                                                         of the
                                                         Compensation
                                                         Committee
                                                         will
                                                         include the
                                                         two
                                                         Gemstar-
                                                         designated
                                                         independent
                                                         directors
                                                         and their
                                                         successors,
                                                         the two TV
                                                         Guide-
                                                         designated
                                                         independent
                                                         directors
                                                         and their
                                                         successors,
                                                         and the
                                                         Chief
                                                         Executive
                                                         Officer of
                                                         Gemstar
                                                         (provided
                                                         he or she
                                                         is a
                                                         director).
                                                         The Chief
                                                         Executive
                                                         Officer of
                                                         Gemstar
                                                         will be the
                                                         chairman of
                                                         the
                                                         Compensation
                                                         Committee.

                                                       . Except with
                                                         respect to
                                                         matters
                                                         itemized in
                                                         the bylaws
                                                         as
                                                         "fundamental
                                                         decisions"
                                                         or that
                                                         require
                                                         approval by
                                                         supermajority
                                                         vote of
                                                         stockholders,
                                                         the
                                                         Compensation
                                                         Committee
                                                         will be
                                                         empowered
                                                         to make all
                                                         decisions
                                                         with
                                                         respect to
                                                         the
                                                         compensation
                                                         and other
                                                         terms of
                                                         employment
                                                         of any
                                                         executive
                                                         officer of
                                                         Gemstar or
                                                         any of its
                                                         subsidiaries,
                                                         or any
                                                         other
                                                         officer or
                                                         employee of
                                                         Gemstar or
                                                         any of its
                                                         subsidiaries.
                                                         Notwithstanding
                                                         the
                                                         foregoing,
                                                         unless
                                                         otherwise
                                                         determined
                                                         by at least
                                                         seven of
                                                         the

--------------------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                         twelve
                                                         directors,
                                                         the
                                                         Compensation
                                                         Committee's
                                                         authority to
                                                         grant stock
                                                         options or
                                                         other stock
                                                         based
                                                         compensation
                                                         is limited,
                                                         on a
                                                         cumulative
                                                         basis from
                                                         the
                                                         completion
                                                         of the
                                                         merger, to
                                                         2% of the
                                                         outstanding
                                                         shares of
                                                         Gemstar
                                                         common stock
                                                         on a fully
                                                         diluted
                                                         basis
                                                         immediately
                                                         after the
                                                         completion
                                                         of the
                                                         merger.
                                                         Further, not
                                                         more than 1%
                                                         of the
                                                         outstanding
                                                         shares of
                                                         Gemstar
                                                         common stock
                                                         on a fully
                                                         diluted
                                                         basis
                                                         immediately
                                                         after the
                                                         completion
                                                         of the
                                                         merger may
                                                         be granted,
                                                         awarded or
                                                         issued in
                                                         the
                                                         aggregate to
                                                         officers of
                                                         Gemstar or
                                                         any person
                                                         controlled
                                                         by Gemstar
                                                         who directly
                                                         report to
                                                         the Chief
                                                         Executive
                                                         Officer.

                                                       . Any member
                                                         of the
                                                         Compensation
                                                         Committee
                                                         who is an
                                                         employee of
                                                         Gemstar or
                                                         its
                                                         subsidiaries
                                                         will excuse
                                                         himself or
                                                         herself
                                                         from the
                                                         deliberations,
                                                         and abstain
                                                         from
                                                         voting, on
                                                         matters
                                                         related to
                                                         such
                                                         employee's
                                                         own
                                                         compensation.

                                                     . Special
                                                       Committee:

                                                       . This
                                                         committee
                                                         will
                                                         consist of
                                                         three
                                                         members and
                                                         will act by
                                                         majority
                                                         vote of all
                                                         its members
                                                         or by
                                                         unanimous
                                                         written
                                                         consent
                                                         other than
                                                         with
                                                         respect to
                                                         matters
                                                         itemized in
                                                         the bylaws
                                                         as
                                                         "fundamental
                                                         decisions"
                                                         or that
                                                         require
                                                         approval by
                                                         supermajority
                                                         vote of
                                                         stockholders.

                                                       . The members
                                                         of the
                                                         Special
                                                         Committee
                                                         will
                                                         include the
                                                         Chief
                                                         Executive
                                                         Officer
                                                         (provided
                                                         he or she
                                                         is a
                                                         director)
                                                         and two TV
                                                         Guide-
                                                         designated
                                                         directors
                                                         or their
                                                         successors.

                                                       . This
                                                         Committee
                                                         will have
                                                         authority
                                                         to
                                                         determine
                                                         matters
                                                         related to
                                                         the
                                                         relationship
                                                         between
                                                         Gemstar and
                                                         "service
                                                         providers,"
                                                         as
                                                         contemplated
                                                         by the
                                                         bylaws.
--------------------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                     . Audit
                                                       Committee:

                                                      . This
                                                        committee
                                                        will
                                                        consist of
                                                        four
                                                        members and
                                                        will act by
                                                        majority
                                                        vote of all
                                                        its members
                                                        or by
                                                        unanimous
                                                        written
                                                        consent and
                                                        will have
                                                        all powers
                                                        normally
                                                        accorded to
                                                        an audit
                                                        committee
                                                        other than
                                                        with
                                                        respect to
                                                        matters
                                                        itemized in
                                                        the bylaws
                                                        as
                                                        "fundamental
                                                        decisions"
                                                        or that
                                                        require
                                                        approval by
                                                        supermajority
                                                        vote of
                                                        stockholders.

                                                      . The members
                                                        of the
                                                        Audit
                                                        Committee
                                                        will
                                                        include the
                                                        Chief
                                                        Financial
                                                        Officer,
                                                        one
                                                        Gemstar-
                                                        designated
                                                        independent
                                                        director or
                                                        his or her
                                                        successor
                                                        and two TV
                                                        Guide-
                                                        designated
                                                        independent
                                                        directors
                                                        or their
                                                        successors.

                                                     . GS Director
                                                       Committee:

                                                      . This
                                                        committee
                                                        will
                                                        consist of
                                                        all
                                                        Gemstar-
                                                        designated
                                                        directors
                                                        or their
                                                        successors
                                                        other than
                                                        the
                                                        independent
                                                        directors
                                                        designated
                                                        by Gemstar
                                                        and will
                                                        act by
                                                        majority
                                                        vote of all
                                                        its members
                                                        or by
                                                        unanimous
                                                        written
                                                        consent.

                                                      . The GS
                                                        Director
                                                        Committee
                                                        will have
                                                        the right
                                                        to:

                                                       . appoint
                                                         the
                                                         Chairman
                                                         of the
                                                         Board
                                                         (which
                                                         will be
                                                         Mr. Yuen
                                                         so long as
                                                         he is a
                                                         director)
                                                         until the
                                                         earlier of
                                                         the fifth
                                                         anniversary
                                                         of the
                                                         completion
                                                         of the
                                                         merger and
                                                         the date
                                                         Mr. Yuen
                                                         ceases to
                                                         be Chief
                                                         Executive
                                                         Officer of
                                                         Gemstar;

                                                       . nominate
                                                         directors
                                                         to fill
                                                         expiring
                                                         directorships
                                                         held by
                                                         Gemstar
                                                         designees
                                                         or their
                                                         successors
                                                         until the
                                                         fifth
                                                         anniversary
                                                         of the
                                                         completion
                                                         of the
                                                         merger;
                                                         and

                                                       . fill
                                                         vacancies
                                                         with
                                                         respect to
                                                         directorships
                                                         held by
                                                         Gemstar
                                                         designees
-----------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                        or their
                                                        successors
                                                        until the
                                                        fifth
                                                        anniversary
                                                        of the
                                                        completion
                                                        of the
                                                        merger.

                                                        . The
                                                          Gemstar
                                                          board may
                                                          not
                                                          dissolve
                                                          the GS
                                                          Director
                                                          Committee
                                                          or modify
                                                          its duties
                                                          or
                                                          composition
                                                          without
                                                          the
                                                          approval
                                                          of at
                                                          least ten
                                                          of the
                                                          twelve
                                                          members of
                                                          the
                                                          Gemstar
                                                          board
                                                          until the
                                                          earlier of
                                                          the fifth
                                                          anniversary
                                                          of the
                                                          completion
                                                          of the
                                                          merger and
                                                          the date
                                                          Mr. Yuen
                                                          ceases to
                                                          be Chief
                                                          Executive
                                                          Officer of
                                                          Gemstar.
                                                          If Mr.
                                                          Yuen
                                                          should
                                                          cease
                                                          being the
                                                          Chief
                                                          Executive
                                                          Officer
                                                          before the
                                                          fifth
                                                          anniversary
                                                          of the
                                                          completion
                                                          of the
                                                          merger as
                                                          a result
                                                          of his
                                                          death or
                                                          disability,
                                                          then until
                                                          the fifth
                                                          anniversary
                                                          of the
                                                          completion
                                                          of the
                                                          merger the
                                                          Gemstar
                                                          board may
                                                          dissolve
                                                          the GS
                                                          Director
                                                          Committee
                                                          or modify
                                                          its duties
                                                          or
                                                          composition
                                                          with the
                                                          approval
                                                          of nine of
                                                          the twelve
                                                          members of
                                                          the
                                                          Gemstar
                                                          board.

                                                     . TVG
                                                       Director
                                                       Committee:

                                                       . This
                                                         committee
                                                         will
                                                         consist of
                                                         all TV
                                                         Guide-
                                                         designated
                                                         directors
                                                         or their
                                                         successors
                                                         other than
                                                         the
                                                         independent
                                                         directors
                                                         designated by
                                                         TV Guide and
                                                         will act by
                                                         majority vote
                                                         of all its
                                                         members or by
                                                         unanimous
                                                         written
                                                         consent.

                                                       . The TVG
                                                         Director
                                                         Committee
                                                         will have
                                                         the right
                                                         to:

                                                        . nominate
                                                          directors
                                                          to fill
                                                          expiring
                                                          directorships
                                                          held by TV
                                                          Guide
                                                          designees
                                                          or their
                                                          successors
                                                          until the
                                                          fifth
                                                          anniversary
                                                          of the
                                                          completion
                                                          of the
                                                          merger;

                                                        . fill
                                                          vacancies
                                                          with
                                                          respect to
                                                          directorships
                                                          held by TV
                                                          Guide
                                                          designees
                                                          or their
                                                          successors
                                                          until the
----------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                          fifth
                                                          anniversary
                                                          of the
                                                          completion
                                                          of the
                                                          merger; and

                                                        . resolve
                                                          tie votes
                                                          of the
                                                          Gemstar
                                                          board and
                                                          the
                                                          Executive
                                                          Committee
                                                          as
                                                          described
                                                          under
                                                          "Summary
                                                          of
                                                          Certificate
                                                          of
                                                          Incorporation
                                                          and
                                                          Bylaws--
                                                          Board of
                                                          Directors--
                                                          Tie Votes"
                                                          and
                                                          "Summary
                                                          of
                                                          Certificate
                                                          of
                                                          Incorporation
                                                          and
                                                          Bylaws--
                                                          Board of
                                                          Directors--
                                                          Committees--
                                                          The
                                                          Executive
                                                          Committee."

                                                       . The Gemstar
                                                         board may
                                                         not
                                                         dissolve
                                                         the TVG
                                                         Director
                                                         Committee
                                                         or modify
                                                         its duties
                                                         or
                                                         composition
                                                         without the
                                                         approval of
                                                         at least
                                                         ten of the
                                                         twelve
                                                         members of
                                                         the Gemstar
                                                         board until
                                                         the third
                                                         annual
                                                         board of
                                                         directors"
                                                         meeting
                                                         following
                                                         (1) the
                                                         date Mr.
                                                         Yuen ceases
                                                         to be Chief
                                                         Executive
                                                         Officer of
                                                         Gemstar or,
                                                         if later,
                                                         (2) the
                                                         fifth
                                                         anniversary
                                                         of the
                                                         completion
                                                         of the
                                                         merger.

                                                     . Tie-
                                                       breaking
                                                       Committee:

                                                       . This
                                                         committee
                                                         will
                                                         consist of
                                                         Mr. Yuen as
                                                         Chairman of
                                                         the Board
                                                         (so long as
                                                         he is a
                                                         director)
                                                         and will
                                                         exist until
                                                         the earlier
                                                         of the
                                                         fifth
                                                         anniversary
                                                         of the
                                                         completion
                                                         of the
                                                         merger and
                                                         the date
                                                         Mr. Yuen
                                                         ceases to
                                                         be Chief
                                                         Executive
                                                         Officer of
                                                         Gemstar.

                                                       . During such
                                                         time the
                                                         Tie-
                                                         breaking
                                                         Committee
                                                         will have
                                                         the power
                                                         to resolve
                                                         tie votes
                                                         of the
                                                         Gemstar
                                                         board and
                                                         the
                                                         Executive
                                                         Committee
                                                         as
                                                         described
                                                         under
                                                         "Summary of
                                                         Certificate
                                                         of
                                                         Incorporation
                                                         and
                                                         Bylaws--
                                                         Board of
                                                         Directors--
                                                         Tie Votes"
                                                         and
                                                         "Summary of
                                                         Certificate
                                                         of
                                                         Incorporation
                                                         and
                                                         Bylaws--
                                                         Board of
                                                         Directors--
                                                         Committees--
                                                         The
                                                         Executive
                                                         Committee."
----------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                       . During such
                                                         time the
                                                         Gemstar
                                                         board may
                                                         not
                                                         dissolve
                                                         the Tie-
                                                         breaking
                                                         Committee
                                                         or modify
                                                         its duties
                                                         or
                                                         composition.

                                                     . Other
                                                       committees: The
                                                       Gemstar
                                                       board may
                                                       establish
                                                       other
                                                       committees
                                                       which will
                                                       exercise
                                                       the powers
                                                       specifically
                                                       granted to
                                                       such
                                                       committees
                                                       by the
                                                       unanimous
                                                       vote of the
                                                       Gemstar
                                                       board.

----------------------------------------------------------------------
 Board--       . A majority       . A majority       . A majority
 quorum for      of the             of the             of the
 meetings        total              total              total
                 number of          number of          number of
                 board              board              Gemstar
                 members            members            board
                 constitutes        constitutes        members
                 a quorum.          a quorum.          will
                                                       constitute
                                                       a quorum,
                                                       except that
                                                       six of the
                                                       twelve
                                                       board
                                                       members
                                                       will
                                                       constitute
                                                       a quorum at
                                                       a duly
                                                       called
                                                       board
                                                       meeting
                                                       where
                                                       either all
                                                       Gemstar-
                                                       designated
                                                       directors
                                                       or their
                                                       successors
                                                       or all TV
                                                       Guide-
                                                       designated
                                                       directors
                                                       or their
                                                       successors
                                                       fail to
                                                       attend such
                                                       meeting.

--------------------------------------------------------------------------
 Board--       . Except as        . Except as        . Generally,
 voting          otherwise          otherwise          directors
                 provided by        required by        present at
                 law, the           law or             any meeting
                 certificate        provided by        at which a
                 of                 the                quorum is
                 incorporation      certificate        present may
                 or the             of                 act by
                 bylaws,            incorporation      majority
                 directors          or the             vote.
                 present at         bylaws,            However,
                 any meeting        directors          matters
                 at which a         present at         itemized in
                 quorum is          any meeting        the bylaws
                 present for        and                as
                 the                representing       "fundamental
                 transaction        seven of           decisions"
                 of business        the ten            will
                 may by             members of         require the
                 majority           the board          approval of
                 vote decide        of                 at least
                 any                directors          seven of
                 question           may decide         the twelve
                 brought            any                Gemstar
                 before such        question           board
                 meeting.           brought            members and
                                    before a           other
                                    meeting.           matters
                                                       require the
                                                       approval of
                                                       at least
                                                       nine of the
                                                       twelve
                                                       Gemstar
                                                       board
                                                       members.

--------------------------------------------------------------------------
 Board--       . Not              . Not              . The
 special         required.          required.          approval of
 vote                                                  at least
                                                       seven of
                                                       the twelve
                                                       members of
                                                       the board
                                                       then
                                                       authorized
                                                       (or such
                                                       greater
                                                       numbers of
                                                       directors
                                                       or
                                                       percentage
                                                       of the
                                                       entire
                                                       board as
                                                       may be
                                                       specified
                                                       in the
                                                       certificate
                                                       of
                                                       incorporation
                                                       or the
                                                       bylaws) at
                                                       a meeting
                                                       of the
                                                       board duly
                                                       called and
                                                       held, or
                                                       the
                                                       unanimous
                                                       written
                                                       consent of
                                                       the board,
                                                       is required
                                                       for certain
                                                       fundamental
                                                       decisions,
                                                       including,
                                                       without
                                                       limitation,
                                                       the following
                                                       actions:

                                                       . conducting
                                                         any
                                                         business
                                                         other than
                                                         those
                                                         businesses
                                                         identified
                                                         in the
                                                         bylaws
                                                         which
                                                         include the
                                                         current
                                                         businesses
                                                         engaged in by
                                                         Gemstar and
                                                         TV Guide;
--------------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                     . creating,
                                                       selling or
                                                       issuing any
                                                       additional
                                                       capital
                                                       stock of
                                                       Gemstar or
                                                       any person
                                                       controlled
                                                       by Gemstar
                                                       (other than
                                                       in
                                                       connection
                                                       with
                                                       permitted
                                                       grants of
                                                       options to
                                                       employees,
                                                       officers
                                                       and
                                                       directors
                                                       of Gemstar,
                                                       pursuant to
                                                       any
                                                       permitted
                                                       acquisition
                                                       and
                                                       pursuant to
                                                       Gemstar's
                                                       rights
                                                       agreement)
                                                       or
                                                       repurchasing
                                                       stock in
                                                       excess of
                                                       $50 million
                                                       in any
                                                       fiscal
                                                       year;

                                                     . acquiring
                                                       any
                                                       business or
                                                       assets not
                                                       within the
                                                       scope of
                                                       the
                                                       businesses
                                                       identified
                                                       in the
                                                       bylaws;

                                                     . acquiring
                                                       any
                                                       business or
                                                       assets
                                                       within the
                                                       scope of
                                                       the
                                                       businesses
                                                       identified
                                                       in the
                                                       bylaws, if
                                                       the amount
                                                       involved in
                                                       such
                                                       acquisition
                                                       plus the
                                                       amount of
                                                       all other
                                                       acquisitions
                                                       authorized
                                                       in the same
                                                       fiscal year
                                                       which were
                                                       not
                                                       fundamental
                                                       decisions
                                                       equals or
                                                       exceeds 2%
                                                       of the
                                                       average
                                                       market
                                                       capitalization
                                                       of Gemstar
                                                       for the
                                                       immediately
                                                       preceding
                                                       fiscal
                                                       year;

                                                     . disposing
                                                       (including
                                                       by
                                                       exclusive
                                                       license),
                                                       pledging or
                                                       encumbering
                                                       any
                                                       material
                                                       intellectual
                                                       property
                                                       rights
                                                       (with all
                                                       patent
                                                       rights
                                                       being
                                                       deemed
                                                       material);

                                                     . entering
                                                       into
                                                       exclusive
                                                       contracts
                                                       (as against
                                                       Gemstar or
                                                       any person
                                                       controlled
                                                       by
                                                       Gemstar),
                                                       other than
                                                       those
                                                       pertaining
                                                       to
                                                       intellectual
                                                       property
                                                       rights,
                                                       except for
                                                       contracts
                                                       in the
                                                       ordinary
                                                       course of
                                                       business
                                                       which do
                                                       not involve
                                                       an amount
                                                       in excess
                                                       of $50
                                                       million in
                                                       any year;

                                                     . selling,
                                                       leasing,
                                                       exchanging
                                                       or
                                                       otherwise
                                                       disposing
                                                       of,
                                                       pledging or
                                                       encumbering
                                                       any assets
                                                       of Gemstar
                                                       or a person
                                                       controlled
                                                       by Gemstar
                                                       if the
                                                       amount
                                                       involved in
                                                       such
                                                       transaction
                                                       plus the
                                                       amount of
                                                       all other
                                                       such
                                                       transactions
                                                       which were
                                                       not
                                                       fundamental
                                                       decisions
                                                       authorized
                                                       in the
----------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                       same fiscal
                                                       year equals
                                                       or exceeds 1%
                                                       of the
                                                       average
                                                       market
                                                       capitalization
                                                       of Gemstar
                                                       for the
                                                       immediately
                                                       preceding
                                                       fiscal year;

                                                     . entering
                                                       into a
                                                       contract if
                                                       the
                                                       aggregate
                                                       amount of
                                                       annual
                                                       expenses to
                                                       be incurred
                                                       by Gemstar
                                                       and persons
                                                       controlled
                                                       by Gemstar
                                                       pursuant to
                                                       such
                                                       contracts
                                                       entered
                                                       into in any
                                                       fiscal year
                                                       would
                                                       exceed in
                                                       any year of
                                                       such
                                                       contract
                                                       the lower
                                                       of 1% of
                                                       the average
                                                       market
                                                       capitalization
                                                       of Gemstar
                                                       for the
                                                       fiscal year
                                                       immediately
                                                       preceding
                                                       the year in
                                                       which such
                                                       contract is
                                                       entered
                                                       into or
                                                       $100
                                                       million;

                                                     . amending
                                                       Gemstar's
                                                       certificate
                                                       of
                                                       incorporation
                                                       or bylaws;

                                                     . any merger,
                                                       consolidation
                                                       or binding
                                                       share
                                                       exchange
                                                       involving
                                                       Gemstar;

                                                     . any merger,
                                                       consolidation
                                                       or binding
                                                       share
                                                       exchange to
                                                       which any
                                                       person
                                                       controlled
                                                       by Gemstar
                                                       is a party
                                                       which
                                                       involves
                                                       any other
                                                       action
                                                       which
                                                       constitutes
                                                       a
                                                       "fundamental
                                                       decision";

                                                     . declaring
                                                       or paying a
                                                       dividend or
                                                       distribution
                                                       other than
                                                       under
                                                       Gemstar's
                                                       rights
                                                       agreement;

                                                     . dissolving,
                                                       liquidating
                                                       or winding
                                                       up Gemstar
                                                       or, if such
                                                       act would
                                                       otherwise
                                                       constitute
                                                       a
                                                       "fundamental
                                                       decision,"
                                                       any person
                                                       controlled
                                                       by Gemstar;

                                                     . entering
                                                       into any
                                                       agreement
                                                       or
                                                       obtaining
                                                       any license
                                                       or
                                                       franchise
                                                       that
                                                       restricts
                                                       the persons
                                                       to whom
                                                       Gemstar
                                                       common
                                                       stock may
                                                       be
                                                       transferred
                                                       or
                                                       otherwise
                                                       binds or
                                                       encumbers
                                                       any
                                                       stockholder's
                                                       shares or
                                                       other
                                                       assets
                                                       other than
                                                       Gemstar's
                                                       rights
                                                       agreement;

                                                     . amending or
                                                       waiving any
                                                       provision
                                                       of
                                                       Gemstar's
                                                       rights
                                                       agreement
                                                       to extend
                                                       the
-------------------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                       expiration
                                                       date of the
                                                       rights
                                                       agreement,
                                                       exempt a new
                                                       person from
                                                       any of its
                                                       provisions
                                                       or change
                                                       the
                                                       definition
                                                       of
                                                       "Acquiring
                                                       Person" in a
                                                       manner
                                                       adverse to
                                                       any person
                                                       exempted
                                                       from any of
                                                       its
                                                       provisions,
                                                       or adopting
                                                       any new plan
                                                       or agreement
                                                       which would
                                                       have effects
                                                       equivalent
                                                       to Gemstar's
                                                       rights
                                                       agreement;

                                                     . incurring,
                                                       replacing
                                                       or
                                                       refinancing
                                                       indebtedness
                                                       unless
                                                       after
                                                       giving
                                                       effect to
                                                       the
                                                       incurrence
                                                       of such
                                                       indebtedness
                                                       the
                                                       aggregate
                                                       outstanding
                                                       principal
                                                       amount of
                                                       indebtedness
                                                       of Gemstar
                                                       and all
                                                       persons
                                                       controlled
                                                       by Gemstar
                                                       does not
                                                       exceed the
                                                       sum of $550
                                                       million and
                                                       1% of the
                                                       average
                                                       market
                                                       capitalization
                                                       of Gemstar
                                                       for the
                                                       immediately
                                                       preceding
                                                       fiscal
                                                       year;

                                                     . changing
                                                       Gemstar's
                                                       accountants;

                                                     . instituting,
                                                       settling or
                                                       abandoning
                                                       any legal
                                                       action or
                                                       arbitration
                                                       involving
                                                       claims in
                                                       excess of
                                                       $25 million
                                                       if Gemstar
                                                       is a
                                                       defendant
                                                       or 1% of
                                                       the average
                                                       market
                                                       capitalization
                                                       of Gemstar
                                                       for the
                                                       immediately
                                                       preceding
                                                       fiscal year
                                                       if Gemstar
                                                       is a
                                                       plaintiff
                                                       or
                                                       involving
                                                       any claim
                                                       by a
                                                       governmental
                                                       authority;

                                                     . incurring
                                                       capital
                                                       expenditures
                                                       for
                                                       tangible
                                                       assets in
                                                       excess of
                                                       $50 million
                                                       in any
                                                       fiscal
                                                       year;

                                                     . making any
                                                       loan or
                                                       advancing
                                                       money to
                                                       another
                                                       person or
                                                       guaranteeing
                                                       obligations
                                                       of another
                                                       person,
                                                       unless the
                                                       amounts
                                                       involved
                                                       are less
                                                       than $5
                                                       million in
                                                       the
                                                       aggregate
                                                       outstanding
                                                       at any time
                                                       and such
                                                       loan,
                                                       advance or
                                                       guarantee
                                                       is not made
                                                       with
                                                       respect to
                                                       a director
                                                       or officer
                                                       of Gemstar
                                                       or any
                                                       person
                                                       controlled
                                                       by Gemstar
                                                       or a holder
                                                       of 5% or
                                                       more of
                                                       Gemstar's
-------------------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                       common stock
                                                       and the
                                                       respective
                                                       affiliates
                                                       and
                                                       associates
                                                       of the
                                                       foregoing;

                                                     . adopting or
                                                       changing a
                                                       significant
                                                       tax or
                                                       accounting
                                                       practice of
                                                       Gemstar,
                                                       making any
                                                       significant
                                                       tax or
                                                       accounting
                                                       election,
                                                       or adopting
                                                       any
                                                       position
                                                       for
                                                       purposes of
                                                       any tax
                                                       return that
                                                       would have
                                                       a material
                                                       adverse
                                                       effect on
                                                       any United
                                                       States
                                                       Shareholder
                                                       (defined as
                                                       a United
                                                       States
                                                       person who
                                                       owns or is
                                                       deemed to
                                                       own 10% or
                                                       more of the
                                                       voting
                                                       power of a
                                                       foreign
                                                       corporation)
                                                       or its
                                                       affiliates;

                                                     . approving
                                                       any
                                                       transaction
                                                       with a
                                                       director or
                                                       officer of
                                                       Gemstar or
                                                       any person
                                                       controlled
                                                       by Gemstar
                                                       or a holder
                                                       of 5% or
                                                       more of
                                                       Gemstar's
                                                       common
                                                       stock and
                                                       the
                                                       respective
                                                       affiliates
                                                       and
                                                       associates
                                                       of the
                                                       foregoing;

                                                     . changing
                                                       the number
                                                       and type of
                                                       officers
                                                       included in
                                                       the Office
                                                       of the
                                                       Chief
                                                       Executive
                                                       or
                                                       assigning
                                                       to any
                                                       officer
                                                       that is not
                                                       a member of
                                                       such office
                                                       the powers
                                                       or duties
                                                       of a member
                                                       of such
                                                       office;

                                                     . any matter
                                                       that by the
                                                       terms of
                                                       Gemstar's
                                                       certificate
                                                       of
                                                       incorporation
                                                       or bylaws
                                                       requires
                                                       approval of
                                                       a specified
                                                       number of
                                                       board
                                                       members;

                                                     . changing
                                                       the
                                                       composition
                                                       of or
                                                       delegation
                                                       of powers
                                                       or duties
                                                       to the
                                                       Executive,
                                                       Compensation,
                                                       Special,
                                                       Audit, GS
                                                       Director,
                                                       TVG
                                                       Director or
                                                       Tie-
                                                       breaking
                                                       committees
                                                       of the
                                                       Gemstar
                                                       board or
                                                       establishing
                                                       any new
                                                       committees
                                                       of the
                                                       Gemstar
                                                       board; and

                                                     . determining
                                                       to
                                                       compensate
                                                       directors
                                                       (other than
                                                       independent
                                                       directors)
                                                       in their
                                                       capacity as
                                                       directors.
------------------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
 Board--       . The board        . Directors        . The board
 compensation    determines         receive            will
                 the                such               determine
                 compensation       compensation       the
                 to be paid         for                compensation
                 directors          attendance         to be paid
                 for                at any             directors
                 attendance         meetings of        for
                 at any             the board          attendance
                 board              and any            at any
                 meetings           expenses           board
                 and                incidental         meetings
                 expenses           to the             and
                 incidental         performance        expenses
                 to the             of their           incidental
                 performance        duties, as         to the
                 of their           the board          performance
                 duties.            of                 of their
                                    directors          duties.
                                    shall
                                    determine
                                    by
                                    resolution.
----------------------------------------------------------------------
 Board--       . Directors        . To the           . Directors
 limitation      will not be        fullest            will not be
 of              liable to          extent             liable to
 personal        Gemstar or         permitted          Gemstar or
 liability       any of its         by the             any of its
                 stockholders       Delaware           stockholders
                 for                General            for
                 monetary           Corporation        monetary
                 damages for        Law, a             damages for
                 breach of          director           breach of
                 fiduciary          shall not          fiduciary
                 duty as a          be liable          duty as a
                 director,          to TV Guide        director,
                 to the             or any of          to the
                 fullest            its                fullest
                 extent             stockholders       extent
                 permitted          for                permitted
                 by the             monetary           by the
                 Delaware           damages for        Delaware
                 General            breach of          General
                 Corporation        fiduciary          Corporation
                 Law.               duty as a          Law.
                                    director.
----------------------------------------------------------------------
 Indemnifi-    . Gemstar          . TV Guide         . Gemstar
 cation          will               will               will
 of              indemnify          indemnify          indemnify
 directors       directors          directors          directors
 and officers    and                and                and
                 officers           officers,          officers
                 and their          for or on          and their
                 respective         account of         respective
                 heirs,             any action         heirs,
                 personal           performed          personal
                 representatives    on behalf          representatives
                 and                of the             and
                 successors         company, to        successors
                 in                 the fullest        in
                 interest,          extent             interest,
                 for or on          permitted          for or on
                 account of         by                 account of
                 any action         applicable         any action
                 performed          law.               performed
                 on behalf                             on behalf
                 of Gemstar,                           of Gemstar,
                 to the                                to the
                 fullest                               fullest
                 extent                                extent
                 permitted                             permitted
                 by                                    by
                 applicable                            applicable
                 law.                                  law.
----------------------------------------------------------------------
 Officers      . The              . The              . The
                 officers of        officers of        officers of
                 Gemstar            TV Guide           Gemstar
                 will be a          shall be a         will be a
                 Chairman of        Chairman of        Chairman of
                 the Board,         the Board,         the Board,
                 a Chief            a Chief            a Chief
                 Executive          Executive          Executive
                 Officer, a         Officer, a         Officer,
                 President,         President,         two or more
                 a Chief            an                 Presidents
                 Financial          Executive          and Chief
                 Officer, a         Vice               Operating
                 General            President,         Officers, a
                 Counsel            a Chief            Chief
                 (who may be        Financial          Financial
                 an                 Officer,           Officer, a
                 Executive          one or more        General
                 Vice               Vice               Counsel
                 President),        Presidents,        (who may be
                 one or more        and a              an
                 Vice               Secretary,         Executive
                 Presidents,        each of            Vice
                 a Secretary        whom shall         President),
                 and such           be elected         one or more
                 other              by the             Vice
                 officers as        board of           Presidents,
                 may be             directors,         a Secretary
                 determined         and other          and such
                 by the             officers           other
                 board.             appointed          officers as
                                    by the             may be
               . A person           board of           determined
                 may hold           directors.         by the
                 more than          There shall        board.
                 one office.        be an
                                    Office of        . Mr. Yuen
               . To the             the                will be
                 extent             Chairman,          Chief
                 permitted          comprised          Executive
                 by law, the        of three           Officer of
                 board may          members--          Gemstar for
                 remove with        the                five years
                 or without         Chairman of        after the
                 cause from         the Board          completion
                 office or          and Chief          of the
                 terminate          Executive          merger
                 the                Officer and        unless he
                 employment         the                earlier
                 of any             respective         dies or
                 officer by         chairman           resigns or
                 a vote of          and chief          his
                 not less           executive          employment
                 than a             officers of        is
                 majority of        each of the        terminated
                 directors          principal          for
                 at a               divisions          disability
                 meeting of         of TV              as
                 directors          Guide.             permitted
                 where a                               by, or for
                 quorum of        . A person           "cause"
                 the entire         may hold           within the
                 board is           more than          meaning of,
                 present or         one office.        his
                 by                                    existing
                 unanimous        . The board          employment
                 written            may remove         agreement.
                 consent.           with or            Until the
                                    without            earlier of
                                    cause from         the fifth
                                    office or          anniversary
                                    terminate          of the
                                    the                completion
                                    employment         of
                                    of any             the merger or
                                    officer by         the date Mr.
                                    a vote of          Yuen ceases
                                    not less           to be Chief
                                    than six of        Executive
                                    the ten            Officer of
                                    members of         Gemstar,
                                    the board          Mr. Yuen will
                                    or by              be Chairman
                                    written            of the Board
                                    consent.           so long as he
                                                       is a director
                                                       of Gemstar.

                                                      . A person
                                                        may hold
                                                        more than
                                                        one office.
----------------------------------------------------------------------

----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                                                     . The board
                                                       may remove
                                                       with or
                                                       without
                                                       cause from
                                                       office or
                                                       terminate
                                                       the
                                                       employment
                                                       of any
                                                       officer by a
                                                       vote of at
                                                       least seven
                                                       of the
                                                       twelve
                                                       members of
                                                       the board
                                                       then
                                                       authorized
                                                       at any
                                                       meeting
                                                       thereof, or
                                                       by unanimous
                                                       written
                                                       consent, to
                                                       the extent
                                                       permitted by
                                                       law.

-------------------------------------------------------------------------------

 Stock-        . Any              . Notice of        . Any
 holders--       stockholder        intent to          stockholder
 action          may nominate       raise              may nominate
                 persons for        business at        persons for
                 election to        stockholder        election to
                 the Gemstar        meetings           the Gemstar
                 board by           must be            board by
                 giving             received by        giving
                 timely             TV Guide not       timely
                 notice as          less than 70       notice as
                 described          nor more           described
                 under              than 90 days       under
                 "Board-            before the         "Board-
                 nominations        meeting, and       nominations
                 by                 must contain       by
                 stockholders"      certain            stockholders"
                 above.             information        above.
                                    concerning
               . Any                the matters      . Any
                 stockholder        to be              stockholder
                 may bring          brought            may bring
                 business           before the         business
                 (other than        meeting and        (other than
                 nominating         concerning         nominating
                 persons for        the                persons for
                 election to        stockholder        election to
                 the Gemstar        submitting         the Gemstar
                 board)             the                board)
                 before an          proposal. If       before an
                 annual             the date of        annual
                 meeting of         the annual         meeting of
                 stockholders       meeting is         stockholders
                 by giving          advanced by        by giving
                 timely             more than 20       timely
                 notice in          days, or           notice in
                 writing to         delayed by         writing to
                 Gemstar's          more than 70       Gemstar's
                 Secretary in       days, from         Secretary in
                 accordance         the first          accordance
                 with the           anniversary        with the
                 bylaws. In         of the             bylaws. In
                 the case of        preceding          the case of
                 an annual          year's             an annual
                 meeting, a         annual             meeting, a
                 stockholder        meeting,           stockholder
                 notice to be       notice by          notice to be
                 timely must        the                timely must
                 be delivered       stockholder        be delivered
                 to or mailed       must be            to or mailed
                 and received       delivered          and received
                 at Gemstar's       not earlier        at Gemstar's
                 principal          than the           principal
                 executive          90th day           executive
                 offices not        before the         offices not
                 less than 60       annual             less than 60
                 days nor           meeting and        days nor
                 more than 90       not later          more than 90
                 days before        than the           days before
                 the meeting;       close of           the meeting;
                 provided,          business on        provided,
                 however,           the later of       however,
                 that if less       the 70th day       that if less
                 than 70            before the         than 70
                 days' notice       annual             days' notice
                 or prior           meeting or         or prior
                 public             the 10th day       public
                 disclosure         following          disclosure
                 of the date        the day on         of the date
                 of the             which public       of the
                 meeting is         announcement       meeting is
                 given or           of the date        given or
                 made to            of the             made to
                 stockholders,      meeting is         stockholders,
                 notice by          first made.        notice by
                 the                If the             the
                 stockholder        number of          stockholder
                 must be            directors to       must be
                 received not       be elected         received not
                 later than         is increased       later than
                 the close of       and TV Guide       the close of
                 business on        does not           business on
                 the 10th day       make a             the 10th day
                 following          public             following
                 the day on         announcement       the day on
                 which such         naming all         which such
                 notice of          of the             notice of
                 the date of        nominees for       the date of
                 the meeting        director or        the meeting
                 was mailed         specifying         was mailed
                 or such            the size of        or such
                 public             the                public
                 disclosure         increased          disclosure
                 was made.          board of at        was made.
                                    least 80
               . In the case        days before      . In the case
                 of a special       the first          of a special
                 meeting,           anniversary        meeting,
                 stockholders       of the             stockholders
                 may only           preceding          may only
                 conduct            year's             conduct
                 business           annual             business
                 (other than        meeting, a         (other than
                 nominating         stockholder's      nominating
                 persons for        notice shall       persons for
                 election to        also be            election to
                 the Gemstar        considered         the Gemstar
                 board) if          timely, but        board) if
                 such               only with          such
                 business is        respect to         business is
                 specified in       nominees for       specified in
                 the notice         any new            the notice
                 of such            positions          of such
                 special            created by the     special
                 meeting.           increase, if       meeting.
                 Stockholders       it is              Stockholders
                 with               delivered not      with
                 sufficient         later than the     sufficient
                 voting power       close of           voting power
                 to request a       business on        to request a
                 special            the 10th day.      special
                 meeting may                           meeting may
                 bring                                 bring
                 business                              business
                 before such                           before such
                 meeting by                            meeting by
                 specifying                            specifying
                 it in such                            it in such
                 request.                              request.


----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
 Stock-        . An officer       . Stockholders     . An officer
 holders--       of Gemstar         will               of Gemstar
 notice of       must give          receive            must give
 meetings        written            written            written
                 notice of          notice of          notice of
                 stockholder        meetings at        stockholder
                 meetings to        least ten          meetings to
                 stockholders       days but           stockholders
                 at least           not more           at least
                 ten days           than 60            ten days
                 but not            days before        but not
                 more than          the date of        more than
                 60 days            the                60 days
                 before the         meeting.           before the
                 date of the                           date of the
                 meeting,                              meeting,
                 unless a                              unless a
                 different                             different
                 period is                             period is
                 prescribed                            prescribed
                 by law or                             by law or
                 the                                   the
                 certificate                           certificate
                 of                                    of
                 incorporation.                        incorporation.

-------------------------------------------------------------------------------
 Stock-        . Except as        . The holders      . Except as
 holders--       otherwise          of a               otherwise
 quorum for      provided in        majority in        provided in
 meetings        the                total              the
                 certificate        voting             certificate
                 of                 power of           of
                 incorporation,     the                incorporation,
                 the bylaws         outstanding        the bylaws
                 or by law,         shares of          or by law,
                 and subject        stock              and subject
                 to the             entitled to        to the
                 rights of          vote               rights of
                 holders of         constitutes        holders of
                 preferred          a quorum           preferred
                 stock, the         for the            stock, the
                 holders of         transaction        holders of
                 a majority         of                 a majority
                 in total           business.          in total
                 voting                                voting
                 power of                              power of
                 Gemstar's                             Gemstar's
                 outstanding                           outstanding
                 shares of                             shares of
                 stock                                 stock
                 entitled to                           entitled to
                 vote                                  vote
                 constitutes                           constitutes
                 a quorum                              a quorum
                 for the                               for the
                 transaction                           transaction
                 of                                    of
                 business.                             business.

-------------------------------------------------------------------------------
 Stock-        . An annual        . Special          . An annual
 holders--       meeting of         meetings           meeting of
 meetings        stockholders       are called         stockholders
                 for the            by the             for the
                 purpose of         Secretary:         purpose of
                 electing                              electing
                 those              . upon the         those
                 directors            written          directors
                 whose term           request of       whose term
                 of office            the holders      of office
                 expires at           of at least      expires at
                 such                 66 2/3% of       such
                 meeting and          TV Guide's       meeting and
                 of                   outstanding      of
                 transacting          voting           transacting
                 such other           securities;      such other
                 business as          or               business as
                 may                                   may
                 properly           . at the           properly
                 come before          request of       come before
                 it is held           at least         it will be
                 each year.           66% of the       held each
                                      members of       year.
               . Special              the board
                 meetings             then in        . Special
                 are called           office.          meetings
                 upon:                                 will be
                                                       called
                 . the written                         upon:
                   request of
                   the holders                         . the written
                   of a                                  request of
                   majority of                           the holders
                   the total                             of a
                   voting                                majority of
                   power of                              the total
                   Gemstar's                             voting
                   outstanding                           power of
                   voting                                Gemstar's
                   securities;                           outstanding
                   or                                    voting
                                                         securities;
                 . the request                           or
                   of a
                   majority of                         . the request
                   the members                           of six of
                   of the                                the twelve
                   entire                                members of
                   board which                           the Gemstar
                   Gemstar                               board.
                   would have
                   if there
                   were no
                   vacancies
                   on the
                   board.

-------------------------------------------------------------------------------
 Stock-        . No               . Such power       . No
 holders--       stockholder        is                 stockholder
 action          action may         specifically       action may
 without         be taken           denied.            be taken
 a meeting       without a                             without a
                 meeting,                              meeting,
                 and the                               and the
                 certificate                           certificate
                 of                                    of
                 incorporation                         incorporation
                 expressly                             expressly
                 denies the                            denies the
                 power of                              power of
                 stockholders                          stockholders
                 to consent                            to consent
                 in writing                            in writing
                 without a                             without a
                 meeting.                              meeting.

-------------------------------------------------------------------------------
 Stock-        . Holders of       . Class A          . Holders of
 holders--       common             Common             common
 voting          stock are          Stock has          stock will
 generally       entitled to        one vote           be entitled
                 one vote           and Class B        to one vote
                 for each           Common             for each
                 share of           Stock has          share of
                 such stock         10 votes           such stock
                 held on all        per share.         held on all
                 matters            The two            matters
                 presented          classes            presented
                 to such            vote               to such
                 stockholders.      together.          stockholders.

               . Except for       . The              . Except for
                 the                affirmative        the
                 election of        vote of a          election of
                 directors          majority of        directors
                 and except         the                and except
                 as                 combined           as
                 otherwise          voting             otherwise
                 provided by        power of           provided by
                 the                the shares         the
                                    present


----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                 certificate        in person or       certificate
                 of                 represented        of
                 incorporation,     by proxy at        incorporation,
                 the bylaws or      the meeting        the bylaws or
                 by law and         and entitled       by law and
                 subject to         to vote on         subject to
                 the rights of      the subject        the rights of
                 holders of         matter shall       holders of
                 any preferred      be the act of      any preferred
                 stock, at any      the                stock, at any
                 meeting duly       stockholders.      meeting duly
                 called and         At any             called and
                 held at which      meeting duly       held at which
                 a quorum is        called and         a quorum is
                 present, the       held for the       present, the
                 affirmative        election of        affirmative
                 vote of a          directors at       vote of a
                 majority of        which a            majority of
                 the total          quorum is          the total
                 voting power       present,           voting power
                 of shares          directors          of shares
                 present in         shall be           present in
                 person or          elected by a       person or
                 represented        plurality of       represented
                 by proxy and       the combined       by proxy and
                 entitled to        voting power       entitled to
                 vote on the        of the shares      vote on the
                 subject            present in         subject
                 matter is          person or          matter is
                 required for       represented        required for
                 stockholders       by proxy at        stockholders
                 to act.            the meeting        to act.
                                    and entitled
                                    to vote on
                                    the election
                                    of directors.

--------------------------------------------------------------------------------
 Stock-        . Subject to       . Not              . Subject to
 holders--       the rights         required.          the rights
 super-          of holders                            of holders
 majority        of any                                of any
 vote            preferred                             preferred
                 stock, the                            stock, the
                 affirmative                           affirmative
                 vote of at                            vote of at
                 least 66                              least 66
                 2/3% of the                           2/3% of the
                 total                                 total
                 voting                                voting
                 power of                              power of
                 Gemstar's                             Gemstar's
                 outstanding                           outstanding
                 voting                                voting
                 securities,                           securities,
                 voting                                voting
                 together as                           together as
                 a single                              a single
                 class at a                            class at a
                 meeting                               meeting
                 specifically                          specifically
                 called for                            called for
                 such                                  such
                 purpose, is                           purpose, is
                 required to                           required to
                 authorize                             authorize
                 any of the                            any of the
                 following                             following
                 actions:                              actions:

                 . amendment,                          . amendment,
                   alteration                            alteration
                   or repeal                             or repeal
                   of any                                of any
                   provision                             provision
                   of                                    of
                   Gemstar's                             Gemstar's
                   certificate                           certificate
                   of                                    of
                   incorporation                         incorporation
                   or the                                or the
                   addition of                           addition of
                   other                                 other
                   provisions                            provisions
                   other than                            other than
                   an                                    an
                   amendment                             amendment
                   solely for                            solely for
                   the purpose                           the purpose
                   of changing                           of changing
                   Gemstar's                             Gemstar's
                   name;                                 name;

                 . adoption,                           . adoption,
                   amendment                             amendment
                   or repeal                             or repeal
                   of any                                of any
                   provision                             provision
                   of                                    of
                   Gemstar's                             Gemstar's
                   bylaws                                bylaws
                   (except                               (except
                   that the                              that the
                   Gemstar                               Gemstar
                   board has                             board has
                   also                                  also
                   retained                              retained
                   the power                             the power
                   to adopt,                             to adopt,
                   amend or                              amend or
                   repeal any                            repeal any
                   provision                             provision
                   of the                                of the
                   bylaws with                           bylaws with
                   the                                   the
                   approval of                           approval of
                   a majority                            at least
                   of the                                nine of the
                   board then                            twelve
                   authorized);                          members of
                                                         the Gemstar
                 . a merger or                           board);
                   consolidation
                   of Gemstar                          . a merger or
                   with any                              consolidation
                   other                                 of Gemstar
                   person or                             with any
                   any binding                           other
                   share                                 person or
                   exchange to                           any binding
                   which                                 share
                   Gemstar is                            exchange to
                   a party                               which
                   other than                            Gemstar is
                   a merger of                           a party
                   a                                     other than
                   subsidiary                            a merger of
                   of Gemstar                            a
                   with and                              subsidiary
                   into                                  of Gemstar
                   Gemstar                               with and
                   effected in                           into
                   accordance                            Gemstar
                   with                                  effected in
                   Section 253                           accordance
                   of the                                with
                   Delaware                              Section 253
                   General                               of the
                   Corporation                           Delaware
                   Law solely                            General
                   for the                               Corporation
                   purpose of                            Law solely
                   changing                              for the
                   Gemstar's                             purpose of
                   name (it                              changing
                   being                                 Gemstar's
                   understood                            name (it
                   that this                             being
                   clause will                           understood
                   not apply                             that this
                   to any                                clause
                   transactions
                   contemplated
                   by the
                   merger
                   agreement,
                   as


----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
                   such                                  will not
                   agreement may                         apply to any
                   be amended                            transactions
                   from time to                          contemplated
                   time,                                 by the merger
                   including the                         agreement, as
                   issuance of                           such
                   Gemstar                               agreement may
                   common stock                          be amended
                   to TV Guide                           from time to
                   stockholders                          time,
                   as                                    including the
                   contemplated                          issuance of
                   by such                               Gemstar
                   agreement);                           common stock
                                                         to TV Guide
                 . the sale,                             stockholders
                   lease,                                as
                   exchange or                           contemplated
                   other                                 by such
                   disposition                           agreement);
                   of all or a
                   substantial                         . the sale,
                   part of the                           lease,
                   assets of                             exchange or
                   Gemstar or                            other
                   its                                   disposition
                   subsidiaries;                         of all or a
                                                         substantial
                 . the                                   part of the
                   dissolution,                          assets of
                   liquidation                           Gemstar or
                   or winding                            its
                   up of                                 subsidiaries;
                   Gemstar; or
                                                       . the
                 . any other                             dissolution,
                   matter                                liquidation
                   (other than                           or winding
                   the                                   up of
                   election of                           Gemstar; or
                   directors
                   and the                             . any other
                   adoption or                           matter
                   amendment                             (other than
                   of any                                the
                   stock                                 election of
                   option,                               directors
                   stock                                 and the
                   appreciation                          adoption or
                   rights or                             amendment
                   other stock                           of any
                   incentive                             stock
                   plan for                              option,
                   Gemstar or                            stock
                   its                                   appreciation
                   subsidiaries                          rights or
                   and any                               other stock
                   transactions                          incentive
                   contemplated                          plan for
                   by the                                Gemstar or
                   merger                                its
                   agreement,                            subsidiaries
                   as such                               and any
                   agreement                             transactions
                   may be                                contemplated
                   amended                               by the
                   from time                             merger
                   to time,                              agreement,
                   including                             as such
                   the                                   agreement
                   issuance of                           may be
                   Gemstar                               amended
                   common                                from time
                   stock to                              to time,
                   TV Guide                              including
                   stockholders                          the
                   in                                    issuance of
                   connection                            Gemstar
                   with the                              common
                   merger                                stock to TV
                   requiring                             Guide
                   stockholder                           stockholders
                   approval                              in
                   under the                             connection
                   laws of the                           with the
                   State of                              merger)
                   Delaware or                           requiring
                   the rules                             stockholder
                   of any                                approval
                   national                              under the
                   securities                            laws of the
                   exchange or                           State of
                   national                              Delaware or
                   securities                            the rules
                   association                           of any
                   on which                              national
                   Gemstar's                             securities
                   common                                exchange or
                   stock is                              national
                   listed or                             securities
                   quoted.                               association
                                                         on which
                                                         Gemstar's
                                                         common
                                                         stock is
                                                         listed or
                                                         quoted.

-------------------------------------------------------------------------------
 Stock-        . In the           . In the           . In the
 holders--       event of a         event of a         event of a
 liquida-        liquidation,       liquidation,       liquidation,
 tion            dissolution        dissolution        dissolution
 and             or winding         or winding         or winding
 dissolu-        up of              up of TV           up of
 tion            Gemstar and        Guide,             Gemstar and
 rights          after              after              after
                 payment or         payment or         payment or
                 provision          provision          provision
                 for payment        for payment        for payment
                 of                 of all             of
                 Gemstar's          debts and          Gemstar's
                 debts and          liabilities        debts and
                 liabilities        and subject        liabilities
                 and subject        to the             and subject
                 to prior           prior              to prior
                 payment in         payment in         payment in
                 full of the        full of the        full of the
                 preferential       preferential       preferential
                 amounts to         amounts to         amounts to
                 which any          which any          which any
                 series of          series of          series of
                 preferred          preferred          preferred
                 stock is           stock is           stock is
                 entitled,          entitled,          entitled,
                 the holders        the holders        the holders
                 of common          of Class A         of common
                 stock will         Common             stock will
                 share              Stock and          share
                 equally, on        Class B            equally, on
                 a share for        Common             a share for
                 share              Stock shall        share
                 basis, in          share              basis, in
                 Gemstar's          equally, on        Gemstar's
                 assets             a share for        assets
                 remaining          share              remaining
                 for                basis, in          for
                 distribution.      the assets         distribution.
                                    remaining
                                    for
                                    distribution.


----------------------------------------------------------------------
               Gemstar After
                    the
               Domestication
                    and              TV Guide
Stockholder     Before the          Before the         Combined
  Rights          Merger              Merger            Company
----------------------------------------------------------------------
 Dividends     . Payable          . Whenever a       . Payable
                 only as and        dividend is        only as and
                 when               paid to the        when
                 declared by        holders of         declared by
                 the board          one class          the board
                 out of any         of common          out of any
                 assets             stock, the         assets
                 legally            holders of         legally
                 available          the other          available
                 for the            class shall        for the
                 payment of         receive an         payment of
                 dividends.         equal              dividends.
                                    dividend.
                                    Dividends
                                    shall be
                                    payable
                                    only as and
                                    when
                                    declared by
                                    the board
                                    of
                                    directors.

----------------------------------------------------------------------
 Amendment     . Certificate      . Certificate      . Certificate
 of              of                 of                 of
 organizational  Incorporation:     Incorporation:     Incorporation:
 documents       The                Amendments         The
                 amendment          to the             amendment
                 of the             certificate        of the
                 certificate        of                 certificate
                 of                 incorporation      of
                 incorporation      must be            incorporation
                 requires           adopted by         requires
                 the                the board          the
                 affirmative        of                 affirmative
                 vote of at         directors          vote of at
                 least 66           and                least 66
                 2/3% of the        approved by        2/3% of the
                 total              the holders        total
                 voting             of TV              voting
                 power of           Guide's            power of
                 Gemstar's          voting             Gemstar's
                 outstanding        securities         outstanding
                 voting             having a           voting
                 securities.        majority of        securities.
                                    the                Also, at
               . Bylaws: The        outstanding        least seven
                 amendment          voting             of the
                 of the             power,             twelve
                 bylaws             except             members of
                 requires           where the          the Gemstar
                 the                certificate        board must
                 affirmative        of                 approve an
                 vote of at         incorporation      amendment
                 least 66           or Delaware        to the
                 2/3% of the        law                certificate
                 total              requires a         of
                 voting             separate           incorporation
                 power of           class vote.        before the
                 Gemstar's                             Gemstar
                 outstanding      . Bylaws: The        board can
                 voting             board, by          submit such
                 securities         the                a proposal
                 or the             affirmative        to
                 approval of        vote of at         Gemstar's
                 a majority         least 66           stockholders.
                 of the             2/3% of the
                 members of         members of       . Bylaws: The
                 the Gemstar        the board          amendment
                 board. The         then in            of the
                 bylaws will        office, may        bylaws
                 be                 adopt,             requires
                 automatically      amend or           the
                 amended and        repeal any         affirmative
                 replaced           provision          vote of at
                 upon the           of the             least 66
                 completion         bylaws.            2/3% of the
                 of the             Alternatively,     total
                 merger with        the holders        voting
                 new bylaws         of TV              power of
                 in the form        Guide's            Gemstar's
                 attached as        voting             outstanding
                 Annex C to         securities         voting
                 this joint         having at          securities
                 proxy              least 66%          or the
                 statement/         of the             approval of
                 prospectus.        outstanding        at least
                                    voting             nine of the
                                    power may          twelve
                                    adopt,             members of
                                    amend or           the Gemstar
                                    repeal the         board.
                                    bylaws.
----------------------------------------------------------------------
 Fiscal        . Ends on          . Determined       . Will end on
 year            March 31 of        by                 March 31 of
                 each               resolution         each
                 calendar           of the             calendar
                 year.              board of           year.
                                    directors.
----------------------------------------------------------------------
 Section       . Does not         . Applies.         . Will not
 203 of          apply.                                 apply.
 the
 Delaware
 General
 Corporation
 Law (an
 anti-
 takeover
 statute)
----------------------------------------------------------------------

                                                                         ANNEX G

                COMPARISON OF THE RIGHTS OF GEMSTAR STOCKHOLDERS
          BEFORE AND AFTER GEMSTAR CHANGES ITS PLACE OF INCORPORATION
            FROM THE BRITISH VIRGIN ISLANDS TO THE STATE OF DELAWARE

   The rights of Gemstar stockholders are governed by British Virgin Islands law, including the British Virgin Islands International Business Companies Act, and Gemstar's current amended and restated memorandum of association and amended and restated articles of association. Before February 23, 2000, Gemstar will change its place of incorporation to the State of Delaware. As part of this process, Gemstar will file a certificate of domestication and a certificate of incorporation in the State of Delaware making changes in the organizational documents of Gemstar to, among other things, conform to Delaware law.

   A tabular comparison of the rights of Gemstar stockholders both before and after Gemstar changes its place of incorporation from the British Virgin Islands to the State of Delaware follows as Annex G. Annex G is not intended to be a complete statement of all differences or a complete description of the specific provisions referred to in this summary, and the identification of specific differences is not intended to indicate that other significant differences do not exist.

   See "Change in Gemstar's Place of Incorporation From the British Virgin Islands to the State of Delaware" for a comparison of British Virgin Islands and Delaware corporate laws.

All share numbers in the following chart have been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend by Gemstar in December 1999.

Stockholder         Gemstar Before the           Gemstar After the
  Rights               Domestication               Domestication
--------------------------------------------------------------------------------
 Authorized    . 550 million shares,             . 2.55 billion
 capital         divided into the                  shares, divided
                 following classes:                into the following
                                                   classes:
                . 500 million shares
                  of Ordinary                    . 2.4 billion shares
                  Shares, par value                of common stock,
                  $.01 per share, of               par value $.01 per
                  which 206,788,370                share, of which
                  shares were issued               206,788,370 shares
                  and outstanding as               were issued and
                  of January 25,                   outstanding as of
                  2000                             January 25, 2000

                . 50 million shares              . 150 million shares
                  of Preference                    of preferred stock,
                  Shares, par value                par value $.01 per
                  $.01 per share, of               share, of which 25
                  which no shares                  million shares have
                  were issued and                  been designated
                  outstanding as of                Series A Junior
                  January 25, 2000                 Participating
                                                   Preferred Stock and
                                                   the balance will be
                                                   issuable in series
--------------------------------------------------------------------------------
 Preferred      . The directors may              . The directors may
 stock            fix the                          fix the powers,
                  designations,                    designations,
                  powers,                          preferences and
                  preferences,                     relative,
                  rights,                          participating,
                  qualifications,                  optional or other
                  limitations and                  rights, and
                  restrictions of                  qualifications,
                  each class and                   limitations and
                  series of shares                 restrictions of
                  that Gemstar is                  each class and
                  authorized to                    series of shares
                  issue, but the                   that the combined
                  directors may not                company is
                  allocate different               authorized to
                  rights as to                     issue. One series
                  voting, dividends,               of Preferred Stock
                  redemption or                    has been designated
                  distributions on                 the Series A Junior
                  liquidation unless               Participating
                  the Memorandum of                Preferred Stock.
                  Association creates              Shares of Series A
                  or is amended to                 Junior
                  create separate                  Participating
                  classes of shares.               Preferred Stock
                                                   have the following
                . If at any time the               rights and
                  board provides for               preferences:
                  the issuance of
                  preference shares,             . quarterly
                  the rights attached              dividends payable
                  to any class or                  in cash on the
                  series of ordinary               first day of
                  shares or                        March, June,
                  preference shares                September and
                  (unless otherwise                December of each
                  provided by the                  year (each, a
                  terms of issue of                "Quarterly
                  the shares of any                Dividend Payment
                  such class or                    Date"), when, as
                  series) may be                   and if declared by
                  varied with the                  the board out of
                  consent in writing               funds legally
                  of the holders of a              available for such
                  majority of the                  purpose, subject
                  issued shares of                 to the rights of
                  any such class or                holders of any
                  series and of the                senior stock and
                  holders of a                     in preference to
                  majority of the                  holders of common
                  issued shares of                 stock and any
                  any other class or               other junior
                  series of ordinary               stocks, in an
                  shares or                        amount per share
                  preference shares                (rounded to the
                  which may be                     nearest cent)
                  adversely affected               equal to the
                  by such variation.               greater of (1) $1
                                                   or (2) subject to
                                                   adjustment if
                                                   Gemstar shall at
                                                   any time declare
                                                   or pay any
                                                   dividend on
                                                   Gemstar common
                                                   stock payable in
                                                   Gemstar common
                                                   stock or effect a
                                                   subdivision or
                                                   combination or
                                                   consolidation of
                                                   the outstanding
                                                   Gemstar common
                                                   stock, 100 times
                                                   the aggregate per
                                                   share amount of
                                                   all cash
                                                   dividends, and
                                                   100 times the
                                                   aggregate per
                                                   share amount
                                                   (payable in kind)
                                                   of all non-cash
                                                   dividends or other
                                                   distributions,
                                                   other than a
                                                   dividend payable
                                                   in shares of
                                                   Gemstar common
                                                   stock or a
                                                   subdivision of the
                                                   outstanding shares
                                                   of Gemstar common
                                                   stock (by
                                                   reclassification
                                                   or otherwise),
                                                   declared on the
                                                   Gemstar common
                                                   stock since the
                                                   immediately
                                                   preceding
                                                   Quarterly Dividend
                                                   Payment Date or,
                                                   with respect to
                                                   the first
                                                   Quarterly Dividend
                                                   Payment Date,
                                                   since the first
                                                   issuance of any
                                                   share or fraction
                                                   of a share of
                                                   Series A Junior
                                                   Participating
                                                   Preferred Stock;

                                                 . a minimum dividend
                                                   on each Quarterly
                                                   Dividend Payment
                                                   Date of $1 per
                                                   share on the
                                                   Series A Junior
                                                   Participating
                                                   Preferred Stock;
--------------------------------------------------------------------------------


Stockholder         Gemstar Before the           Gemstar After the
  Rights               Domestication               Domestication
--------------------------------------------------------------------------------
                                                 . 100 votes on all
                                                   matters submitted
                                                   to a vote of
                                                   stockholders
                                                   (subject to
                                                   adjustment);

                                                 . upon any
                                                   liquidation,
                                                   dissolution or
                                                   winding up of
                                                   Gemstar, no
                                                   distribution will
                                                   be made (1) to
                                                   holders of shares
                                                   of stock ranking
                                                   junior to the
                                                   Series A Junior
                                                   Participating
                                                   Preferred Stock
                                                   unless holders of
                                                   Series A Junior
                                                   Participating
                                                   Preferred Stock
                                                   have first received
                                                   $100 per share
                                                   (subject to
                                                   adjustment), plus
                                                   an amount equal to
                                                   accrued and unpaid
                                                   dividends and
                                                   distributions on
                                                   such stock, whether
                                                   or not declared, to
                                                   the date of such
                                                   payment, or (2) to
                                                   the holders of
                                                   shares of stock
                                                   ranking on parity
                                                   with the Series A
                                                   Junior
                                                   Participating
                                                   Preferred Stock,
                                                   except
                                                   distributions made
                                                   ratably on the
                                                   Series A Junior
                                                   Participating
                                                   Preferred Stock and
                                                   all such parity
                                                   stock in proportion
                                                   to the total
                                                   amounts to which
                                                   the holders of all
                                                   such shares are
                                                   entitled; and

                                                 . if the company
                                                   enters into any
                                                   consolidation,
                                                   merger, combination
                                                   or other
                                                   transaction in
                                                   which shares of
                                                   common stock are
                                                   exchanged for or
                                                   changed into other
                                                   stock or
                                                   securities, cash
                                                   and/or any other
                                                   property, then each
                                                   share of Series A
                                                   Junior
                                                   Participating
                                                   Preferred Stock
                                                   shall be similarly
                                                   exchanged or
                                                   changed into an
                                                   amount per share
                                                   equal to 100 times
                                                   the aggregate
                                                   amount of stock,
                                                   securities, cash
                                                   and/or any other
                                                   property, as the
                                                   case may be, into
                                                   which or for which
                                                   each share of
                                                   common stock is
                                                   changed or
                                                   exchanged (subject
                                                   to adjustment).

                                                 . Whenever quarterly
                                                   dividends or other
                                                   dividends or
                                                   distributions
                                                   payable on the
                                                   Series A Junior
                                                   Participating
                                                   Preferred Stock are
                                                   in arrears,
                                                   thereafter and
                                                   until all accrued
                                                   and unpaid
                                                   dividends and
                                                   distributions,
                                                   whether or not
                                                   declared, on shares
                                                   of Series A Junior
                                                   Participating
                                                   Preferred Stock
                                                   outstanding shall
                                                   have been paid in
                                                   full, Gemstar shall
                                                   not:

                                                 . declare or pay
                                                   dividends, or make
                                                   any other
                                                   distributions, on
                                                   any shares of stock
                                                   ranking junior to
                                                   the Series A Junior
                                                   Participating
                                                   Preferred Stock;

                                                 . declare or pay
                                                   dividends, or make
                                                   any other
                                                   distributions, on
                                                   any shares of stock
                                                   ranking on a parity
                                                   with the Series A
                                                   Junior
                                                   Participating
                                                   Preferred Stock,
                                                   except dividends
                                                   paid ratably on the
                                                   Series A Junior
                                                   Participating
                                                   Preferred Stock and
                                                   all such parity
                                                   stock on which
                                                   dividends are
                                                   payable or in
                                                   arrears in
                                                   proportion to the
                                                   total amounts to
                                                   which the holders
                                                   of all such shares
                                                   are then entitled;
--------------------------------------------------------------------------------


Stockholder         Gemstar Before the           Gemstar After the
  Rights               Domestication               Domestication
--------------------------------------------------------------------------------
                                                   . redeem or purchase
                                                     or otherwise
                                                     acquire for
                                                     consideration
                                                     shares of any
                                                     stock ranking
                                                     junior to the
                                                     Series A Junior
                                                     Participating
                                                     Preferred Stock,
                                                     provided that
                                                     Gemstar may at any
                                                     time redeem,
                                                     purchase or
                                                     otherwise acquire
                                                     shares of any such
                                                     junior stock in
                                                     exchange for
                                                     shares of any
                                                     stock of Gemstar
                                                     ranking junior to
                                                     the Series A
                                                     Junior
                                                     Participating
                                                     Preferred Stock;
                                                     or

                                                   . redeem or purchase
                                                     or otherwise
                                                     acquire for
                                                     consideration
                                                     shares of Series A
                                                     Junior
                                                     Participating
                                                     Preferred Stock,
                                                     except in
                                                     accordance with a
                                                     purchase offer
                                                     made in writing or
                                                     by publication to
                                                     all holders of
                                                     such shares upon
                                                     such terms as the
                                                     Gemstar board
                                                     shall determine in
                                                     good faith will
                                                     result in fair and
                                                     equitable
                                                     treatment among
                                                     the respective
                                                     series or classes.

--------------------------------------------------------------------------------

 Board--       . The minimum number              . The minimum number
 number of       of directors is                   of directors is
 directors       three and the                     three and the
                 maximum is ten.                   maximum is twelve,
                                                   and the board will
               . Three classes of                  initially consist
                 directors with                    of nine directors.
                 staggered terms of
                 office.                         . The board has three
                                                   classes of
                                                   directors (Class I,
                                                   II and III) with
                                                   staggered terms of
                                                   office.

--------------------------------------------------------------------------------
 Board--       . At each annual                  . The initial term of
 term of         meeting of                        office of the Class
 office          stockholders, the                 I, Class II and
                 successors of that                Class III directors
                 class of directors                will expire at the
                 whose term expires                annual meeting of
                 at that meeting are               stockholders in
                 elected to hold                   2003, 2002 and
                 office for a term                 2001, respectively.
                 expiring at the
                 annual meeting of               . At each annual
                 stockholders held                 meeting of
                 in the third year                 stockholders, the
                 following the year                successors of that
                 of such election.                 class of directors
                                                   whose term expires
                                                   at that meeting are
                                                   elected to hold
                                                   office for a term
                                                   expiring at the
                                                   annual meeting of
                                                   stockholders held
                                                   in the third year
                                                   following the year
                                                   of such election.

--------------------------------------------------------------------------------
 Board--       . Any stockholder                 . Any stockholder may
 nominations     entitled to vote                  nominate persons
 by              for the election of               for election to the
 stockholders    directors may                     Gemstar board by
                 nominate persons                  giving timely
                 for election to the               notice in writing
                 board by giving                   to Gemstar's
                 notice in writing                 Secretary. To be
                 to Gemstar's                      timely:
                 Secretary. To be
                 timely, a                         . in the case of an
                 stockholder's                       annual meeting or
                 notice must be                      special meeting, a
                 delivered to or                     stockholder's
                 mailed and received                 notice must be
                 at Gemstar's                        delivered to or
                 principal executive                 mailed and
                 offices not less                    received at
                 than 60 days nor                    Gemstar's
                 more than 90 days                   principal
                 before the meeting;                 executive offices
                 provided, however,                  not less than 60
                 that if less than                   days nor more than
                 70 days' notice or                  90 days before the
                 prior public                        meeting; provided,
                 disclosure of the                   however, that if
                 date of the meeting                 less than 70 days'
                 is given or made to                 notice or prior
                 stockholders,                       public disclosure
                 notice by the                       of the date of the
                 stockholder must be                 meeting is given
                 received not later                  or made to
                 than the close of                   stockholders,
                 business on the                     notice by the
                 10th day following                  stockholder must
                 the day on which                    be received not
                 such notice of the                  later than the
                 date of the meeting                 close of business
                 was mailed or such                  on the 10th day
                 public disclosure                   following the day
                 was made.                           on which such
                                                     notice of the date
                                                     of the meeting was
                                                     mailed or such
                                                     public disclosure
                                                     was made; and

                                                   . in the case of a
                                                     special meeting
                                                     called at the
                                                     request of a
                                                     stockholder or
                                                     stockholders
                                                     nominating persons
                                                     for election to
                                                     the Gemstar board,
                                                     the notice of
                                                     nomination by the
                                                     stockholder or
                                                     stockholders
                                                     requesting



Stockholder         Gemstar Before the                    Gemstar After the
  Rights              Domestication                         Domestication

-------------------------------------------------------------------------------
                                                         such meeting must be
                                                         received by Gemstar
                                                         with the request for
                                                         such meeting, which
                                                         request must be made
                                                         by holders of at
                                                         least a majority of
                                                         the total voting
                                                         power of Gemstar's
                                                         outstanding voting
                                                         securities.

-------------------------------------------------------------------------------

 Board--       . Stockholders elect                  . Directors are
 elections       directors at the                      elected, at any
                 annual meeting of                     stockholder meeting
                 stockholders.                         duly called and
                                                       held for such
                                                       purpose at which a
                                                       quorum is present,
                                                       by a plurality of
                                                       the voting power of
                                                       the shares present
                                                       in person or
                                                       represented by
                                                       proxy at the
                                                       meeting and
                                                       entitled to vote.

-------------------------------------------------------------------------------

 Board--       . Directors may be                    . Directors may be
 removal of      removed from office                   removed with or
 directors       with cause by a                       without cause by
                 resolution of                         the affirmative
                 directors (approved                   vote of at least 66
                 by a simple                           2/3% of the total
                 majority of                           voting power of
                 directors present                     Gemstar's
                 at a duly convened                    outstanding voting
                 and constituted                       securities, voting
                 meeting who voted                     together as a
                 and did not abstain                   single class at a
                 or by all directors                   meeting
                 in writing) or by a                   specifically called
                 resolution of                         for such purpose.
                 stockholders
                 (approved by a
                 simple majority of
                 the votes of the
                 shares present at a
                 duly convened and
                 constituted meeting
                 and entitled to
                 vote and that voted
                 and did not
                 abstain).

-------------------------------------------------------------------------------

 Board--       . Vacancies on the                    . Vacancies on the
 vacancies       board are filled by                   Gemstar board are
                 a simple majority                     filled by the
                 of directors                          majority vote of
                 present at a duly                     the remaining
                 convened and                          directors, although
                 constituted meeting                   less than a quorum,
                 who voted and did                     or by a sole
                 not abstain or by                     remaining director
                 all directors in                      or by unanimous
                 writing.                              written consent of
                                                       the directors.


-------------------------------------------------------------------------------

 Board--       . The board may, by a                 . The board may
 committees      simple majority of                    designate one or
                 directors present                     more committees,
                 at a duly convened                    each consisting of
                 and constituted                       one or more
                 meeting who voted                     directors.
                 and did not abstain
                 or by all directors                 . Each committee has,
                 in writing,                           to the extent
                 designate one or                      permitted by
                 more committees,                      Delaware law, the
                 each consisting of                    powers of the board
                 one or more                           as are set forth in
                 directors.                            the board
                                                       resolution
               . Each committee has                    establishing the
                 such powers and                       committee, except
                 authorities of the                    that no committee
                 board as are set                      has any power or
                 forth in the board                    authority either to
                 resolution                            approve or adopt,
                 establishing the                      or recommend to the
                 committee, except                     stockholders, any
                 that no committee                     action or matter
                 has any power or                      required to be
                 authority either to                   submitted to the
                 amend the                             stockholders for
                 Memorandum of                         approval, to adopt,
                 Association or the                    amend or repeal any
                 Articles of                           bylaw, or to take
                 Association, to                       any action that it
                 appoint directors                     is not permitted to
                 or fix their                          take pursuant to
                 compensation, or to                   Delaware law.
                 appoint officers.

-------------------------------------------------------------------------------

 Board--       . At least                            . A majority of the
 quorum for      half of the                           total number of
 meetings        total                                 board members
                 number of                             constitutes a
                 board                                 quorum.
                 members
                 constitutes
                 a quorum.

-------------------------------------------------------------------------------

 Board--       . The                                 . Except as otherwise
 voting          directors                             provided by law,
                 may act by                            the certificate of
                 a                                     incorporation or
                 resolution                            the bylaws,
                 of                                    directors present
                 directors                             at any meeting at
                 (approved                             which a quorum is
                 by a simple                           present for the
                 majority of                           transaction of
                 directors                             business may by
                 present at                            majority vote
                 a duly                                decide any question
                 convened                              brought before such
                 and                                   meeting.
                 constituted
                 meeting who
                 voted and
                 did not
                 abstain or
                 by all
                 directors
                 in
                 writing).

-------------------------------------------------------------------------------

 Board--       . Not                                 . Not required.
 special         required.
 vote



Stockholder         Gemstar Before the                    Gemstar After the
  Rights              Domestication                         Domestication
-------------------------------------------------------------------------------
 Board--       . The board may fix                   . The board determines
 compensation    the compensation of                   the compensation to
                 directors by a                        be paid directors
                 resolution of                         for attendance at
                 directors (approved                   any board meetings
                 by a simple majority                  and expenses
                 of directors present                  incidental to the
                 at a duly convened                    performance of their
                 and constituted                       duties.
                 meeting who voted
                 and did not abstain
                 or by all directors
                 in writing) and by a
                 resolution of
                 stockholders
                 (approved by a
                 simple majority of
                 the votes of the
                 shares present at a
                 duly convened and
                 constituted meeting
                 and entitled to vote
                 and that voted and
                 did not abstain).

-------------------------------------------------------------------------------
 Board--       . None provided.                      . Directors will not
 limitation                                            be liable to Gemstar
 of                                                    or any of its
 personal                                              stockholders for
 liability                                             monetary damages for
                                                       breach of fiduciary
                                                       duty as a director,
                                                       to the fullest
                                                       extent permitted by
                                                       the Delaware General
                                                       Corporation Law.

-------------------------------------------------------------------------------
 Indemnifi-    . Gemstar may                         . Gemstar will
 cation          indemnify directors                   indemnify directors
 of              and officers who                      and officers and
 directors       acted honestly and                    their respective
 and officers    in good faiith a                      heirs, personal
                 views to Gemstar's                    representatives and
                 best interests.                       successors in
                                                       interest, for or on
                                                       account of any
                                                       action performed on
                                                       behalf of Gemstar,
                                                       to the fullest
                                                       extent permitted by
                                                       applicable law.

-------------------------------------------------------------------------------
 Officers      . The directors may                   . The officers of
                 appoint officers by                   Gemstar will be a
                 a resolution of                       Chairman of the
                 directors (approved                   Board, a Chief
                 by a simple majority                  Executive Officer, a
                 of directors present                  President, a Chief
                 at a duly convened                    Financial Officer, a
                 and constituted                       General Counsel (who
                 meeting who voted                     may be an Executive
                 and did not abstain                   Vice President), one
                 or by all directors                   or more Vice
                 in writing).                          Presidents, a
                 Officers may consist                  Secretary and such
                 of a Chairman of the                  other officers as
                 Board, a Vice                         may be determined by
                 Chairman of the                       the board.
                 Board, a President
                 and one or more Vice                . A person may hold
                 Presidents,                           more than one
                 Secretaries and                       office.
                 Treasurers and such
                 other officers as                   . To the extent
                 Gemstar may from                      permitted by law,
                 time to time deem                     the board may remove
                 desirable.                            with or without
                                                       cause from office or
               . A person may hold                     terminate the
                 more than one                         employment of any
                 office.                               officer by a vote of
                                                       not less than a
               . The board may remove                  majority of
                 with or without                       directors at a
                 cause from office or                  meeting of directors
                 terminate the                         where a quorum of
                 employment of any                     the entire board is
                 officer by the                        present or by
                 approval of a simple                  unanimous written
                 majority of                           consent.
                 directors present at
                 a duly convened and
                 constituted meeting
                 who voted and did
                 not abstain or by
                 all directors in
                 writing.

-------------------------------------------------------------------------------
 Stock-        . A stockholder may                   . Any stockholder may
 holders--       bring business                        nominate persons for
 action          before an annual                      election to the
                 meeting of                            Gemstar board by
                 stockholders by                       giving timely notice
                 giving timely notice                  as described under
                 in writing to                         "Board-nominations
                 Gemstar's Secretary.                  by stockholders"
                 To be timely, such                    above.
                 notice must be
                 delivered to or                     . Any stockholder may
                 mailed and received                   bring business
                 at Gemstar's                          (other than
                 principal executive                   nominating persons
                 offices not less                      for election to the
                 than 60 days nor                      Gemstar board)
                 more than 90 days                     before an annual
                 before the meeting;                   meeting of
                 provided, however,                    stockholders by
                 that if less than 70                  giving timely notice
                 days' notice or                       in writing to
                 prior public                          Gemstar's Secretary
                 disclosure of the                     in accordance with
                 date of the meeting                   the bylaws. In the
                 is given or made to                   case of an annual
                 stockholders, notice                  meeting, a
                 by the stockholder                    stockholder notice
                 must be received not                  to be timely must be
                 later than the close                  delivered to or
                 of business on the                    mailed and received
                 10th day following                    at Gemstar's
                 the day on which                      principal executive
                 such notice of the                    offices not less
                 date of the annual                    than 60 days nor
                 meeting was mailed                    more than 90 days
                 or such public                        before the meeting;
                 disclosure was made.                  provided, however,
                                                       that if less than 70
                                                       days' notice or
                                                       prior public
                                                       disclosure of the
                                                       date of the



Stockholder         Gemstar Before the                    Gemstar After the
  Rights              Domestication                         Domestication
-------------------------------------------------------------------------------
                                                       meeting is given or
                                                       made to stockholders,
                                                       notice by the
                                                       stockholder must be
                                                       received not later
                                                       than the close of
                                                       business on the 10th
                                                       day following the day
                                                       on which such notice
                                                       of the date of the
                                                       meeting was mailed or
                                                       such public disclosure
                                                       was made.

                                                     . In the case of a
                                                       special meeting,
                                                       stockholders may
                                                       only conduct
                                                       business (other than
                                                       nominating persons
                                                       for election to the
                                                       Gemstar board) if
                                                       such business is
                                                       specified in the
                                                       notice of such
                                                       special meeting.
                                                       Stockholders with
                                                       sufficient voting
                                                       power to request a
                                                       special meeting may
                                                       bring business
                                                       before such meeting
                                                       by specifying it in
                                                       such request.

-------------------------------------------------------------------------------
 Stock-        . Stockholders will                   . An officer of
 holders--       receive written                       Gemstar must give
 notice of       notice of meetings                    written notice of
 meetings        at least 30 days                      stockholder meetings
                 before the date of                    to stockholders at
                 the meeting.                          least ten days but
                                                       not more than 60
                                                       days before the date
                                                       of the meeting,
                                                       unless a different
                                                       period is prescribed
                                                       by law or the
                                                       certificate of
                                                       incorporation.





-------------------------------------------------------------------------------
 Stock-        . The holders of at                   . Except as otherwise
 holders--       least 50% of                          provided in the
 quorum for      Gemstar's                             certificate of
 meetings        outstanding voting                    incorporation, the
                 securities entitled                   bylaws or by law,
                 to vote constitutes                   and subject to the
                 a quorum for the                      rights of holders of
                 transaction of                        preferred stock, the
                 business.                             holders of a
                                                       majority in total
                                                       voting power of
                                                       Gemstar's
                                                       outstanding shares
                                                       of stock entitled to
                                                       vote constitutes a
                                                       quorum for the
                                                       transaction of
                                                       business.

-------------------------------------------------------------------------------
 Stock-        . The board convenes                  . An annual meeting of
 holders--       an annual meeting of                  stockholders for the
 meetings        stockholders for the                  purpose of electing
                 election of                           those directors
                 directors and such                    whose term of office
                 other matters as the                  expires at such
                 board proposes.                       meeting and of
                                                       transacting such
               . Special meetings are                  other business as
                 convened upon:                        may properly come
                                                       before it is held
                 . the adoption of a                   each year.
                   resolution of
                   directors (approved                 . Special meetings
                   by a simple                           are called upon:
                   majority of
                   directors present                   . the written request
                   at a duly convened                    of the holders of a
                   and constituted                       majority of the
                   meeting who voted                     total voting power
                   and did not abstain                   of Gemstar's
                   or by all directors                   outstanding voting
                   in writing) to                        securities; or
                   convene a special
                   meeting; or                         . the request of a
                                                         majority of the
                 . the written request                   members of the
                   of stockholders                       entire board which
                   holding 50% or more                   Gemstar would have
                   of Gemstar's                          if there were no
                   outstanding voting                    vacancies on the
                   securities.                           board.

-------------------------------------------------------------------------------
 Stock-        . Such power is                       . No stockholder
 holders--       specifically denied.                  action may be taken
 action                                                without a meeting,
 without                                               and the certificate
 a meeting                                             of incorporation
                                                       expressly denies the
                                                       power of
                                                       stockholders to
                                                       consent in writing
                                                       without a meeting.


--------------------------------------------------------------------------------
Stockholder         Gemstar Before the           Gemstar After the
  Rights               Domestication               Domestication
--------------------------------------------------------------------------------
 Stockholders--. Holders of ordinary             . Holders of common
 voting          shares are entitled               stock are entitled
 generally       to one vote for                   to one vote for
                 each share of such                each share of such
                 stock held on all                 stock held on all
                 matters presented                 matters presented
                 to such                           to such
                 stockholders.                     stockholders.

               . Except for actions              . Except for the
                 requiring a                       election of
                 stockholder                       directors and
                 supermajority vote,               except as otherwise
                 at any duly                       provided by the
                 convened and                      certificate of
                 constituted                       incorporation, the
                 meeting, a simple                 bylaws or by law
                 majority of the                   and subject to the
                 votes of the shares               rights of holders
                 present and                       of any preferred
                 entitled to vote                  stock, at any
                 and that voted and                meeting duly called
                 did not abstain is                and held at which a
                 required for                      quorum is present,
                 stockholders to                   the affirmative
                 act. See                          vote of a majority
                 "Stockholders--                   of the total voting
                 supermajority                     power of shares
                 vote."                            present in person
                                                   or represented by
                                                   proxy and entitled
                                                   to vote on the
                                                   subject matter is
                                                   required for
                                                   stockholders to
                                                   act.
--------------------------------------------------------------------------------
 Stockholders--. The affirmative                 . Subject to the
 supermajority   vote of the holders               rights of holders
 vote            of at least 66 2/3%               of any preferred
                 of Gemstar's                      stock, the
                 outstanding voting                affirmative vote of
                 securities is                     at least 66 2/3% of
                 required to                       the total voting
                 authorize any of                  power of Gemstar's
                 the following                     outstanding voting
                 actions:                          securities, voting
                                                   together as a
               . any merger or                     single class at a
                 consolidation of                  meeting
                 Gemstar with or                   specifically called
                 into any other                    for such purpose,
                 corporation or                    is required to
                 other entity; and                 authorize any of
                                                   the following
               . any sale, lease,                  actions:
                 exchange or other
                 disposition of all              . amendment,
                 or any substantial                alteration or
                 part of Gemstar's                 repeal of any
                 assets to or with                 provision of
                 any other person or               Gemstar's
                 entity.                           certificate of
                                                   incorporation or
               . Certain provisions                the addition of
                 of the Memorandum                 other provisions
                 of Association and                other than an
                 the Articles of                   amendment solely
                 Association may be                for the purpose of
                 amended only upon                 changing Gemstar's
                 the affirmative                   name;
                 vote of at least 66
                 2/3% of the                     . adoption, amendment
                 outstanding shares                or repeal of any
                 entitled to vote.                 provision of
                                                   Gemstar's bylaws
                                                   (except that the
                                                   Gemstar board has
                                                   also retained the
                                                   power to adopt,
                                                   amend or repeal any
                                                   provision of the
                                                   bylaws with the
                                                   approval of a
                                                   majority of the
                                                   board then
                                                   authorized);

                                                 . a merger or
                                                   consolidation of
                                                   Gemstar with any
                                                   other person or any
                                                   binding share
                                                   exchange to which
                                                   Gemstar is a party
                                                   other than a merger
                                                   of a subsidiary of
                                                   Gemstar with and
                                                   into Gemstar
                                                   effected in
                                                   accordance with
                                                   Section 253 of the
                                                   Delaware General
                                                   Corporation Law
                                                   solely for the
                                                   purpose of changing
                                                   Gemstar's name (it
                                                   being understood
                                                   that this clause
                                                   will not apply to
                                                   any transactions
                                                   contemplated by the
                                                   merger agreement,
                                                   as such agreement
                                                   may be amended from
                                                   time to time,
                                                   including the
                                                   issuance of Gemstar
                                                   common stock to TV
                                                   Guide stockholders
                                                   as contemplated by
                                                   such agreement)

                                                 . the sale, lease,
                                                   exchange or other
                                                   disposition of all
                                                   or a substantial
                                                   part of the assets
                                                   of Gemstar or its
                                                   subsidiaries;

                                                 . the dissolution,
                                                   liquidation or
                                                   winding up of
                                                   Gemstar; or

                                                 . any other matter
                                                   (other than the
                                                   election of
                                                   directors and the
                                                   adoption or
                                                   amendment of any
                                                   stock option, stock
                                                   appreciation rights
                                                   or other stock
                                                   incentive plan and
                                                   any transactions
                                                   contemplated by the
                                                   merger agreement,
                                                   as such agreement
                                                   may be amended from
                                                   time to time,
                                                   including the
                                                   issuance of Gemstar
                                                   common stock to TV
                                                   Guide stockholders
                                                   as contemplated by
                                                   such agreement)
                                                   requiring
                                                   stockholder
                                                   approval under the
                                                   laws of the State
                                                   of Delaware or the
                                                   rules of any
                                                   national securities
                                                   exchange or
                                                   national securities
                                                   association on
                                                   which Gemstar's
                                                   common stock is
                                                   listed or quoted.
--------------------------------------------------------------------------------


Stockholder         Gemstar Before the                    Gemstar After the
  Rights              Domestication                         Domestication
-------------------------------------------------------------------------------
 Stock-        . All ordinary shares                 . In the event of a
 holders--       have the same rights                  liquidation,
 liquidation     with regard to                        dissolution or
 and             distributions upon                    winding up of
 dissolution     liquidation. Such                     Gemstar and after
 rights          rights are not                        payment or provision
                 specified in                          for payment of
                 Gemstar's                             Gemstar's debts and
                 organizational                        liabilities and
                 documents.                            subject to prior
                                                       payment in full of
                                                       the preferential
                                                       amounts to which any
                                                       series of preferred
                                                       stock is entitled,
                                                       the holders of
                                                       common stock will
                                                       share equally, on a
                                                       share for share
                                                       basis, in Gemstar's
                                                       assets remaining for
                                                       distribution.

--------------------------------------------------------------------------------
 Dividends     . Payable only out of                 . Payable only as and
                 surplus (excess of                    when declared by the
                 Gemstar's total                       board out of any
                 assets over its                       assets legally
                 aggregate total                       available for the
                 liabilities, plus                     payment of
                 capital) and if                       dividends.
                 approved by a simple
                 majority of
                 directors present at
                 a duly convened and
                 constituted meeting
                 who voted and did
                 not abstain or by
                 all directors in
                 writing.

--------------------------------------------------------------------------------
 Amendment     . Memorandum of                       . Certificate of
 of              Association: Gemstar                  Incorporation: The
 organiza-       may amend its                         amendment of the
 tional          Memorandum of                         certificate of
 documents       Association by a                      incorporation
                 resolution of                         requires the
                 directors (approved                   affirmative vote of
                 by a simple majority                  at least 66 2/3% of
                 of directors present                  the total voting
                 at a duly convened                    power of Gemstar's
                 and constituted                       outstanding voting
                 meeting who voted                     securities.
                 and did not abstain
                 or by all directors                 . Bylaws: The
                 in writing) or by a                   amendment of the
                 resolution of                         bylaws requires the
                 stockholders                          affirmative vote of
                 (approved by a                        at least 66 2/3% of
                 simple majority of                    the total voting
                 the votes of the                      power of Gemstar's
                 shares present at a                   outstanding voting
                 duly convened and                     securities or the
                 constituted meeting                   approval of a
                 and entitled to vote                  majority of the
                 and that voted and                    members of the
                 did not abstain).                     Gemstar board. The
                 However, certain                      bylaws will be
                 provisions of the                     automatically
                 Memorandum of                         amended and replaced
                 Association may be                    upon the completion
                 amended only upon                     of the merger with
                 the affirmative vote                  new bylaws in the
                 of at least 66 2/3%                   form attached as
                 the outstanding                       Annex C to this
                 shares entitled to                    joint proxy
                 vote.                                 statement/prospectus.

               . Articles of
                 Association: Gemstar
                 may amend its
                 Articles of
                 Association by a
                 resolution of
                 directors (approved
                 by a simple majority
                 of directors present
                 at a duly convened
                 and constituted
                 meeting who voted
                 and did not abstain
                 or by all directors
                 in writing) or by a
                 resolution of
                 stockholders
                 (approved by a
                 simple majority of
                 the votes of the
                 shares present at a
                 duly convened and
                 constituted meeting
                 and entitled to vote
                 and that voted and
                 did not abstain).
                 However, certain
                 provisions of the
                 Articles of
                 Association may be
                 amended only upon
                 the affirmative vote
                 of at least 66 2/3%
                 of the outstanding
                 shares entitled to
                 vote.

--------------------------------------------------------------------------------
 Fiscal        . Not specified in                    . Ends on March 31 of
 year            organizational                        each calendar year.
                 documents, but it is
                 March 31 of each
                 calendar year.

--------------------------------------------------------------------------------
 Anti-         . Does not apply.                     . Does not apply.
 takeover
 statute


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Subject to any limitations in a corporation's Memorandum of Association or Articles of Association, British Virgin Islands law allows a corporation to indemnify, against all expenses, judgments, fines and amounts paid in settlement and reasonably incurred, any person who (1) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings by reason of the fact that the person is or was a director, officer or liquidator of the company or (2) is or was, at the company's request, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another entity; provided, however, that such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Gemstar's Articles of Association require the company to indemnify any person referred to in the preceding sentence if such person has been successful in defending any proceeding of the type described in the preceding sentence, regardless of whether such person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, had reasonable cause to believe that his or her conduct was unlawful.

   Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. Gemstar's Certificate of Incorporation provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines and amounts paid in settlement actually and reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. Gemstar's Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by applicable law. Gemstar's new Bylaws provide that Gemstar shall indemnify to the fullest extent permitted by law members of the board of directors and officers of Gemstar and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of Gemstar.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits

  2.1 --Agreement and Plan of Merger dated as of October 4, 1999 among Gemstar
        International Group Limited, G Acquisition Subsidiary Corp. and TV
        Guide, Inc., as amended on February 7, 2000 (Included as Annex A to the
        Joint Proxy Statement/Prospectus filed as part of this Registration
        Statement)

  3.1 --Amended and Restated Memorandum of Association of Gemstar International
        Group Limited (Incorporated by reference to Form F-1 Registration
        Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995) (Further amendments were filed in connection with Gemstar's report on Form 8-K on July 13, 1998)

  3.2 --Amended and Restated Articles of Association of Gemstar International
        Group Limited (Incorporated by reference to Form F-1 Registration
        Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995) (Further amendments were filed in connection with Gemstar's report on Form 8-K on July 13, 1998)

  3.3 --Form of Certificate of Incorporation of Gemstar International Group
        Limited (Included as Annex B to the Joint Proxy Statement/Prospectus filed as part of this Registration Statement)

  3.4 --Form of Bylaws of Gemstar International Group Limited

  3.5 --Form of Bylaws of TV Guide International, Inc. (formerly Gemstar
        International Group Limited) (Included as Annex C to the Joint Proxy
        Statement/Prospectus filed as part of this Registration Statement)

  4.1 --Rights Agreement, dated as of July 10, 1998, between Gemstar
        International Group Limited and American Stock Transfer & Trust Company, as Rights Agent (including as an exhibit thereto the terms of the designated Junior Participating Preference Shares) (Incorporated by reference to Exhibit 2 to the Registration Statement on Form 8-A dated
        July 13, 1998 and filed with the Securities and Exchange Commission)

  4.2 --Amended and Restated Rights Agreement, by and between Gemstar
        International Group Limited, a Delaware corporation which is the continuation of Gemstar International Group Limited, a British Virgin
        Islands corporation, and American Stock Transfer & Trust Company, a New
        York company

  4.3 --Rights Amendments (Incorporated by reference to Exhibit 99.15 to
        Gemstar's Form 8-K, filed February 8, 2000)

  5.1 --Opinion of O'Melveny & Myers LLP

  5.2 --Opinion of Potter Anderson & Corroon LLP

  8.1 --Opinion of O'Melveny & Myers LLP

  8.2 --Opinion of Baker Botts L.L.P.

 10.1 --Patent Assignment Agreement, dated as of March 15, 1994, between
        Gemstar Development Corporation and Roy J. Mankovitz (Confidential treatment requested) (Incorporated by reference to Form F-1 Registration
        Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.2 --Contract Engineering Agreement (undated) between Hilite, Inc. and
        Gemstar Development Corporation (Confidential treatment requested)
        (Incorporated by reference to Form F-1 Registration Statement of Gemstar
        International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.3 --Contract Engineering Agreement (undated) between Hilite, Inc. and
        Gemstar Holdings Limited (Confidential treatment requested)
        (Incorporated by reference to Form F-1 Registration Statement of Gemstar
        International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.4 --Contract Engineering Agreement (undated) between Hilite, Inc. and Index
        Systems, Inc. (Confidential treatment requested) (Incorporated by reference to Form F-1 Registration Statement of Gemstar International
        Group Limited (33-79016), which was declared effective on October 10,
        1995)

 10.5    --Form of Option Exercise and Assignment Agreement, dated March 16,
          1994, between Gemstar Development Corporation and each of Henry C.
          Yuen, Wilson K.C. Cho and Daniel S.W. Kwoh (Incorporated by reference to Form F-1 Registration Statement of Gemstar International Group
          Limited (33-79016), which was declared effective on October 10, 1995)

 10.6(a) --Exclusive Representation Agreement, dated July 30, 1990, between
          Gemstar Development Corporation and United Feature Syndicate, Inc.
          (Confidential treatment requested) (Incorporated by reference to Form
          F-1 Registration Statement of Gemstar International Group Limited
          (33-79016), which was declared effective on October 10, 1995)

 10.6(b) --Exclusive Representation Agreement, dated May 20, 1991, between
          Gemstar Development Corporation and United Feature Syndicate, Inc., together with First Amendment to Exclusive Representation Agreement, dated March 4, 1994 (Confidential treatment requested) (Incorporated by reference to Form F-1 Registration Statement of Gemstar
          International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.6(c) --Exclusive Representation Agreement, dated March 21, 1994, between
          Gemstar Development Corporation and United Feature Syndicate, Inc.
          (Confidential treatment requested) (Incorporated by reference to Form
          F-1 Registration Statement of Gemstar International Group Limited
          (33-79016), which was declared effective on October 10, 1995)

 10.7    --Registration Rights Agreement, dated August 16, 1995, between
          Gemstar International Group Limited and the Shareholders of E Guide,
          Inc. (Incorporated by reference to Form F-1 Registration Statement of
          Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.8    --Company Significant Shareholder Agreement, dated as of December 23,
          1996, by and among Gemstar International Group Limited, a British
          Virgin Islands corporation, and certain significant shareholders of StarSight Telecast, Inc. (Incorporated by reference to Form F-4
          Registration Statement of Gemstar International Group Limited (333-
          6790), which was declared effective on April 15, 1997)

 10.9 --Company Option Agreement, dated as of December 23, 1996, by and between StarSight Telecast, Inc., a California corporation, and Gemstar International Group Limited, a British Virgin Islands corporation (Incorporated by reference to Form F-4 Registration
          Statement of Gemstar International Group Limited (333-6790), which was declared effective on April 15, 1997)

 10.10 --Parent Option Agreement, dated as of December 23, 1996, by and between StarSight Telecast, Inc., a California corporation, and Gemstar International Group Limited, a British Virgin Islands corporation (Incorporated by reference to Form F-4 Registration
          Statement of Gemstar International Group Limited (333-6790), which was declared effective on April 15, 1997)

 10.11 --TDN, Inc., Stockholders Agreement, dated as of October 31, 1997, by and among TDN, Inc., a Delaware corporation, Gemstar Marketing, Inc., a California corporation, and Thomson Consumer Electronics, Inc., a
          Delaware corporation (Incorporated by reference to Form 8-K dated
          January 12, 1998, as amended on June 11, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential Treatment granted by the Securities and Exchange
          Commission)

 10.12   --Cost and Reimbursement Support Agreement, dated as of October 31,
          1997, by and among TDN, Inc., a Delaware corporation, and Gemstar
          International Group Limited (Incorporated by reference to Form 8-K dated January 12, 1998, as amended on June 11, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential Treatment granted by the Securities and Exchange
          Commission)

 10.13 --Definitive Agreement, dated as of January 9, 1998, by and among Gemstar International Group Limited, StarSight Telecast, Inc., a
          California corporation, and Microsoft Corporation, a Washington corporation (Incorporated by reference to Form 8-K dated January 12, 1998, as amended on June 11, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential
          Treatment granted by the Securities and Exchange Commission)

 10.14 --Rescission Agreement, dated as of January 9, 1998, by and between StarSight Telecast, Inc., a California corporation, and Microsoft
         Corporation, a Washington corporation (Incorporated by reference to Form 8-K dated January 12, 1998, as amended on June 11, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential Treatment granted by the Securities and Exchange
         Commission)

 10.15 --Voting Agreement dated as of October 4, 1999 among Liberty Media
         Corporation, certain of its controlled affiliates and Gemstar
         International Group Limited (Incorporated by reference to Exhibit 7(i) to Schedule 13D/A, filed November 4, 1999, with respect to ownership of securities of TV Guide, Inc.)

 10.16 --Voting Agreement dated as of October 4, 1999 among The News
         Corporation Limited, certain of its controlled affiliates and Gemstar
         International Group Limited (Incorporated by reference to Exhibit 10.8 to Schedule 13D/A, filed November 4, 1999, with respect to ownership of securities of TV Guide, Inc.)

 10.17 --Voting Agreement dated as of October 4, 1999 between TV Guide, Inc.
         and Henry C. Yuen (a stockholder of Gemstar International Group
         Limited) (Incorporated by reference to Exhibit 1 to Schedule 13D/A, filed January 5, 2000, with respect to ownership of securities of Gemstar International Group Limited)

 10.18 --Voting Agreement dated as of October 4, 1999 between TV Guide, Inc.
         and Elsie Ma Leung (a stockholder of Gemstar International Group
         Limited) (Incorporated by reference to Exhibit 99.4 to Gemstar's Form
         8-K, filed February 8, 2000)

 10.19 --Voting Agreement dated as of October 4, 1999 between TV Guide, Inc.
         and Dynamic Core Holdings Limited (a stockholder of Gemstar
         International Group Limited) (Incorporated by reference to Exhibit 1 to Schedule 13D/A, filed January 5, 2000, with respect to ownership of securities of Gemstar International Group Limited)

 10.20 --Voting Agreement dated as of October 4, 1999 between TV Guide, Inc.
         and THOMSON multimedia S.A. (a stockholder of Gemstar International
         Group Limited) (Incorporated by reference to Exhibit 99.6 to Gemstar's
         Form 8-K, filed February 8, 2000)

 10.21 --Stockholders Agreement, dated as of October 4, 1999, by and among The
         News Corporation Limited, a South Australia, Australia corporation,
         Liberty Media Corporation, a Delaware corporation, Henry C. Yuen and
         Gemstar International Group Limited, a British Virgin Islands corporation (Incorporated by reference to Exhibit 99.9 to Gemstar's
         Form 8-K, filed February 8, 2000)

 10.22 --Stock Option Agreement, dated as of October 4, 1999, between Gemstar
         International Group Limited, a British Virgin Islands corporation and
         TV Guide, Inc., a Delaware corporation (Option on Gemstar Stock)
         (Incorporated by reference to Exhibit 99.13 to Gemstar's Form 8-K, filed February 8, 2000)

 10.23 --Stock Option Agreement, dated as of October 4, 1999, between Gemstar
         International Group Limited, a British Virgin Islands corporation and
         TV Guide, Inc., a Delaware corporation (Option on TV Guide Stock)
         (Incorporated by reference to Exhibit 99.14 to Gemstar's Form 8-K, filed February 8, 2000)

 10.24 --1994 Stock Incentive Plan, as amended (Incorporated by reference to
         Form F-1 Registration Statement of Gemstar International Group Limited
         (33-79016), which was declared effective on October 10, 1995)

 10.25 --Amendment to Subsection 1.4(a) of 1994 Stock Incentive Plan, as amended (Incorporated by reference to Form F-1 Registration Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.26 --Amendment to 1994 Stock Incentive Plan, as amended, adopted on March
         12, 1998 (Incorporated by reference to Annual Report on Form 10-K of
         Gemstar International Group Limited for the fiscal year ended March 31,
         1998 Commission File No. 0-26878)

 10.27 --Employment Agreement, dated April 1, 1994, between Gemstar Development
         Corporation and Henry C. Yuen, as amended (Confidential treatment requested) (Incorporated by reference to Form F-1 Registration
         Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.28 --Employment Agreement, dated August 1995, between Gemstar International
         Group Limited and Thomas L.H. Lau (Incorporated by reference to Form F-
         1 Registration Statement of Gemstar International Group Limited (33-
         79016), which was declared effective on October 10, 1995)

 10.29 --Employment Agreement, dated April 1, 1994, between Gemstar
         Development Corporation and Daniel S.W. Kwoh, as amended (Confidential treatment requested) (Incorporated by reference to Form F-1
         Registration Statement of Gemstar International Group Limited (33-
         79016), which was declared effective on October 10, 1995)

 10.30 --Employment Agreement, dated April 1, 1994, between Gemstar Development
         Corporation and Roy J. Mankovitz, as amended (Confidential treatment requested) (Incorporated by reference to Form F-1 Registration
         Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.31 --Employment Agreement, dated August 16, 1995, between Pros Technology
         Limited and Wilson K.C. Cho (Confidential treatment requested)
         (Incorporated by reference to Form F-1 Registration Statement of
         Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.32 --Employment Agreement, dated April 1, 1994, between Gemstar Development
         Corporation and Elsie Ma Leung, as amended (Incorporated by reference to Form F-1 Registration Statement of Gemstar International Group
         Limited (33-79016), which was declared effective on October 10, 1995)

 10.33 --Employment Agreement, dated April 1, 1994, between Gemstar Development
         Corporation and Larry Goldberg, as amended (Incorporated by reference to Form F-1 Registration Statement of Gemstar International Group
         Limited (33-79016), which was declared effective on October 10, 1995)

 10.34 --Employment Agreement, dated July 22, 1999, among Gemstar International
         Group Limited, Gemstar Development Corporation and Stephen A.
         Weiswasser (Incorporated by reference to Form 10-Q of Gemstar
         International Group Limited for the fiscal quarter ended June 30, 1999, filed on August 16, 1999)

 10.35 --Amended and Restated Employment Agreement, effective as of January 7,
         1998, among Gemstar International Group Limited, Gemstar Development
         Corporation and Henry C. Yuen (Incorporated by reference to Annual
         Report on Form 10-K/A for the fiscal year ended March 31, 1998, filed on November 17, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential Treatment which was filed with the Securities and Exchange Commission)

 10.36 --Amendment No. 1 to Amended and Restated Employment Agreement, dated as of October 4, 1999, by and among Gemstar International Group Limited,
         Gemstar Development Corporation and Henry C. Yuen (Incorporated by
         reference to Exhibit 99.10 to Gemstar's Form 8-K, filed February 8,
         2000)

 10.37 --Amended and Restated Employment Agreement, dated as of March 31, 1998, among Gemstar International Group Limited, Gemstar Development
         Corporation and Elsie Leung (Incorporated by reference to Annual Report on Form 10-K/A for the fiscal year ended March 31, 1998, filed on November 17, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential Treatment which was filed with the Securities and Exchange Commission)

 10.38 --Employment Agreement between TV Guide, Inc. and Joachim Kiener
         (Incorporated by reference to Exhibit 99.11 to Gemstar's Form 8-K, filed February 8, 2000)

 10.39 --Employment Agreement between TV Guide, Inc. and Peter C. Boylan III
         (Incorporated by reference to Exhibit 99.12 to Gemstar's Form 8-K, filed February 8, 2000)

 21.1  --Material Subsidiaries of Gemstar International Group Limited
         (Incorporated by reference to Exhibit 21 to Gemstar International Group
         Limited's Annual Report on Form 10-K for the fiscal year ended
         March 31, 1999 Commission File No. 0-26878)

 23.1  --Consent of KPMG LLP

 23.2  --Consent of Deloitte & Touche LLP

 23.3  --Consent of KPMG LLP

 23.4  --Consent of KPMG LLP

 23.5  --Consent of Ernst & Young

 23.6  --Consent of Arthur Andersen LLP

 23.7  --Consent of O'Melveny & Myers LLP (Included in Exhibit 5.1)

 23.8  --Consent of Potter Anderson & Corroon LLP (Included in Exhibit 5.2)

 23.9  --Consent of O'Melveny & Myers LLP (Included in Exhibit 8.1)

 23.10 --Consent of Baker Botts L.L.P. (Included in Exhibit 8.2)

 23.11 --Consent of Lazard Freres & Co. LLC

 23.12 --Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

 24.1  --Power of Attorney (See Part II, page II-8)

 99.1  --Form of Gemstar Proxy Card

 99.2  --Form of TV Guide Proxy Card

Item 22. Undertakings.

   (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

   (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 7th day of February, 2000.

                                          GEMSTAR INTERNATIONAL GROUP LIMITED

                                             /s/ Henry C. Yuen
                                          By __________________________________
                                            Henry C. Yuen,
                                            Chairman of the Board, Chief
                                            Executive Officer, President and
                                             Director

                                             /s/ Elsie Ma Leung
                                          By __________________________________
                                            Elsie Ma Leung,
                                            Chief Financial Officer and
                                             Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Henry C. Yuen, Elsie Ma Leung and Stephen A. Weiswasser, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                           Title                   Date
               ---------                           -----                   ----

         /s/ Henry C. Yuen              Chairman of the Board,       February 7, 2000
 ______________________________________  Chief Executive Officer,
             Henry C. Yuen               President and Director
                                         (Principal Executive
                                         Officer)

         /s/ Elsie Ma Leung             Chief Financial Officer      February 7, 2000
 ______________________________________  and Director
             Elsie Ma Leung              (Principal Financial and
                                         Accounting Officer)

        /s/ Thomas L.H. Lau             Director                     February 7, 2000
 ______________________________________
            Thomas L.H. Lau

       /s/ George F. Carrier            Director                     February 7, 2000
 ______________________________________
           George F. Carrier

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ Teruyuki Toyama           Director                    February 7, 2000
______________________________________
           Teruyuki Toyama

          /s/ James E. Meyer           Director                    February 7, 2000
______________________________________
            James E. Meyer

        /s/ Douglas B. Macrae          Director                    February 7, 2000
______________________________________
          Douglas B. Macrae

         /s/ Perry A. Lerner           Director                    February 7, 2000
______________________________________
           Perry A. Lerner

      /s/ Stephen A. Weiswasser        Director                    February 7, 2000
______________________________________
        Stephen A. Weiswasser

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 7th day of February, 2000.

                                          GEMSTAR INTERNATIONAL GROUP LIMITED

                                             /s/ Henry C. Yuen
                                          By __________________________________
                                            Henry C. Yuen,
                                            Chairman of the Board, Chief
                                            Executive Officer, President and
                                             Director

                                             /s/ Elsie Ma Leung
                                          By __________________________________
                                            Elsie Ma Leung,
                                            Chief Financial Officer and
                                             Director

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   The undersigned individuals, who will be the directors and certain of the executive officers of Gemstar International Group Limited, a Delaware corporation ("Gemstar Delaware"), upon the domestication of the registrant from the British Virgin Islands to the State of Delaware, hereby undertake to cause Gemstar Delaware to file a post-effective amendment to this Registration Statement upon the domestication for the purpose of filing an executed copy of this signature page.

               Signature                           Title                   Date
               ---------                           -----                   ----

         /s/ Henry C. Yuen              Chairman of the Board,       February 7, 2000
 ______________________________________  Chief Executive Officer,
             Henry C. Yuen               President and Director
                                         (Principal Executive
                                         Officer)

         /s/ Elsie Ma Leung             Chief Financial Officer      February 7, 2000
 ______________________________________  and Director
             Elsie Ma Leung              (Principal Financial and
                                         Accounting Officer)

        /s/ Thomas L.H. Lau             Director                     February 7, 2000
 ______________________________________
            Thomas L.H. Lau

       /s/ George F. Carrier            Director                     February 7, 2000
 ______________________________________
           George F. Carrier

        /s/ Teruyuki Toyama             Director                     February 7, 2000
 ______________________________________
            Teruyuki Toyama

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ James E. Meyer             Director                    February 7, 2000
______________________________________
            James E. Meyer

      /s/ Douglas B. Macrae            Director                    February 7, 2000
______________________________________
          Douglas B. Macrae

       /s/ Perry A. Lerner             Director                    February 7, 2000
______________________________________
           Perry A. Lerner

    /s/ Stephen A. Weiswasser          Director                    February 7, 2000
______________________________________
        Stephen A. Weiswasser

                               INDEX TO EXHIBITS

 Exhibit
 Number                                 Exhibit
 -------                                -------
  2.1    --Agreement and Plan of Merger dated as of October 4, 1999 among
           Gemstar International Group Limited, G Acquisition Subsidiary Corp.
           and TV Guide, Inc., as amended on February 7, 2000 (Included as
           Annex A to the Joint Proxy Statement/Prospectus filed as part of this Registration Statement)

  3.1    --Amended and Restated Memorandum of Association of Gemstar
           International Group Limited (Incorporated by reference to Form F-1
           Registration Statement of Gemstar International Group Limited (33-
           79016), which was declared effective on October 10, 1995) (Further amendments were filed in connection with Gemstar's report on Form 8-
           K on July 13, 1998)

  3.2    --Amended and Restated Articles of Association of Gemstar
           International Group Limited (Incorporated by reference to Form F-1
           Registration Statement of Gemstar International Group Limited (33-
           79016), which was declared effective on October 10, 1995) (Further amendments were filed in connection with Gemstar's report on Form 8-
           K on July 13, 1998)

  3.3    --Form of Certificate of Incorporation of Gemstar International Group
           Limited (Included as Annex B to the Joint Proxy Statement/Prospectus filed as part of this Registration Statement)

  3.4    --Form of Bylaws of Gemstar International Group Limited

  3.5    --Form of Bylaws of TV Guide International, Inc. (formerly Gemstar
           International Group Limited) (Included as Annex C to the Joint Proxy
           Statement/Prospectus filed as part of this Registration Statement)

  4.1    --Rights Agreement, dated as of July 10, 1998, between Gemstar
           International Group Limited and American Stock Transfer & Trust
           Company, as Rights Agent (including as an exhibit thereto the terms of the designated Junior Participating Preference Shares)
           (Incorporated by reference to Exhibit 2 to the Registration
           Statement on Form 8-A dated July 13, 1998 and filed with the Securities and Exchange Commission)

  4.2    --Amended and Restated Rights Agreement, by and between Gemstar
           International Group Limited, a Delaware corporation which is the continuation of Gemstar International Group Limited, a British
           Virgin Islands corporation, and American Stock Transfer & Trust
           Company, a New York company

  4.3    --Rights Amendments (Incorporated by reference to Exhibit 99.15 to
           Gemstar's Form 8-K, filed February 8, 2000)

  5.1    --Opinion of O'Melveny & Myers LLP

  5.2    --Opinion of Potter Anderson & Corroon LLP

  8.1    --Opinion of O'Melveny & Myers LLP

  8.2    --Opinion of Baker Botts L.L.P.

 10.1    --Patent Assignment Agreement, dated as of March 15, 1994, between
          Gemstar Development Corporation and Roy J. Mankovitz (Confidential treatment requested) (Incorporated by reference to Form F-1
          Registration Statement of Gemstar International Group Limited (33-
          79016), which was declared effective on October 10, 1995)

 10.2    --Contract Engineering Agreement (undated) between Hilite, Inc. and
          Gemstar Development Corporation (Confidential treatment requested)
          (Incorporated by reference to Form F-1 Registration Statement of
          Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.3    --Contract Engineering Agreement (undated) between Hilite, Inc. and
          Gemstar Holdings Limited (Confidential treatment requested)
          (Incorporated by reference to Form F-1 Registration Statement of
          Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.4    --Contract Engineering Agreement (undated) between Hilite, Inc. and
          Index Systems, Inc. (Confidential treatment requested) (Incorporated by reference to Form F-1 Registration Statement of Gemstar
          International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.5    --Form of Option Exercise and Assignment Agreement, dated March 16,
          1994, between Gemstar Development Corporation and each of Henry C.
          Yuen, Wilson K.C. Cho and Daniel S.W. Kwoh (Incorporated by reference to Form F-1 Registration Statement of Gemstar
          International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.6(a) --Exclusive Representation Agreement, dated July 30, 1990, between
          Gemstar Development Corporation and United Feature Syndicate, Inc.
          (Confidential treatment requested) (Incorporated by reference to
          Form F-1 Registration Statement of Gemstar International Group
          Limited (33-79016), which was declared effective on October 10,
          1995)

 10.6(b) --Exclusive Representation Agreement, dated May 20, 1991, between
          Gemstar Development Corporation and United Feature Syndicate, Inc., together with First Amendment to Exclusive Representation Agreement, dated March 4, 1994 (Confidential treatment requested) (Incorporated by reference to Form F-1 Registration Statement of Gemstar
          International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.6(c) --Exclusive Representation Agreement, dated March 21, 1994, between
          Gemstar Development Corporation and United Feature Syndicate, Inc.
          (Confidential treatment requested) (Incorporated by reference to
          Form F-1 Registration Statement of Gemstar International Group
          Limited (33-79016), which was declared effective on October 10,
          1995)

 10.7    --Registration Rights Agreement, dated August 16, 1995, between
          Gemstar International Group Limited and the Shareholders of E Guide,
          Inc. (Incorporated by reference to Form F-1 Registration Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.8    --Company Significant Shareholder Agreement, dated as of December 23,
          1996, by and among Gemstar International Group Limited, a British
          Virgin Islands corporation, and certain significant shareholders of StarSight Telecast, Inc. (Incorporated by reference to Form F-4
          Registration Statement of Gemstar International Group Limited (333-
          6790), which was declared effective on April 15, 1997)

 10.9 --Company Option Agreement, dated as of December 23, 1996, by and between StarSight Telecast, Inc., a California corporation, and Gemstar International Group Limited, a British Virgin Islands corporation (Incorporated by reference to Form F-4 Registration
          Statement of Gemstar International Group Limited (333-6790), which was declared effective on April 15, 1997)
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 10.10 --Parent Option Agreement, dated as of December 23, 1996, by and between
         StarSight Telecast, Inc., a California corporation, and Gemstar
         International Group Limited, a British Virgin Islands corporation
         (Incorporated by reference to Form F-4 Registration Statement of
         Gemstar International Group Limited (333-6790), which was declared effective on April 15, 1997)

 10.11 --TDN, Inc., Stockholders Agreement, dated as of October 31, 1997, by and among TDN, Inc., a Delaware corporation, Gemstar Marketing, Inc., a
         California corporation, and Thomson Consumer Electronics, Inc., a
         Delaware corporation (Incorporated by reference to Form 8-K dated
         January 12, 1998, as amended on June 11, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential
         Treatment granted by the Securities and Exchange Commission)

 10.12 --Cost and Reimbursement Support Agreement, dated as of October 31,
         1997, by and among TDN, Inc., a Delaware corporation, and Gemstar
         International Group Limited (Incorporated by reference to Form 8-K dated January 12, 1998, as amended on June 11, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential Treatment granted by the Securities and Exchange
         Commission)

 10.13 --Definitive Agreement, dated as of January 9, 1998, by and among Gemstar International Group Limited, StarSight Telecast, Inc., a
         California corporation, and Microsoft Corporation, a Washington corporation (Incorporated by reference to Form 8-K dated January 12, 1998, as amended on June 11, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential Treatment granted by the Securities and Exchange Commission)

 10.14 --Rescission Agreement, dated as of January 9, 1998, by and between StarSight Telecast, Inc., a California corporation, and Microsoft
         Corporation, a Washington corporation (Incorporated by reference to Form 8-K dated January 12, 1998, as amended on June 11, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential Treatment granted by the Securities and Exchange
         Commission)

 10.15 --Voting Agreement dated as of October 4, 1999 among Liberty Media
         Corporation, certain of its controlled affiliates and Gemstar
         International Group Limited (Incorporated by reference to Exhibit 7(i) to Schedule 13D/A, filed November 4, 1999, with respect to ownership of securities of TV Guide, Inc.)

 10.16 --Voting Agreement dated as of October 4, 1999 among The News
         Corporation Limited, certain of its controlled affiliates and Gemstar
         International Group Limited (Incorporated by reference to Exhibit 10.8 to Schedule 13D/A, filed November 4, 1999, with respect to ownership of securities of TV Guide, Inc.)

 10.17 --Voting Agreement dated as of October 4, 1999 between TV Guide, Inc.
         and Henry C. Yuen (a stockholder of Gemstar International Group
         Limited) (Incorporated by reference to Exhibit 1 to Schedule 13D/A, filed January 5, 2000, with respect to ownership of securities of Gemstar International Group Limited)

 10.18 --Voting Agreement dated as of October 4, 1999 between TV Guide, Inc.
         and Elsie Ma Leung (a stockholder of Gemstar International Group
         Limited) (Incorporated by reference to Exhibit 99.4 to Gemstar's Form
         8-K, filed February 8, 2000)

 10.19 --Voting Agreement dated as of October 4, 1999 between TV Guide, Inc.
         and Dynamic Core Holdings Limited (a stockholder of Gemstar
         International Group Limited) (Incorporated by reference to Exhibit 1 to
         Schedule 13D/A, filed January 5, 2000, with respect to ownership of securities of Gemstar International Group Limited)

 10.20 --Voting Agreement dated as of October 4, 1999 between TV Guide, Inc.
         and THOMSON multimedia S.A. (a stockholder of Gemstar International
         Group Limited) (Incorporated by reference to Exhibit 99.6 to Gemstar's
         Form 8-K, filed February 8, 2000)
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 10.21 --Stockholders Agreement, dated as of October 4, 1999, by and among The
         News Corporation Limited, a South Australia, Australia corporation,
         Liberty Media Corporation, a Delaware corporation, Henry C. Yuen and
         Gemstar International Group Limited, a British Virgin Islands corporation (Incorporated by reference to Exhibit 99.9 to Gemstar's
         Form 8-K, filed February 8, 2000)

 10.22 --Stock Option Agreement, dated as of October 4, 1999, between Gemstar
         International Group Limited, a British Virgin Islands corporation and
         TV Guide, Inc., a Delaware corporation (Option on Gemstar Stock)
         (Incorporated by reference to Exhibit 99.13 to Gemstar's Form 8-K, filed February 8, 2000)

 10.23 --Stock Option Agreement, dated as of October 4, 1999, between Gemstar
         International Group Limited, a British Virgin Islands corporation and
         TV Guide, Inc., a Delaware corporation (Option on TV Guide Stock)
         (Incorporated by reference to Exhibit 99.14 to Gemstar's Form 8-K, filed February 8, 2000)

 10.24 --1994 Stock Incentive Plan, as amended (Incorporated by reference to
         Form F-1 Registration Statement of Gemstar International Group Limited
         (33-79016), which was declared effective on October 10, 1995)

 10.25 --Amendment to Subsection 1.4(a) of 1994 Stock Incentive Plan, as amended (Incorporated by reference to Form F-1 Registration Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.26 --Amendment to 1994 Stock Incentive Plan, as amended, adopted on March
         12, 1998 (Incorporated by reference to Annual Report on Form 10-K of
         Gemstar International Group Limited for the fiscal year ended March 31,
         1998 Commission File No. 0-26878)

 10.27 --Employment Agreement, dated April 1, 1994, between Gemstar Development
         Corporation and Henry C. Yuen, as amended (Confidential treatment requested) (Incorporated by reference to Form F-1 Registration
         Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.28 --Employment Agreement, dated August 1995, between Gemstar International
         Group Limited and Thomas L.H. Lau (Incorporated by reference to Form F-
         1 Registration Statement of Gemstar International Group Limited (33-
         79016), which was declared effective on October 10, 1995)

 10.29 --Employment Agreement, dated April 1, 1994, between Gemstar Development
         Corporation and Daniel S.W. Kwoh, as amended (Confidential treatment requested) (Incorporated by reference to Form F-1 Registration
         Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)
 10.30 --Employment Agreement, dated April 1, 1994, between Gemstar Development
         Corporation and Roy J. Mankovitz, as amended (Confidential treatment requested) (Incorporated by reference to Form F-1 Registration
         Statement of Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.31 --Employment Agreement, dated August 16, 1995, between Pros Technology
         Limited and Wilson K.C. Cho (Confidential treatment requested)
         (Incorporated by reference to Form F-1 Registration Statement of
         Gemstar International Group Limited (33-79016), which was declared effective on October 10, 1995)

 10.32 --Employment Agreement, dated April 1, 1994, between Gemstar Development
         Corporation and Elsie Ma Leung, as amended (Incorporated by reference to Form F-1 Registration Statement of Gemstar International Group
         Limited (33-79016), which was declared effective on October 10, 1995)

 10.33 --Employment Agreement, dated April 1, 1994, between Gemstar Development
         Corporation and Larry Goldberg, as amended (Incorporated by reference to Form F-1 Registration Statement of Gemstar International Group
         Limited (33-79016), which was declared effective on October 10, 1995)
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 10.34 --Employment Agreement, dated July 22, 1999, among Gemstar International
         Group Limited, Gemstar Development Corporation and Stephen A.
         Weiswasser (Incorporated by reference to Form 10-Q of Gemstar
         International Group Limited for the fiscal quarter ended June 30, 1999, filed on August 16, 1999)

 10.35 --Amended and Restated Employment Agreement, effective as of January 7,
         1998, among Gemstar International Group Limited, Gemstar Development
         Corporation and Henry C. Yuen (Incorporated by reference to Annual
         Report on Form 10-K/A for the fiscal year ended March 31, 1998, filed on November 17, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential Treatment which was filed with the Securities and Exchange Commission)

 10.36 --Amendment No. 1 to Amended and Restated Employment Agreement, dated as of October 4, 1999, by and among Gemstar International Group Limited,
         Gemstar Development Corporation and Henry C. Yuen (Incorporated by
         reference to Exhibit 99.10 to Gemstar's Form 8-K, filed February 8,
         2000)

 10.37 --Amended and Restated Employment Agreement, dated as of March 31, 1998, among Gemstar International Group Limited, Gemstar Development
         Corporation and Elsie Leung (Incorporated by reference to Annual Report on Form 10-K/A for the fiscal year ended March 31, 1998, filed on November 17, 1998) (Certain information in this exhibit has been omitted pursuant to a request for Confidential Treatment which was filed with the Securities and Exchange Commission)

 10.38 --Employment Agreement between TV Guide, Inc. and Joachim Kiener
         (Incorporated by reference to Exhibit 99.11 to Gemstar's Form 8-K, filed February 8, 2000)

 10.39 --Employment Agreement between TV Guide, Inc. and Peter C. Boylan III
         (Incorporated by reference to Exhibit 99.12 to Gemstar's Form 8-K, filed February 8, 2000)

 21.1  --Material Subsidiaries of Gemstar International Group Limited
         (Incorporated by reference to Exhibit 21 to Gemstar International Group
         Limited's Annual Report on Form 10-K for the fiscal year ended
         March 31, 1999 Commission File No. 0-26878)

 23.1  --Consent of KPMG LLP

 23.2  --Consent of Deloitte & Touche LLP

 23.3  --Consent of KPMG LLP

 23.4  --Consent of KPMG LLP

 23.5  --Consent of Ernst & Young

 23.6  --Consent of Arthur Andersen LLP

 23.7  --Consent of O'Melveny & Myers LLP (Included in Exhibit 5.1)

 23.8  --Consent of O'Melveny & Myers LLP (Included in Exhibit 8.1)

 23.9  --Consent of Baker Botts L.L.P. (Included in Exhibit 8.2)

 23.10 --Consent of Lazard Freres & Co. LLC

 23.11 --Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

 24.1  --Power of Attorney (See Part II, page II-8)

 99.1  --Form of Gemstar Proxy Card

 99.2  --Form of TV Guide Proxy Card
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